UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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XFONE, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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XFONE, INC.
2506 Lakeland Drive, Suite 100
Flowood, MS  39232

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on December 17, 2007

To our Stockholders:

NOTICE IS HEREBY GIVEN that an Annual Meeting (the “Meeting”) of the Stockholders of XFONE, INC., a Nevada corporation (the “Company”) will be held at 10:30 a.m. on December 17, 2007, at the offices of Gersten Savage LLP located at 600 Lexington Avenue, 9th Floor, New York, NY 10022, United States, for the following purposes:

(i) To elect eight (8) members of the Board of Directors, and to create a staggered Board of Directors, by electing such members as follows: to elect the three (3) members of new Class A of the Board of Directors, the three (3) members of new Class B of the Board of Directors, and the two (2) members of new Class C of the Board of Directors to respective terms of one, two and three years, to serve until the 2008, 2009 and 2010 Annual Meetings of Stockholders of the Company, respectively; each such director to serve until re-elected for a term of three (3) years or his successor is duly elected and qualified or until his earlier resignation, removal or death. The Board of Directors recommends that the Stockholders vote “FOR” this Proposal at the Meeting, see Appendix A.

(ii) To approve the appointment of Stark, Winter, Schenkein & Co., LLP as the Company’s Independent Certified Public Accountants, for the fiscal year ending December 31, 2007, and the first three quarters of the fiscal year ending December 31, 2008. The Board of Directors recommends that the Stockholders vote "FOR" this Proposal at the Meeting, see Appendix A.

(iii) To consider and approve the Company's 2007 Stock Incentive Plan which is designated for the benefit of employees, directors, and consultants of the Company and its affiliates. The Board of Directors recommends that the Stockholders vote “FOR” this Proposal at the Meeting, see Appendix A.

(iv) To consider and approve the acquisition of NTS Communications, Inc. (“NTS”) pursuant to that certain Stock Purchase Agreement by and among the Company, NTS and the shareholders of NTS, dated August 22, 2007, including the issuance of shares of the Company’s common stock to certain shareholders of NTS who have elected to re-invest all or a portion of their allocable sale price in the Company’s common stock. The Company is currently seeking financing to fund the cash portion of the purchase price for the acquisition of NTS, the terms of, and parties to, which have not yet been determined, but is expected to consist of both debt and equity financing (the “Financing”). In connection with the Financing, the Company may issue shares of its common stock to Oberon Securities, LLC, as partial compensation for acting as an adviser for the Financing. The Board of Directors recommends that the Stockholders vote “FOR” this Proposal at the Meeting, see Appendix A.

By order of the Board of Directors,

Date: November 9, 2007	By:	/s/ Guy Nissenson
Guy Nissenson
President, Chief Executive officer and Director

STOCKHOLDERS ARE URGED TO FILL IN, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID ENVELOPE.

It is desirable that as many Stockholders as possible be represented, in person or by proxy, at the Meeting. Consequently, whether or not you now expect to be present, please execute and return the enclosed proxy card. You have the power to revoke your proxy card at any time before it is voted, and the giving of a proxy card will not affect your right to vote in person if you attend the Meeting.

XFONE, INC.
2506 Lakeland Drive, Suite 100
Flowood, MS  39232

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To be held on December 17, 2007

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Xfone, Inc. (the “Company”) for use at the Company's Annual Meeting of Stockholders to be held on December 17, 2007, and at any postponements or adjournment thereof (the “Meeting”). Further, solicitation of proxies may be made personally, or by telephone, telegraph or E-mail, by regularly employed officers and other employees of the Company, who will receive no additional compensation for such. The cost of soliciting proxies will be borne by the Company which may enlist the assistance, and reimburse the reasonable expenses, of banks and brokerage houses in the additional solicitation of proxies and proxy authorizations, particularly from their customers whose stock is not registered in the owner's name, but in the name of such banks or brokerage houses.

Only Shareholders of record at the close of business on October 25, 2007 (the “Record Date”) are entitled to vote at the Meeting. As of October 29, 2007, there were issued and outstanding 11,524,971 shares of the Company's common stock, $0.001 par value per share (the “Common Stock”). Each outstanding share of Common Stock is entitled to one vote on all matters properly coming before the Meeting. All properly executed, unrevoked proxies on the enclosed form of proxy card that are received in time will be voted in accordance with the Stockholder's directions and, unless contrary directions are given, will be voted for the proposals described below (the “Proposals”). Anyone giving a proxy card may revoke it at any time before it is exercised by giving the Board of Directors of the Company written notice of the revocation, by submitting a proxy card bearing a later date or by attending the Meeting and voting in person.

The presence in person or by properly executed proxies of holders representing fifty point one percent (50.1%) of the issued and outstanding shares of the Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Meeting. Votes cast by proxy or in person at the Meeting will be tabulated by the inspector of elections appointed for the Meeting, who will determine whether or not a quorum is present. Shares of Common Stock represented by proxies that are marked “abstain” will be included in the determination of the number of shares present and voting for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are not counted as voted either for or against a Proposal. Brokers holding shares of Common Stock for beneficial owners in “street name” must vote those shares according to specific instructions they receive from the owners. However, brokers have discretionary authority to vote on “routine” matters. Absent specific instructions from the beneficial owners in the case of “non-routine” matters, the brokers may not vote the shares. “Broker non-votes” result when brokers are precluded from exercising their discretion on certain types of proposals. Shares that are voted by brokers on some but not all of the matters will be treated as shares present for purposes of determining the presence of a quorum on all matters, but will not be treated as shares entitled to vote at the Meeting on those matters as to which instructions to vote are not provided by the owner.

The Board of Directors of the Company has adopted and approved each of the Proposals set forth herein and recommends that the Company's Stockholders vote “FOR” each of the Proposals.

Copies of the Company’s Annual Reports on Form 10-KSB and Form 10-KSB/A for the fiscal year ended December 31, 2006, including financial statements, which are incorporated by reference into this Proxy Statement and made a part hereof, are being mailed concurrently herewith to all Stockholders of record on the Record Date.

Additional information about the Company is contained in its current and periodic reports filed with the United States Securities and Exchange Commission (the “Commission”). These reports, their accompanying exhibits and other documents filed with the Commission may be inspected without charge at the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material may also be obtained from the Commission at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the Commission. Copies of these reports may be obtained from the Commission's EDGAR archives at http://www.sec.gov/index.htm

The principal executive office of the Company is located at:

2506 Lakeland Drive, Suite 100
Flowood, MS  39232
U.S.A.

Telephone Number: 601-983-3800

This Proxy Statement, the accompanying Notice of Meeting and the proxy card will be first sent to the Shareholders on or about November 9, 2007.

The date of this Proxy Statement is November 9, 2007

TABLE OF CONTENTS

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	5
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	6
PROPOSAL I - Approval of Nominees to the Board of Directors	10
General	10
Information Regarding the Nominees and Current Directors	11
Vacancies in Board of Directors	13
Significant Employees	14
Family Relationships	14
Involvement in Certain Legal Proceedings	15
Board Independence	15
Board Meetings and Attendance	15
Committees of the Board of Directors	15
Stockholder Communications with the Board	16
Audit Committee Financial Expert	16
Code of Conduct and Ethics	16
Executive Compensation	16
Summary Compensation Table for 2006	16
Outstanding Equity Awards for 2006 Fiscal Year End	18
Employment Agreements; Termination of Employment and Change-in-Control Arrangements	19
Director Compensation for 2006	23
Certain Relationships and Related Transactions	25
Section 16(a) Beneficial Ownership Reporting Compliance	38
Legal Proceedings	38
Shareholder Vote Required	38
PROPOSAL II - Approval of the Appointment of the Company’s Independent Certified Public Accountants	39
Background	39
Audit and Non-Audit Fees	39
Shareholder Vote Required	39
PROPOSAL III - Approval of 2007 Stock Incentive Plan	40
General	40
Purposes of the 2007 Plan	40
Administration of the 2007 Plan	40
Eligibility	41
Shares of Common Stock Subject to the 2007 Plan	42
Options	42
Stock Awards	45
Performance Shares	46
Securities Regulation and Tax Withholding	47
Effect on Employment and Service	48
Use of Proceeds	48
Amendment and Termination	48
Effective Date of 2007 Plan; Contractual Obligations to Grant Awards Under the 2007 Plan; Duration of 2007 Plan	49
Shareholder Vote Required	51
PROPOSAL IV - Approval of the Acquisition of NTS Communications, Inc.	51
Information about NTS Communications, Inc.	51
Management’s Opinion and Financial Information About NTS	51
Stock Purchase Agreement	51
Issuances of Shares of Common Stock to Certain NTS Sellers	52
Other Terms	52
Related Agreements	53
Financial Advisor	54
Debt Financing for the Cash Portion of Purchase Price	54
Shareholder Vote Required	54
STATEMENT OF ADDITIONAL INFORMATION	55
A. Financial Information	55
B. Management's Discussion and Analysis of Financial Condition and Results of Operations	55
Forward-Looking Statements	55
Overview	55
Results of Operations for the Year Ended December 31, 2006	62
Comparison of the Years Ended December 31, 2006 and 2005	66
General Analysis	67
Balance Sheet	68
Results of Operations	69
Comparison of the Six Month Periods Ended June 30, 2007 and June 30, 2006	69
Comparison of the Three Month Periods Ended June 30, 2007 and June 30, 2006	71
Liquidity and Capital Resources	72
Impact of Inflation and Currency Fluctuations	76
C. Business	76
Background	76
Recent Financings	82
Our Principal Services and their Markets	82
Our Distribution and Marketing Methods	86
Our Billing Practices	86
Carriers and Negotiating Lower Rates	87
Divisions	87
Geographic Markets	87
Competitive Business Conditions	87
Principal Suppliers	89
Major Customers	89
Patents and Trademarks	90
Regulatory Matters	90
Research and Development Activities	92
Cost of Compliance with Environmental Laws	92
Employees	92
D. Pending Legal Matters	92
GENERAL AND OTHER MATTERS	94
SOLICITATION OF PROXIES	94
STOCKHOLDER PROPOSALS	94
Appendix A - Minutes of Board of Directors Meetings	A1
Appendix B -  Consolidated Financial Statements of Xfone, Inc. and Subsidiaries as of December 31, 2006, and Consolidated Financial Statements (Unaudited) of Xfone, Inc. and Subsidiaries as of June 30, 2007
B1
Appendix C– Consolidated Financial Statements of NTS Communications, Inc. and Subsidiaries for the years ended July 31, 2007 and 2006	C1
Appendix D– Unaudited Pro Forma Financial Information for Xfone, Inc. and Subsidiaries	D1
Appendix E - 2007 Stock Incentive Plan	E1
Appendix F - Charter of the Audit Committee	F1

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

 This Proxy Statement contains “forward-looking statements” and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us. When used in this Proxy Statement, the words anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements relating to our performance in “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Actual and future results and trends could differ materially from those set forth in such statements due to various factors. Such factors include, among others: general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; availability, terms, and deployment of capital; and availability of qualified personnel. These forward-looking statements speak only as of the date of this Proxy Statement Subject at all times to relevant securities law disclosure requirements, we expressly disclaim any obligation or undertaking to disseminate any update or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Only Stockholders of record at the close of business on October 25, 2007 are entitled to vote at the Meeting. The total number of shares of Common Stock of the Company, issued and outstanding as of October 29, 2007, was 11,524,971 shares. Each such share of Common Stock is entitled to one vote upon all matters to be acted upon at the Meeting. There are no cumulative voting rights. The holders of fifty point one percent (50.1%) of the outstanding votes shall constitute a quorum. A quorum is necessary to hold a valid meeting. In accordance with the Company's Articles of Incorporation and By-laws, and applicable law, the election of directors shall be by a plurality of the votes cast and the remaining Proposals shall be by a majority of the votes cast.

Abstentions and broker non-votes are not counted as votes cast in the election of directors and will have no effect on the election of directors except to the extent that they affect the total votes received by a candidate. On matters other than the election of directors, abstentions will be counted as votes cast, which will have the same effect as a negative vote on the matter. A broker non-vote occurs when a broker votes on some matter on the proxy card but not on others because the broker does not have the authority to do so.

The following tables sets forth, as of October 29, 2007, certain information with respect to the beneficial ownership of our Common Stock by each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of Common Stock, except as otherwise indicated. Information relating to beneficial ownership of Common Stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. We are unaware of any contract or arrangement which could result in a change in control of our company.

The following table assumes, based on our stock records, that there are 11,524,971 shares issued and outstanding as of October 29, 2007.

The following table sets forth the ownership of our Common Stock as of the date of this Proxy Statement by: stockholder known by us to own beneficially more than 5% of our common stock; executive officer; director or nominee to become a director; and directors and executive officers as a group.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Title of Class	Name, Title & Address of Beneficial Owner	Amount of Beneficial Ownership	Nature of Ownership	Percent of Class
Common	Abraham Keinan(1)(3) Chairman of the Board 4 Wycombe Gardens London NW11 8AL United Kingdom	4,878,000	Direct	37.45%

Common	Guy Nissenson(2)(3) President, Chief Executive Officer, and Director, 3A Finchley Park London N12 9JS United Kingdom	2,703,500	Direct/Indirect	20.76%

Common	Eyal J. Harish(4) Director 3 Moshe Dayan Street, Raanana, Israel	90,000	Direct	0.78%

Common	Shemer S. Schwartz(5) Director 5 Israel Galili, Kefar Saba, Israel	75,000	Direct	0.65%

Common	Aviu Ben-Horrin(6) Director 40 Jabotinski Street, Tel Aviv, Israel	25,000	Direct	0.22%

Common	Itzhak Almog(7) Director 7/A Moledet St., Hod Hasharon, Israel	25,000	Direct	0.22%

Common	Morris Mansour(8) Director 31 Tenterden Gardens, London NW4 1TG, United Kingdom	0	Direct	0%

Common	Israel Singer(9) Director 63 Ben Eliezer St., Ramat Gan, Israel	0	Direct	0%

Common	MCG Capital Corporation(10) 1100 Wilson Boulevard, Suite 3000, Arlington VA, 22209, USA	1,022,591	Direct/Indirect	8.76%

Common	Crestview Capital Master LLC(11) 95 Revere Drive, Suite F, Northbrook, Illinois 60062, USA	1,273,076	Direct	10.36%

Common	Mercantile Discount - Provident Funds(12) 32 Yavne Street Tel-Aviv 65792, Israel	718,500	Direct	6.11%

Common	Directors and Executive Officers as a group (8 persons)	7,771,500	Direct	52.86%

(1) Until June 23, 2004, Abraham Keinan indirectly held 1,302,331 shares of our common stock through Vision Consultants Limited, a Nassau, Bahamas incorporated company that is 100% owned by Mr. Keinan. On June 23, 2004, the shares held by Vision Consultants Limited were transferred to Mr. Keinan as an individual. In addition, certain stockholders provided Mr. Keinan and Mr. Nissenson with irrevocable proxies representing a total of 12.28% of our common stock. On November 24, 2004, our board of directors issued 1,500,000 options to Mr. Keinan on the following terms: Option exercise price - $3.5, vesting date - 12 month from the date of grant, expiration date - 5 years from the vesting date. Mr. Keinan’s 4,878,000 shares of common stock include 1,500,000 shares issuable upon the exercise of options, exercisable within 60 days from the date of this Proxy Statement.

(2) Guy Nissenson, our President, Chief Executive Officer, and Director, has indirect beneficial ownership of 1,203,500 shares of our common stock and direct beneficial ownership of 1,500,000 shares issuable upon the exercise of options, exercisable within 60 days from the date of this Proxy Statement. In addition, certain stockholders provided Mr. Nissenson and Mr. Keinan with irrevocable proxies representing a total of 12.28% of our common stock. To the extent that we issue any shares to Abraham Keinan, Campbeltown Business Ltd. has the right to purchase or acquire such number of our shares on the same terms and conditions so that the relative percentage ownership of Abraham Keinan and Campbeltown Business Ltd. remains the same. On November 24, 2004, our board of directors issued 1,500,000 options to Mr. Nissenson on the following terms: Option exercise price - $3.5, vesting date - 12 month from the date of grant, expiration date - 5 years from the vesting date.

(3) Our Chairman of the Board, Abraham Keinan, and our President, Chief Executive Officer, and Director, Guy Nissenson, exercise significant control over stockholder matters through a September 28, 2004 Voting Agreement between Mr. Keinan, Mr. Nissenson and Campbeltown Business Ltd., an entity owned and controlled by Mr. Nissenson and his family. This agreement is for a term of 10 years and provides that: (a) Messrs Keinan and Nissenson and Campbeltown Business, Ltd. agree to vote any shares of our common stock controlled by them only in such manner as previously agreed by all these parties; and (b) in the event of any disagreement regarding the manner of voting, a party to the agreement will not vote any shares, unless all the parties have settled the disagreement.

(4) Dr. Eyal J. Harish is the brother-in-law of Abraham Keinan, our Chairman of the Board. Dr. Harish holds 15,000 shares of our common stock and 75,000 shares issuable upon the exercise of options, exercisable within 60 days from the date of this Proxy Statement.

(5) Mr. Shemer S. Schwartz holds 75,000 shares issuable upon the exercise of options, exercisable within 60 days from the date of this Proxy Statement.

(6) Mr. Aviu Ben-Horrin holds 25,000 shares issuable upon the exercise of options, exercisable within 60 days from the date of this Proxy Statement.

(7) Mr. Itzhak Almog holds 25,000 shares issuable upon the exercise of options, exercisable within 60 days from the date of this Proxy Statement.

(8) Mr. Morris Mansour was granted options to purchase 20,000 shares of the Company’s common stock; however these options are not exercisable within 60 days from the date of this Proxy Statement.

(9) Mr. Israel Singer was granted options to purchase 20,000 shares of the Company’s common stock; however these options are not exercisable within 60 days from the date of this Proxy Statement.

(10) MCG Capital Corporation owns 868,946 shares of our common stock, 667,998 of which are being safe kept by Wells Fargo Brokerage Services, LLC and 100,474 of which are held by Trustmark National Bank as an Escrow Agent; and 153,645 shares issuable upon the exercise of warrants, exercisable within 60 days from the date of this Proxy Statement, 76,822 of which held by Trustmark National Bank as an Escrow Agent. These shares and warrants were issued in conjunction with the consummation of the acquisition of I-55 Internet Services, Inc.

(11) Crestview Capital Master LLC owns 512,900 shares of our common stock and 760,176 shares issuable upon the exercise of warrants, exercisable within 60 days from the date of this Proxy Statement.

(12) Mercantile Discount - Provident Funds owns 478,500 shares of our common stock and 240,000 shares issuable upon the exercise of warrants, exercisable within 60 days from the date of this Proxy Statement.

Our Chairman of the Board, Abraham Keinan, beneficially owns 29.31% of our common stock. Our President, Chief Executive Officer, and Director, Guy Nissenson has significant influence over an additional 10.44% of our common stock, which is owned by Campbeltown Business Ltd., an entity owned and controlled by Mr. Nissenson and his family. In addition, certain stockholders provided Mr. Nissenson and Mr. Keinan with irrevocable proxies representing a total of 12.28% of our common stock. Eyal Harish, a director, beneficially owns 0.13% of our common stock. Swiftnet beneficially owns 1.13% of our common stock. Therefore, our management potentially may vote 53.29% of our common stock, without giving effect to the issuance of any shares upon the exercise of outstanding warrants or options. As such, our management controls the outcome of all matters submitted to a vote of the holders of our common stock, including the election of our directors, amendments to our articles of incorporation and approval of significant corporate transactions. Additionally, our management can delay, deter or prevent a change in our control that might be beneficial to our other stockholders.

PROPOSAL I

APPROVAL OF NOMINEES TO THE BOARD OF DIRECTORS

General

On October 25, 2007, the Company’s Board of Directors adopted amendments to the Company’s Bylaws in order to, among other things, provide that the Board shall be comprised of not less than two (2), and no more than eight (8) directors, and to create a classified board by dividing the Board’s current membership into three classes, Class A, Class B and Class C.  Currently, Classes A and B are each comprised of three (3) directors, and Class C has two (2) directors.

The Board of Directors adopted a classified Board because it believes that it will help to assure the continuity and stability of the Company’s long-term policies, as a majority of the directors at any given time will have prior experience as directors of the Company. The Board of Directors believes that this added continuity will permit more effective long-term strategic planning. In addition, the Board of Directors believes that a classified board will assist it in protecting the interests of the Company’s stockholders in the event of an unsolicited offer to acquire the Company. Because a potential acquirer would ordinarily be able to replace a maximum of only two or three directors at any one annual meeting, it may be required to nominate new candidates for election as directors at two annual meetings in order to take control of the Board of Directors. A potential acquirer would have a significant incentive to negotiate the terms of a transaction with our Board of Directors rather than pursue such a strategy. Accordingly, the Board of Directors believes that the adoption of a classified board would enhance its ability to obtain favorable terms for stockholders in any such transaction. Similarly, the Board of Directors believes that the classified board would better enable it to resist any proposed transaction that it determines is not in the best interests of the Company and its stockholders.

The full Board of eight (8) directors is to be re-elected at this Meeting. Starting with the 2008 Annual Meeting of Stockholders, the director nominees in each class up for election will be elected for three years and serve until re-elected or the election and qualification of their successors, or until their earlier resignation, removal or death. However, in the election of directors at this Meeting and in order to create a staggered board, the following director nominees are up for election for the following terms:

Director	Class	Term
Abraham Keinan	Class A	One year; eligible for re-election at the 2008 Annual Meeting
Guy Nissenson	Class A	One year; eligible for re-election at the 2008 Annual Meeting
Shemer Shimon Schwarz	Class A	One year; eligible for re-election at the 2008 Annual Meeting
Eyal Josef Harish	Class B	Two years; eligible for re-election at the 2009 Annual Meeting
Aviu Ben-Horrin	Class B	Two years; eligible for re-election at the 2009 Annual Meeting
Itzhak Almog	Class B	Two years; eligible for re-election at the 2009 Annual Meeting
Morris Mansour	Class C	Three years; eligible for re-election at the 2010 Annual Meeting
Israel Singer	Class C	Three years; eligible for re-election at the 2010 Annual Meeting

Unless individual stockholders specify otherwise, each returned proxy card will be voted for the election of the eight (8) nominees who are listed herein. The following schedule sets forth certain information concerning the nominees for election as directors.

Directors are elected at the annual meeting of stockholders by a plurality of votes and a separate vote for the election of directors will be held at each annual meeting for each class of directors having nominees for election at such annual meeting. Director may resign at any time by delivering his/her resignation to the Chairman of the Board of Directors, such resignation to specify whether it will be effective at a particular time, upon receipt or at the pleasure of the Board of Directors (if no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors), and when one or more directors resigns from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until his/her successor shall have been duly elected and qualified. Any director may be removed by the affirmative vote of not less than eighty percent (80%) of the outstanding shares of the Company then entitled to vote, with or without cause, at any time, at a special or an annual meeting of stockholders, or by a written consent.

The individuals named in the enclosed form of proxy card will vote, if so authorized, FOR the persons named above as directors of the Company. Management of the Company is not aware of any reason why any of the nominees will not be able to serve. If a nominee should subsequently become unavailable for election, the persons voting the accompanying proxy card may, in their sole discretion, vote FOR such substitute nominee the present Board of Directors may recommend.

Information Regarding the Nominees and Current Directors

The following table lists the nominees and current members of the Board of Directors and current positions with Company.  It also includes information about our executive officers who are not also directors. Our Board of Directors elects our executive officers. Biographical information for each nominee/director and officer is provided below.

Name	Age	Director / Officer
Abraham Keinan	58	Chairman of the Board of Directors, since our inception

Guy Nissenson	33	Director, President and Chief Executive Officer since our inception

Eyal J. Harish	55	Director, since December 19, 2002

Shemer S. Schwartz	33	Director, since December 19, 2002, and is an independent director and a member of our Audit Committee

Itzhak Almog	69	Director, since May 18, 2006, and is an independent director and Chairman of our Audit Committee

Aviu Ben-Horrin	59	Director, since November 23, 2004, and is an independent director.

Israel Singer	59	Director, since December 28, 2006, and is an independent director and a member of our Audit Committee.

Morris Mansour	60	Director, since December 28, 2006, and is an independent director.

Niv Krikov	37	Principal Accounting Officer since May 9, 2007 and Treasurer and Chief Financial Officer since August 13, 2007.

Alon Mualem	40	Had been our Treasurer, Chief Financial Officer and Principal Accounting Officer since June 8, 2005 and until March 1, 2007.

Mr. Abraham Keinan has been our Chairman of the Board of Directors since our inception. Abraham Keinan founded Swiftnet in February 1990. Mr. Keinan has been the Chairman of the Board of Directors of Swiftnet since its inception. From 1991 to October 2003, Mr. Keinan was Swiftnet’s Managing Director. In or about January 2002, Mr. Keinan became a Director of Auracall Limited, our UK based affiliated entity. Mr. Keinan has been a Director of Xfone 018 since its inception in April 2004. In March 2005, Mr. Keinan became the Chairman of the Board of Directors of Xfone 018. Mr. Keinan has been a Director of Xfone USA, since its inception in May 2004. Mr. Keinan has been a Director of Story Telecom since May 2006. In July 2006, Mr. Keinan became a Director of Equitalk.co.uk. In 1975, Mr. Keinan received a Bachelor of Science Degree in Mechanical Engineering from Ben-Gurion University, Beer-Sheeva - Israel.

Mr. Guy Nissenson has been our President, Chief Executive Officer and Director since our inception. Mr. Nissenson joined Swiftnet in October 1999 and became a Director of Swiftnet in May 2000. He had been the Managing Director of Swiftnet from October 2003 until July 2006. In October 2002, Mr. Nissenson became a Director of Story Telecom. In or about January 2002, Mr. Nissenson became a Director of Auracall Limited. Mr. Nissenson has been a Director of Xfone 018 since its inception in April 2004. Mr. Nissenson has been a Director of Xfone USA since its inception in May 2004. In March 2005, Mr. Nissenson became the Chairman of the Board of Directors of Xfone USA. In July 2006, Mr. Nissenson became a Director of Equitalk.co.uk. Mr. Nissenson was a marketing manager of RADA Electronic Industries Ltd. in Israel from May 1997 to October 1998. Mr. Nissenson was an audit and control officer with the rank of Lieutenant of the Israel Defense Forces - Central Drafting Base and other posts from March 1993 to May 1997. In July 2000, Mr. Nissenson received a Bachelor of Science Degree in Business Management from Kings College - University of London. In September 2001, Mr. Nissenson received a Master of Business Administration in International Business from Royal Holloway at the University of London in London, United Kingdom.

Dr. Eyal J. Harish has been a member of our Board of Directors since December 19, 2002. Dr. Harish has been a Director of Xfone 018 since its inception in April 2004. Dr. Harish has been a Director of Xfone USA since March 2005. From 1980 to present, Dr. Harish has been in his own private practice in Israel as a dentist. Prior to becoming a dentist, from 1974 to 1980, Dr. Harish was an Administration Manager with Consortium Holdings, an Israel based communication company. Dr. Harish is the brother-in-law of Mr. Keinan, our Chairman of the Board.

Mr. Shemer S. Schwartz has been a member of our Board of Directors since December 19, 2002, and is an independent director and a member of the Audit Committee. Mr. Schwartz has been a Director of Xfone 018 since its inception in April 2004. Mr. Schwartz has been a Director of Xfone USA since March 2005. From March 2003 to present, Mr. Schwartz has been the co-founder and research and development expert of XIV Ltd., a data storage start up company located in Tel-Aviv, Israel. From November 2001 to March 2003, Mr. Schwartz has been an Application Team Leader of RF Waves, an Israel based high technology company in the field of wireless communication. From 1996 to 2001, Mr. Schwartz was a Captain in the Research and Development Center of the Israel Defense Forces Intelligence. In July 1995, Mr. Schwartz received a BS degree in Physics and Mathematics from the Hebrew University in Jerusalem. In September 2003, Mr. Schwartz received an MS degree in Computer science from the Tel-Aviv University in Tel-Aviv, Israel.

Mr. Itzhak Almog has been a member of our Board of Directors since May 18, 2006, and is an independent director and Chairman of the Audit Committee. From 2002 to present, Mr. Almog is an independent business consultant, specializing in international marketing and management. From 1993 to 2002, Mr. Almog was the President and CEO of Comverge Control Systems Ltd., an Israel based start up company, which developed innovative solutions for Electric Utilities. From 1990 to 1993, Mr. Almog was the President of Tasco Electronic Services, Inc., a US based Hi-Tech company, specializing in Automatic Test machines for commercial and military Aviation. Mr. Almog was an officer with the rank of Rear Admiral in the Israel Defense Forces and served in various commanding posts in the Israeli Navy. In 1980 Mr. Almog received a BA in Modern Middle East History and Economics from the Tel Aviv University in Tel Aviv. In 1984 Mr. Almog received a Master of Business Administration from the Tel Aviv University in Tel Aviv.

Mr. Aviu Ben-Horrin has been a member of our Board of Directors since November 23, 2004, and is an independent director. Mr. Ben-Hurrin had been a member of our Audit Committee from November 24, 2004 until January 17, 2007. From 2001 to present, Mr. Ben-Horrin directs, controls and manages various real estate projects together with Bonei RMAG Ltd. and MPK Ltd. From 1996 to 2001, Mr. Ben-Horrin managed real estate projects for Lear Or Ltd. and was an engineering consultant for Orik Ltd., a construction company. From 1994 to 1996, Mr. Ben-Horrin worked for the Ministry of Construction and Housing of the state of Israel as a manager of various projects. From 1975 to 1992, Mr. Ben-Horrin was an officer with the rank of Colonel in the Israel Defense Forces and served in various engineering and commanding posts. In 1975, Mr. Ben-Horrin received a BS in Mechanical Engineering from the Technion University in Haifa. In 1987, Mr. Ben-Horrin received a BA in Economics from the Bar-Ilan University in Ramat Gan.

Mr. Israel Singer has been a member of our Board of Directors since December 28, 2006, and is an independent director and a member of the Audit Committee since January 17, 2007. Mr. Singer is an elected member of the Ramat Gan City council. During 2006 Mr. Singer had been the managing director of the academic center ”Raanana College” in Israel. During the years 2004-2005 Mr. Singer was a consultant to the Education Committee of the “Israeli Knesset” (the Israeli Parliament). From 1985 to 2003, Mr. Singer was the principal of the “Blich High School” in Ramat Gan. From 1992 to 1998 Mr. Singer was a member of the board of directors of Rada Electronic Industries Ltd. In 1973, Mr. Singer received a B.Sc in Physics from the Tel Aviv University in Tel Aviv, Israel. In 1978, Mr. Singer received an M.Sc in High - Energy Physics from the Tel Aviv University in Tel Aviv, Israel.

Mr. Morris Mansour has been a member of our Board of Directors since December 28, 2006. Mr. Mansour has been a Director of Superderivatives, Inc., a leading company in developing and marketing options and derivatives pricing systems in forex, interest rates, commodities etc, since 2001. Since 2000 he has been a Director of Soffair Financial Services, a company engaged in investment, property and finance. From 1995 to 1999 Mr. Mansour was a financial advisor for several private companies which invested in hi-tech start-up companies, and property. From 1986 to 1988 and from 1993 to 1994, Mr. Mansour was Director and General Manager of “Le Shark Ltd.”, a major clothing brand in the United Kingdom. From 1980 to 1985, Mr. Mansour was the Credit Manager of Bank Hapoalim B.M. in the United Kingdom and a senior member of its Management Committee. In 1972, Mr. Mansour received a B.A. in Economics and International Relations from the Hebrew University in Jerusalem, Israel.

Mr. Niv Krikov has been our Vice President Finance since March 13, 2007, and our Principal Accounting Officer since May 9, 2007. On August 13, 2007, in accordance with a resolution of the Board of Directors of the Company, the Company elected Mr. Krikov, as its Treasurer and Chief Financial Officer. Following his election, Mr. Krikov no longer serves as Vice President Finance of the Company, but continues to serve as its Principal Accounting Officer. Prior to joining the Company, Mr. Krikov held the following financial and accounting positions: Corporate Controller of Nur Macroprinter Ltd., a publicly traded company (OTCBB: NURMF.PK) acting as a manufacturer of wide format digital printers, where Mr. Krikov was responsible, among other duties, for the preparation of all financial reports (2005 to March 2007); Controller and later Credit and Revenues Manager of Alvarion Ltd. (NASDAQ: ALVR) (2002 to 2005); Certified public accountant at the Israeli public accounting firm of Kost Forer Gabbay & Kasierer, an affiliate of the international public accounting firm Ernst & Young (1997 to 2001). Mr. Krikov holds a B.A. degree in Economics and Accounting from the Tel Aviv University and is licensed as a CPA in Israel. Mr. Krikov also holds a LL.M degree from the Faculty of Law at the Bar Ilan University.

Mr. Alon Mualem had been our Treasurer, Chief Financial Officer and Principal Accounting Officer since June 8, 2005. On January 30, 2007, Mr. Alon Mualem submitted his resignation to be effective as of March 1, 2007. The resignation of Mr. Mualem was not the result of any disagreement on any matter relating to the Company’s operations, policies, practices or historical financial statements.

Except as set forth herein, no officer or director of the Company has, during the last five years: (i) been convicted in or is currently subject to a pending criminal proceeding (excluding traffic violations and other minor offenses) ; (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) has any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy of for the two years prior thereto.

Vacancies in Board of Directors

On May 17, 2006, Mr. Arie Czertok, a former independent director and Chairman of the Audit Committee of the Board of Directors of the Company announced his resignation to the Chairman of the Board. The resignation of Mr. Czertok was not the result of any disagreement on any matter relating to our operations, policies or practices.

On May 18, 2006, the Board filled the vacancy caused by the resignation of Mr. Czertok by the election of Itzhak Almog as independent director to the Board and appointed him as the Chairman of the Audit Committee. The election of Mr. Almog was by way of unanimous written consent in lieu of a meeting pursuant to Section 78.315 of the Nevada Revised Statutes and Article 3.6 of the Company’s Bylaws. On December 28, 2006, Mr. Almog was elected as a director at the Company’s Annual Meeting, and on January 17, 2007 he was reappointed by the Board as Chairman of the Audit Committee.

Significant Employees

Mr. Wade Spooner, 50 years of age, has been Chief Executive Officer and President of Xfone USA since the consummation of the WS Telecom/Xfone USA merger on March 10, 2005. Prior to this he founded WS TeleCom, Inc, d/b/a eXpeTel Communications in February 2001 and served as Chairman, CEO and President. Prior to founding eXpeTel Communications, Mr. Spooner was the President and Chief Operating Officer of LSCI Telecommunications, Inc., an integrated Regional Local Exchange Carrier with operations in Mississippi and Louisiana. Prior to joining LSCI, Mr. Spooner worked with competitive telecommunications service providers, most recently serving as Director of Technical Operations for ITC DeltaCom, Inc. (NASDAQ: ITCD), a publicly traded Competitive Local Exchange Carrier (CLEC) and fiber optic network provider, and served as Chairman and CEO for I.T. GROUP Communications, a regional, facilities-based, voice and data communications company operating out of Jackson, Mississippi. I.T.GROUP Communications was subsequently acquired by ITC DeltaCom. Mr. Spooner received a B.S. Degree in Petroleum Engineering from Mississippi State University.

Mr. John Mark Burton, 43 years of age, was appointed as the Managing Director of Swiftnet at the completion of the acquisition of Equitalk on July 3, 2006. He founded Equitalk.co.uk, the UK’s first fully automated e-telco, in 2000 and has been serving as its Managing Director since then. On August 3, 2006, Mr. Burton was appointed to the Board of Directors of Swiftnet. On August 7, 2006, Mr. Burton was elected as a Chairman to the Board of Directors of Story Telecom, Inc. and Story Telecom Limited. On August 14, 2007, Mr. Burton was appointed to the Board of Directors of Auracall Limited. Prior to founding Equitalk, Mr. Burton founded Nexus Telecom Limited in 1995. Under his leadership as Managing Director, Nexus designed an award-winning server-based soft switch that gained UK Regulatory and IBM Approval. Prior to Nexus, Mr. Burton worked as Business Development Manager for Griffin International (a telecom messaging company). He has also served as R&D Manager at Nortel Networks with responsibility for engineers in the UK, US and Far East designing a next generation, open architecture PBX. Mr. Burton is a graduate of the University of Liverpool where he earned a BEng degree in Electronic Engineering. He also holds an MBA from the Cranfield School of Management and a CEng MIEE designation from the Institute of Electrical Engineers.

Mr. Roni Haliva, 42 years of age, was appointed as the Managing Director of our Israeli based subsidiary on August 26, 2007. Mr. Haliva has over 20 years of experience in the telecommunication market.  During the last two years, he was Senior Vice President of Bezeq International Ltd., a leading telecommunication services provider in Israel. Prior to this position, he established the marketing and sales division of Malam Group, one of the major IT service providers in Israel, and served as Senior Vice President with overall responsibility for the business development, marketing & sales of the company.  Prior to Malam, Mr. Haliva worked as VP Marketing and Sales for Siemens Israel, which is the Regional Company representing the global Siemens conglomerate in Israel.  He has also served in various managerial duties in Bezeq, the local exchange carrier in Israel. Mr. Haliva received a Bsc. degree in computers engineering from the Technion (The Israel Institute of Technology). He also holds an MBA from the Ben Gurion University in Israel.

Mrs. Bosmat Houston, 42 years of age, has been our Research and Development Manager since our inception. She joined Swiftnet in September 1991 as its Research and Development Manager. Mrs. Houston received a Bachelor of Science Degree in Computer Science from the Technion - Institution of Technology, Haifa Israel in 1986.

Family Relationships

Dr. Eyal J. Harish, one of our directors, is the brother-in-law of Mr. Abraham Keinan, our Chairman of the Board.

Mr. Iddo Keinan, son of Mr. Abraham Keinan, our Chairman of the Board, has been employed by our wholly-owned UK based subsidiary, Swiftnet Limited since 1998.

Mr. Guy Nissenson, our President, Chief Executive Officer, and Director, and other members of the Nissenson family own and control Campbeltown Business Ltd., our major shareholder and a former consultant.

Mr. Haim Nissenson, father of Mr. Guy Nissenson, President, Chief Executive Officer, and Director is the Managing Director of Dionysos Investments (1999) Ltd., our consultant. Dionysos Investments is owned and controlled by certain members of the Nissenson family, other than Guy Nissenson.

Involvement in certain legal proceedings

No director, person nominated to become a director, executive officer, promoter or control person of the Company has, during the last five years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any Federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

Board Independence

The Company applies the standards of the American Stock Exchange, the stock exchange upon which the Company’s Common Stock is listed in the U.S., for determining the independence of the members of its Board of Directors and Board committees.  The Board has determined that the following directors are independent within these rules:  Shemer S. Schwartz, Itzhak Almog, Aviu Ben-Horrin, Israel Singer and Morris Mansour.

Board Meetings and Attendance

During fiscal 2006, the Company’s Board of Directors held 20 physical and telephonic meetings.  The Board also approved certain actions by unanimous written consent.  With the exception of Aviu Ben-Horrin, all incumbent directors attended, either in person or via telephone, at least 75% of all meetings of the Board that were held in fiscal 2006 during the period in which they served as a director. Mr. Ben-Horrin attended at least 60% of all meetings of the Board during fiscal 2006.

Committees of the Board of Directors

We have an Audit Committee that was formed in a November 24, 2004 Board of Directors meeting. The Audit Committee is composed of three directors: Messrs. Almog, Schwartz and Singer (all 3 are considered independent directors). Mr. Almog who satisfies the “financial sophistication” requirement was appointed as the Chairman of the Audit Committee. The Audit Committee makes decisions regarding compensation, our audit, the appointment of auditors, and the inclusion of financial statements in our periodic reports. Issues regarding our 2004 Stock Option Plan are decided by the entire Board of Directors, including the members of the Audit Committee. The Charter of the Audit Committee of the Board of Directors of the Company is attached hereto as Appendix F.

During fiscal 2006, the Company’s Audit Committee held 7 physical and telephonic meetings. The Audit Committee also approved certain actions by unanimous written consent. All incumbent directors serving on the Audit Committee attended, either in person or via telephone, at least 75% of all meetings of the Audit Committee that were held in fiscal 2006 during the period in which they served on the committee.

Section 801 of the AMEX Company Guide provides that a listed company in which over 50% of the voting power is held by an individual, a group or another company (a “Controlled Company”), is not required to comply with Sections 804 (Board Nominations) or 805 (Executive Compensation) of the AMEX Company Guide. The Company is a “Controlled Company” as a result of the September 28, 2004 Voting Agreement between Abraham Keinan, Guy Nissenson and Campbeltown Business Ltd., and the fact that certain stockholders provided Mr. Nissenson and Mr. Keinan with irrevocable proxies. Accordingly, the Company relies on the exception provided by this Section 801 provision, and does not have a standing nominating committee or compensation committee. Matters relating to the nominations of directors are determined by the entire Board of Directors. The Audit Committee makes decisions with respect to compensation matters for the Company’s officers and directors.

Stockholder Communications with the Board

The Company has not implemented a policy or procedure by which our stockholders can communicate directly with our Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual Directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. The Company believes it is responsive to stockholder communications, and therefore the Company has not considered it necessary to adopt a formal process for stockholder communications with the Board of Directors. During the upcoming year the Board of Directors will continue to monitor whether it would be appropriate to adopt such a process.

Audit Committee Financial Expert

Mr. Itzhak Almog who satisfies the “financial sophistication” requirement is the Audit Committee financial expert as defined by Item 407(d)(5) of Regulation S-B of the Securities Exchange Act of 1934, as amended, and the Chairman of the Audit Committee.

Code of Conduct and Ethics

The Audit Committee of the Board of Directors of the Company has adopted and approved a Code of Conduct and Ethics (the “Code”) to apply to all the directors, officers and employees of the Company. The Code which was ratified by the Board of Directors of the Company is intended to promote ethical conduct and compliance with laws and regulations, to provide guidance with respect to the handling of ethical issues, to implement mechanisms to report unethical conduct, to foster a culture of honesty and accountability, to deter wrongdoing and to ensure fair and accurate financial reporting. The Code became effective on August 15, 2006.

Our Code of Conduct and Ethics was previously filed on the Company’s Current Report on Form 8-K filed with the SEC on August 15, 2006, and is also available on our website at www.xfone.com.

EXECUTIVE COMPENSATION

Summary Compensation Table for 2006

The following table summarizes all compensation received for services rendered to the Company during the fiscal year ended December 31, 2006 by our Chief Executive Officer and two other executive officers other than our Chief Executive Officer who were serving as our executive officers at December 31, 2006 (collectively, our “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)		Non- Equity Incentive Plan Compensation ($)		Non- qualified Deferred Compensation Earnings ($)	All Other Compensation(10) ($)		Total ($)
Abraham Keinan, Chairman of the Board	2006	94,032	(1)	---	-	-		100,710	(2)	-	35,920	(3)	230,662
Guy Nissenson, President, CEO, and Director	2006	94,032	(4)	-	-	-		163,381	(5)	-	26,341	(6)	283,754
Alon Mualem, Former Treasurer, CFO and Principal Accounting Officer(7)	2006	137,274	(8)	-	-	47,335	(9)	-		-	-		184,609

(1)
Salary paid to Mr. Keinan by our U.K. based wholly-owned subsidiary, Swiftnet Limited, in connection with his employment as Chairman of the Board. Mr. Keinan has been the Chairman of the Board of Directors of Swiftnet since its inception in 1990. The amount shown in the table above was paid in British Pound Sterling (£48,000) and has been translated into U.S. dollars using the rate of exchange of the U.S. dollar at December 31, 2006. The representative rate of exchange of the £ at December 31, 2006 was £1 = $1.959.

(2)
On April 2, 2002, our Board of Directors approved a bonus and success fee whereby if the Company receives monthly revenues in excess of $485,000 then Mr. Keinan and our former consultant, Campbeltown Business Ltd. shall receive 1% of such monthly revenues, up to a maximum of one million dollars (the “Bonus and Success Fee”). On April 10, 2003, Mr. Keinan and Campbeltown Business waived their right to receive 1% of the revenues generated by Story Telecom. On February 8, 2007, an Agreement was entered by and between the Company, Swiftnet, Campbeltown Business, and Mr. Keinan (the “February 8, 2007 Agreement”). The February 8, 2007 Agreement provides that effective as of January 1, 2007, the Bonus and Success Fee is cancelled, and that Mr. Keinan and Campbeltown Business shall have no further right to any percentage of our revenues. Mr. Keinan agreed to receive a total amount of only $100,710 (£51,409) as Bonus and Success Fee for 2006, which is reflected in the table above, and waived the remainder.

(3)	The amount shown in the table above reflects airfare expenses incurred by the Company for the travels of Mr. Keinan’s wife and payments for a leased car for Mr. Keinan’s use.

(4)
Salary paid to Mr. Nissenson by our U.K. based wholly-owned subsidiary, Swiftnet, in connection with his employment as Director of Business Development. Mr. Nissenson joined Swiftnet in October 1999 and became a member of its Board of Directors in May 2000. Mr. Nissenson had been the Managing Director of Swiftnet from October 2003 until July 2006. The amount shown in the table above was paid in British Pound Sterling (£48,000) and has been translated into U.S. dollars using the rate of exchange of the U.S. dollar at December 31, 2006. The representative rate of exchange of the £ at December 31, 2006 was £1 = $1.959.

(5)
On May 11, 2000, Swiftnet and Mr. Keinan entered into a consulting agreement with Campbeltown Business that provided that Swiftnet will hire Campbeltown Business as its financial and business development consultant and will pay Campbeltown Business £2,000 per month together with an additional monthly performance bonus based upon Swiftnet attaining certain revenue levels (the “Consulting Agreement”). On April 2, 2002, our Board of Directors approved a bonus and success fee whereby if the Company receives monthly revenues in excess of $485,000 then Mr. Keinan and Campbeltown Business shall receive 1% of such monthly revenues, up to a maximum of one million dollars (the “Bonus and Success Fee”). On April 10, 2003, Mr. Keinan and Campbeltown Business waived their right to receive 1% of the revenues generated by Story Telecom. On February 8, 2007, an Agreement was entered by and between the Company, Swiftnet, Campbeltown Business, and Mr. Keinan (the “February 8, 2007 Agreement”). The February 8, 2007 Agreement provides that effective as of January 1, 2007, the Bonus and Success Fee is cancelled, and that Mr. Keinan and Campbeltown Business shall have no further right to any percentage of our revenues. The February 8, 2007 Agreement further provides that effective as of January 1, 2007, the Consulting Agreement is terminated. Campbeltown Business agreed to receive a total amount of only $163,381 (£83,400) as compensation under the Consulting Agreement and the Bonus and Success Fee for 2006, and waived the remainder. Campbeltown Business Ltd., a private company incorporated in the British Virgin Islands, is owned and controlled by Guy Nissenson and other members of the Nissenson family. Guy Nissenson owns 20% of Campbeltown Business. The compensation is shown in the table above as paid to Guy Nissenson due to his 20% ownership of Campbeltown Business.

(6)	The amount shown in the table above reflects airfare expenses incurred by the Company for the travels of Mr. Nissenson’s wife.

(7)	Mr. Alon Mualem resigned as our Treasurer, Chief Financial Officer and Principal Accounting Officer effective as of March 1, 2007.

(8)
The amount shown in the table above was paid in NIS and has been translated into U.S. dollars using the rate of exchange of the U.S. dollar at December 31, 2006. The representative rate of exchange of the NIS at December 31, 2006 was 1 NIS = $0.238.

(9)
The amount shown in the table reflects the dollar amount recognized for fiscal 2006 financial statement reporting purposes of the outstanding stock options granted to Mr. Mualem in accordance with FAS 123R.

(10)
The Company acknowledges that on several occasions, consultants may be required to travel frequently for a long duration around the world. Therefore, in order to enable the consultants’ spouses to accompany them on certain lengthy trips for a normal family life, the Company bears travel expenses for the consultants’ spouses.

Outstanding Equity Awards at 2006 Fiscal Year-End

The following table sets forth certain information concerning option / stock awards held by our Named Executive Officers as of December 31, 2006.  Our Named Executive Officers did not hold any stock awards as of December 31, 2006.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Abraham Keinan	1,500,000	(1)	-	-	3.50	November 24, 2010	-	-	-	-
Guy Nissenson	1,500,000	(1)	-	-	3.50	November 24, 2010	-	-	-	-
Alon Mualem(2)	112,500		187,500	-	3.50	December 8, 2010	-	-	-	-

(1)	These options were granted on November 24, 2004, vested in full on November 24, 2005, and will expire on November 24, 2010.

(2)
On June 8, 2005, the Company's board of directors approved a grant to Mr. Alon Mualem, the Company's former Treasurer, Chief Financial Officer and Principal Accounting Officer, of 300,000 options under and subject to the 2004 Stock Option Plan of the Company according to the following terms: Option exercise price of $3.50; Vesting Date - the vesting of the options will be over a period of 4 years as follows: 25% of the options are vested after a year from the Date of Grant. Thereafter, 1/16 of the options are vested every 3 months for the following 3 years; Expiration Date - 5.5 years from the grant date.  As reflected above, 112,500 of the options were exercisable as of December 31, 2006. Mr. Alon Mualem resigned as our Treasurer, Chief Financial Officer and Principal Accounting Officer effective as of March 1, 2007. Due to Mr. Mualem’s resignation, 187,500 of his aforementioned options were terminated on March 1, 2007. During May 2007, Mr. Mualem exercised 6,300 of his options. On June 1, 2007, the remainder of Mr. Mualem’s options was terminated.

Employment Agreements; Termination of Employment and Change-in-Control Arrangements

Executive Officers

The employment arrangements of Mr. Abraham Keinan, our Chairman of the Board, and Mr. Guy Nissenson, our President, Chief Executive Officer, and Director, are described in detail under the section captioned “Certain Relationships and Related Transactions and Director Independence” of this Proxy Statement.

Effective August 13, 2007, in accordance with Board resolutions of the same date, the Company elected Mr. Niv Krikov, its Vice President Finance and Principal Accounting Officer, as the Company’s Treasurer and Chief Financial Officer. Following his election, Mr. Krikov no longer serves as Vice President Finance of the Company. For holding the positions of Treasurer, Chief Financial Officer and Principal Accounting Officer, Mr. Krikov is entitled to the following employment terms: A monthly gross salary of 33,000 NIS (approximately $8,267) (the “Salary”); Executive insurance - the Company allocates 13.3% of the Salary (8.3% for severance payments and 5% for remuneration), and Mr. Krikov allocates 5% of the Salary. The insurance includes a loss of working capacity coverage (up to 2.5%) that is paid by the Company; Continuing education fund - the Company allocates 7.5% of the Salary and Mr. Krikov allocates 2.5% of the Salary; Company car, including fuel expenses; Company mobile phone; 19 days of paid vacation per each employment year. The timing of the vacation will be coordinated with the Company’s Chief Executive Officer; Recuperation payments as provided by the applicable collective agreement in Israel. Mr. Krikov will be granted options to purchase a certain amount of the Company’s shares of common stock, as to be recommended by the Chief Executive Officer of the Company and approved of the Board of Directors. Such options are intended to be granted under and subject to the Company’s 2007 Stock Incentive Plan, which was adopted by the Company’s Board of Directors on October 28, 2007, subject to the approval of the Company’s stockholders. A vote will be taken on a proposal to approve the Company’s 2007 Stock Incentive Plan at the Meeting (Please see Proposal III - Approval of the 2007 Stock Incentive Plan). The Company and Mr. Krikov may terminate the employment of Mr. Krikov with the Company upon 30 days prior notice. Mr. Krikov is based at the Company’s subsidiary’s executive offices in Israel.

Significant Employees

Wade Spooner

The employment agreement between Xfone, USA, Inc. and Wade Spooner provides for an employment term of three years from the Effective Date (March 10, 2005), as President and Chief Executive Officer of Xfone USA. (otherwise known as "Employer" in the employment agreement).  Pursuant to the agreement, the Employer will pay Wade Spooner (otherwise known as "Executive" in the employment agreement): (a) $192,000 for the first year of his employment; (b) $197,760 for the second year of his employment; and (c) 203,693 for the third year of his employment.

The employment agreement further provides that Wade Spooner will be eligible to earn additional incentive compensation, for Employment Years 1, 2, and 3, as set forth below:

•
Employment Year 1. Employer shall pay the Executive within 90 days of the end of Employment Year 1 Incentive Compensation equal to the greater of the following: (i) $100,000 if during Employment Year 1, Net Sales Revenue (as defined in the  employment  agreement) of the Employer exceed by $2,000,000 or more the Net Sales Revenue for the twelve month period prior to the Effective Date and there is at least $150,000 of Pre-Tax Income (as defined in the employment  agreement) for Employment Year 1; OR (ii) $200,000 if during Employment Year 1, Net Sales Revenue of the Employer exceed by $4,000,000 or more the Net Sales Revenue for the twelve month period prior to the Effective Date and there is at least $400,000 of Pre-Tax Income for Employment Year 1; OR (iii) an amount equal to one-third (1/3) of the Excess Profit (as defined in the employment agreement) for Employment Year 1 if during Employment Year 1 the Net Sales Revenue (excluding Net Sales Revenue attributable to acquisitions occurring on and after the Effective Date) of the Employer exceed by $7,000,000 or more the Net Sales Revenue for the twelve month period prior to the Effective Date.

•
Employment Year 2. Employer shall pay the Executive within 90 days of the end of Employment Year 2 Incentive Compensation equal to the greater of the following: (i) $200,000 if during Employment Year 2, Net Sales Revenue of the Employer exceed by $4,000,000 or more the Net Sales Revenue for Employment Year 1 and there is at least $400,000 of Pre-Tax Income for Employment Year 2; OR (ii) an amount equal to one-third (1/3) of the Excess Profit for Employment Year 2 if during Employment Year 2 the Net Sales Revenue of the Employer exceed by $7,000,000 or more the Net Sales Revenue for Employment Year 1.

•
Employment Year 3. The Employer shall pay the Executive within 90 days of the end of Employment Year 3 Incentive Compensation equal to the following: (i) An amount equal to one-third (1/3) of the Excess Profit for Employment Year 3 if during Employment Year 3 the Net Sales Revenue of the Employer exceed by $7,000,000 or more the Net Sales Revenue for Employment Year 2.

The employment agreement further provides that on the first business day of Employment Year 1, the Executive will be granted and issued options for 600,000 shares of our restricted common stock, of which: (a) 100,000 are attributable to Employment Year 1; (b) 200,000 are attributable to Employment Year 2; and (c) 300,000 of which are attributable to Employment Year 3. The options will vest as follows: (a) options for 100,000 shares of the our restricted common Stock will vest 3 years from the grant date; (b) options for 200,000 shares of our restricted common stock will vest 4 years from the grant date; and (c) options for 300,000 shares of our common stock will vest 5 years from the grant date. The stock options will provide for a five years term from the vesting date, at an exercise price of $4.62.

The employment agreement further provides that for any acquisition of an existing business made by Employer during the Employment Period, then the Executive will receive upon closing of the acquisition warrants for the Company's restricted Common Stock with a value equal to 1.333% of the Aggregate Transaction Consideration (as defined in the  employment agreement) of the acquisition (the “Acquisition Bonus”). The value of the warrants shall be calculated one day prior to the closing of the acquisition assuming a 90% volatility of the underlying Company's Common Stock pursuant to the Black Scholes option - pricing model and shall vest six months from the date of issue. The warrants shall be convertible on a one-to-one basis into Common Stock with a term of five years, a strike price that is 10% above the closing price of the Company’s Common Stock one day prior to the closing date of the acquisition.

All compensation provided for in the employment agreement, including the basic and incentive compensation, and options and warrants for shares of the Company’s Common Stock, which have not vested upon the Executive’s death, termination for cause, termination for good reason, or upon termination of employment by the Executive for any reason other than for good reason, will terminate, unless provided otherwise in the agreement.

In the event of any Executive Termination Without Cause, the Executive agrees to pay as liquidated damages to the Employer an amount equal as follows:

(a)	If the Executive Termination Without Cause occurs during Employment Year 1, then the Executive shall immediately pay to the Employer an amount equal to $1,329,000.00.
(b)	If the Executive Termination Without Cause occurs during Employment Year 2, then the Executive shall immediately pay to the Employer an amount equal to $886,000.00.
(c)	If the Executive Termination Without Cause occurs during Employment Year 3, then the Executive shall immediately pay to the Employer an amount equal to $443,000.00.

Mr. Spooner has agreed to preserve all confidential and proprietary information relating to the Employer’s business, including executive inventions, during the Employment term and after the term of his employment, and he has agreed to non-competition and non-non-interference provisions that are in effect during the term of the agreement and for two years after the date of his termination of employment.

On November 13, 2005, our Board of Directors ratified the grant of 600,000 options to Wade Spooner, under our 2004 Stock Option Plan, pursuant to the terms described in the March 10, 2005 employment agreement.

On July 11, 2006, and in conjunction with the March 10, 2005 employment agreement, we issued 32,390 warrants to Wade Spooner, as an “Acquisition Bonus”. These warrants do not necessarily constitute the entire Aggregate Transaction Consideration (as defined in the abovementioned employment agreement). We were advised by the American Stock Exchange that the approval of the shareholders of the Company is required in order to allow the issuance and listing of the shares underlying said warrants. The required approval was obtained on December 28, 2006. The warrants are exercisable on a one to one basis into restricted shares of our common stock at an exercise price of $3.285, and have a term of five years.

John Mark Burton

A July 3, 2006 Service Agreement between the Company, Swiftnet Limited and John Mark Burton (otherwise known as "Executive" in the service agreement), the Managing Director of our UK based subsidiaries, Swiftnet Limited, Equitalk.co.uk Limited, Auracall Limited, and the Chairman of the Board of Story Telecom, provides for an employment term for Mr. Burton for an indefinite period, terminable by either party giving to the other three months notice, if given during the first six months of the agreement, and thereafter, Swiftnet must provide Mr. Burton with no less than six months notice, and Mr. Burton must provide Swiftnet with no less than three months written notice, to terminate the agreement.

The agreement provides that Mr. Burton is entitled to a salary at a rate of 70,000 pounds (approximately $144,154) per year, inclusive of any directors’ fees payable to him, payable by equal monthly installments in arrears on the last day of each month.  In addition, Mr. Burton is entitled to bonus compensation as follows:

1
Within fourteen (14) days from the date of this agreement, the Company will grant the Executive, under its 2004 Stock Option Plan, 300,000 options for restricted shares of its common stock, at a strike price of $3.50 per share.  Such options shall vest as follows: 75,000 options on the first anniversary of this agreement and 18,750 each quarter thereafter during which he is employed by Swiftnet. Such options may be exercised at any time before the tenth anniversary of the date of the agreement.

2	On or before 31 August 2006, the Executive will be paid a bonus of £4,000 if he has produced a business plan that the Board approves for execution in writing.

3
On or before 31 October 2006, the Executive will be paid a bonus equal to twelve per cent (12%) of the revenues referable for the month of September 2006 from former customers of Equitalk, which have transferred to Swiftnet and whose CLIs and other details have been entered into Swiftnet’s system and set up so as to ensure that their calls are routed by means of Swiftnet’s switch by 30 September 2006. If such former customers have not paid in relation to such revenues by 31 December 2006, then the Executive shall repay to Swiftnet within thirty (30) days, the portion of the bonus that relates to the non-collected revenues.

4
If the share capital of Swiftnet, the Company or any Associated Company of either are admitted to a recognised investment exchange in the United Kingdom (a "Listing") at any time during the course of the Executive's employment, the Executive will be paid a bonus of one point thirty three per cent (1.33%) of the amount raised on such a Listing.  Such bonus will be subject to any applicable law and appropriate approvals from the American Stock Exchange, SEC and/or UK Recognised Stock Exchange and shall be paid as soon as reasonably practicable following the date of the Listing by way of the grant of options or warrants (exercisable at any time within 5 years of the date of grant subject to any lock-in periods agreed as part of the Listing process) exercisable into restricted shares of common stock of the Company.  Such options or warrants will be priced at the issue price of the Listing, according to the Black Scholes option - pricing model, with a volatility of ninety per cent (90%).

5
If Swiftnet, the Company or any Associated Company acquires the shares, assets of undertaking of any company or business in the United Kingdom (an "Acquisition") at any time during the course of the Executive's employment, the Executive will be paid a bonus of one point thirty three per cent (1.33%) of the value of the Acquisition.  Such bonus will be subject to any applicable law and appropriate approvals from the American Stock Exchange and/or SEC and shall be paid as soon as reasonably practicable following the date of the Acquisition and may be satisfied by Swiftnet by procuring that the Company allots restricted shares of common stock to the Executive to the value of such bonus.

6
On or before 31 August 2006, the Executive and Swiftnet will agree a bonus scheme linked to his individual performance.  An on-target  bonus of £4,000 per month will be payable for each month, such targets to be set so as to reward the Executive for improving the profitability and revenue of Swiftnet, whilst giving him a realistic chance of reaching them.  The bonus will be paid monthly in arrears and there shall be no entitlement to receive any bonus once the Executive’s employment has terminated.  The Executive and the Company will agree a formula to pay the Executive a reduced bonus if targets are not met and an increased bonus if targets are exceeded.

7
The Executive is entitled to the same piggyback registration rights with respect to the securities of the Company allotted to the Executive under the service agreement, as those enumerated in Clause 3.5 and Schedule 13 of the May 25, 2006 Agreement to purchase Equitalk.co.uk.

The service agreement further provides for payment of a sum equal to 7.5% of the Executive’s salary for way of a contribution to his personal pension scheme, and provides for medical insurance, a company car, reimbursement for reasonable business expenses, customary ancillary benefits.  Mr. Burton has agreed to preserve all confidential and proprietary information relating to Swiftnet’s business during and after the term of his employment, and he has also agreed to a non-competition provision that is in effect during the term of his employment and for a period of 6 months after termination, and a non-solicitation provisions that is in effect during the term of the service agreement and for a period of 1 year after termination.

Swiftnet may at any time and in its absolute discretion (whether or not any notice of termination has been given by Swiftnet) terminate the service agreement with immediate effect and make a payment in lieu of notice, for termination under certain circumstances.  This payment shall comprise the Executive’s basic salary (at the rate payable when this option is exercised) and any bonus, pension contributions or any other benefits and shall be subject to deductions for income tax and national insurance contributions as appropriate (the “Payment in Lieu”).  The Executive will not, under any circumstances, have any right to payment in lieu unless the Company has exercised its option to pay in lieu of notice.  The Payment in Lieu may, at Swiftnet’s sole discretion, be made at the date that the termination of the Executive's employment is effected by Swiftnet.  During any such period the Executive is required to keep Swiftnet informed on a monthly basis as to his earnings and the Executive agrees that Swiftnet may deduct any monies he earns as a consultant or employee during that period from the Payment in Lieu.

Swiftnet may also suspend the Executive for up to ninety (90) days on full pay to allow it to investigate any complaint made against the Executive in relation to his employment with Swiftnet.

On July 11, 2006, and in conjunction with his service agreement, the Company’s Board of Directors approved the grant of 300,000 options, under and subject to its 2004 Stock Option Plan, to Mr. Burton. The options are convertible on a one to one basis into restricted shares of our common stock, at an exercise price of $3.50, and have a term of ten years. The vesting of the options will be over a period of 4 years as follows: 75,000 options were vested on July 3, 2007. Thereafter, 18,750 options are vested every 3 months for the following 3 years.

Roni Haliva

An employment contract dated August 26, 2007 (the “Contract”) between Xfone 018 Ltd. and Roni Haliva, its General Manager, provides that Mr. Haliva will be paid a base salary of NIS 36,000 (approximately $9,018) per month, and will also be entitled to annual bonus payments which will be determined based upon Xfone 018’s achievement of certain performance targets related to its annual budget (the “Targets”) as proposed by Mr. Haliva and fixed by Xfone 018’s Board of Directors annually.

Mr. Haliva will also be paid a budget preparation bonus of NIS 6,000 (approximately $1,503) for the months of September, October and November of 2007.  The Contract also provides for allocations to a pension plan and continuing education fund for Mr. Haliva’s benefit, as well as the receipt of convalescent pay, payments in connection with a sale of Xfone 018’s shares or business under certain circumstances, use of a company car, and other customary ancillary benefits.  Mr. Haliva has agreed to preserve all confidential and proprietary information relating to Xfone 018’s business during and after the term of his employment, and he has agreed to non-competition and non-solicitation provisions that are in effect during the term of the Contract and for one year thereafter.

Mr. Haliva will also be entitled to receive the following number of options to purchase shares of the Company’s Common Stock under the Company’s 2007 Stock Incentive Plan, which was adopted by the Company’s Board of Directors on October 28, 2007, subject to the approval of the Company’s stockholders. A vote will be taken on a proposal to approve the Company’s 2007 Stock Incentive Plan at the Meeting (Please see Proposal III - Approval of the 2007 Stock Incentive Plan).  The options are described in Appendix A to the Contract, which was approved by the Company’s Board of Directors and entered into by the Company on August 26, 2007:

1)  Within 30 days of adoption of the 2007 Stock Incentive Plan, Mr. Haliva will be granted options to purchase 300,000 shares of Common Stock, at an exercise price of $3.50 per share, of which (i) options to purchase 75,000 shares will be exercisable after 12 months have elapsed from the commencement of his employment, but not before the qualifying date (the “First Exercise Date”); and (ii) options to purchase 18,750 shares will be exercisable at the end of every 3 month period, beginning after 3 months have elapsed from the First Exercise Date.

2)  At the end of each calendar year between 2008 and 2011, and upon the achievement by Xfone 018 100% of its Targets for each such year, Mr. Haliva will be granted options to purchase 25,000 shares of the Registrant’s Common Stock under the 2007 Stock Incentive Plan, for an exercise price of $3.50 per share, which will be exercisable 30 days after the Registrant publishes its annual financial statements for such year.

All options will expire 120 days after termination of Mr. Haliva’s employment with Xfone 018.

The Contract may be terminated by either party at any time, upon 120 days prior written notice during the first year of Mr. Haliva’s employment, and upon 180 days prior written notice during the second year of employment and thereafter.

Bosmat Houston

The employment agreement dated January 1, 2000, as amended from time to time through salary review letters, between Swiftnet Limited and Bosmat Houston, Research and Development Manager, provides for employment for an unspecified term on an “at will” basis.  Either Swiftnet of Ms. Houston may terminate the agreement upon three months written notice, however, if Ms. Houston is in violation of the agreement, Swiftnet may terminate her employment without notice. The agreement provides that Ms. Houston be paid an annual salary of £ 54,000 (approximately $111,205) payable monthly on the first day of each month.  Ms. Houston has agreed to preserve all confidential and proprietary information relating to the company’s business during and for a period of 3 years after the term of her employment. She has also agreed to non-competition provision for a period of one year after termination of the agreement.

On February 6, 2005, Ms. Houston was granted options to purchase 150,000 shares of the Company’s Common Stock under the 2004 Stock Option Plan at an exercise price of $3.50 per share, vesting over a period of 4 years as follows: 25% of the options are vested after a year from the date of grant. Thereafter, 1/16 of the options are vested every 3 months for the following 3 years.  The options expire 5.5 years from the date of grant.

Director Compensation for 2006

Compensation for Board Services and Reimbursement of Expenses

The Company does not compensate Directors who also serve as executive officers of the Company for their services on the Board.  During fiscal 2006, the Company compensated all its non-employed Directors for participation at meetings of the Board and Committees of the Board as follows: (a) $200 - for physical participation at each meeting of the Board or Committee of the Board; plus (b) $50 - for participation via the telephone at each meeting of the Board or Committee of the Board.  In addition, the Company reimbursed its non-employed Directors for expenses incurred in connection with Board services.  These expenses are reviewed and pre-approved by the President of the Company.

On June 5, 2007, the Company’s Board of Directors approved the following increases to the compensation for Board services: (a) $250 - for physical participation at each meeting of the Board or Committee of the Board; (b) $100 - for participation via the telephone at each meeting of the Board or Committee of the Board.

The following table reflects all compensation awarded to, earned by or paid to the Company’s Directors for the fiscal year ended December 31, 2006.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards ($)	Options Awards ($)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compen-sation ($)	Total ($)
Abraham Keinan (2)
Guy Nissenson (2)
Eyal J. Harish(3)	450	-	-		-	-	-	450
Shemer S. Schwartz(4)	1,100	-	-		-	-	-	1,100
Itzhak Almog(5)	1,100	-	22,446	(6)	-	-	-	23,546
Aviu Ben-Horrin(7)	1,150	-	-		-	-	-	1,150
Israel Singer(8)	-	-	-		-	-	-	-
Morris Mansour(8)	-	-	-		-	-	-	-

(1)	Some of the amounts have yet to be paid, and are expected to be paid before December 31, 2007.

(2)
The Company does not compensate Directors who also serve as executive officers for their services on the Board. Accordingly, Mr. Keinan and Mr. Nissenson did not receive any compensation for their service on the Company's Board during fiscal 2006.

(3)	As of December 31, 2006, Mr. Harish held 75,000 options, fully exercisable at an exercise price of $3.50 and expiration date of November 24, 2010.

(4)	As of December 31, 2006, Mr. Schwartz held 75,000 options, fully exercisable at an exercise price of $3.50 and expiration date of November 24, 2010.

(5)	As of December 31, 2006, Mr. Almog held 25,000 options, vested over a period of one year from grant date, at an exercise price of $3.50 and expiration date of October 30, 2012.

(6)
On October 30, 2006, the Company’s Board of Directors approved a grant of 25,000 options to Itzhak Almog under and subject to the Company's 2004 Stock Option Plan. The options were granted according to the following terms: Date of Grant - October 30, 2006; Option exercise price - $3.50; Vesting Date - 12 months from the Date of Grant; Expiration Date - 5 years from the Vesting Date.  The amount shown in the table reflects the dollar amount recognized for fiscal 2006 financial statement reporting purposes of the outstanding stock options granted to Mr. Almog in accordance with FAS 123R.

(7)	As of December 31, 2006, Mr. Ben-Horrin held 25,000 options, fully exercisable at an exercise price of $3.50 and expiration date of November 24, 2010.

(8)	As of December 31, 2006, Messrs. Singer and Mansour did not hold options.

Grant of Options - 2007

On June 5, 2007, the Company’s Board of Directors approved a grant of 20,000 options, under and subject to the Company’s 2004 Stock Option Plan, to Israel Singer, an Independent Director and a member of the Audit Committee of the Company. The options were granted under the following terms: Date of Grant - June 5, 2007; Exercise Price - $3.50 per share; Vesting Date - 12 months from the Date of Grant; Expiration Date - 5 years from the Vesting Date.

On June 5, 2007, the Company’s Board of Directors approved a grant of 20,000 options, under and subject to the Company’s 2004 Stock Option Plan, to Morris Mansour, an Independent Director of the Company. The options were granted under the following terms: Date of Grant - June 5, 2007; Exercise Price - $3.50 per share; Vesting Date - 12 months from the Date of Grant; Expiration Date - 5 years from the Vesting Date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SWIFTNET LIMITED

General Contract for Services

A General Contract for Services by and between the Company and its wholly-owned subsidiary, Swiftnet Limited, provides that as of January 1, 2005, the Company will provide Swiftnet the following services: Marketing, Finance and Operational Consultancy work related to customers and transactions that are based in and outside the United Kingdom. In return for these services, Swiftnet will pay the Company the following consideration: 5% of the total turnover of Swiftnet; 5% on money raised from sources outside the United Kingdom; and expenses. The General Contract for Services may be terminated by either party upon 30 days prior written notice to the other party.

On March 14, 2007, the Company and Swiftnet entered into a First Amendment to the General Contract for Services (the “First Amendment”) to be effective as of January 1, 2006. The First Amendment provides that the Company will render Swiftnet the following services; Day-to-day support to the Directors of Swiftnet in the general management of the business (to include Marketing, Finance and Operational advisory work), special projects (outside of the day-to-day management of the business) required to achieve specific business development goals (to include the new supplier relationships and the introduction of new products and processes) and activities to secure financing for Swiftnet (from outside the U.K.). In exchange for the services Swiftnet will pay the Company according to the following schedule; 2.5% of the total turnover of Swiftnet, in return for special projects: £750 per each Xfone executive per day, 5% of money raised from sources outside the U.K., and expenses.

STORY TELECOM LIMITED

Loan

On July 17, 2007, Story Telecom Limited, our majority-owned UK subsidiary, agreed to loan us up to £400,000 ($823,737) that it had as cash surplus in its bank account. The loan bears fixed interest rate at 4% over the interest payable by the bank for deposits under the same terms. The loan is for a one-year term but can be accelerated by Story Telecom if it requires additional financing to continue to operate as a going concern. The loan is guaranteed by our wholly-owned UK subsidiary, Swiftnet Limited and by amounts owed to us by Story Telecom. In addition, Story Telecom has the right to set-off repayments under the loan against sums due to us by Story Telecom. The loan is pre-payable at any time upon 30 days’ notice. On July 18, 2007 and on September 25, 2007, we borrowed £350,000 ($720,770) and £50,000 ($102,967), respectively, of the loan. On October 8, 2007, Story Telecom agreed to increase the loan ceiling by £300,000 to a maximum of £700,000. Further borrowings of £100,000 ($205,934) were made on October 9, 2007. As of October 29, 2007, the aggregate outstanding borrowings were £500,000 ($1,029,672).

XFONE 018 LTD.

Investment Agreement with a Minority Partner

According to an August 26, 2004 Investment Agreement between us, Xfone 018 Ltd. and our 26% minority interest partner in Xfone 018 (respectively, the “Investment Agreement”, the “Minority Partner”), the Minority Partner provided in 2004 a bank guarantee of 10,000,000 NIS )$2,505,010) to the Ministry of Communications of the State of Israel which replaced an existing bank guarantee given by us in connection with Xfone 018’s license to provide international telecom services in Israel. As part of the Investment Agreement, we agreed to indemnify the Minority Partner for any damage caused to him due to the forfeiture of the bank guarantee with the Ministry of Communications on account of any act and/or omission of Xfone 018, provided that the said act or omission is performed against the opinion of the Minority Partner or without his knowledge. Further, we agreed that if at the end of the first two years of Xfone 018’s business activity, its revenues shall be less than $2,000,000 or if it shall cease business activity (at any time), we shall secure the return of the bank guarantee to the Minority Partner.

Pursuant to the Investment Agreement, the Minority Partner provided in the fourth quarter of year 2004, a shareholder loan of approximately $400,000 to Xfone 018 (the “Minority Partner Loan”). The Minority Partner Loan is for four years with annual interest of 4% and linkage to the Israeli consumer price index. As of June 30, 2007, the balance of the Minority Partner Loan was NIS 1,947,050 ($458,237).

As of June 30, 2007, Xfone, Inc. provided to Xfone 018 a shareholder loan in an aggregate amount of $1,298,579.

The Investment Agreement provides that we shall be entitled to receive from Xfone 018 management fees equivalent to 5% of the operating profit of Xfone 018, in return for the management services provided by us to Xfone 018. As of June 30, 2007, management fees in the amount of $14,584 were due and paid.

Giora Spigel Agreement

Pursuant to a verbal agreement between Mr. Giora Spigel and us, the Board of Directors of Xfone 018 approved on November 24, 2004, subject to the approval of the Ministry of Communications of the State of Israel, that shares held by us, representing 5% ownership of Xfone 018, will be transferred to Margo Pharma Ltd. (formerly Margo Sport Ltd.)., a company owned by Mr. Spigel and his wife. Upon approval of the Ministry of Communications of the State of Israel, such verbal agreement was evidenced by a share transfer deed as required by the Israel Company Law - 1999.

Xfone 018 is currently owned 69% by us, 26% by Newcall Ltd. (a company owned by the Minority Partner), and 5% by Margo Pharma Ltd.

Confirmation letter to BKR Yarel + Partners

On October 30, 2006, our Board of Directors directed and authorized the President of the Company to execute a confirmation letter to be furnished to BKR Yarel + Partners (the independent auditors of Xfone 018), declaring that it is the intention of the Company, as the parent company of Xfone 018, to further invest funds which are required to finance the continuing operations of Xfone 018 in the 12 months period ending on November 16, 2007. The confirmation letter was executed and furnished to BKR Yarel + Partners the same day.

AURACALL LIMITED

Shareholders Loan Agreement

On September 27, 2006, a Shareholders Loan Agreement was entered by and between Auracall Limited, at that time an affiliated company and currently a wholly owned subsidiary, Swiftnet Limited, our wholly owned U.K. subsidiary and the former Managing Director of Auracall who held at that time 67.5% of Auracall. As part of this agreement, Swiftnet agreed to provide a loan of £24,000 ($49,424) to Auracall, free of interest, to be repaid within one year. The loan was funded on October 13, 2006, and repaid by Auracall in full on May 10, 2007.

CRESTVIEW CAPITAL MASTER, LLC

Consultancy Agreement with Crestview Capital Partners

On November 20, 2006, the Company and Crestview Capital Partners, LLP (the “Consultant”) entered into a one-year Consultancy Agreement (the “Consultancy Agreement”). During the term of the Consultancy Agreement, the Company will engage the Consultant as its strategic consultant on United States capital markets for micro-cap public companies. In return for its services pursuant to the Consultancy Agreement, the Consultant was granted 117,676 warrants to purchase restricted shares of the Company’s common stock, registered in the name of Crestview Capital Master, LLC (the “Warrants”). The Warrants are exercisable pursuant to the following terms: Vesting - 29,419 warrants immediately, 29,419 warrants on February 10, 2007, 29,419 warrants on May 10, 2007, and 29,419 warrants on August 10, 2007; Exercise Price - $3.50; Term - five years.

Crestview Capital Master, LLC owns 512,900 shares of the Company’s common stock and a total of 760,176 warrants to purchase shares of the Company’s common stock.

ABRAHAM KEINAN

Keinan Share Issuance

On September 1, 2000, we issued 1,730,000 shares of our common stock to our founder and Chairman of the Board, Abraham Keinan, for services rendered to us in our corporate formation. Mr. Keinan’s services consisted of the establishment of our business concept and providing us with technical expertise. We valued Mr. Keinan’s services at $247,390.

Keinan Stock Ownership through Vision Consultants

Until June 23, 2004, our Chairman of the Board, Mr. Abraham Keinan indirectly held 1,302,331 shares of our common stock through Vision Consultants Limited, a Nassau, Bahamas incorporated company that is 100% owned by Mr. Keinan. On June 23, 2004, the shares held by Vision Consultants Limited were transferred to Mr. Keinan as an individual.

Redemption of Keinan shares

On December 29, 2005, the Board of Directors of the Company entered into an oral stock purchase agreement with Mr. Keinan pursuant to which it repurchased 100,000 restricted shares of its common stock at a price of $2.50 per share (market price at that day was $2.75 per share). The 100,000 shares were returned to us for cancellation. The Agreement was approved by a majority of the non-interested members of the Board of Directors.

On December 25, 2006, the Board of Directors of the Company entered into an oral stock purchase agreement with Mr. Keinan, pursuant to which the Company repurchased from Mr. Keinan 100,000 restricted shares of its common stock at a price of $2.70 per share (market price at that day was $2.80 per share). The 100,000 shares were returned to us for cancellation on December 26, 2006. The Agreement was approved by all non-interested members of the Board of Directors, following a review and discussion by the Company’s Audit Committee.

Keinan Employment with Swiftnet

Our Chairman of the Board, Mr. Abraham Keinan, has been employed by our wholly-owned UK based subsidiary, Swiftnet Limited since its inception in 1990. In 2005, Mr. Keinan’s annual salary was £54,594 ($111,309). In 2006, Mr. Keinan’s annual salary was £48,000 ($97,865). Mr. Keinan received in addition to his monthly salary pension benefits and a company car. With respect to employment years 1990-2006, Mr. Keinan had no written employment agreement with Swiftnet.

Keinan Employment Agreement with Swiftnet

Pursuant to a Company’s Board of Directors’ resolution dated December 25, 2006, on March 28, 2007, Swiftnet and Mr. Keinan entered into an employment agreement, to be effective as of January 1, 2007 (the “Keinan Employment Agreement”).

The Keinan Employment Agreement provides that Mr. Keinan shall be employed as the Chairman of the Board of Directors of Swiftnet. Keinan Employment Agreement shall be in effect for an initial fixed term of five years, beginning on January 1, 2007, (the “Initial Effective Term”), and thereafter shall automatically be renewed for additional terms of three years (each, an “Additional Effective Term”). Notwithstanding the foregoing, each of Swiftnet and Mr. Keinan shall have the right to terminate the automatic renewal of Keinan Employment Agreement, for any reason whatsoever, by a termination notice in writing, to be provided to the other party not less than six months prior to: (i) the expiration of the Initial Effective Term, or (ii) the expiration of any Additional Effective Term (the “Notice Period”). Notwithstanding the foregoing, Mr. Keinan shall have the right to terminate the Keinan Employment Agreement, for any reason whatsoever, and at any time, including during the Initial Effective Term (“Early Termination”). In the event of Early Termination, the Notice Period shall be of not less than eight months.

Under the Keinan Employment Agreement, Swiftnet shall pay to Mr. Keinan during the term of his engagement a salary at the rate of £48,000 ($98,848) per annum, such salary to be paid in equal monthly installments in arrears on the last Friday of each month. Swiftnet shall provide Mr. Keinan with an appropriate executive car or car allowance with an effective annual cost to Swiftnet of up to £15,000 ($30,890).

Swiftnet shall pay Mr. Keinan contributions to the following schemes: (i) Health care for him and his immediate family; (ii) Permanent health; (iii) Life insurance arrangements (up to a maximum of four times salary); (iv) Pension rights - Swiftnet shall contribute a monthly sum equal to 7.5% of his salary. (v) Travel insurance.

Swiftnet shall reimburse to Mr. Keinan all traveling, hotel, restaurant and other expenses incurred by him in the proper performance of his duties under his engagement.

If during the period of the employment under the Keinan Employment Agreement Mr. Keinan shall cease to be a director of Swiftnet, his employment shall continue and the terms of the Keinan Employment Agreement (other than those relating to the holding of office of director / chairman) shall continue in full force.

The Keinan Employment Agreement also contains special arrangements for sickness benefits, holiday entitlement and provisions regarding non-competition; intellectual property; confidentiality; conflict of interests and other standard terms and conditions.

The Keinan Employment Agreement was approved by all non-interested members of the Board of Directors, following a review and discussion by the Company’s Audit Committee.

Keinan Consulting Agreement

Pursuant to a Company’s Board of Directors’ resolution dated December 25, 2006, on March 28, 2007, the Company and Mr. Keinan entered into a consulting agreement, to be effective as of January 1, 2007 (the “Keinan Consulting Agreement”).

The Keinan Consulting Agreement provides that Mr. Keinan shall render the Company advisory, consulting and other services in relation to the business and operations of the Company (excluding its business and operations in the United Kingdom).

In consideration of the performance of the Services pursuant to the Keinan Consulting Agreement, the Company shall pay Mr. Keinan a monthly fee of £10,000 ($20,593) (the “Fee”). Mr. Keinan shall invoice the Company at the end of each calendar month and the Company shall make the monthly payment immediately upon receiving such invoice. Once a calendar year, and no later than December 15, the Company’s Board shall consider approving an increase to the Fee. Such Board approval shall be subject to the prior review, oversight and recommendation to the Board of both the Audit Committee and the Compensation Committee of the Company (the “Compensation Committee”). However, in the event the Company has not established a Compensation Committee, the review, oversight and recommendation to the Board of the Audit Committee shall suffice. In connection with the performance of this provision, the Audit Committee, the Compensation Committee and the Board shall take into account, among other factors, growth in the Company’s revenues and/or profits.

The Company’s Board shall, from time to time, and not less than once a calendar year, consider approving a grant of success bonus to Mr. Keinan (the “Bonus”). Such Board approval shall be subject to the prior review, oversight and recommendation to the Board of both the Audit Committee and the Compensation Committee. However, in the event the Company has not established a Compensation Committee, the review, oversight and recommendation to the Board of the Audit Committee shall suffice. In connection with the performance of this provision, the Audit Committee, the Compensation Committee and the Board shall take into account, among other factors, growth in the Company’s revenues and/or profits and/or successful completion of transactions or activities by the Company (such as, but not limited to, reorganization, mergers, acquisitions, capital raisings and cost cuts). Any Board member, except Mr. Keinan, may, at any time and from time to time, initiate a Bonus grant to Mr. Keinan, and in such an event the approving process shall be set in motion.

Immediately upon the establishment by the Company of any new stock option or purchase plan or other equity compensation arrangement pursuant to which options or stock may be acquired by officers, directors, employees, or consultants of the Company (collectively, “Plan”), the Company’s Board shall consider approving a grant of an appropriate amount of options (or any other applicable rights) under the Plan to Mr. Keinan. Such Board approval shall be subject to the prior review, oversight and recommendation to the Board of both the Audit Committee and the Compensation Committee. However, in the event the Company has not established a Compensation Committee, the review, oversight and recommendation to the Board of the Audit Committee shall suffice.

In addition to the Fee and the Bonus, the Company shall pay directly and/or reimburse Mr. Keinan for his Expenses. For the purposes of the Keinan Consulting Agreement, the term “Expenses” shall mean any and all amounts actually paid by the Company and/or by Mr. Keinan, and/or to be paid by Mr. Keinan at his direction, including, without limitation (i) costs associated with telecommunication services and products, and (ii) costs associated with transportation and/or travel (including, but not limited to, by plane, train, rented car and taxi) and/or accommodation (including, but not limited to, at rented flats and hotels) and/or any other board and lodging expenses (including, but not limited to, food, restaurants and entertainment) which were and/or will be incurred in connection with the performance of the Services pursuant to the Keinan Consulting Agreement.

The Company acknowledges that in order to render the Services pursuant to the Keinan Consulting Agreement, Mr. Keinan may be required to travel frequently around the world. Therefore, in order to enable Mr. Keinan a normal family life the Company shall bear Expenses which are related to Mr. Keinan’s spouse.

Mr. Keinan shall hold and use, in his sole discretion, credit cards in the name of the Company (the “Credit Cards”). Due to Mr. Keinan’s position with the Company (i.e. Chairman of the Board) he may from time to time use the Credit Cards to make certain Company payments and pay certain Company expenses.

This Keinan Consulting Agreement shall be in effect for an initial fixed term of five years, beginning on January 1, 2007 (the “Initial Effective Term”), and thereafter, unless terminated as provided below, shall automatically be renewed for additional terms of three years (each, an “Additional Effective Term”). Notwithstanding the foregoing, each of the Company and Mr. Keinan shall have the right to terminate the automatic renewal of the Keinan Consulting Agreement, for any reason whatsoever, by a termination notice in writing, to be provided to the other party not less than six months prior to: (i) the expiration of the Initial Effective Term, or (ii) the expiration of any Additional Effective Term (the “Notice Period”). Notwithstanding the foregoing, as long as Mr. Keinan shall command and/or control, directly and/or indirectly, including together with others (as well as pursuant to that certain Voting Agreement dated September 28, 2004, by and among Mr. Keinan, Guy Nissenson and Campbeltown Business Ltd.) and/or by proxies, fifteen percent (15%) or more of the voting rights of the Company, if the Company shall choose to exercise its right to terminate the automatic renewal of the Keinan Consulting Agreement, the Notice Period shall be of not less than twelve months. Notwithstanding the foregoing, Mr. Keinan shall have the right to terminate the Keinan Consulting Agreement, for any reason whatsoever, and at any time, including during the Initial Effective Term (“Early Termination by Mr. Keinan “). In the event of Early Termination by Mr. Keinan, the Notice Period shall be of not less than eight months.

The Keinan Consulting Agreement further provided that no later than June 30, 2007, the Company and Mr. Keinan shall enter into a severance agreement providing for an appropriate severance package for Mr. Keinan (the “Severance Agreement”). The Severance Agreement shall, inter alia, cover events of termination of the automatic renewal of the Keinan Consulting Agreement by the Company or Mr. Keinan, termination of the Keinan Consulting Agreement by Mr. Keinan, and scheduled retirement by Mr. Keinan.  The Company has not yet entered into any such agreement.

The Keinan Consulting Agreement also contains provisions regarding non-competition; intellectual property; confidentiality; conflict of interests and other standard terms and conditions.

The Keinan Consulting Agreement was approved by all non-interested members of the Board of Directors, following a review and discussion by the Company’s Audit Committee.

Keinan Bonus and Success Fee

On April 2, 2002, our Board of Directors approved a bonus and success fee whereby if we receive monthly revenues in excess of $485,000 then Mr. Keinan and Campbeltown Business shall receive 1% of such monthly revenues, up to a maximum of one million dollars (the “Bonus and Success Fee”). On April 10, 2003, Mr. Keinan and Campbeltown Business waived their right to receive 1% of the revenues generated by Story Telecom. On February 8, 2007, an Agreement was entered by and between the Company, Swiftnet, Campbeltown Business, and Mr. Keinan (the “February 8, 2007 Agreement”). The February 8, 2007 Agreement provides that effective as of January 1, 2007, the Bonus and Success Fee is cancelled, and that Mr. Keinan and Campbeltown Business shall have no further right to any percentage of our revenues.

On June 28, 2004, our Board of Directors approved a bonus of £5,000 ($10,194) to Mr. Keinan for his efforts in connection with obtaining the license to become an international telecom service provider in Israel by Xfone 018.

Keinan Loan

Since our inception in September 2000, through December 31, 2000, we along with our subsidiary, Swiftnet loaned Abraham Keinan, our Chairman of the Board. This loan originally was reflected in a September 29, 2000 promissory note payable in ten equal installments ending on January 1, 2011. This note is non-interest bearing. We provided the loan to Mr. Keinan to promote his loyalty and continued service as our Chairman of the Board of Directors. On December 29, 2005, Mr. Keinan repaid £123,966 ($252,748) which was due for the fiscal year ended December 31, 2005. On December 26, 2006 Mr. Abraham Keinan, repaid the final payment of £123,965 ($252,746) under the terms of his loan.

Indemnification

Xfone 018 Ltd., Our Israeli subsidiary, has obtained certain credit facilities from Bank Hapoalim B.M. The credit facilities are secured with a personal guarantee by Abraham Keinan and Guy Nissenson, which includes a pledge on 1,000,000 shares of common stock of the Company owned by Mr. Keinan, and an undertaking to provide Bank Hapoalim with an additional financial guarantee of up to $500,000 under certain circumstances. We agreed to indemnify Abraham Keinan and/or Guy Nissenson on account of any damage and/or loss and/or expense (including legal expenses) that they may incur in connection with the stock pledge and/or any other obligation made by them to Bank Hapoalim in connection with the collateral.

GUY NISSENSON

Campbeltown Business Ltd.

Consulting Agreement

On May 11, 2000, Swiftnet Limited, which is now our wholly owned subsidiary, and our Chairman of the Board of Directors, Abraham Keinan, entered into an 18-month renewable consulting agreement with Campbeltown Business Ltd., a private company incorporated in the British Virgin Island which is owned by Guy Nissenson, our President, Chief Executive Officer, and Director and other family members of Mr. Nissenson. This agreement provided that Swiftnet will hire Campbeltown Business as its financial and business development consultant and will pay Campbeltown Business £2,000 per month, along with an additional monthly performance bonus based upon Swiftnet attaining the following revenue levels, for consulting services in the area of business development and management activities:

TARGET AMOUNT OF REVENUES PER MONTH	ADDITIONAL MONTHLY BONUS
Less than £125,000	£0
Between £125,000 - £150,000 (approximately $254,856 - $305,828)	£1,250 (approximately $2,549)
Between £150,000 - £175,000 (approximately $305,828 - $356,799)	£2,500 (approximately $5,097)
Over £175,000 (approximately $356,799)	£2,750 (approximately $5,607)

The agreement with Campbeltown Business involving the aforementioned monthly payment of £2000, along with an additional monthly performance bonus, was separate from a bonus and success fee arrangement that was approved by our Board of Directors on April 2, 2002.

The May 11, 2000 agreement was for 18 months, but provided that it will be renewed by mutual agreement of Swiftnet and Campbeltown Business. On November 5, 2001, May 11, 2003, November 10, 2004, and May 11, 2006 we renewed this agreement for additional 18 month periods. On February 8, 2007, an Agreement was entered by and between the Company, Swiftnet, Campbeltown Business, and Mr. Keinan (the “February 8, 2007 Agreement”). The February 8, 2007 Agreement provides that effective as of January 1, 2007, the aforementioned consulting agreement is terminated.

Stock Purchase Agreement

On June 19, 2000, Swiftnet Limited entered into a Stock Purchase Agreement with Abraham Keinan and Campbeltown Business Ltd. a company owned and controlled by Guy Nissenson and his family. This agreement provides that:

·
Abraham Keinan confirmed that all his businesses activities and initiatives in the field of telecommunications are conducted through Swiftnet, and would continue for at least 18 months after the conclusion of this transaction.

·	Campbeltown Business declared that it is not involved in any business that competes with Swiftnet and would not be involved in such business at least for 18 months after this transaction is concluded.

·	Campbeltown Business would invest $100,000 in Swiftnet, in exchange for 20% of the total issued shares of Swiftnet;

·
Campbeltown Business would also receive 5% of our issued and outstanding shares following our acquisition with Swiftnet. In June 2000, Campbeltown Business invested the $100,000 in Swiftnet. We acquired Swiftnet and Campbeltown received 720,336 shares of our common stock for its 20% interest in Swiftnet.

·
Swiftnet and Abraham Keinan would guarantee that Campbeltown Business’ 20% interest in the outstanding shares of Swiftnet would be exchanged for at least 10% of our outstanding shares and that Campbeltown Business would have in total at least 15% of our total issued shares after our acquisition occurred.

·
Campbeltown Business would have the right to nominate 33% of the members of our board of directors and Swiftnet’s board of directors. When Campbeltown Business ownership in our common stock was less than 7%, Campbeltown Business would have the right to nominate only 20% of our board members but always at least one member. In the case that Campbeltown Business ownership in our common stock was less than 2%, this right would expire.

·
Campbeltown Business would have the right to nominate a vice president in Swiftnet. Mr. Guy Nissenson was nominated as of the time of the June 19, 2000 agreement. If for any reason Guy Nissenson will leave his position, Campbeltown Business and Abraham Keinan will agree on another nominee. The Vice President will be employed with suitable conditions.

·
Campbeltown Business will have the right to participate under the same terms and conditions in any investment or transaction that involve equity rights in Swiftnet or us conducted by Abraham Keinan at the relative ownership portion.

·	Keinan and Campbeltown Business have signed a right of first refusal agreement for the sale of their shares.

·
Until we conduct a public offering or are traded on a stock market, we are not permitted to issue any additional shares or equity rights without a written agreement from Campbeltown Business. This right expires when Campbeltown no longer owns any equity interest or shares in our company or our subsidiary, Swiftnet.

Bonus and Success Fee

On April 2, 2002, our Board of Directors approved a bonus and success fee whereby if we receive monthly revenues in excess of $485,000 then Mr. Keinan and Campbeltown Business shall receive 1% of such monthly revenues, up to a maximum of one million dollars (the “Bonus and Success Fee”). On April 10, 2003, Mr. Keinan and Campbeltown Business waived their right to receive 1% of the revenues generated by Story Telecom. This bonus and success fee was separate from our consulting agreement with Campbeltown Business, involving a monthly payment of £2000, along with an additional monthly performance bonus. On February 8, 2007, an Agreement was entered by and between the Company, Swiftnet, Campbeltown Business, and Mr. Keinan (the “February 8, 2007 Agreement”). The February 8, 2007 Agreement provides that effective as of January 1, 2007, the Bonus and Success Fee is cancelled, and that Mr. Keinan and Campbeltown Business shall have no further right to any percentage of our revenues.

Nissenson Employment Agreements with Swiftnet

May 11, 2000 Employment Agreement

On May 11, 2000, Swiftnet Limited and our Chairman of the Board of Directors, Abraham Keinan, entered into an employment agreement with Guy Nissenson, our President, Chief Executive Officer, and Director (the “May 11, 2000 Employment Agreement”). Under the terms of the agreement, Swiftnet employed Mr. Nissenson to provide business development and sales and marketing services, at a base rate of £1000 per month (approximately $2,039). The May 11, 2000 Employment Agreement provided that when Swiftnet reaches average sales of £175,000 per month for a consecutive three-month period, Mr. Nissenson’s salary will increase to £2,000 (approximately $4,078) per month. The May 11, 2000 Employment Agreement further provided that Mr. Nissenson will receive an unspecified number of options to acquire our stock that is limited to 50% of the options that Mr. Keinan receives. As such, the agreement protected Mr. Nissenson’s rights to have at least 50% of the options rights that Mr. Keinan will have. Mr. Nissenson can transfer the right of these options to another company or person at his discretion. Swiftnet may only cancel these options if: (1) Mr. Nissenson no longer works with Swiftnet; or (2) if within twelve months of Mr. Nissenson’s employment with the company Swiftnet and any other companies that may buy or merge into Swiftnet in the future, do not reach average revenues (over a three consecutive month period) of at least £120,000. Because the average sales per month exceeded £120,000 within a twelve-month period of Mr. Nissenson’s employment, Swiftnet cannot cancel these options.

March 28, 2007 Employment Agreement

Pursuant to a Company’s Board of Directors’ resolution dated December 25, 2006, on March 28, 2007, Swiftnet and Mr. Nissenson entered into an employment agreement, to be effective as of January 1, 2007 (the “Nissenson Employment Agreement”).

The Nissenson Employment Agreement provides that Mr. Nissenson shall be employed as Director of Business Development of Swiftnet. Nissenson Employment Agreement shall be in effect for an initial fixed term of five years, beginning on January 1, 2007, (the “Initial Effective Term”), and thereafter shall automatically be renewed for additional terms of three years (each, an “Additional Effective Term”). Notwithstanding the foregoing, each of Swiftnet and Mr. Nissenson shall have the right to terminate the automatic renewal of Nissenson Employment Agreement, for any reason whatsoever, by a termination notice in writing, to be provided to the other party not less than six months prior to: (i) the expiration of the Initial Effective Term, or (ii) the expiration of any Additional Effective Term (the “Notice Period”). Notwithstanding the foregoing, Mr. Nissenson shall have the right to terminate the Nissenson Employment Agreement, for any reason whatsoever, and at any time, including during the Initial Effective Term (“Early Termination”). In the event of Early Termination, the Notice Period shall be of not less than eight months.

Under the Nissenson Employment Agreement, Swiftnet shall pay to Mr. Nissenson during the term of his engagement a salary at the rate of £48,000 ($98,848) per annum, such salary to be paid in equal monthly installments in arrears on the last Friday of each month. Swiftnet shall provide Mr. Nissenson with an appropriate executive car or car allowance with an effective annual cost to Swiftnet of up to £15,000 ($30,890).

Swiftnet shall pay Mr. Nissenson contributions to the following schemes: (i) Health care for him and his immediate family; (ii) Permanent health; (iii) Life insurance arrangements (up to a maximum of four times salary); (iv) Pension rights - Swiftnet shall contribute a monthly sum equal to 7.5% of his salary. (v) Travel insurance.

Swiftnet shall reimburse to Mr. Nissenson all traveling, hotel, restaurant and other expenses incurred by him in the proper performance of his duties under his engagement.

If during the period of the employment under the Nissenson Employment Agreement Mr. Nissenson shall cease to be a director of Swiftnet, his employment shall continue and the terms of the Nissenson Employment Agreement (other than those relating to the holding of office of director) shall continue in full force.

The Nissenson Employment Agreement also contains special arrangements for sickness benefits, holiday entitlement and provisions regarding non-competition; intellectual property; confidentiality; conflict of interests and other standard terms and conditions.

The Nissenson Employment Agreement supersedes the May 11, 2000 Employment Agreement.

The Nissenson Employment Agreement was approved by all non-interested members of the Board of Directors, following a review and discussion by the Company’s Audit Committee.

Nissenson Consulting Agreement

Pursuant to a Company’s Board of Directors’ resolution dated December 25, 2006, on March 28, 2007, the Company and Mr. Nissenson entered into a consulting agreement, to be effective as of January 1, 2007 (the “Nissenson Consulting Agreement”).

The Nissenson Consulting Agreement provides that Mr. Nissenson shall render the Company advisory, consulting and other services in relation to the business and operations of the Company (excluding its business and operations in the United Kingdom).

In consideration of the performance of the Services pursuant to the Nissenson Consulting Agreement, the Company shall pay Mr. Nissenson a monthly fee of £10,000 ($20,593) (the “Fee”). Mr. Nissenson shall invoice the Company at the end of each calendar month and the Company shall make the monthly payment immediately upon receiving such invoice. Once a calendar year, and no later than December 15, the Company’s Board shall consider approving an increase to the Fee. Such Board approval shall be subject to the prior review, oversight and recommendation to the Board of both the Audit Committee and the Compensation Committee of the Company (the “Compensation Committee”). However, in the event the Company has not established a Compensation Committee, the review, oversight and recommendation to the Board of the Audit Committee shall suffice. In connection with the performance of this provision, the Audit Committee, the Compensation Committee and the Board shall take into account, among other factors, growth in the Company’s revenues and/or profits.

The Company’s Board shall, from time to time, and not less than once a calendar year, consider approving a grant of success bonus to Mr. Nissenson (the “Bonus”). Such Board approval shall be subject to the prior review, oversight and recommendation to the Board of both the Audit Committee and the Compensation Committee. However, in the event the Company has not established a Compensation Committee, the review, oversight and recommendation to the Board of the Audit Committee shall suffice. In connection with the performance of this provision, the Audit Committee, the Compensation Committee and the Board shall take into account, among other factors, growth in the Company’s revenues and/or profits and/or successful completion of transactions or activities by the Company (such as, but not limited to, reorganization, mergers, acquisitions, capital raisings and cost cuts). Any Board member, except Mr. Nissenson, may, at any time and from time to time, initiate a Bonus grant to Mr. Nissenson, and in such an event the approving process shall be set in motion.

Immediately upon the establishment by the Company of any new stock option or purchase plan or other equity compensation arrangement pursuant to which options or stock may be acquired by officers, directors, employees, or consultants of the Company (collectively, “Plan”), the Company’s Board shall consider approving a grant of an appropriate amount of options (or any other applicable rights) under the Plan to Mr. Nissenson. Such Board approval shall be subject to the prior review, oversight and recommendation to the Board of both the Audit Committee and the Compensation Committee. However, in the event the Company has not established a Compensation Committee, the review, oversight and recommendation to the Board of the Audit Committee shall suffice.

In addition to the Fee and the Bonus, the Company shall pay directly and/or reimburse Mr. Nissenson for his Expenses. For the purposes of the Nissenson Consulting Agreement, the term “Expenses” shall mean any and all amounts actually paid by the Company and/or by Mr. Nissenson, and/or to be paid by Mr. Nissenson at his direction, including, without limitation (i) costs associated with telecommunication services and products, and (ii) costs associated with transportation and/or travel (including, but not limited to, by plane, train, rented car and taxi) and/or accommodation (including, but not limited to, at rented flats and hotels) and/or any other board and lodging expenses (including, but not limited to, food, restaurants and entertainment) which were and/or will be incurred in connection with the performance of the Services pursuant to the Nissenson Consulting Agreement.

The Company acknowledges that in order to render the Services pursuant to the Nissenson Consulting Agreement, Mr. Nissenson may be required to travel frequently around the world. Therefore, in order to enable Mr. Nissenson a normal family life the Company shall bear Expenses which are related to Mr. Nissenson’s spouse.

Mr. Nissenson shall hold and use, in his sole discretion, credit cards in the name of the Company (the “Credit Cards”). Due to Mr. Nissenson’s position with the Company (i.e. President and CEO) he may from time to time use the Credit Cards to make certain Company payments and pay certain Company expenses.

This Nissenson Consulting Agreement shall be in effect for an initial fixed term of five years, beginning on January 1, 2007 (the “Initial Effective Term”), and thereafter, unless terminated as provided below, shall automatically be renewed for additional terms of three years (each, an “Additional Effective Term”). Notwithstanding the foregoing, each of the Company and Mr. Nissenson shall have the right to terminate the automatic renewal of the Nissenson Consulting Agreement, for any reason whatsoever, by a termination notice in writing, to be provided to the other party not less than six months prior to: (i) the expiration of the Initial Effective Term, or (ii) the expiration of any Additional Effective Term (the “Notice Period”). Notwithstanding the foregoing, as long as Mr. Nissenson shall command and/or control, directly and/or indirectly, including together with others (as well as pursuant to that certain Voting Agreement dated September 28, 2004, by and among Mr. Nissenson, Abraham Keinan and Campbeltown Business Ltd.) and/or by proxies, fifteen percent (15%) or more of the voting rights of the Company, if the Company shall choose to exercise its right to terminate the automatic renewal of the Nissenson Consulting Agreement, the Notice Period shall be of not less than twelve months. Notwithstanding the foregoing, Mr. Nissenson shall have the right to terminate the Nissenson Consulting Agreement, for any reason whatsoever, and at any time, including during the Initial Effective Term (“Early Termination by Mr. Nissenson “). In the event of Early Termination by Mr. Nissenson, the Notice Period shall be of not less than eight months.

The Nissenson Consulting Agreement further provided that no later than June 30, 2007, the Company and Mr. Nissenson shall enter into a severance agreement providing for an appropriate severance package for Mr. Nissenson (the “Severance Agreement”). The Severance Agreement shall, inter alia, cover events of termination of the automatic renewal of the Nissenson Consulting Agreement by the Company or Mr. Nissenson, termination of the Nissenson Consulting Agreement by Mr. Nissenson, and scheduled retirement by Mr. Nissenson. The Company has not yet entered into any such agreement.

The Nissenson Consulting Agreement also contains provisions regarding non-competition; intellectual property; confidentiality; conflict of interests and other standard terms and conditions.

The Nissenson Consulting Agreement was approved by all non-interested members of the Board of Directors, following a review and discussion by the Company’s Audit Committee.

Nissenson Bonus and Success Fee

On December 29, 2005, the Company’s Board of Directors granted a bonus to Mr. Nissenson for an aggregate amount of $220,000 (the “Bonus”). The Company’s Board of Directors with the exception of Mr. Nissenson and Mr. Keinan who abstained from voting, resolved and granted the Bonus to Mr. Nissenson for his exceptional efforts and professional abilities to achieve the Company’s goals and determined that it was in the best interest of the Company, moreover, the Company believes that the Bonus was fair and proportionate to its President and Chief Executive Officer’s commitment and achievements.

Mr. Nissenson waived $22,610 of the Bonus.

Dionysos Investments (1999) Ltd. financial services and business development consulting agreement

A Financial Services Consulting Agreement was entered into on November 18, 2004, between Dionysos Investments (1999) Ltd., an Israeli company (“Dionysos Investments”) and the Company with respect to certain services (the “Dionysos Investments Consulting Agreement”). Mr. Haim Nissenson, father of Mr. Guy Nissenson, our President, Chief Executive Officer, and Director, is the Managing Director of Dionysos Investments. Dionysos Investments is owned and controlled by certain members of the Nissenson family, other than Mr. Guy Nissenson.

Under the Dionysos Investments Consulting Agreement, Dionysos Investments agrees to assist the Company in connection with services related to financial activities, financial reports, mergers & acquisitions and other business development work (the “Services”). In the event the Company requests additional services, the scope of such additional services shall be as agreed by the parties and shall be governed by the Dionysos Investments Consulting Agreement.

The Dionysos Investments Consulting Agreement provided that Dionysos Investments will be compensated by the Company for the Services provided to the Company in the amount of £3,000 ($6,178) per month beginning on the Effective Date of the Dionysos Investments Consulting Agreement (the “Fees”). In addition, the Company will reimburse Dionysos Investments, based on prior approval, for expenses incurred, which expenses include travel, hotel, meals, courier, report reproduction and other administrative costs when and where needed (the “Expenses”). Compensation for any additional services provided by Dionysos Investment for the Company shall be as agreed by the parties.

The Effective Date of the Dionysos Investments Consulting Agreement is January 1, 2005 (the “Effective Date”). The term of the Dionysos Investments Consulting Agreement is two years (the “Term”). According to the Dionysos Investments Consulting Agreement, the Term will be automatically renewed for successive two-year periods, unless either party provides written notice at least ninety days prior to the end of the Term that such party does not wish to renew the Dionysos Investments Consulting Agreement.

On February 8, 2007, pursuant to the recommendations of the Audit Committee of the Company and the resolutions of its Board of Directors dated December 25, 2006, and February 4, 2007, the Company and Dionysos Investments entered into a First Amendment to the of the Dionysos Investments Consulting Agreement (the “First Amendment”).

The First Amendment provides that Section 2 of the Dionysos Investments Consulting Agreement shall be amended in its entirety to provide as follows:

(i) The parties agree that Dionysos Investments will be compensated by the Company for the Services provided to the Company in the amount of £8,000 ($16,475) per month, beginning on January 1, 2007; (ii) In addition, the Company will pay Dionysos Investments a one time success fee in the amount of £10,000 ($20,593), for initiating, establishing and developing the relationship between the Company and certain Israeli financial institutions during fiscal years 2005-2006, relationships which resulted in significant investments made by certain Israeli financial institutions; (iii) In addition, the Company will pay Dionysos Investments a success fee for any future investments in the Company made by Israeli investors during fiscal year 2007, provided such investments were a direct or indirect result of the Services provided to the Company. The success fee will be equal to 0.5% (half percent) of the gross proceeds of such investments; (iv) In addition, the Company will reimburse Dionysos Investments, based on prior approval by the Audit Committee of the Company, for expenses incurred, which expenses will include travel, hotel, meals, courier, report reproduction and other administrative costs when and where needed. Compensation for any additional services provided by Dionysos Investments for the Company shall be as agreed by the parties.

The parties agreed that the abovementioned compensation will only apply to fiscal year 2007, and then be reviewed and reconsidered by the Audit Committee and Board of Directors of the Company in December 2007. In the event the Board of Directors of the Company, exercising sole discretion, decides not to approve the abovementioned compensation for fiscal year 2008, Dionysos Investments will have the option, in its sole discretion, to terminate the Dionysos Investments Consulting Agreement, or continue and provide the Services in return for the same compensation which was paid to it in fiscal years 2005-2006 (i.e. fee of £3,000 per month plus reimbursement of expenses).”

The First Amendment further declares that the Audit Committee and Board of Directors of the Company approved the automatic renewal of the Term for an additional two-year period, ending on December 31, 2008.

VOTING AGREEMENT

Our Chairman of the Board, Abraham Keinan, and our President, Chief Executive Officer, and Director, Guy Nissenson, exercise significant control over stockholder matters through a September 28, 2004 Voting Agreement between Mr. Keinan, Mr. Nissenson and Campbeltown Business Ltd, an entity owned and controlled by Mr. Nissenson and his family. This agreement, which is for a term of 10 years, provides that: (a) Messrs. Keinan and Nissenson and Campbeltown Business, Ltd. agree to vote any shares of our common stock controlled by them only in such manner as previously agreed by all these parties; and (b) in the event of any disagreement regarding the manner of voting, a party to the agreement will not vote any shares, unless all the parties have settled the disagreement.

Section 801 of the AMEX Company Guide provides that a listed company in which over 50% of the voting power is held by an individual, a group or another company (a “Controlled Company”) is not required to comply with Sections 802(a), 804 or 805 of the AMEX Company Guide, and that a Controlled Company that chooses to take advantage of any or all of these exceptions must disclose that it is a Controlled Company and the basis for that determination. In light of the abovementioned September 28, 2004 Voting Agreement the Company should be considered as a Controlled Company.

IDDO KEINAN

Mr. Iddo Keinan, son of Mr. Abraham Keinan, our Chairman of the Board, has been employed by our wholly-owned UK based subsidiary, Swiftnet limited since 1998. In 2005 and 2006 Mr. Iddo Keinan served as the Commercial Director of Swiftnet, and his annual salary was £29,989 ($61,143), and £54,459 ($111,034), respectively.

On December 25, 2006, our Board of Directors approved the continuing employment of Mr. Iddo Keinan by Swiftnet Limited, at an annual salary of £36,000 ($74,136).

WADE SPOONER

In connection with the acquisition of WS Telecom, Inc. we issued a promissory note to Wade Spooner, who was President, Chief Executive Officer and shareholder of WS Telecom; the promissory note replaced a $200,000 note issued by WS Telecom in favor of Mr. Spooner. This note was amended to provide for quarterly payment beginning in October 2004, provided that such payment shall not exceed 50% of the net profits of Xfone USA, Inc. Mr. Spooner is the President and Chief Executive Officer of our wholly owned subsidiary, Xfone USA, Inc. Final payment on the note was made to Mr. Spooner February 14, 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, our directors, executive (and certain other) officers, and any persons holding ten percent or more of our common stock must report on their ownership of the common stock and any changes in that ownership to the Commission. Specific due dates for these reports have been established. During the fiscal year ended December 31, 2006, we believe that all reports required to be filed by Section 16(a) were filed on a timely basis.

LEGAL PROCEEDINGS

The Company is not engaged in, nor is it aware of any pending or threatened, litigation in which any of its directors, executive officers or 5% shareholders is a party adverse to the Company or has a material interest adverse to the Company.

At the Meeting a vote will be taken on a proposal to approve the election of the eight (8) director nominees.

_______________________________

Shareholder Vote Required

Approval of the proposal to elect the eight (8) director nominees will, pursuant to the Nevada Revised Statues, require a plurality of the votes cast by the stockholders at the Meeting.

The Board of Directors recommends a vote FOR the election of the eight (8) director nominees.

PROPOSAL II

APPROVAL OF THE APPOINTMENT OF THE COMPANY’S
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Background

On January 18, 2006, the Audit Committee of the Company, in accordance with its rotation of independent auditors policy, replaced Chaifetz & Schreiber, P.C. as our independent auditors and appointed Stark Winter Schenkein & Co., LLP (“SWS”), an independent member of BKR International, as independent auditors of the Company. There were no reportable events, disagreements or dissatisfaction with Chaifetz & Schreiber to report as defined in Regulation S-B Item 304(a)(2). Chaifetz & Schreiber were replaced as part of the Company policy of rotating its lead and reviewing audit partners after five consecutive years. On January 31, 2006, we filed with the U.S. Securities and Exchange Commission an amended current report on Form 8-K disclosing the appointment of SWS as our new auditors. On December 28, 2006, our shareholders approved the appointment of SWS as our Independent Certified Public Accountants for the fiscal year ending December 31, 2006, and the first three quarters of the fiscal year ending December 31, 2007. SWS served as the Company’s Independent Certified Public Accountants for the fiscal year ending December 31, 2006, and the first three quarters of the fiscal year ending December 31, 2007. On October 25, 2007, the Audit Committee of the Company approved the appointment of SWS as the Company’s Independent Certified Public Accountants for the fiscal year ending December 31, 2007, and the first three quarters of the fiscal year ending December 31, 2008.

The Company does not currently expect a representative of SWS to physically attend the Meeting, however, it is anticipated that an SWS representative will be available to participate in the Meeting via telephone or video conference in the event they wish to make a statement, and in order to respond to appropriate questions.

Audit and Non-Audit Fees

Aggregate fees for professional services rendered to the Company by SWS as of or for the two fiscal years ended December 31, 2006 and 2005 are set forth below:

	Fiscal Year
	2006	2005

Audit Fees	$72,000	$60,000
Audit-Related Fees	0	0
Tax Fees	0	0

Total	$72,000	$60,000

Audit Fees Aggregate fees for professional services rendered by SWS in connection with its audit of the Company’s consolidated financial statements for the fiscal years 2006 and 2005 and the quarterly reviews of our financial statements included in Forms 10-QSB.

The Charter of the Audit Committee provides that although the Audit Committee has the sole authority to appoint the Independent Auditors, the Audit Committee shall recommend that the Board ask the Company’s stockholders at their Annual Meeting to approve the Audit Committee’s selection of Independent Auditors. Therefore, a vote will be taken at the Meeting on a Proposal to approve the appointment of SWS as the Company’s Independent Certified Public Accountants for the ensuing year.

At the Meeting a vote will be taken on a proposal to approve the appointment of the Company’s Independent Certified Public Accountants.

_______________________________

Shareholder Vote Required

Approval of the proposal to approve the appointment of SWS as the Company’s Independent Certified Public Accountants for the ensuing year requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the Meeting.

The Board of Directors recommends a vote FOR the approval of the appointment of SWS.

PROPOSAL III

APPROVAL OF THE COMPANY’S 2007 STOCK INCENTIVE PLAN

GENERAL

At the Meeting a vote will be taken on a Proposal to approve the Company's 2007 Stock Incentive Plan (the “2007 Plan”), under which the Board of Directors, which has the authority to implement, interpret and administer the 2007 Plan, is authorized to grant Options, Stock Awards and Performance Shares to “Participants” under the 2007 Plan.  These awards are described below and are collectively referred to as “Awards.”

The Board of Directors adopted and approved the 2007 Plan at a Board meeting on October 28, 2007, subject to the approval of the Company’s Stockholders.  A copy of the 2007 Plan is attached hereto as Appendix E.

PURPOSES OF THE 2007 PLAN

The 2007 Plan is intended to promote the best interests of the Company and its Stockholders by (i) assisting the Company and its affiliates in the recruitment and/or retention of persons with ability and initiative, (ii) providing an incentive to such persons to contribute to the growth and success of the Company’s businesses by affording such persons equity participation in the Company, and (iii) associating the interests of such persons with those of the Company and its affiliates and Stockholders.

The benefits to be derived from the 2007 Plan by our officers and directors, if any, are not quantifiable or determinable at this time.

ADMINISTRATION OF THE 2007 PLAN

The Board has the sole authority to implement and/or interpret and/or administer the 2007 Plan unless the Board delegates all or any portion of its authority to a committee of the Board. The Board may delegate all or a portion of its authority to a committee of the Board appointed by the Board and constituted in compliance with the applicable Corporation Law (the “Committee”). The Committee must consist of two (2) or more directors who are (i) “Non-Employee Directors” (within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) for purposes of exercising administrative authority with respect to Awards granted to Eligible Persons who are subject to Section 16 of the Exchange Act; (ii) to the extent required by the rules of the market on which the Company’s shares are traded or the exchange on which the Company’s shares are listed, “independent” within the meaning of such rules; and (iii) at such times as an Award under the 2007 Plan by the Company is subject to Section 162(m) of the Internal Revenue Code of 1986, and any amendments thereto (the “Code”) (to the extent relief from the limitation of Section 162(m) of the Code is sought with respect to Awards and administration of the Awards by a committee of “outside directors” is required to receive such relief) “outside directors” within the meaning of Section 162(m) of the Code.

The Committee may delegate to one or more of the Company’s officers the authority to grant Awards to Eligible Persons who are not directors or executive officers of the Company or its Affiliates, however, to do so the Committee must fix the total number of shares of Common Stock that may be subject to such Awards.  No officer holding such a delegation is authorized to grant Awards to himself or herself or to any of his or her family members.

The Committee (and the officers to whom the Committee has delegated such authority) shall have the authority:

(i) To construe and interpret all provisions of the 2007 Plan and all Award Agreements.

(ii) To determine the Fair Market Price of Common Stock in the absence of an established market for the Common Stock.

(iii) To select the Eligible Persons to whom Awards are granted from time to time hereunder, upon the recommendation of the Company’s management.

(iv) To determine the number of shares of Common Stock covered by an Award; to determine whether an Option shall be an Incentive Stock Option (‘ISO”) or Nonqualified Stock Option (“NQSO”); and to determine such other terms and conditions of each such Award. Such terms and conditions include, but are not limited to, the exercise price of an Option, purchase price of Common Stock subject to a Stock Award, the time or times when Options or Stock Awards may be exercised or Common Stock issued thereunder, the right of the Company to repurchase Common Stock issued pursuant to the exercise of an Option or a Stock Award and other restrictions or limitations on the forfeitability or transferability of Options, Stock Awards or Common Stock issued upon exercise of an Option or pursuant to a Stock Award. Such terms may include conditions which shall be determined by the Committee and need not be uniform with respect to Participants.

(v) To accelerate the time at which any Option or Stock Award may be exercised, or the time at which a Stock Award or Common Stock issued under the 2007 Plan may become transferable or non-forfeitable.

(vi) To determine whether and under what circumstances an Option may be settled in cash, shares of Common Stock or other property instead of Common Stock.

(vii) To waive, amend, cancel, extend, renew, accept the surrender of, modify or accelerate the vesting of or lapse of restrictions on all or any portion of an outstanding Award. Except as otherwise provided by the 2007 Plan, the Award Agreement or as required to comply with applicable law, regulation or rule, no amendment, cancellation or modification shall, without a Participant’s consent, adversely affect any rights of the Participant; provided, however, that (x) an amendment or modification that may cause an Incentive Stock Option to become a Nonqualified Stock Option shall not be treated as adversely affecting the rights of the Participant and (y) any other amendment or modification of any Award Agreement that does not, in the opinion of the Committee, adversely affect any rights of any Participant, shall not require such Participant’s consent.

(viii) To prescribe the form of Award Agreements or any other agreements under the 2007 Plan; to adopt policies and procedures for the exercise of Options or Stock Awards, including the satisfaction of withholding obligations; to adopt, amend, and rescind policies and procedures pertaining to the administration of the 2007 Plan; and to make all other determinations necessary or advisable for the administration of the 2007 Plan.

ELIGIBILITY

Awards, other than ISOs, may be granted to any Eligible Person selected by the Committee upon the recommendation of the Company’s management. ISOs may be granted only to employees of the Company or a parent or a subsidiary, upon the recommendation of the Company’s management.

An “Eligible Person” under the 2007 Plan is an employee of the Company, an “Affiliate” (which is defined in the 2007 Plan and includes, among others, a parent and subsidiary of the Company, corporations or businesses that are controlled by the Company or one of its Affiliates, any other entity that the Board designates an Affiliate, and any executive officer, director or 10% shareholder of the Company), a director, or a consultant to the Company.

The Company and its Subsidiaries currently have 30 employees in the United Kingdom, 77 employees in the United States, and 41 employees in Israel. Each of these employees, as well as the 8 directors serving on the Company’s Board of Directors, may be deemed to be an Eligible Person for purposes of the 2007 Plan. In addition, a vote will be taken at the Meeting on a proposal to approve the Company’s acquisition of NTS Communications, Inc. (“NTS”), which currently has approximately 300 employees (Please see Proposal IV - Approval of the Acquisition of NTS Communications, Inc.).  If the proposal is approved, upon consummation of the acquisition, NTS will become a subsidiary of the Company, and each of its employees may be deemed to be an Eligible Person for purposes of the 2007 Plan.

A “Participant” in the 2007 Plan is an Eligible Person who is selected by the Committee to receive an Award, and is party to an agreement (an “Award Agreement,” which will be entered into in connection with each type of Award under the 2007 Plan), setting forth the terms of such person’s Award.

A consultant may be an Eligible Person only if the offer or sale of the Company’s securities would be eligible for registration on Form S-8 Registration Statement (or any successor form) because of the identity and nature of the services provided by such consultant, unless the Company determines that an offer or sale of its securities to such consultant would satisfy another exemption from the registration under the Securities Act of 1933, as amended, and complies with the securities laws of all other jurisdictions applicable to such offer or sale. Awards to consultants shall be granted upon the recommendation of the Company’s management.

The Committee may make Awards under the 2007 Plan by assumption, in substitution or replacement of performance shares, phantom shares, stock awards, stock options, stock appreciation rights or similar awards granted by another entity (including an Affiliate) in connection with a merger, consolidation, acquisition of property or stock or similar transaction. Notwithstanding any provision of the 2007 Plan (other than the maximum number of shares of Common Stock that may be issued under the 2007 Plan), the terms of such assumed, substituted, or replaced Awards shall be as the Committee, in its discretion, determines is appropriate.

SHARES OF COMMON STOCK SUBJECT TO THE 2007 PLAN

The 2007 Plan authorizes the issuance of Awards under the 2007 Plan for up to a total of eight (8) million shares of Common Stock underlying such Awards. The number of shares of Common Stock with respect to which Awards may be granted under the  2007 Plan is subject to adjustment for changes in the Company’s capitalization, merger, consolidation or asset sale, as set forth in Section 9 of the 2007 Plan, see Appendix E.  No single Participant may receive more than twenty-five percent (25%) of the total shares awarded in any single year.

In the event that any outstanding Award expires or is terminated for any reason, the unissued or unpurchased shares of Common Stock underlying those Awards will become available for future grant under the 2007 Plan, and accordingly may again be subject to an Award granted to the same Participant or to another Eligible Person under the 2007 Plan.

OPTIONS

The Committee will designate each Eligible Person to whom an Option is to be granted upon the recommendation of the Company’s management, and will specify the number of shares of Common Stock covered by such Option. The Stock Option Agreement shall specify whether the Option is an ISO or NQSO, the exercise price of the such Option, the vesting schedule applicable to such Option, the expiration date of such Option, events of termination of such Option, and any other terms of such Option. The terms and conditions of Stock Option Agreements may change from time to time and need not be uniform with respect to Participants, and the terms and conditions of separate Options need not be identical. No Option that is intended to be an ISO shall be invalid for failure to qualify as an ISO but instead shall be deemed a NQSO.

The Board of Directors believes that the ability to grant Options to employees who qualify for ISO treatment provides an additional material incentive to certain key employees. The Code requires that ISOs be granted pursuant to an option plan that receives stockholder approval within one year of its adoption. The Stockholders are hereby requested to approve the 2007 Plan in order to comply with this statutory requirement and preserve the Company's ability to grant ISOs, and in order to comply with the American Stock Exchange rules which require such an approval.

Date of Grant of Option

The “Date of Grant” is the date that the Committee approves an Option grant, provided that all terms of such grants, including the amount of shares, the exercise price and vesting are determined at such time.

Option Price

The exercise price per share of Common Stock subject to an Option shall be determined by the Committee, but shall comply with the following:

(i) The exercise price per share for Common Stock subject to an Option (other than an ISO to a 10% shareholder) shall not be less than one hundred percent (100%) of the Fair Market Price (as defined in the 2007 Plan) on the Date of Grant.

(ii) The exercise price per share for Common Stock subject to an ISO granted to a Participant who is deemed to be a 10% shareholder on the Date of Grant, shall not be less than one hundred ten percent (110%) of the Fair Market Price on the Date of Grant.

“Fair Market Price” means, on any given date, the current fair market price of the shares of Common Stock as determined as follows:

(i) If the Common Stock is traded on a national securities exchange, including the American Stock Exchange, the closing price for the day of determination as quoted on such market or exchange, whichever is the primary market or exchange for trading of the Common Stock (provided that the Common Stock continues to be listed on the American Stock Exchange it shall be deemed to be the primary market or exchange) or if no trading occurs on such date, the last day on which trading occurred, or such other appropriate date as determined by the Committee in its discretion, as reported by such market or exchange or such other source as the Committee deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Price shall be the mean between the high and the low asked prices for the Common Stock for the day of determination; or

(iii) In the absence of an established market for the Common Stock, Fair Market Price shall be determined by the Committee in good faith.

Duration of Options

 Unless a shorter period is provided by the Stock Option Agreement, the maximum period during which an Option may be exercised shall be seven (7) years from the Date of Grant. In the case of an ISO that is granted to a 10% shareholder on the Date of Grant, such Option shall not be exercisable after the expiration of five (5) years from the Date of Grant.

Maximum Value of ISOs

To the extent that the aggregate Fair Market Price of the Common Stock with respect to which ISOs granted to any Participant are exercisable for the first time during any calendar year (under all stock option plans of the Company or any parent or subsidiary) exceeds $100,000 (or such other amount provided in Section 422 of the Code), the Options shall not be deemed to be ISO. For purposes of this section of the 2007 Plan, the Fair Market Price of the Common Stock will be determined as of the time the ISO with respect to the Common Stock is granted. This section of the 2007 Plan will be applied by taking ISOs into account in the order in which they are granted.

Non-transferability of Options

Options granted under the 2007 Plan which are intended to be ISOs are nontransferable except by will or by the laws of descent and distribution and during the lifetime of the Participant are exercisable by only the Participant to whom the ISO is granted.

Except to the extent transferability of NQSO is provided for in the Stock Option Agreement or is approved by the Committee, during the lifetime of the Participant to whom the NQSO is granted, such Option may be exercised only by the Participant.  If the Stock Option Agreement so provides or the Committee so approves, a NQSO may be transferred by a Participant through a gift or domestic relations order to the Participant’s family members to the extent in compliance with applicable securities laws and regulations and provided that such transfer is not a transfer for value (within the meaning of applicable securities laws and regulations). Any holder of a NQSO that was transferred pursuant to this section of the 2007 Plan shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant.

In addition, ISOs or NQSOs are not subject to execution, attachment or similar process, unless such obligation is to the Company itself or to an Affiliate.

Vesting and Termination of Options

Options will vest and terminate as provided in the Stock Option Agreement, which shall provide for specific vesting and termination provisions.

Exercise of Options and Payment upon Exercise

Options may be exercised in whole or in part at any time after vesting, prior to termination, and in compliance with such requirements as the Committee shall determine. A partial exercise of an Option shall not affect the right to exercise the Option from time to time with respect to the remaining shares subject to the Option. The Participant may face certain restrictions on his/her/its ability to exercise Options and/or sell underlying shares when such Participant is potentially in possession of insider information. The Company will make the Participant aware of any formal insider trading policy it adopts, and the provisions of such insider trading policy (including any amendments thereto) shall be binding upon the Participant.

Upon the exercise of any Option, payment of the exercise price for an Option shall be made in cash or a cash equivalent acceptable to the Committee, or if the Common Stock is traded on an established securities market, by payment of the exercise price by a broker-dealer or by the Option holder with cash advanced by the broker-dealer if the exercise notice is accompanied by the Option holder’s written irrevocable instructions to deliver the Common Stock acquired upon exercise of the Option to the broker-dealer or by delivery of the Common Stock to the broker-dealer with an irrevocable commitment by the broker-dealer to forward the exercise price to the Company. With the consent of the Committee, payment of all or a part of the exercise price of an Option may also be made (i) by surrender to the Company (or delivery to the Company of a properly executed form of attestation of ownership) of shares of Common Stock that have been held for such period prior to the date of exercise as is necessary to avoid adverse accounting treatment to the Company, or (ii) any other method acceptable to the Committee, including without limitation, the withholding of shares receivable upon settlement of the option in payment of the exercise price. If Common Stock is used to pay all or part of the exercise price, the sum of the cash or cash equivalent and the Fair Market Price (determined as of the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.

No Rights as a Shareholder; Voting Proxy

A Participant shall have no rights as a stockholder of the Company with respect to any Common Shares covered by an Option until the date of exercise and the Company has issued the certificate for the Participant’s shares of Common Stock.

Notification to Company upon Disposition of an ISO

Participants are required to notify the Company of any sale or other disposition of Common Stock acquired pursuant to an ISO if such sale or disposition occurs within two years of the Date of Grant or within one year of the issuance of the Common Stock.  The Company may require that certificates evidencing shares of Common Stock purchased upon the exercise of ISO be endorsed with a restrictive legend.

Repricing of Options

The 2007 Plan provides that the Committee may not permit a Repricing of any Option without the approval of the Company’s Stockholders.

STOCK AWARDS

The 2007 Plan also provides for four types of Stock Awards, each to be granted upon the recommendation of the Company’s management:  Stock Bonus Awards, Restricted Stock Awards, Stock Appreciation Rights and Deferred Shares.   Stock Bonus Awards, Restricted Stock Awards and Stock Appreciation Rights may be granted by the Committee with such terms and conditions as the Committee deems appropriate.  These terms shall be set forth in each respective Stock Award Agreement.  The terms and conditions for Stock Bonus Awards, Restricted Stock Awards and Stock Appreciate Rights may change from time to time, with respect to each type of award, and from Participant to Participant who receive each type of award, and the terms and conditions of separate awards in each category need not be identical.

Provisions Particular to Restricted Stock Awards

Vesting of any grant of Restricted Stock Awards may be further conditioned upon the attainment of Performance Objectives (as defined in the 2007 Plan) established by the Committee in accordance with the applicable provisions of Section 8 of the 2007 Plan regarding Performance Shares. (See “Performance Shares” below.)

Provisions Particular to Stock Appreciation Rights

Stock Appreciation Rights are exercisable for seven (7) years from the date such Stock Appreciation Right is granted. The base price per share for each share of Common Stock covered by an award of Stock Appreciation Rights shall not be less than one hundred percent (100%) of the Fair Market Price of a share of Common Stock on the date of grant.  Stock Appreciation Rights may not be repriced without the approval of the Company’s Stockholders.

The Participant will not have any rights as a stockholder of the Company with respect to the shares of Common Stock covered by a Appreciation Rights and will not have voting rights with respect to such shares until exercise, however, if the payment made to reflect the increase in Fair Market Price is made in shares of Common Stock, then the Participant will have all rights as a stockholder with respect to such shares.

Deferred Shares

The Committee may authorize grants of Deferred Shares to Participants upon the recommendation of the Company’s management and upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(i) Each grant shall constitute the agreement by the Company to issue or transfer shares of Common Stock to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify.

(ii) Each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Price on the date of grant.

(iii) Each grant shall provide that the Deferred Shares covered thereby shall be subject to a Deferral Period, which shall be fixed by the Committee on the date of grant, and any grant or sale may provide for the earlier termination of such period in the event of a change in control of the Company or other similar transaction or event.

(iv) During the Deferral Period, the Participant shall not have any right to transfer any rights under the subject Award, shall not have any rights of ownership in the Deferred Shares and shall not have any right to vote such shares, but the Committee may on or after the date of grant, authorize the payment of dividend or other distribution equivalents on such shares in cash or additional shares on a current, deferred or contingent basis.

(v) Any grant, or the vesting thereof, may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 8 of the 2007 Plan regarding Performance Shares.

(vi) Each grant shall be evidenced by an agreement delivered to and accepted by the Participant and containing such terms and provisions as the Committee may determine consistent with the 2007 Plan. The terms and conditions of the agreements for Deferred Shares may change from time to time and need not be uniform with respect to Participants, and the terms and conditions of separate Deferred Shares need not be identical.

PERFORMANCE SHARES

The Committee may authorize grants of Performance Shares upon the recommendation of the Company’s management, which shall become payable to the Participant upon the achievement of specified Performance Objectives, upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(i) Each grant shall specify the number of Performance Shares to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors.

(ii) The Performance Period with respect to each Performance Share shall commence on the date established by the Committee and may be subject to earlier termination in the event of a change in control of the Corporation or similar transaction or event.

(iii) Each grant shall specify the Performance Objectives that are to be achieved by the Participant.

(iv) Each grant may specify in respect of the specified Performance Objectives a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

(v) Each grant shall specify the time and manner of payment of Performance Shares that shall have been earned, and any grant may specify that any such amount may be paid by the Corporation in cash, shares of Common Stock or any combination thereof and may either grant to the Participant or reserve to the Committee the right to elect among those alternatives.

(vi) Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee on the date of grant.

(vii) Any grant of Performance Shares may provide for the payment to the Participant of dividend or other distribution equivalents thereon in cash or additional shares of Common Stock on a current, deferred or contingent basis.

(viii) If provided in the terms of the grant and subject to the requirements of Section 162(m) of the Code (in the case of awards intended to qualify for exception therefrom), the Committee may adjust Performance Objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the date of grant that are unrelated to the performance of the Participant and result in distortion of the Performance Objectives or the related minimum acceptable level of achievement.

(ix) Each grant shall be evidenced by an agreement that shall be delivered to and accepted by the Participant, which shall state that the Performance Shares are subject to all of the terms and conditions of the 2007 Plan and such other terms and provisions as the Committee may determine consistent with the 2007 Plan. The terms and conditions of the agreements for Performance Shares may change from time to time and need not be uniform with respect to Participants, and the terms and conditions of separate Performance Shares need not be identical.

(x) Until the achievement of the Performance Objectives and the resulting issuance of the Performance Shares, the Participant shall not have any rights as a stockholder in the Performance Shares and shall not have any right to vote such shares, but the Committee may on or after the date of grant, authorize the payment of dividend or other distribution equivalents on such shares in cash or additional shares on a current, deferred or contingent basis.

SECURITIES REGULATION AND TAX WITHHOLDING

No Options or Stock Award shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under the 2007 Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges or quotation systems on which the Corporation’s shares may be listed, including but not limited to the American Stock Exchange and the Tel Aviv Stock Exchange.  The Company shall have the right to rely on an opinion of its counsel as to such compliance.  In the absence of an effective and current registration statement on an appropriate form under the Securities Act, or a specific exemption from the registration requirements of the Securities Act, shares of Common Stock issued under the 2007 Plan shall be restricted shares.  Any share certificate issued to evidence Common Stock when a Stock Award is granted or for which an Option is exercised may bear such restrictive legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. In addition, no Option or Stock Award shall be exercisable, no Stock Award shall be granted, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under the 2007 Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

The Committee may require that a Participant, as a condition to receipt or exercise of a particular award, execute and deliver to the Company a written statement, in form satisfactory to the Committee, in which the Participant represents and warrants that the shares are being acquired for such Participant’s own account, for investment only and not with a view to the resale or distribution thereof. The Participant shall, at the request of the Committee, be required to represent and warrant in writing that any subsequent resale or distribution of shares of Common Stock by the Participant shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the shares being sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer of sale or sale of such shares, obtain a prior favorable written opinion of counsel, in form and substance satisfactory to counsel for the Company, as to the application of such exemption thereto.

The Company or an Affiliate (including through its brokers or agents) shall have the right, before any certificate for any Common Stock is delivered, to deduct or withhold from any payment owed to a Participant any amount that is necessary in order to satisfy any withholding requirement that the Company or Affiliate in good faith believes is imposed upon it in connection with U.S. (or any other country’s) federal, state, or local taxes, including transfer taxes, as a result of the issuance of, or lapse of restrictions on, such Common Stock, or otherwise require such Participant to make provision for payment of any such withholding amount. Subject to such conditions as may be established by the Committee, the Committee may permit a Participant to (i) have Common Stock otherwise issuable under an Option or Stock Award withheld to the extent necessary to comply with minimum statutory withholding rate requirements, (ii) tender back to the Company shares of Common Stock received pursuant to an Option or Stock Award to the extent necessary to comply with minimum statutory withholding rate requirements for supplemental income, (iii) deliver to the Company previously acquired Common Stock, (iv) have funds withheld from payments of wages, salary, fee or other cash compensation due the Participant, (v) pay the Company or its Affiliate in cash, in order to satisfy part or all of the obligations for any taxes required to be withheld or otherwise deducted and paid by the Company or its Affiliate with respect to the Option or Stock Award; or (vi) establish a 10b5-1 trading plan for withheld stock designed to facilitate the sale of stock in connection with the vesting of such shares, the proceeds of which shall be utilized to make all applicable withholding payments in a manner to be coordinated by the Company’s Chief Financial Officer.

EFFECT ON EMPLOYMENT AND SERVICE

The 2007 Plan, and its operation does not confer upon anyone any right to continue in the employ or service of the Corporation or an Affiliate, affect any right and power of the Company or an Affiliate to change a person’s duties or terminate the employment or service of any individual at any time with or without assigning a reason therefore or except to the extent the Committee grants an Option or Stock Award to such individual, confer on any individual the right to participate in the benefits of the 2007 Plan.

USE OF PROCEEDS

The Company intends to use the proceeds it receives from the sale of Common Stock pursuant to the 2007 Plan for working capital and/or investment in equipment and/or acquisitions and/or business development.

AMENDMENT AND TERMINATION

The Committee may amend or terminate the 2007 Plan from time to time.  Stockholder approval shall be required for any amendment that (i) increases the aggregate number of shares of Common Stock that may be issued under the 2007 Plan, except as contemplated by Section 5.A or Section 9.B of the 2007 Plan; (ii) changes the class of Participants eligible to receive ISOs; (iii) modifies the restrictions on Repricings set forth in the 2007 Plan; or (iv) is required by the terms of any applicable law, regulation or rule, including the rules of any market on which the Company’s shares are traded or exchange on which the Company’s shares are listed. Except as specifically permitted by the 2007 Plan, a Stock Option Agreement or Stock Award Agreement or as required to comply with applicable law, regulation or rule, no amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any Option or Stock Award outstanding at the time such amendment is made; provided, however, that an amendment that may cause an ISO to become a NQSO shall not be treated as adversely affecting the rights of the Participant. Any amendment requiring stockholder approval shall be approved by the Stockholders of the Company within twelve (12) months of the date such amendment is adopted by the Committee.

EFFECTIVE DATE OF  2007 PLAN; CONTRACTUAL OBLIGATIONS TO GRANT AWARDS UNDER THE 2007 PLAN; DURATION OF 2007 PLAN

The 2007 Plan is effective as of October 28, 2007, the date of adoption by the Board, subject to approval within twelve (12) months by the Company’s Stockholders. Unless and until the 2007 Plan is approved by the Company’s Stockholders, no Option or Stock Award may be exercised, and no shares of Common Stock may be issued under the 2007 Plan. In the event that the Company’s Stockholders do not approve the 2007 Plan within such twelve (12) month period, the 2007 Plan and any previously granted Options or Stock Awards will terminate.

As of October 29, 2007, the Company had contractual obligations to grant the following Awards under the 2007 Plan. However, such grants are subject to the approval of the 2007 Plan by the Company’s Stockholders:

1.
Contractual Obligations to grant Options to Niv Krikov, the Treasurer, Chief Financial Officer and Principal Accounting Officer of the Company pursuant to a Board of Directors resolution dated May 9, 2007:

a.
Mr. Krikov will be granted options to purchase a certain amount of the Company’s shares of common stock, as to be recommended by the Chief Executive Officer of the Company and approved of the Board of Directors.

2.
Contractual Obligations to grant Options to Roni Haliva, the General Manager of Xfone 018 Ltd, the Company’s Israel based majority owned subsidiary pursuant to his employment contract dated August 26, 2007:

a.
Within 30 days of adoption of the Plan, Mr. Haliva will be granted Options to purchase 300,000 shares of Common Stock, at an exercise price of $3.50 per share, of which (i) Options to purchase 75,000 shares will be exercisable after 12 months have elapsed from the commencement of his employment, but not before the qualifying date (the “First Exercise Date”); and (ii) Options to purchase 18,750 shares will be exercisable at the end of every 3 month period, beginning after 3 months have elapsed from the First Exercise Date; and

b.
At the end of each calendar year between 2008 and 2011, and upon the achievement by Xfone 018 Ltd 100% of its targets for each such year as described in Mr. Haliva’s employment agreement, Mr. Haliva will be granted Options to purchase 25,000 shares of the Registrant’s Common Stock under the Plan, for an exercise price of $3.50 per share, which will be exercisable 30 days after the Company publishes its annual financial statements for such year.

All of Mr. Haliva’s Options will expire 120 days after termination of Mr. Haliva’s employment with Xfone 018 Ltd.

3.
Potential Contractual Obligations to grant Options to Barbara Baldwin, who currently serves as NTS’ President and CEO, in accordance with the terms of the Employment Agreement to be entered into between NTS and Ms. Baldwin upon consummation of the acquisition of NTS (see Proposal IV - Approval of Acquisition of NTS Communications, Inc.)

a.
On the effective date of the Employment Agreement, Ms. Baldwin will be granted options to purchase 250,000 shares of the Company’s Common Stock, all of which will be immediately exercisable at an exercise price equal to 10% over the average closing price of the Company’s Common Stock for the ten trading days immediately preceding the effective date of the Stock Purchase Agreement entered into in connection with the NTS acquisition, and will expire five years from the grant date.   In addition, at the end of the Ms. Baldwin’s second year of employment under the Employment Agreement, she will be entitled to receive options to purchase 267,000 shares of the Company’s Common Stock, which will be immediately exercisable at $5.00 per share, and will expire five years from such grant date.

4.
Potential Contractual Obligation to grant Options to Jerry Hoover, who currently serves as NTS’ Executive Vice President - Chief Financial Officer, in accordance with the terms of the Employment Agreement to be entered into between NTS and Mr. Hoover upon consummation of the acquisition of NTS (see Proposal IV – Approval of Acquisition of NTS Communications, Inc.)

a.
On the effective date of the Employment Agreement, Mr. Hoover will be granted options to purchase 400,000 shares of the Company’s Common Stock, all of which will be immediately exercisable at an exercise price equal to 10% over the average closing price of the Company’s Common Stock for the ten trading days immediately preceding the effective date of the Stock Purchase Agreement entered into in connection with the NTS acquisition, and will expire five years from the grant date.   In addition, at the end of the Mr. Hoover’s second year of employment under the Employment Agreement, he will be entitled to receive options to purchase 267,000 shares of the Company’s Common Stock, which will be immediately exercisable at $5.00 per share, and will expire five years from such grant date.

5.
Potential Contractual Obligation to grant Options to Brad Worthington, who currently serves as NTS’ Executive Vice President - Chief Operating Officer, in accordance with the terms of the Employment Agreement to be entered into between NTS and Mr. Worthington upon consummation of the acquisition of NTS (see Proposal IV - Approval of Acquisition of NTS Communications, Inc.)

a.
On the effective date of the Employment Agreement, Mr. Worthington will be granted options to purchase 400,000 shares of the Company’s Common Stock, all of which will be immediately exercisable at an exercise price equal to 10% over the average closing price of the Company’s Common Stock for the ten trading days immediately preceding the effective date of the Stock Purchase Agreement entered into in connection with the NTS acquisition, and will expire five years from the grant date.   In addition, at the end of the Mr. Worthington’s second year of employment under the Employment Agreement, he will be entitled to receive options to purchase 267,000 shares of the Company’s Common Stock, which will be immediately exercisable at $5.00 per share, and will expire five years from such grant date.

Unless previously terminated, the 2007 Plan will terminate ten (10) years after the date it is adopted by the Board.  Awards that are granted under the 2007 Plan prior to its termination will continue to be administered under the terms of the 2007 Plan until the Awards terminate, expire or are exercised.

At the Meeting, a vote will be taken on the proposal to approve the 2007 Plan
______________________________

Shareholder Vote Required

Approval of the 2007 Plan requires the affirmative vote of the holders of a majority of the Common Stock present in person or represented by proxy at the Meeting.

The Board of Directors recommends a vote FOR the approval of the 2007 Plan.

PROPOSAL IV

APPROVAL OF THE ACQUISITION OF NTS COMMUNICATIONS, INC.

Information about NTS Communications, Inc.

NTS Communications, Inc. (“NTS”) was founded in April 1981 as a West Texas reseller of long distance services. It currently operates as a communications firm, providing a wide array of communications products, including Voice products such as local, long distance and voice mail, data connectivity for businesses, Internet services, including DSL and Fiber optics connections and video and private line services. NTS operates one of the largest “non-ILEC” telecommunications network in West Texas, providing its services to approximately 47,500 residential and business customers in Lubbock, Amarillo, Midland/Odessa, Abilene, Wichita Falls, Pampa and Plainview. NTS serves a diverse customer base that includes financial institutions, energy companies, medical enterprises, and governmental and educational entities.

NTS has invested over $23 million in developing a Fiber-to-the-Premise platform, which enables unique economies and allows NTS to provide a voice, data and cable “triple play” offering to residential and business customers. Offering "tripleplay" services to customers is attractive since customer retention and gross margins are high in this business.

NTS currently has approximately 300 employees.  Its corporate headquarters are located at:

5307 W. Loop 289, Suite 200
Lubbock, Texas  79414-1610
Phone: 806-797-0687
Fax: 806-797-9807
Email: info@ntscom.com

Financial Information and Management’s Opinion

The Company’s management believes that the acquisition of NTS is attractive both economically and operationally, and believes that the acquisition would be in the best interests of the Company and its stockholders.

In order to get a more complete understanding of the financial condition of NTS, please see the audited consolidated financial statements for NTS Communications, Inc. and subsidiaries for the fiscal years ended July 31, 2007 and 2006, in Appendix C. Please also see the unaudited pro forma financial information of the Company and subsidiaries for the fiscal year ended December 31, 2006 and the six months ended June 30, 2007, to see the effect of the acquisition of NTS by the Company as though the acquisition had occurred on January 1, 2006, in Appendix D.

Stock Purchase Agreement

The Company’s Board of Directors approved the acquisition of NTS at a Board meeting on July 31, 2007.

On August 22, 2007, the Company entered into a Stock Purchase Agreement (the “Agreement”) with NTS and shareholders owning approximately 85% of the equity interests in NTS (the “NTS Sellers”) to acquire NTS.  Subsequently, all of the remaining shareholders of NTS executed the Agreement, bringing the total percentage of equity interests in NTS owned by NTS Sellers that entered into the Agreement to 100%. The aggregate purchase price is $42,000,000 (excluding acquisition related costs), plus (or less) (i) the difference between NTS’ estimated working capital and the working capital target for NTS as set forth in the Agreement, and (ii) the difference between amounts allocated by NTS for its fiber optic network build-out project anticipated in Texas and any indebtedness incurred by NTS in connection with this project, each of which is subject to Xfone’s advance written approval. The aggregate purchase price will be allocated to the NTS Sellers in accordance with each shareholder’s allocable share.

Issuance of Shares of Common Stock to Certain NTS Sellers

The Agreement also provided that the Company may offer to the NTS Sellers the opportunity to reinvest all or part of their allocable sale price in shares of the Company’s Common Stock, provided that the maximum number of shares of the Company’s Common Stock to be reinvested by all NTS Sellers in the aggregate does not exceed 30% of the total purchase price.

On September 19, 2007, the Company made this offer to the NTS Sellers, in accordance with the Agreement. Seventeen NTS Sellers elected to reinvest all or a portion of their allocable sale price in the Company’s Common Stock, and entered into Subscription Agreements with the Company. Pursuant to such subscriptions, the Company accepted offers by NTS Sellers to reinvest an aggregate of $6,587,426.76 in the Company’s Common Stock upon closing of the acquisition. The Company’s Board of Directors determined, in accordance with the Agreement, that the number of shares of the Company’s Common Stock to be delivered to each NTS Seller under this offering will be determined by dividing the portion of the NTS Seller’s allocable sale price that the NTS Seller elected to receive in shares of the Company’s Common Stock by 93% of the average closing price of the Company’s Common Stock on the American Stock Exchange for the ten consecutive trading days preceding the trading day immediately prior to the closing date of the acquisition.

The offering of the shares of Common Stock to the NTS Sellers was not registered under the Securities Act of 1933, as amended (the “Securities Act”), but was made in reliance upon the exemptions from registration requirements of the Securities Act set forth in Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder, insofar as such securities are to be issued only to “accredited investors,” within the meaning of Rule 501 of Regulation D, and up to 35 non-accredited investors. The NTS Sellers will not have any registration rights with respect to the shares they will receive pursuant to this offering in accordance with the Agreement. Upon issuance of the shares, the NTS Sellers will have the same rights as shareholders currently owning the Company’s Common Stock.

The issuance of the shares of Common Stock to the NTS Sellers is subject to the approval of the American Stock Exchange and the Tel Aviv Stock Exchange where the Company’s Common Stock is listed. In addition, the rules of the American Stock Exchange, specifically Sections 712 and 713 of the American Stock Exchange Company Guide, require stockholder approval of, among other things, acquisitions in which the present or potential issuance of common stock could result in an increase in outsanding common stock of 20% or more, and of other transactions that would result in the issuance of 20% or more of the oustanding shares of the company’s commmon stock at a price that is less than the greater of book or market value of the common stock. Although the aggrgate number of shares of Common Stock to be issued to the NTS Sellers is as yet undetermined, the number of shares might meet or exceed the 20% threshold described above, and such shares might be issed at a discount to the market price of the shares at the time of the closing of the acquisition. With that eventuality in mind, the Company has elected to submit the acquisition for approval by the Company’s stockholders for the purposes of satisfying the requirments of Sections 712 and 713 of the American Stock Exchange Company Guide. If stockholder approval is not obtained, the Company may become unable to complete the acquisition of NTS, and the shares of Common Stock will not be issued to the NTS Sellers.

Other Terms

The Agreement provides that the closing must occur not later than January 15, 2008, unless such expiration date is extended or changed by the parties in accordance with the terms of, and under the circumstances described in, the Agreement.

The Agreement also provides for payment of certain liquidated damages, in the event that the Agreement is terminated under specific circumstances.

Completion of the acquisition is subject to certain conditions, including receipt of regulatory approvals where relevant.

The Agreement was filed as Exhibit 10.106 to the Company’s Current Report on Form 8-K which was filed with the SEC on August 22, 2007 (the “August 22, 2007 Form 8-K”).  You may request a copy of this filing, and any of the exhibits filed therewith (including the Agreement, and the other agreements described below under “Related Agreements”) at no cost, by writing or telephoning us at the following address or telephone number:

Xfone, Inc.
2506 Lakeland Drive, Suite 100
Flowood, MS  39232
Attn:  Mr. Ted Parsons
(601) 983-3800

Related Agreements

In connection with the consummation of the acquisition, it is anticipated that the parties will enter into additional related agreements, including a Release, an Escrow Agreement, an Amendment to Lease Agreement and a Noncompetition, Nondisclosure and Nonsolicitation Agreement, each of which may be found as exhibits to the Agreement, which was filed with the Company’s August 22, 2007 Form 8-K.

In addition, in connection with the transaction, the Company had entered into a Letter of Joint Venture dated June 15, 2007 with NTS Holdings, Inc. (“NTS Holdings”), an entity owned by Barbara Andrews (a/k/a Barbara Baldwin), who currently serves as NTS’ President and CEO, Jerry Hoover, who currently serves as NTS’ Executive Vice President - Chief Financial Officer, and Brad Worthington, who currently serves as NTS’ Executive Vice President - Chief Operating Officer.  The Letter of Joint Venture set forth some of the terms relating to the Company’s acquisition of NTS, and the merge or combination of the two companies into one, and also summarized the key employment terms between the NTS and Ms. Baldwin, Mr. Hoover and Mr. Worthington following the consummation of the acquisition.  Pursuant to its terms, upon consummation of the acquisition, the Letter of Joint Venture will terminate, and it is anticipated that the Company will enter into a Free Cash Flow Participation Agreement with NTS Holdings, and that NTS will enter into Employment Agreements with each of Ms. Baldwin, Mr. Hoover and Mr. Worthington.

The Letter of Joint Venture was filed as Exhibit 10.107 to the Company’s August 22, 2007 Form 8-K.

Free Cash Flow Participation Agreement.  The Free Cash Flow Participation Agreement (the “Participation Agreement”) provides that NTS Holdings will be entitled to a payment from the Company of an amount equal to 5% of the aggregate excess free cash flow generated by operations of the Company’s U.S. subsidiaries, which currently includes Xfone USA, Inc. (and its subsidiaries) and will include NTS upon consummation of the acquisition (and their respective subsidiaries) as well as any U.S. entity that Xfone acquires directly, or indirectly through its subsidiaries, in the future (a “Future Acquisition”).  NTS Holdings will be entitled to the participation amount beginning at such time as the Company has received a full return of its initial invested capital, plus an additional 8% return per year, in connection with the NTS acquisition (as well as in connection with any Future Acquisition).  The Participation Agreement will remain in effect in perpetuity, unless earlier terminated in accordance with its terms.

The Form of Participation Agreement was filed as Exhibit 10.107.1 to the Company’s August 22, 2007 Form 8-K.

Employment Agreements with Barbara Baldwin, Jerry Hoover and Brad Worthington.  It is anticipated that NTS will enter into Employment Agreements with each of Barbara Baldwin, Jerry Hoover and Brad Worthington, each for a five-year term that will commence on the date of closing.  The Employment Agreements provide for initial annual salaries for Ms. Baldwin of $273,000, and $243,840 for each of Messrs. Hoover and Worthington.  In addition, these officers will be entitled to one-time signing bonuses in the amount of $500,000 for Ms. Baldwin, and $243,840 for each of Messrs. Hoover and Worthington.

Ms. Baldwin and each of Messrs. Hoover and Worthington will also be entitled to receive options to purchase shares of Xfone’s Common Stock, as follows.  The Company anticipates that such options will be granted under the Company’s 2007 Stock Incentive Plan, which was adopted by the Company’s Board of Directors on October 28, 2007, subject to the approval of the Company’s shareholders (a vote will be taken on a proposal to approve the Company’s 2007 Stock Incentive Plan at the Meeting – please see Proposal III - Approval of the 2007 Stock Incentive Plan): On the effective date of the Employment Agreements, Ms. Baldwin will be granted options to purchase 250,000 shares of Xfone’s Common Stock, and each of Messrs. Hoover and Worthington will be granted options to purchase 400,000 shares of Xfone’s Common Stock, all of which will be immediately exercisable at an exercise price equal to 10% over the average closing price of Xfone’s Common Stock for the ten trading days immediately preceding the effective date of the Stock Purchase Agreement, and will expire five years from the grant date. In addition, at the end of these officers’ second year of employment under the Employment Agreements, each officer will be entitled to receive options to purchase 267,000 shares of Xfone’s Common Stock, which will be immediately exercisable at $5.00 per share, and will expire five years from such grant date.

The three Forms of Employment Agreement were filed as Exhibits 10.107.2, 10.107.3 and 10.107.4 to the Company’s August 22, 2007 Form 8-K.

The terms of the Letter of Joint Venture and the Stock Purchase Agreement, and the related agreements, were the products of arm's length negotiations, and none of the principals of the parties had any relationship with each other prior to such negotiations in connection with the acquisition transaction. None of the NTS Sellers had any relationship with the Company prior to the negotiations of the transaction and agreements described above.

Financial Advisor

New York City based Oberon Securities, LLC, a registered broker-dealer, acted as financial advisor to the Company in conjunction with the NTS acquisition transaction. Subject to the consummation of the acquisition, Oberon will be paid approximately $885,000 in cash for its services as a finder and financial advisor in connection with the transaction.

Debt Financing for the Cash Portion of Purchase Price

The Company’s management is currently in discussions with various potential lenders to obtain the best financing in order to fund the cash portion of the purchase price for the acquisition of NTS, however, the terms of such financing, and the parties thereto, have not yet been determined. The Company currently expects that the financing will be comprised of the issuance of debt and equity, such as shares of Common Stock and/or warrants to purchase Common Stock, to such lender(s) (the “Financing”).  In connection with the Financing, the Company may issue shares of its Common Stock to Oberon Securities LLC (“Oberon Securities”) as partial compensation for acting as an adviser for the Financing.

At the Meeting, a vote will be taken on the proposal to approve the acquisition of NTS pursuant to the Agreement, including the issuance of shares of the Company’s Common Stock to certain NTS Sellers who have elected to re-invest all or a portion of their allocable sale price in the Company’s common stock, and the Financing, including issuance of shares of Common Stock and/or warrants to purchase Common Stock in connection therewith to lenders and/or to Oberon Securities.

______________________________

Shareholder Vote Required

Approval of the proposal to approve the acquisition of NTS, including the issuance of shares of the Company’s Common Stock to certain NTS Sellers who have elected to re-invest all or a portion of their allocable sale price in the Company’s common stock, and the Financing, including issuance of shares of Common Stock and/or warrants to purchase Common Stock in connection therewith to lenders and/or to Oberon Securities, will require the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the Meeting.

The Board of Directors recommends a vote FOR the approval of the acquisition of NTS, including the issuance of shares of the Company’s Common Stock to certain NTS Sellers who have elected to re-invest all or a portion of their allocable sale price in the Company’s common stock, and the Financing, including issuance of shares of Common Stock and/or warrants to purchase Common Stock in connection therewith to lenders and/or to Oberon Securities.

STATEMENT OF ADDITIONAL INFORMATION

A. FINANCIAL INFORMATION

See Appendix B.

B. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FORWARD-LOOKING STATEMENTS

The information set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including, among others (i) expected changes in the Company’s revenues and profitability, (ii) prospective business opportunities and (iii) the Company’s strategy for financing its business. Forward-looking statements are statements other than historical information or statements of current condition. Some forward-looking statements may be identified by use of terms such as “believes”, “anticipates”, “intends” or “expects”. These forward-looking statements relate to the plans, objectives and expectations of the Company for future operations. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reasonable assumptions within the bounds of its knowledge of its business and operations, in light of the risks and uncertainties inherent in all future projections, the inclusion of forward-looking statements in this Proxy Statement should not be regarded as a representation by the Company or any other person that the objectives or plans of the Company will be achieved.

You should read the following discussion and analysis in conjunction with the Financial Statements and Notes attached hereto, and the other financial data appearing elsewhere in this Proxy Statement.

The Company’s revenues and results of operations could differ materially from those projected in the forward-looking statements as a result of numerous factors, including, but not limited to, the following: the risk of significant natural disaster, the inability of the Company to insure against certain risks, inflationary and deflationary conditions and cycles, currency exchange rates, changing government regulations domestically and internationally affecting our products and businesses.

OVERVIEW

Xfone, Inc. was incorporated in Nevada, U.S.A. in September 2000. We are a holding company providing international voice, video and data communications services with operations in the United Kingdom, the United States and Israel offering a wide range of services, including: local, long distance and international telephony services; prepaid and postpaid calling cards; cellular services; Internet services; messaging services (Email/Fax Broadcast, Email2Fax and Cyber-Number); and reselling opportunities. We serve customers across Europe, Asia, America, Australia and Africa. In February 2007, we moved our principal executive offices to Flowood, Mississippi, sharing executive office space with our wholly owned U.S. subsidiary, Xfone USA, Inc.

On October 4, 2000, we acquired Swiftnet Limited which had a business plan to provide comprehensive range of telecommunication services and products, integrated through one website. Swiftnet was incorporated in 1990 under the laws of the United Kingdom and is headquartered in London, England. Until 1999, the main revenues for Swiftnet were derived from messaging and fax broadcast services. During 2000, Swiftnet shifted its business focus to voice services and now offers a comprehensive range of calling services to resellers and end customers. Utilizing automation and proprietary software packages, Swiftnet’s strategy is to grow without the need for heavy investments and with lower expenses for operations and registration of new customers.

On April 15, 2004, we established an Israel based subsidiary, Xfone Communication Ltd. (which changed its name to Xfone 018 Ltd. in March 2005). On July 4, 2004, the Ministry of Communications of the State of Israel granted Xfone 018 a license to provide international telecom services in Israel. We started providing services in Israel through Xfone 018 as of mid-December 2004. Headquartered in Petach Tikva, Israel, Xfone 018 Ltd. is a telecommunications service provider that owns and operates its own facilities-based telecommunications switching system. Xfone 018 provides residential and business customers with high quality international carrier services.

On May 28, 2004, we entered into an agreement and Plan of Merger to acquire WS Telecom, Inc., a Mississippi corporation, and its two wholly owned subsidiaries, eXpeTel Communications, Inc. and Gulf Coast Utilities, Inc., through the merger of WS Telecom into our wholly owned U.S. subsidiary Xfone USA, Inc. On July 1, 2004, Xfone USA entered into a management agreement with WS Telecom which provided that Xfone USA provide management services to WS Telecom pending the consummation of the merger. The management agreement provided that all revenues generated from WS Telecom business operations would be assigned and transferred to Xfone USA. The term of the management agreement commenced on July 1, 2004, and continued until the consummation of the merger on March 10, 2005.  Headquartered in Jackson, Mississippi, Xfone USA, Inc. is an integrated telecommunications service provider that owns and operates its own facilities-based, telecommunications switching system and network. Xfone USA provides residential and business customers with high quality local, long distance and high-speed broadband Internet services, as well as cable television services in certain planned residential communities in Mississippi. Xfone USA is licensed to provide telecommunications services in Alabama, Florida, Georgia, Louisiana and Mississippi. Xfone USA utilizes integrated multi-media offerings - combining digital voice, data and video services over broadband technologies to deliver services to customers throughout its service areas.

On August 18, 2005, we entered into an Agreement and Plan of Merger to acquire I-55 Internet Services, Inc., a Louisiana corporation (the “I-55 Internet Merger Agreement”). On September 13, 2005, we filed a Form 8-K discussing the impact of Hurricane Katrina on the transaction contemplated by the I-55 Internet Merger Agreement. On October 10, 2005, we entered into a First Amendment to the Merger Agreement, by and among I-55 Internet Services, Xfone, Inc, Xfone USA, Inc., our wholly-owned United States subsidiary and Hunter McAllister and Brian Acosta, key employees of I-55 Internet Services, in order to induce Xfone, Inc and Xfone USA not to terminate the I-55 Internet Merger Agreement due to the material adverse effect that Hurricane Katrina has had on the assets and business of I-55 Internet Services. As part of the amendment and since, at that time, the merger of I-55 Internet Services with and into Xfone USA had not been consummated yet, in the interim, the parties agreed and entered into on October 11, 2005 a Management Agreement (the “I-55 Internet Management Agreement”) that provided that I-55 Internet Services hired and appointed Xfone USA as manager to be responsible for the operation and management of all of I-55 Internet Services business operations, including among other things personnel, accounting, contracts, policies and budget. In consideration of the management services provided under the I-55 Internet Management Agreement, I-55 Internet Services assigned and transferred to Xfone USA all revenues generated and expenses incurred in the ordinary course of business during the term of the I-55 Internet Management Agreement. The term of the I-55 Internet Management Agreement commenced on October 11, 2005 and continued until the consummation of the merger on March 31, 2006.

In conjunction with the consummation of the merger and in exchange for all of the capital stock of I-55 Internet Services, we issued a total of 789,863 shares of our common stock valued at $2,380,178 and 603,939 warrants exercisable for a period of five years into shares of our common stock, with an exercise price of $3.31, valued based on the Black Scholes option-pricing model (the “Xfone Stock and Warrant Consideration”). A portion of the Xfone Stock and Warrant Consideration issued at closing was placed in an escrow account, to be held pending certain adjustments. The Company subsequently made the following two claims against such escrow account: Claim #1: The Company made a claim on March 27, 2007 to adjust the total consideration based upon the changes in customer billings as determined pursuant to a formula set forth in the First Amendment to the Merger Agreement (the “Customer Billing Adjustment Amount”), which the Company had determined was $247,965.57. Claim #2: The Company determined an undisclosed liability, in accordance with Article 6.03 of the I-55 Internet Services, Inc. Merger Agreement (as amended), in the amount of $147,550 and on November 28, 2006, sent a claim for this amount. The Shareholder Representatives of I-55 Internet Services disputed the amounts in both claims submitted and so the parties entered into negotiations on May 2, 2007, where they agreed to reduce the amount claimed in Claim #1 to $143,017.11 to account for reconciliation of previously unconfirmed balances that had been applied in calculating the claim figure, and agreed to reduce the original Loss amount claimed in Claim #2 by $6,800.00, representing additional services purchased with Zipa, Inc. under the direction of Xfone USA during the Management Agreement period from October 2005 through March 2006. Upon settlement of the claims, two Joint Deposition Notices for the escrow agent, Trustmark National Bank, were delivered to the Shareholder Representatives of I-55 Internet Services for execution, however, a Shareholder Representative refused to execute the notices pending approval of the figures by the shareholders of I-55 Internet Services at a meeting.  On June 7, 2007, the shareholders met and rejected the figure agreed upon with respect to Claim #1, and accepted the figure agreed upon with respect to Claim #2.  There has been no further action taken with respect to Claim #2.  As a result of the rejection of the figure for Claim #1, the Company officially retracted the Joint Deposition of Escrow Claim, and consequently the original Pending Claim Notice dated March 27, 2007 in the amount of $247,965.57 is still claimed.

In conjunction with that certain Letter Agreement dated October 10, 2005 with MCG Capital Corporation, a major creditor of I-55 Internet Services, and upon the consummation of the merger on March 31, 2006, we issued to MCG Capital 667,998 shares of our common stock, valued at fair value of $2,010,006, in return for retiring its loan with I-55 Internet Services.

I-55 Internet Services provided Internet access and related services, such as installation of various networking equipment, website design, hosting and other Internet access installation services, throughout the Southeastern United States to individuals and businesses located predominantly in rural markets in Louisiana and Mississippi. As a result of the merger with and into Xfone USA, these services are now available in expanded markets throughout Louisiana and Mississippi. The Internet service offerings include dial-up, DSL, high speed dedicated Internet access, web services, email, the World Wide Web, Internet relay chat, file transfer protocol and Usenet news access to both residential and business customers. The I-55 Internet Services offerings provided various prices and packages that allowed I-55 Internet Services subscribers to customize their subscription with services that met customers’ particular requirements. Xfone USA now provides bundled services of voice and data (broadband Internet) to customers throughout its service areas.

On August 26, 2005, we entered into an Agreement and Plan of Merger to acquire I-55 Telecommunications, LLC, a Louisiana corporation (the “I-55 Telecom Merger Agreement”). On September 13, 2005, we filed a Form 8-K discussing the impact of Hurricane Katrina on the transaction contemplated by the I-55 Telecom Merger Agreement. In order to demonstrate our intention to continue on with the transaction contemplated by the I-55 Telecom Merger Agreement, the parties entered into on October 12, 2005 a Management Agreement (the “I-55 Telecom Management Agreement”) that provided that I-55 Telecommunications hired and appointed Xfone USA as manager to be responsible for the operation and management of all of I-55 Telecommunications’ business operations. In consideration of the management services provided under the I-55 Telecom Management Agreement, I-55 Telecommunications assigned and transferred to Xfone USA all revenues generated and expenses incurred in the ordinary course of business during the term of the I-55 Telecom Management Agreement. The term of the I-55 Telecom Management Agreement commenced on October 12, 2005 and continued until the consummation of the merger on March 31, 2006.

In conjunction with the consummation of the merger and in exchange for all of the capital stock of I-55 Telecommunications, LLC, we issued a total of 223,702 shares of our common stock valued at $671,687 and 79,029 warrants exercisable for a period of five years into shares of our common stock, with an exercise price of $3.38, valued based on the Black Scholes option-pricing model (the “Xfone Stock and Warrant Consideration”). A portion of the Xfone Stock and Warrant Consideration issued at closing was placed in an escrow. The Company determined a breach of the representations and warranties in the Merger Agreement resulting from the failure of I-55 Telecommunications to disclose the liability due and payable to the Louisiana Universal Service Fund (“LA USF”) through the period of October 2005, at which time Xfone USA undertook the management role of I-55 Telecommunications.  Pursuant to Section 1(g) of the Escrow Agreement dated as of March 31, 2006 by and among Xfone USA, the Escrow Agent, and the President and Sole Member of I-55 Telecommunications, and in accordance with Article 6.02 of the Merger Agreement, Xfone USA notified the other parties that it believed that it had suffered a Loss of $30,625.52, pursuant to the provisions of Article 6.02 of the Merger Agreement dated as of August 26, 2005. Having not received any response from the President and Sole Member of I-55 Telecommunications, nor from his counsel, on October 15, 2007, and after the allotted response time allowed, Xfone USA instructed the Escrow Agent (Trustmark National Bank) to deliver from the Escrow Fund of the President and Sole Member of I-55 Telecommunications, to the Company, 7,043 shares of Common Stock and 4,838 Xfone Stock Warrants.

In conjunction with certain Agreements to Purchase Promissory Notes dated October 31, 2005 / February 3, 2006 with Randall Wade James Tricou; Rene Tricou - Tricou Construction; Rene Tricou - Bon Aire Estates; Rene Tricou - Bon Aire Utility; and Danny Acosta, creditors of I-55 Telecommunications (the “Creditors”), and upon the consummation of the merger on March 31, 2006, we issued to the Creditors an aggregate of 163,933 restricted shares of common stock and an aggregate of 81,968 warrants, exercisable at $3.38 per share, at a total value of $492,220, in return for retiring their individual loans with I-55 Telecommunications.

I-55 Telecommunications provided voice, data and related services throughout Louisiana and Mississippi to both individuals and businesses. Prior to the merger with and into Xfone USA, I-55 Telecommunications was a licensed facility based CLEC operating in Louisiana and Mississippi with a next generation class 5 carrier switching platform. I-55 Telecommunications provided a complete package of local and long distance services to residential and business customers across both states. As a result of the merger, Xfone USA has now expanded its On-Net (facilities) service area, through I-55 Telecommunications, into New Orleans, Louisiana and surrounding areas, including Hammond, Louisiana and Baton Rouge, Louisiana. Xfone USA is expanding its sales offices to include New Orleans, in an effort to continue revenue growth and increase market share in the revitalized city, as well as into Biloxi, Mississippi, Hammond, Louisiana and Baton Rouge, Louisiana. Regulations affecting the telecommunications industry began in March 2006; conversions of all circuits affected were completed in April 2006. The competition in secondary markets, such as Jackson, Mississippi, Baton Rouge, Louisiana, and Biloxi, Mississippi, as opposed to Tier 1 markets such as Atlanta, Georgia, is also rapidly declining due to the removal of UNE-P and the decline in the competitive local exchange providers that had been dependent on UNE-P as their only source for providing competitive local telephone services in those markets. This provides for a unique opportunity for Xfone USA to gain market share, by utilizing its existing network and to expand its facilities into these opportunity areas becoming a primary alternative to the monopoly Incumbent Local Exchange Company.

On September 27, 2005, a Securities Purchase Agreement was entered for a $2,000,000 financial transaction by and among us, Xfone USA, Inc., eXpeTel Communications, Inc., Gulf Coast Utilities, Inc. and Laurus Master Fund, Ltd. The investment took the form of a convertible term note secured by our United States assets. The Term Note has a 3 year term, bears interest at a rate equal to prime plus 1.5% per annum, and is convertible, under certain conditions, into shares of our common stock at an initial conversion price equal to $3.48 per share. In conjunction with the financial transaction, we issued to Laurus Master Fund 157,500 warrants which are exercisable at $3.80 per share for a period of five years. The closing of the financial transaction was on September 28, 2005. As of August 1, 2007, Laurus Master Fund, Ltd. assigned to Valens U.S. SPV I, LLC a principal amount equal to $169,925.11 of the Term Note, and to Valens Offshore Fund SPV I, Ltd. a principal amount equal to $549,289.76 of the Term Note. The conversion of the Term Note will result in dilution in the percentage of common stock owned by the company’s existing shareholders, although the conversion price was in excess of the net tangible book value per share and accordingly was not economically dilutive.

On September 28, 2005, a Securities Purchase Agreement was entered for a $2,212,500 financial transaction by and among us, Crestview Capital Master, LLC, Burlingame Equity Investors, LP, Burlingame Equity Investors II, LP, Burlingame Equity Investors (Offshore), Ltd., and Mercantile Discount - Provident Funds. Upon the closing of the financial transaction on October 31, 2005, we issued to the investors an aggregate of 885,000 shares of common stock at a purchase price of $2.50 per share together with, 221,250 warrants exercisable at $3.00 per share and 221,250 warrants exercisable at $3.25 per share. The financial transaction resulted in dilution in the percentage of common stock owned by the Company’s existing shareholders, although the price paid was in excess of the net tangible book value per share and accordingly was not economically dilutive.

On November 23, 2005, a Securities Purchase Agreement was entered for a $810,000 financial transaction by and among us, Mercantile Discount-Provident Funds, Hadar Insurance Company Ltd., the Israeli Phoenix Assurance Company Ltd., and Gaon Gemel Ltd. In conjunction with the financial transaction, we issued an aggregate of 324,000 shares of common stock at a purchase price of $2.50 per share together with 81,000 warrants exercisable at $3.00 per share for a period of five years and 81,000 warrants exercisable at $3.25 per share for a period of five years. The financial transaction was closed on April 6, 2006. The financial transaction resulted in dilution in the percentage of common stock owned by the Company’s existing shareholders, although the price paid was in excess of the net tangible book value per share and accordingly was not economically dilutive.

On January 1, 2006, Xfone USA, Inc., our wholly owned subsidiary, entered into an Agreement with EBI Comm, Inc. (“EBI”), a privately held Internet Service Provider, to purchase the assets of EBI. EBI provided a full range of Internet access options for both commercial and residential customers in north Mississippi. Based in Columbus, Mississippi, EBI’s services included Dial-up, DSL, T1 Dedicated Access and Web Hosting. The customer base, numbering approximately 1,500 Internet users, is largely concentrated in the Golden Triangle area, which includes Columbus, West Point and Starkville, Mississippi. The acquisition was structured as an asset purchase, providing for Xfone USA to pay EBI total consideration equal to 50% of the monthly collected revenue from the customer base during the first 12 months, beginning January 2006. Acquired assets include the customer base and customer lists, trademarks and all related intellectual property, fixed assets and all account receivables. As a result of further negotiations between us and EBI, we have agreed to pay the total consideration of this acquisition in cash in the amount of $85,699 in monthly payments of $10,000 until paid in full, and we made the first of such payments on June 1, 2007. The acquisition was not significant from an accounting perspective.

On January 10, 2006 (effective as of January 1, 2006), Xfone USA, Inc., our wholly owned subsidiary, entered into an Asset Purchase Agreement with Canufly.net, Inc. (“Canufly.net”), an Internet Service Provider based in Vicksburg, Mississippi, and its principal shareholder, Mr. Michael Nassour. Canufly.net provided residential and business customers with high-speed Internet services and utilized the facilities-based network of Xfone USA, as an alternative to BellSouth, to provide Internet connectivity to its customers. Canufly.net also provided Internet services through a small wireless application in certain areas in Vicksburg, Mississippi. The transaction was closed on January 24, 2006. We agreed to pay a total purchase price of up to $710,633, payable as follows: (i) $185,000 in cash payable in twelve equal monthly payments, the first installment was paid at closing, and as of December 31, 2006, the entire amount was paid in full and in accordance with the Asset Purchase Agreement; (ii) $255,633 in cash, paid at closing, to pay off the loan with the B&K Bank; (iii) 33,768 restricted shares of common stock and 24,053 warrants exercisable at $2.98 per share for a period of five years were issued to the shareholders of Canufly.net during May 2006. Following the closing in 2006 and due to the satisfaction of certain earnout provisions in the Asset Purchase Agreement the Company issued in March 2007 additional 20,026 restricted shares of common stock and 14,364 warrants exercisable at $2.98 per share for a period of five years to the shareholders of Canufly.net. The acquisition was not significant from an accounting perspective.

On May 10, 2006, we, Story Telecom, Inc., Story Telecom Limited, Story Telecom (Ireland) Limited, Nir Davison, and Trecastle Holdings Limited, a company controlled by Mr. Davison, entered into a Stock Purchase Agreement. Pursuant to the Stock Purchase Agreement, we increased our ownership interest in Story Telecom from 39.2% to 69.6% in a cash transaction valued at $1,200,000. $900,000 of the total consideration was applied to payables owed by Story Telecom to us and our subsidiary Swiftnet Limited for back-end telecommunications services. The balance of $300,000 was paid to Story Telecom to be used as working capital. Story Telecom, Inc., a telecommunication service provider, operated in the United Kingdom through its two wholly owned subsidiaries, Story Telecom Limited and Story Telecom (Ireland) Limited (which was dissolved on February 23, 2007). Story Telecom operates as a division of our operations in the United Kingdom. The stock purchase pursuant to the Stock Purchase Agreement was completed on May 16, 2006. The transaction contemplated by the Stock Purchase Agreement was not significant from an accounting perspective.

On May 25, 2006, we and the shareholders of Equitalk.co.uk Limited, a privately held telephone company based in the United Kingdom (“Equitalk”) entered into an Agreement relating to the sale and purchase of Equitalk (the “Equitalk Agreement”). The Equitalk Agreement provided for us to acquire Equitalk in a restricted common stock and warrant transaction valued at $1,650,000. The acquisition was completed on July 3, 2006, and on that date Equitalk became our wholly owned subsidiary. In conjunction with the completion of the acquisition and in exchange for all of the capital stock of Equitalk, we issued a total of 402,192 restricted shares of our common stock and a total of 281,872 warrants exercisable at $3.025 per share for a period of five years. Founded in December 1999, Equitalk, a VC-financed company, was the first fully automated e-telco in the United Kingdom. Equitalk provides both residential and business customers with low-cost IDA and CPS voice services, broadband and teleconferencing.

On June 19, 2006, we entered into a Securities Purchase Agreement to sell to Central Fund for the Payment of Severance Pay of the First International Bank of Israel Ltd.; Meiron Provident Fund for Self Employed Persons of the First International Bank of Israel Ltd.; Atidoth Provident and Compensation Fund of the First International Bank of Israel Ltd.; Tohelet Provident and Compensation Fund of the first International Bank of Israel Ltd.; Mishtalem Funds for Continuing Education of the First International Bank of Israel Ltd.; Keren Hashefa Provident and Compensation Fund of the First International Bank of Israel Ltd.; Hamelacha Provident and Compensation Fund of the First International Bank of Israel Ltd.; Teuza Provident and Compensation Fund of the First International Bank of Israel Ltd.; Kidma Provident Funds Management Company Ltd. for Menifa Provident Fund for Bank of Israel Employees; and Security Pension Fund for Artisans Industrialists and Self Employed Persons Ltd. an aggregate of 344,825 restricted shares of common stock, at a purchase price of $2.90 per share, together with an aggregate of 172,415 warrants to purchase shares of common stock, at an exercise price of $3.40 per share and with a term of five years. The financial transaction was closed on September 28, 2006. The financial transaction resulted in dilution in the percentage of common stock owned by the Company’s existing shareholders, although the price paid was in excess of the net tangible book value per share and accordingly was not economically dilutive.

On December 24, 2006, the Company entered into an Agreement to sell to Halman-Aldubi Provident Funds Ltd. and Halman-Aldubi Pension Funds Ltd. an aggregate of 344,828 restricted shares of its common stock, at a purchase price of $2.90 per share, together with an aggregate of 172,414 warrants to purchase shares of its common stock, at an exercise price of $3.40 per share and with a term of five years. The financial transaction was closed on February 8, 2007. The financial transaction resulted in dilution in the percentage of common stock owned by the Company’s existing shareholders, although the price paid was in excess of the net tangible book value per share and accordingly was not economically dilutive.

On August 15, 2007, the Company, Swiftnet Limited, our wholly owned U.K.-based subsidiary (“Swiftnet”), and Dan Kirschner entered into a definitive Share Purchase Agreement to be completed on the same date, pursuant to which Swiftnet purchased from Mr. Kirschner the 67.5% equity interest in Auracall Limited (“Auracall”) that he beneficially owned, thereby increasing Swiftnet’s ownership interest in Auracall from 32.5% to 100%. Swiftnet had acquired the 32.5% interest in Auracall through several transactions that occurred since October 16, 2001. The purchase price for the shares was £810,917.64 (approximately $1,669,958), payable as follows: £500,000 (approximately $1,029,672) was paid in cash upon signing of the Share Purchase Agreement, and the remaining £304,000, plus interest of £6,917.64 (approximately $640,286), is payable in monthly installments beginning in September 2007 and continuing through March 2008. In connection with the acquisition, Auracall and Swiftnet entered into an Inter-Company Loan Agreement, pursuant to which Auracall agreed to lend Swiftnet £850,000 (approximately $1,750,442) for the sole purpose of and in connection with Swiftnet’s acquisition of the Auracall shares. The loan is unsecured, bears interest at a rate of 5% per annum, and is to be repaid in five years (i.e., August 15, 2012), but may be repaid earlier without charge or penalty. As a result of the terms of the transaction, Mr. Kirschner will no longer serve as Auracall’s Managing Director or as a member of its board of directors.

On August 22, 2007, the Company entered into a Stock Purchase Agreement (the “Agreement”) with NTS Communications, Inc. (“NTS”), a provider of integrated voice, data and video solutions headquartered in Lubbock, Texas, and the owners of approximately 85% of the equity interests in NTS (the “NTS Sellers”), to acquire NTS. Subsequently, all of the remaining shareholders of NTS executed the Agreement, bringing the total percentage of equity interests in NTS owned by NTS Sellers that entered into the Agreement to 100%. The aggregate purchase price is $42,000,000 (excluding acquisition related costs), plus (or less) (i) the difference between NTS’ estimated working capital and the working capital target for NTS as set forth in the Agreement, and (ii) the difference between amounts allocated by NTS for its fiber optic network build-out project anticipated in Texas and any indebtedness incurred by NTS in connection with this project, each of which is subject to Xfone’s advance written approval. The aggregate purchase price will be allocated to the NTS shareholders in accordance with each shareholder’s allocable share.

The Agreement also provided that the Company may offer to the NTS Sellers the opportunity to reinvest all or part of their allocable sale price in shares of the Company’s Common Stock, provided that the maximum number of shares of the Company’s Common Stock to be reinvested by all NTS Sellers in the aggregate does not exceed 30% of the total purchase price.

On September 19, 2007, the Company made this offer to the NTS Sellers, in accordance with the Agreement. Seventeen NTS Sellers elected to reinvest all or a portion of their allocable sale price in the Company’s Common Stock, and entered into Subscription Agreements with the Company. Pursuant to such subscriptions, the Company accepted offers by NTS Sellers to reinvest an aggregate of $6,587,426.76 in the Company’s Common Stock upon closing of the acquisition. The Company’s Board of Directors determined, in accordance with the Agreement, that the number of shares of the Company’s Common Stock to be delivered to each NTS Seller under this offering will be determined by dividing the portion of the NTS Seller’s allocable sale price that the NTS Seller elected to receive in shares of the Company’s Common Stock by 93% of the average closing price of the Company’s Common Stock on the American Stock Exchange for the ten consecutive trading days preceding the trading day immediately prior to the closing date of the acquisition.

The offering of the shares of Common Stock to the NTS Sellers was not registered under the Securities Act of 1933, as amended (the “Securities Act”), but was made in reliance upon the exemptions from registration requirements of the Securities Act set forth in Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder, insofar as such securities are to be issued only to “accredited investors,” within the meaning of Rule 501 of Regulation D, and up to 35 non-accredited investors. The NTS Sellers will not have any registration rights with respect to the shares they will receive pursuant to this offering in accordance with the Agreement. Upon issuance of the shares, the NTS Sellers will have the same rights as shareholders currently owning the Company’s Common Stock.

The Agreement provides that the closing must occur not later than January 15, 2008 (the “Expiration Date”), unless the Expiration Date is extended or changed by the parties in accordance with the terms of, and under the circumstances described in, the Agreement. The Agreement also provides for payment of certain liquidated damages, in the event that the Agreement is terminated under specific circumstances.Completion of the acquisition is subject to certain conditions, including receipt of regulatory approvals where relevant.

In connection with the consummation of the acquisition, it is anticipated that the parties will enter into additional related agreements, including a Release, an Escrow Agreement, an Amendment to Lease Agreement and a Noncompetition, Nondisclosure and Nonsolicitation Agreement. In addition, in connection with the transaction, the Company had entered into a Letter of Joint Venture dated June 15, 2007 with NTS Holdings, Inc. (“NTS Holdings”), an entity owned by Barbara Andrews (a/k/a Barbara Baldwin), who currently serves as NTS’ President and CEO, Jerry Hoover, who currently serves as NTS’ Executive Vice President – Chief Financial Officer, and Brad Worthington, who currently serves as NTS’ Executive Vice President – Chief Operating Officer. Pursuant to its terms, upon consummation of the acquisition, the Letter of Joint Venture will terminate, and it is anticipated that the Company will enter into a Free Cash Flow Participation Agreement with NTS Holdings, and that NTS will enter into Employment Agreements with each of Ms. Baldwin, Mr. Hoover and Mr. Worthington.

Recent Financings

On October 23, 2007, the Company  entered into Subscription Agreements with 15 investors affiliated with Gagnon Securities, Inc. who agreed to purchase an aggregate of 1,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”) at a price of $3.00 per share (the “Offering”), for a total subscription amount of $3,000,000 (the “Subscription Amount”). The Offering was made by the Company, acting without a placement agent, pursuant to the Company’s Registration Statement on Form SB-2 (File No. 333-143618) which was declared effective by the U.S. Securities and Exchange Commission on August 6, 2007. The Subscription Amount will be held in escrow for the benefit of the Company pending the receipt by the Company of approvals from the American Stock Exchange and the Tel Aviv Stock Exchange for the listing of the Shares, and until the Company’s transfer agent has confirmed that the Shares are available for issuance via the DWAC system, which the Company is in the process of implementing.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2006

U.K. Operations - 2006

Our U.K. subsidiary, Swiftnet Limited operates switching and computer systems offering a range of innovative, in-house developed telecommunications services. Swiftnet's strategy is to grow without the need for heavy investments and with lower operational expenses through the use of automation. A comprehensive range of telecommunication services and products are sold directly to end-users, through a web site integrating all of Swiftnet's services. The services are mainly telephone related services to customers dialing local and international destinations. Swiftnet provides value added services such as fax broadcast, email to fax and various other messaging services. Swiftnet also provides services for a range of resellers and partners to sell to their customers. These resellers and partners include Auracall Limited, Story Telecom Limited and Equitalk.co.uk Limited. Swiftnet's telecommunications services are used by subscribers in the U.K. and worldwide.

Our U.K. subsidiary, Equitalk.co.uk Limited is an automated e-telco providing post-paid, telecommunications services to customers across the whole of the U.K. These customers are typically making calls within the UK. Equitalk’s strategy is to grow through acquiring customers directly through sales and marketing activities.

Our U.K. subsidiary, Story Telecom Limited provides international calling services through calling cards and special access numbers available for use from mobile phones and landlines. Story Telecom's strategy is to grow through adding products and services targeted at customers making international calls.

In 2006 we had only approximately 0.1% of the market share of the United Kingdom telecommunication market (not including mobiles revenues), based on our revenues of $17.0 million (approximately 8.7 million United Kingdom pounds) during 2006, compared with approximately 19.8 billion U.S. dollars telecommunication market (not including mobiles revenues) in the United Kingdom (approximately 10.1 billion United Kingdom pounds).

We had four major types of customers in the U.K.: Residential, Commercial, Governmental agencies and Resellers. During 2006, there was one U.K. customer that accounted for 5% or more of our revenues - Auracall Limited (a 32.5% equity investment), represented approximately 7.5% of our U.K. revenues. Our largest non affiliated reseller was WorldNet Global Communications Ltd. (“WorldNet”) that generated approximately 3% of our U.K. revenues during 2006. We anticipate that WorldNet will continue to contribute approximately the same amount of UKP to our revenues in year 2007. However, should our agreements involving Auracall or WorldNet be cancelled, our revenues will be negatively affected.

In 2006, approximately 44.7% of our revenues were derived from our operations in the United Kingdom.

The U.K. market is highly competitive and our U.K. operations have a strong track record in innovation and in staying ahead of the competition. With a good pipeline of new products and ideas in development, we expect this to continue into 2007.

During 2006 some sectors of the U.K. telecommunications market have experienced reduced competition as a result of large mergers between Carphone Warehouse, Tele2 and Onetel. On-going regulation of the British Telecommunications plc (the incumbent monopoly) is designed to produce a level playing field for competition, and we are experiencing the benefits of this.

With a continued focus on quality and operational efficiencies, we expect to be able to support continued organic growth in sales and profits during 2007. Growth is projected to come from products introduced during 2006 as a result of increased marketing activity and on-going product improvements.

The U.K. operations will continue to search for suitable acquisitions in Europe to give non-organic growth. These will be assessed on their ability to increase shareholder value, on criteria which include their EPS contribution, size, cost, operational fit and quality of management.

U.S. Operations - 2006

Our U.S. subsidiary, Xfone USA, Inc. provides voice, data and related services throughout Louisiana and Mississippi to both individuals and businesses. Xfone USA is a licensed facility based CLEC operating in Louisiana and Mississippi with a next generation class 5-carrier switching platform. Xfone USA offers a complete package of local and long distance services to residential and business customers across both states.

In 2006 we had approximately 13,500 End-User Switched Access telephone lines in the Alabama, Louisiana and Mississippi market through the combination of Xfone USA and I-55 Telecommunications, LLC or approximately 0.2% of market share. This total market size in 2006 represented 5,789,992 telephone lines, with BellSouth Telecommunications maintaining its monopoly market share with 4,877,791 telephone lines or approximately 84% of the market. All CLECs combined made up the remaining 921,201 telephone lines or approximately 16% of the tri-state market, according to the 2006 FCC Report - Trends in Local Telephone Competition.

In 2006, approximately 40.8% of our revenues were derived from our operations in the United States.

With continued cross selling to Xfone USA Customers as well as projected expansion into specific targeted wire centers, we expect to continue revenue growth and increase market share. Regulations affecting the telecommunications industry began in March 2006; conversions of all circuits affected were completed in April 2006. The competition in rural markets is also rapidly declining due to the removal of UNE-P and the decline in the competitive local exchange providers that had been dependent on UNE-P as their only source for providing competitive local telephone services in those communities. We believe that this provides for a unique opportunity for Xfone USA to gain market share, by utilizing its existing network and to expand it facilities into these areas becoming a primary alternative to the monopoly Incumbent Local Exchange Company.

The overall trend for 2006 showed improving wire line margins in the Business markets and slightly improving margins in the Residential (Consumer) markets for facilities based providers, and this will continue into 2007. Mergers and acquisitions continued throughout 2006, primarily with mega mergers, such as BellSouth and ATT, as a major component for offsetting the line loss felt throughout the CLEC industry due to the regulatory changes. The industry will see continued merger and acquisition activity in 2007 for companies that have cash and public equity resources, and for the same reasons mentioned for 2006. These transactions will continue to change the landscape in the telecommunications industry. Analysts still believe there will be more consolidation opportunity over the next two years in both wire line and wireless markets.

As a result of regulatory changes, the competitive landscape continues to change, creating additional opportunity for facilities based competitive carriers to gain a larger market share in a shorter period of time in certain geographic markets, through internal growth (sales) and external growth (mergers and acquisitions) due to the continued departure of non-faculties based providers through either termination of their business or through acquisitions.

Demands in the market show the increase of interest in providing Telco TV, VOIP products and rapid growth in the Broadband market, heating up competition with the Regional Bell Carriers and cable providers. DSL services should continue to grow due to aggressive pricing with higher speeds becoming the norm delivering download speeds of 6 Meg in certain areas.

Xfone USA’s business plan for 2007 continues to include expansion of market share in both Business and Residential markets with focus in its specific geographic service areas primarily in Mississippi and Louisiana, and in those markets where the company has deployed its own network and Central Offices (CO’s), which are the highest margin areas. The Business markets will be expanded through Direct Sales and Independent sales efforts, while the Residential markets will be expanded through radio, direct mail, email marketing and other low cost advertising and message delivery opportunities.

In May 2007, Xfone USA secured its Vice President of Business Sales and incorporated an aggressive business sales expansion plan focusing this effort in its specific geographic and high margin service areas in Jackson, Mississippi, Baton Rouge and New Orleans, Louisiana. The expansion effort is on plan from the projections submitted in May 2007.

The Company’s business plan in 2007 also includes growth through acquisitions, which makes sense for several reasons: (i) faster results in achieving large top line revenue performance; (ii) significant synergies impact from consolidating corporate functions; and (iii) relatively easy integration of acquired companies because of facilities and network architecture.

Xfone USA is also planning for the future and emergence of the “Third Network” and has scale and availability to implement VoIP, Telco TV, WiFi and WiMax network architecture, as they become more viable into the future. However, these deployments are currently under much scrutiny and are being implemented in larger metropolitan areas such as New York City, Philadelphia, and San Francisco.

Xfone USA, being a facilities based fully integrated communications carrier, is better positioned in 2007 to continue to take full advantage of the regulatory opportunities afforded to facilities-based providers as a result of the FCC TRRO ruling in 2005, as well as to take advantage of the consolidation momentum started in 2006.

Israeli Operations - 2006

Since the opening of the international telephony market in Israel to competition in 1996, and until 2004, only three companies have provided international telephony services in Israel. The market, estimated at that time to be 2 billion minutes per year, was more or less equally divided between the three companies. On July 4, 2004, the Ministry of Communications of the State of Israel granted our subsidiary, Xfone 018 a license to provide international telecom services in Israel. We started providing services in Israel through Xfone 018 as of mid-December 2004. In 2004, two other new providers of international telephony services launched their services. The international telephony market is highly competitive and therefore all six providers had to offer low prices in order to attract or retain subscribers and call minutes.

During 2006, two significant mergers occurred in the Israeli international telephony market, leaving only four companies in the competition. The implications of these two mergers are yet to be noticed. However, we believe that the mergers will result in a moderate rates increase which may raise Xfone 018 revenues in 2007. The aforementioned mergers enabled Xfone 018 to execute, as of December 2006, a new business strategy, according to which it re-priced its services by distinguishing the rates for its subscribed customers from the rates for its non-subscribed customers. We believe that the new strategy shall prove to be successful, and that in 2007 no significant market share will be lost as a result of its implementation.

In 2006, the Israeli international telephony market was estimated to be 2.6 billion minutes. We estimate our market share as of December 31, 2006, as approximately 5.5% of the Israeli market.

We have two major types of customers in Israel: Residential and Commercial.

In 2006, approximately 14.5% of our revenues were derived from our operations in Israel.

Xfone 018 is operating with significantly lower overhead than its three competitors in the Israeli market by utilizing and building on our previous business models. We therefore believe that Xfone 018 will increase its market share in the international communication market, will generate a greater part of our revenues and will have a major contribution to our expected growth.

Our primary geographic markets are the United Kingdom, the United States and Israel.  However, we serve customers across Europe, Asia, America, Australia and Africa.

Comparison Financial Information Years ended December 31, 2006 and 2005 - Percentage of Revenues:

	Year Ended December 31,
	2006	2005
Revenues	100%	100%
Cost of Revenues	-58%	-66%
Gross Profit	42%	34%
Operating Expenses:
Research and Development	0%	0%
Marketing and Selling	-13%	-9%
General and Administrative	-26%	-26%
Total Operating Expenses	-39%	-35%
Income before Taxes	2%	1%
Net Income	2%	0%

COMPARISON OF THE YEARS ENDED DECEMBER 31, 2006 AND 2005

Revenues. Revenues for the year ended December 31, 2006 increased 37% to £19,353,771 ($37,914,037) from £14,113,748 ($24,346,215) for the same period in 2005. The increase in our revenues is primarily attributable to the operation of Xfone USA and Xfone 018. During year 2006, the revenues of Xfone USA increased 75% to £7,899,033 ($15,474,206) from £4,516,472 ($7,790,914) for the same period in 2005. Increase in the revenues in the U.S. is mainly a result of acquisitions that were completed during 2006. During year 2006, the revenues of Xfone 018 increased 92% to £2,801,793 ($5,488,712) from £1,455,511 ($2,510,755) for the same period in 2005. The increase in the revenues of Xfone 018 is mainly a result of expanding its customer base and introducing a new product to the market.

Cost of Revenues. Cost of revenues consists primarily of traffic time purchased from telephony companies and other related charges. Cost of revenues for the year ended December 31, 2006, increased 21% to £11,214,394 ($21,968,998) from £9,254,597 ($15,964,180) for the same period in 2005. The increase in our revenues is primarily attributable to the operation of Xfone USA and Xfone 018. Cost of revenues as a percentage of revenues decreased to approximately 58% in 2006, from approximately 66% in 2005, primarily attributable to the growth of sales in the U.S. were our margins are higher than in the operations in the U.K. and Israel.

GENERAL ANALYSIS

Research and Development. Research and development expenses were £23,333 ($45,709). Research and development expenses consist of labor costs of our research and development manager and other related costs. We estimate that research and development expenses will remain in the same level in 2007.

Marketing and Selling Expenses. Marketing and selling expenses for the year ended December 31, 2006, increased 100% to £2,520,167 ($4,937,007) from £1,262,182 ($2,177,264) for the same period in 2005. Approximately £200,000 (391,800) of the increase is primarily attributable to the operation of Story Telecom which was not consolidated into our consolidated operations until May 10, 2006. Approximately £450,000 ($881,550) of the increase is attributable to marketing activities in the U.S. markets, and approximately £600,000 ($1,175,400) is attributable to agents’ commission.

General and Administrative Expenses. General and administrative expenses for the year ended December 31, 2006, increased 39% to £5,067,535 ($9,927,301$) from £3,635,819 ($6,271,788) for the same period in 2005. The increase is primarily attributable to acquisition activity that consummated in 2006.

Marketing and Selling Expenses. Marketing and selling expenses for the year ended December 31, 2006, increased 100% to £2,520,167 ($4,937,007) from £1,262,182 ($2,177,264) for the same period in 2005. Approximately £200,000 ($391,800) of the increase are primarily attributable to the operation of Story Telecom which was not consolidated into our consolidated operations. £450,000 ($881,550) is attributable to marketing activities in the U.S. markets.

General and Administrative Expenses. General and administrative expenses for the year ended December 31, 2006, increased 39% to £5,067,535 ($9,927,301) from £3,635,819 ($6,271,788) for the same period in 2005. The increase is primarily attributable to acquisition activity that consummated in 2006.

Financing Expenses. Financing expenses, net, for the year ended December 31, 2006, increased 126% to £276,002 ($540,668) from £122,338 ($211,033) for the same period in 2005.

Net Income. Net Income for the year ended December 31, 2006 was £337,262 ($660,696) compared with a £26,078 ($44,983) for the same period in 2005.

Earning Per Share. The earning per share of common stock for the year ended December 31, 2006 was £0.033 ($0.065).

BALANCE SHEET

Comparison of the balance sheet as of December 31, 2006 and December 31, 2005

Current Assets. Current assets amounted to £5,253,433 ($10,291,475) as of December 31, 2006, as compared with £6,895,592 ($11,594,897) as of December 31, 2005. The decrease in the current assets is mainly attributable to the decrease in cash in the amount of £1,872,977 used mainly for investing activities and repayment of long term loans.

Loan to Shareholder. Loan to the shareholder, Mr. Abraham Keinan, our Chairman of the Board of Directors, was fully repaid during the year ended December 31, 2006.

Fixed Assets. Fixed assets net, amounted to £2,279,759 ($4,466,048) as of December 31, 2006, as compared with £2,051,315 ($3,538,518) as of December 31, 2005.

Current Liabilities. As of December 31, 2006, current liabilities amounted to £5,727,849 ($11,220,856) as of December 31, 2006, as compared with £5,423,951 ($9,356,315) as of December 31, 2005.

Long-term liabilities. As of December 31, 2006, long-term liabilities amounted to £1,191,337 ($2,333,830) as of December 31, 2006, as compared with £1,471,211 ($2,537,839) as of December 31, 2005.

Comparison Financial Information Periods ended June 30, 2007 and 2006 - Percentage of Revenues:

	Six months ended June 30,		Three months ended June 30,
	2007	2006	2007	2006
Revenues	100%	100%	100%	100%
Cost of Revenues	44.6%	63%	44.1%	62.2%
Gross Profit	55.4%	37%	55.9%	37.8%
Operating Expenses:
Research and Development	0.1%	0.1%	0.1%	0.1%
Marketing and Selling	23.6%	9.1%	23.6%	9.5%
General and Administrative	25.3%	25.3%	25.5%	25.2%
Total Operating Expenses	49.0%	34.5%	49.2%	34.8%
Income before Taxes	4.8%	1.9%	4.9%	2.7%
Net Income	3.7%	2.1%	3.5%	2.7%

RESULTS OF OPERATIONS

COMPARISON OF THE SIX MONTH PERIODS ENDED JUNE 30, 2007 AND JUNE 30, 2006

Revenues.  Revenues for the six months ended June 30, 2007 increased 38.7% to $23,153,522 from $16,690,082 for the same period in 2006. This increase is mainly due to the revenues contributed by Story Telecom which was consolidated for the first time during the second quarter of 2006, and Equitalk which was not consolidated in our financial statements for the six month period ended June 30, 2006.

Revenues in the United Kingdom for the six months ended June 30, 2007 increased 80.8% to $12,574,190 from $6,955,045 for the same period in 2006. Approximately $4,800,000 of the increase was contributed by Story Telecom which was consolidated for the first time during the second quarter of 2006, and Equitalk which was not consolidated in our financial statements for the six month periods ended June 30, 2006. Additionally, products which were introduced at the end of 2006 provided additional revenues for the six month period ended June 30, 2007. The remainder of the increase in the revenues is attributed to increased marketing activity and on-going product improvements.

Revenues in the United States for the six months ended June 30, 2007 decreased 9.1% to $6,610,958 from $7,269,042 for the same period in 2006. The decrease is primarily due to the attrition of dialup internet customers.

Revenues in Israel for the six months ended June 30, 2007 increased 60.9% to $3,968,374 from $2,465,995 for the same period in 2006. This increase is mainly attributed to increase of our market share and strategic change in our pricing policy to segregate between registered and unregistered users while remaining competitive in the market.

Our primary geographic markets are the United Kingdom, the United States and Israel.  However, we serve customers across Europe, Asia, North, Central and South America, Australia and Africa.

Cost of Revenues. Cost of revenues consists primarily of traffic time purchased from telephone companies and other related charges. Cost of revenues for the six months ended June 30, 2007 decreased 1.8% to $10,323,243 from $10,510,433 for the same period in 2006. Approximately $3,000,000 in cost of revenues for the six months ended June 30, 2007 are contributed by Story Telecom which was consolidated for the first time during the second quarter of 2006, and Equitalk which was not consolidated in our financial statements for the six month period ended June 30, 2006. The decrease in the cost of revenues is primarily attributed to the operations in the U.K. Cost of revenues as a percentage of revenues in the six months ended June 30, 2007 decreased to 44.6% from 63% in the same period in 2006.

As a result of ongoing product improvements and an increase in the sales of higher margin services, we achieved a decrease in cost of revenues as percentage of revenues in all our geographic markets, and primarily in the U.K. and Israel where cost of revenues as percentage of revenues decrease to 45.7% and 35.9%, respectively, in the six months ended June 30, 2007, compared to 77.6% and 65.7%, respectively, in the same period in 2006.

Research and Development. Research and development expenses for the six months ended June 30, 2007 and for the same period in 2006 were 0.1% of total revenues. We estimate that the research and development expenses will remain in the same level during the second half of 2007.

Marketing and Selling Expenses. Marketing and selling expenses consist primarily of commissions to agents and resellers. Other marketing and selling expenses are related to compensation attributed to employees engaged in marketing and selling activities, promotion, advertising and related expenses. Marketing and selling expenses for the six months ended June 30, 2007 increased 261.6% (or $3,960,674) to $5,474,506 from $1,513,832 for the same period in 2006. The increase in the marketing and selling expenses is primarily attributed to our operations in the U.K. Approximately $3,600,000 of the increase is attributed to agents' commission payable by Swiftnet, $2,735,658 of which was payable to Auracall Limited, an affiliated entity. During August 2006, customers of Auracall that used a service resold by Auracall from a third party, moved from that service to a service of Swiftnet, resold by Auracall. As a result, Swiftnet was liable to pay commission to Auracall for the traffic generated by Auracall's customers. Approximately $725,000 of the increase is attributed to the selling and marketing activities of Story Telecom which was consolidated for the first time during the second quarter of 2006, and Equitalk which was not consolidated in our financial statements for the six month period ended June 30, 2006. Marketing and selling expenses as a percentage of revenues increased to 23.6% for the six months ended June 30, 2007 from 9.1% for the same period in 2006.

General and Administrative Expenses. General and administrative expenses for the six months ended June 30, 2007 increased 25.3% to $5,846,730 from $4,225,081 for the same period in 2006. This increase is mainly due to increase in payroll expenses in the U.K. and U.S. General and administrative expenses consist primarily of compensation costs for administration, finance and general management personnel and consulting fees.

Financing Expenses. Financing expenses, net, for the six months ended June 30, 2007 increased 56.4% to $306,695 from $196,055 for the same period in 2006. The increase in the financial expenses is attributed to the effect of fluctuation in the exchange rate of the NIS and the GBP on liabilities of Xfone 018. In addition, financing expenses consist primarily of interest expenses on our interest bearing obligations.

Net Income. Net income for the six months ended June 30, 2007 was $855,834 compared to $347,342 for the same period in 2006.

Earning Per Share. Diluted net profit per share of common stock for the six months ended June 30, 2007 was $0.075, compared to $0.036 for the same period in 2006.

COMPARISON OF THE THREE MONTH PERIODS ENDED JUNE 30, 2007 AND JUNE 30, 2006

Revenues.  Revenues for the quarter ended June 30, 2007 increased 39.0% to $11,629,806 from $8,367,198 for the same period in 2006. This increase is mainly due to the revenues contributed Story Telecom which was consolidated for the first time during the second quarter of 2006, and Equitalk which was not consolidated in our financial statements for the quarter ended June 30, 2006.

Revenues in the United Kingdom for the quarter ended June 30, 2007 increased 79.9% to $6,478,252 from $3,601,887 for the same period in 2006. Approximately $2,546,000 of the increase was contributed by Equitalk which was not consolidated in our financial statements for the quarter ended June 30, 2006, and Story Telecom which was consolidated for the first time during the second quarter of 2006. The remainder of the increase in the revenues is attributed to the introduction of new products during the end of 2006, increased marketing activity and on-going product improvements.

Revenues in the United States for the quarter ended June 30, 2007 decreased 8.8% to $3,191,865 from $3,501,294 for the same period in 2006. The decrease is primarily due to the attrition of dialup internet customers.

Revenues in Israel for the quarter ended June 30, 2007 increased 55.0% to $1,959,689 from $1,264,017 for the same period in 2006. This increase is mainly attributed to increase of our market share and strategic change in our pricing policy to segregate between registered and unregistered users while remaining competitive in the market.

Cost of Revenues. Cost of revenues consists primarily of traffic time purchased from telephone companies and other related charges. Cost of revenues for the quarter ended June 30, 2007 decreased 1.5% to $5,130,021 from $5,206,666 for the same period in 2006. Approximately $1,340,000 in cost of revenues for the quarter ended June 30, 2007, are contributed by Equitalk which was not consolidated in our financial statements for the quarter ended June 30, 2006, and Story Telecom which was consolidated for the first time during the second quarter of 2006. The decrease in the cost of revenues is primarily attributed to the operations in the U.K. Cost of revenues as a percentage of revenues in the quarter ended June 30, 2007, decreased to 44.1% from 62.2% in the same period in 2006.

As a result of ongoing product improvements and an increase in the sales of higher margin services, we achieved a decrease in cost of revenues as percentage of revenues in the U.K. and Israel where cost of revenues as percentage of revenues decrease to 44.3% and 36.1%, respectively, in the quarter ended June 30, 2007, compared to 74.3% and 66.3%, respectively, in the same period in 2006.

Research and Development. Research and development expenses for the quarter ended June 30, 2007 and for the same period in 2006 were 0.1% of total revenues. We estimate that the research and development expenses will remain in the same level during the second half of 2007.

Marketing and Selling Expenses. Marketing and selling expenses consist primarily of commissions to agents and resellers. Other marketing and selling expenses are related to compensation attributed to employees engaged in marketing and selling activities, promotion, advertising and related expenses. Marketing and selling expenses for the quarter ended June 30, 2007 increased 246.1% (or $1,950,202) to $2,742,530 from $792,328 for the same period in 2006. The increase in the marketing and selling expenses is primarily attributed to our operations in the U.K. Approximately $1,600,000 of the increase is attributed to agents' commission payable by Swiftnet, $1,388,082 of which was payable to Auracall Limited, an affiliated entity. During August 2006, customers of Auracall that used a service resold by Auracall from a third party, moved from that service to a service of Swiftnet, resold by Auracall. As a result, Swiftnet was liable to pay commission to Auracall for the traffic generated by Auracall's customers. Approximately $305,000 of the increase is attributed to the selling and marketing activities of Equitalk which was not consolidated in our financial statements for the quarter ended June 30, 2006, and Story Telecom which was consolidated for the first time during the second quarter of 2006. Marketing and selling expenses as a percentage of revenues increased to 23.6% for the quarter ended June 30, 2007 from 9.5% for the same period in 2006.

General and Administrative Expenses. General and administrative expenses for the quarter ended June 30, 2007 increased 40.5% to $2,959,944 from $2,107,007 for the same period in 2006. This increase is mainly due to increase in payroll expenses in the U.K. and U.S. General and administrative expenses consist primarily of compensation costs for administration, finance and general management personnel and consulting fees.

Financing Expenses. Financing expenses, net, for the quarter ended June 30, 2007 increased 227.4% to $166,826 from $50,962 for the same period in 2006. Financing expenses consist primarily of interest expenses on our interest bearing obligations and the effect of changes in the exchange rate of the NIS and the GBP on our outstanding assets and liabilities.

Net Income. Net income for the quarter ended June 30, 2007 was $411,439 compared to $229,209 for the same period in 2006.

Earning Per Share. Diluted net profit per share of common stock for the quarter ended June 30, 2007 was $0.036, compared to $0.022 for the same period in 2006.

LIQUIDITY AND CAPITAL RESOURCES

Cash and cash equivalents as of June 30, 2007, amounted to $1,202,086 compared to $1,218,392 as of December 31, 2006, a decrease of $16,306. Net cash provided by operating activities in the six months ended June 30, 2007, was $1,076,363. Cash used for investing activities in the six months ended June 30, 2007, was $470,043. Net cash used in financing activities for the six months ended June 30, 2007, was $547,271, mainly attributable to issuance of shares and warrants for cash of $853,649, the repayment of financial obligations of $881,195 and the decrease in short-term bank credit of $584,786.

Our capital investments are primarily for the purchase of equipment and software for services that we provide or intend to provide. Among other network modifications, this includes an extensive build out of seven ATT central office collocations in the Jackson, Mississippi area capable of providing both digital and analog facilities-based telecommunication services to the commercial and residential markets.

Capital lease obligations: We are the lessee of switching and other telecom equipment under capital leases expiring on various dates from 2007 through 2009.

The minimum future lease payments are:

Date	U.S. Dollar
2007	$66,843
2008	$139,084
2009	$50,820

We shall continue to finance our operations and fund the current commitments for capital expenditures mainly from the cash provided from operating activities and from private and/or public placements.

On April 18, 2002 Bank Leumi (UK) plc issued company credit cards to two directors of Swiftnet Limited, and by way of securing the balances on these cards, took a First Party Charge over Swiftnet to the sum of £50,000 ($100,637).

As of April 10, 2003, Equitalk.co.uk Limited, our U.K. based subsidiary since July 2006, has received loan facilities from Barclays Bank plc in the form of a Government Small Firms Loan Guarantee Scheme Loan Agreement whereby Barclays would lend Equitalk £150,000 ($301,911). The loan plus interest is repaid monthly and payments are up to date. As part of the agreement a Debenture charge was raised on all the assets of Equitalk. The balance as of June 30, 2007 due is £8,334 ($16,774).

Our U.S. subsidiary, Xfone USA, Inc., has certain loan facilities with certain liens on our fixed assets in the form of installment loan agreements. The total aggregate amount of these loans as of June 30, 2007 is $1,000,000.

Upon the assignment of the Interconnection Agreement between WS Telecom, Inc. and BellSouth Telecommunications, Inc. to Xfone USA, Inc., and consummation of the merger on March 10, 2005, we, the ultimate parent company and our subsidiaries Swiftnet Limited and Xfone 018 Ltd., individually and/or jointly, agreed to guarantee all undisputed debts owing to BellSouth Telecommunications by Xfone USA in accordance with the assigned Interconnection Agreement. The guarantee was given on December 16, 2004, and became effective upon the consummation of the merger on March 10, 2005.

Our Israel based subsidiary, Xfone 018 Ltd. has received credit facilities from Bank Hapoalim B.M. in Israel in order to finance its activities. As of June 30, 2007, the credit facilities include a revolving credit line of 500,000 NIS ($117,980), a short-term credit line of 2,250,000 NIS ($530,911), and long-term credit line of 1,290,000 NIS ($304,389). In addition, the bank made available to Xfone 018 a long-term facility of 3,150,000 NIS ($743,275) to procure equipment. The credit facilities are secured with: (a) a floating charge on Xfone 018 assets; (b) a fixed charge on its telecommunication equipment (including switches); (c) subordination of a Term Note of $800,000. This Term Note was executed in July 2004 by Xfone 018 in favor of the Company; (d) assignment of rights by way of pledge on the Partner Communications Company Ltd. contract, the Cellcom Israel Ltd. contract, the Pelephone Communications Ltd. contract, and the credit companies contracts with Xfone 018; (e) personal collateral by Abraham Keinan and Guy Nissenson, which includes a pledge on 1,000,000 shares of common stock of the Company owned by Mr. Keinan, and an undertaking to provide Bank Hapoalim with an additional financial guarantee of up to $500,000 under certain circumstances. We agreed to indemnify Abraham Keinan and/or Guy Nissenson on account of any damage and/or loss and/or expense (including legal expenses) that they may incur in connection with the stock pledge and/or any other obligation made by them to Bank Hapoalim in connection with the collateral; (f) We and Swiftnet Limited issued a Letter of Guarantee, unlimited in amount, in favor of the bank, guaranteeing all debt and indebtedness of Xfone 018 towards the bank; (g) subordination of the Minority Partner Loan (as defined below). As of June 30, 2007, we have a balance due of 4,026,794 NIS ($950,164) under the credit facility.

According to an agreement between us, Xfone 018 Ltd. and our 26% minority interest partner in Xfone 018 (the “Minority Partner”), the Minority Partner provided in 2004 a bank guarantee of 10,000,000 NIS ($2,353,495) to the Ministry of Communications of the State of Israel which replaced an existing bank guarantee given by the Company in connection with Xfone 018’s license to provide international telecom services in Israel. As part of the agreement, the Company agreed to indemnify the Minority Partner for any damage caused to him due to the forfeiture of the bank guarantee with the Ministry of Communications on account of any act and/or omission of Xfone 018, provided that the said act or omission is performed against the opinion of the Minority Partner or without his knowledge.

According to the above-mentioned agreement with the Minority Partner, the Minority Partner provided in the fourth quarter of 2004, a shareholder loan of approximately $400,000 to Xfone 018 (the “Minority Partner Loan”). The Minority Partner Loan is payable after four years with annual interest of 4% and linkage to the Israeli consumer price index. As of June 30, 2007, the balance of the Minority Partner Loan is 1,947,050 NIS ($458,237).

As of June 30, 2007, we provided to Xfone 018 a shareholder loan in an aggregate amount of $1,298,579.

As of June 30, 2007, our Israeli subsidiary activities were financed by the shareholders loans and by using 4,026,794 NIS ($950,164) of the credit facility from Bank Hapoalim.

On September 27, 2005, we entered into a Securities Purchase Agreement for a $2,000,000 financial transaction with Xfone USA, Inc., eXpeTel Communications, Inc., Gulf Coast Utilities, Inc. and Laurus Master Fund, Ltd. The investment, which took the form of a convertible term note secured by our United States assets, has a 3 year term and bears interest at a rate equal to prime plus 1.5% per annum. The Term Note is convertible, under certain conditions, into shares of our common stock at an initial conversion price equal to $3.48 per share. In conjunction with the financial transaction, we issued to Laurus Master Fund 157,500 warrants which are exercisable at $3.80 per share for a period of five years. The closing of the financing was on September 28, 2005. As of August 1, 2007, Laurus Master Fund, Ltd. assigned to Valens U.S. SPV I, LLC a principal amount equal to $169,925.11 of the Term Note, and to Valens Offshore Fund SPV I, Ltd. a principal amount equal to $549,289.76 of the Term Note. Net proceeds from the financing were mainly used for procurement of capital equipment and general working capital purposes for us and Xfone USA, eXpeTel Communications and Gulf Coast Utilities, Inc. The conversion of the Term Note will result in dilution in the percentage of common stock owned by our existing shareholders, although the conversion price was in excess of the net tangible book value per share and accordingly was not economically dilutive. The potential or actual resale of the shares underlying the note could have an adverse effect on the price of our common stock. The balance as of June 30, 2007 due to Laurus Master Fund is $1,000,000.

On September 27, 2006, a Shareholders Loan Agreement was entered by and between Auracall Limited, an affiliated company, Swiftnet Limited, a wholly owned U.K. subsidiary and the Managing Director of Auracall who holds 67.5% of Auracall. As part of this agreement, Swiftnet agreed to provide a loan of £24,000 ($48,306) to Auracall, free of interest, to be repaid within one year. The loan was funded on October 13, 2006, and repaid by Auracall in full on May 10, 2007.

On August 24, 2006, we announced by Press Release that we had filed with the Israel Securities Authority (“ISA”) and the Tel Aviv Stock Exchange (“TASE”) a preliminary draft prospectus for a proposed public offering of convertible debentures to be listed and traded on the TASE (the “Proposed Public Offering”). The total amount proposed to be raised in the Proposed Public Offering was approximately $12 million. The Proposed Public Offering was subject to the approval of the ISA and the TASE, as well as the execution of an underwriting agreement and final pricing. On November 9, 2006 we were informed that the TASE decided to seek a No-Action Letter from the U.S. Securities and Exchange Commission (the “No-Action Letter”) and that until the No-Action Letter is granted to the TASE the Proposed Public Offering is delayed. On May 7, 2007, we were informed by the TASE that the No-Action Letter has not yet been granted. We are currently exploring, together with the TASE, the ISA and its legal and financial advisors alternative processes to raise capital in Israel.

On December 24, 2006, we entered into an Agreement to sell to Halman-Aldubi Provident Funds Ltd. and Halman-Aldubi Pension Funds Ltd. an aggregate of 344,828 restricted shares of its common stock, at a purchase price of $2.90 per share, together with an aggregate of 172,414 warrants to purchase shares of our common stock, at an exercise price of $3.40 per share and with a term of five years. The financial transaction was closed on February 8, 2007. The net proceeds of the financial transaction were $853,649, and are being used for general working capital and/or investment in equipment and/or acquisition and/or business development. The financial transaction resulted in dilution in the percentage of common stock owned by our existing shareholders, although the price paid was in excess of the net tangible book value per share and accordingly was not economically dilutive.

Our subsidiary, Xfone USA, Inc. was receiving services from Embarq Logistics, Inc. ("Embarq") related to the installation of certain collocation facilities in Mississippi. Certain disputes arose between the parties as to the scope of the work, the manner in which it was carried out and the timeliness of completion, and the parties agreed that Xfone USA had accrued an aggregate of $830,000 in liabilities to Embarq in connection with the services Embarq provided. On May 31, 2007, the parties reached a settlement agreement, pursuant to which Xfone USA paid Embarq $415,004 upon execution of the agreement, and issued a promissory note for the remaining balance of $414,996, which is payable in six consecutive monthly installments of $69,166 each, beginning on June 30, 2007 through November 30, 2007. In order to induce Embarq to enter into the settlement with our subsidiary, we guaranteed the obligations of Xfone USA by executing a Parent Guarantee.

During May 2007, 6,300 options under the Company's 2004 Stock Option Plan were exercised at an exercise price of $3.50 per share.

On July 17, 2007, Story Telecom Limited, our majority-owned UK subsidiary, agreed to loan us up to £400,000 ($805,097) that it had as cash surplus in its bank account. The loan bears fixed interest rate at 4% over the interest payable by the bank for deposits under the same terms. The loan is for a one-year term but can be accelerated by Story Telecom if it requires additional financing to continue to operate as a going concern. The loan is guaranteed by our wholly-owned UK subsidiary, Swiftnet Limited and by amounts owed to us by Story Telecom. In addition, Story Telecom has the right to set-off repayments under the loan against sums due to us by Story Telecom. The loan is pre-payable at any time upon 30 days’ notice. On July 18, 2007, we borrowed £350,000 ($704,460) of the loan.

On October 23, 2007, the Company  entered into Subscription Agreements with 15 investors affiliated with Gagnon Securities, Inc. who agreed to purchase an aggregate of 1,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”) at a price of $3.00 per share (the “Offering”), for a total subscription amount of $3,000,000 (the “Subscription Amount”). The Offering was made by the Company, acting without a placement agent, pursuant to the Company’s Registration Statement on Form SB-2 (File No. 333-143618) which was declared effective by the U.S. Securities and Exchange Commission on August 6, 2007. The Subscription Amount will be held in escrow for the benefit of the Company pending the receipt by the Company of approvals from the American Stock Exchange and the Tel Aviv Stock Exchange for the listing of the Shares, and until the Company’s transfer agent has confirmed that the Shares are available for issuance via the DWAC system, which the Company is in the process of implementing

IMPACT OF INFLATION AND CURRENCY FLUCTUATIONS

Effective January 1, 2007, we changed our functional and reporting currency from the Great Britain Pounds ("GBP") to the U.S. dollar for the reason that the majority of our transactions and balances are denominated in U.S. dollars. Consistent with SFAS No. 52 “Foreign Currency Translation” the change in functional currency will be accounted for prospectively; therefore, there is no effect on our historical consolidated financial statements. The translated amounts for non-monetary assets at December 31, 2006 became the accounting basis for those assets as of January 1, 2007. 54.3% and 17.1% of our revenues in the first half of 2007 were derived from our U.K. and Israeli operations, respectively. In the first half of 2007, approximately 68% of the direct traffic costs in Israel were in GBP and the rest were in New Israeli Shekels (“NIS”). We believe that the U.S. and Israeli portions of our revenues will increase in the second half of 2007.

For continuing transactions made in currencies other then US dollar we use a current conversion rate. For noncontingent past transactions made in currencies other then US dollar we use the conversion rate of the time of transaction.

Our costs of revenues are mainly in U.S. dollars and GBP.

Most of our assets, liabilities, revenues and expenditures are in U.S. dollars and GBP. The remainder of the assets, liabilities, revenues and expenditures are in NIS. We anticipate that in the second half of 2007 the portion of U.S. dollars will continue to grow although the portion of GBP will stay significant.

A devaluation of the GBP or the NIS in relation to the U.S. dollar will have the effect of decreasing the U.S. dollar value of all assets and liabilities that are in GBP or NIS. Conversely, any increase in the value of the GBP or the NIS in relation to the U.S. dollar will have the effect of increasing the U.S. dollar value of all GBP or NIS assets and the U.S. dollar amounts of any GBP or NIS liabilities and expenses.

Inflation in any of the countries where we operate would affect our operational results if we shall not be able to match our revenues with growing expenses caused by inflation.

If the rate of inflation causes a rise in salaries or other expenses and the market conditions don't allow us to raise prices proportionally, it will have a negative effect on the value of our assets and on our potential profitability.

C. BUSINESS

Background

Xfone, Inc. was incorporated in Nevada, U.S.A. in September 2000. We are a holding company providing international voice, video and data communications services with operations in the United Kingdom, the United States and Israel offering a wide range of services, including: local, long distance and international telephony services; prepaid and postpaid calling cards; cellular services; Internet services; messaging services (Email/Fax Broadcast, Email2Fax and Cyber-Number); and reselling opportunities. We serve customers across Europe, Asia, America, Australia and Africa. In February 2007, we moved our principal executive offices to Flowood, Mississippi, sharing executive office space with our wholly owned U.S. subsidiary, Xfone USA, Inc.

On October 4, 2000, we acquired Swiftnet Limited which had a business plan to provide comprehensive range of telecommunication services and products, integrated through one website. Swiftnet was incorporated in 1990 under the laws of the United Kingdom and is headquartered in London, England. Until 1999, the main revenues for Swiftnet were derived from messaging and fax broadcast services. During 2000, Swiftnet shifted its business focus to voice services and now offers a comprehensive range of calling services to resellers and end customers. Utilizing automation and proprietary software packages, Swiftnet’s strategy is to grow without the need for heavy investments and with lower expenses for operations and registration of new customers.

On April 15, 2004, we established an Israel based subsidiary, Xfone Communication Ltd. (which changed its name to Xfone 018 Ltd. in March 2005). On July 4, 2004, the Ministry of Communications of the State of Israel granted Xfone 018 a license to provide international telecom services in Israel. We started providing services in Israel through Xfone 018 as of mid-December 2004. Headquartered in Petach Tikva, Israel, Xfone 018 Ltd. is a telecommunications service provider that owns and operates its own facilities-based telecommunications switching system. Xfone 018 provides residential and business customers with high quality international carrier services.

On May 28, 2004, we entered into an agreement and Plan of Merger to acquire WS Telecom, Inc., a Mississippi corporation, and its two wholly owned subsidiaries, eXpeTel Communications, Inc. and Gulf Coast Utilities, Inc., through the merger of WS Telecom into our wholly owned U.S. subsidiary Xfone USA, Inc. On July 1, 2004, Xfone USA entered into a management agreement with WS Telecom which provided that Xfone USA provide management services to WS Telecom pending the consummation of the merger. The management agreement provided that all revenues generated from WS Telecom business operations would be assigned and transferred to Xfone USA. The term of the management agreement commenced on July 1, 2004, and continued until the consummation of the merger on March 10, 2005.  Headquartered in Jackson, Mississippi, Xfone USA, Inc. is an integrated telecommunications service provider that owns and operates its own facilities-based, telecommunications switching system and network. Xfone USA provides residential and business customers with high quality local, long distance and high-speed broadband Internet services, as well as cable television services in certain planned residential communities in Mississippi. Xfone USA is licensed to provide telecommunications services in Alabama, Florida, Georgia, Louisiana and Mississippi. Xfone USA utilizes integrated multi-media offerings - combining digital voice, data and video services over broadband technologies to deliver services to customers throughout its service areas.

On August 18, 2005, we entered into an Agreement and Plan of Merger to acquire I-55 Internet Services, Inc., a Louisiana corporation (the “I-55 Internet Merger Agreement”). On September 13, 2005, we filed a Form 8-K discussing the impact of Hurricane Katrina on the transaction contemplated by the I-55 Internet Merger Agreement. On October 10, 2005, we entered into a First Amendment to the Merger Agreement, by and among I-55 Internet Services, Xfone, Inc, Xfone USA, Inc., our wholly-owned United States subsidiary and Hunter McAllister and Brian Acosta, key employees of I-55 Internet Services, in order to induce Xfone, Inc and Xfone USA not to terminate the I-55 Internet Merger Agreement due to the material adverse effect that Hurricane Katrina has had on the assets and business of I-55 Internet Services. As part of the amendment and since, at that time, the merger of I-55 Internet Services with and into Xfone USA had not been consummated yet, in the interim, the parties agreed and entered into on October 11, 2005 a Management Agreement (the “I-55 Internet Management Agreement”) that provided that I-55 Internet Services hired and appointed Xfone USA as manager to be responsible for the operation and management of all of I-55 Internet Services business operations, including among other things personnel, accounting, contracts, policies and budget. In consideration of the management services provided under the I-55 Internet Management Agreement, I-55 Internet Services assigned and transferred to Xfone USA all revenues generated and expenses incurred in the ordinary course of business during the term of the I-55 Internet Management Agreement. The term of the I-55 Internet Management Agreement commenced on October 11, 2005 and continued until the consummation of the merger on March 31, 2006.

In conjunction with the consummation of the merger and in exchange for all of the capital stock of I-55 Internet Services, we issued a total of 789,863 shares of our common stock valued at $2,380,178 and 603,939 warrants exercisable for a period of five years into shares of our common stock, with an exercise price of $3.31, valued based on the Black Scholes option-pricing model (the “Xfone Stock and Warrant Consideration”). A portion of the Xfone Stock and Warrant Consideration issued at closing was placed in an escrow account, to be held pending certain adjustments. The Company subsequently made the following two claims against such escrow account: Claim #1: The Company made a claim on March 27, 2007 to adjust the total consideration based upon the changes in customer billings as determined pursuant to a formula set forth in the First Amendment to the Merger Agreement (the “Customer Billing Adjustment Amount”), which the Company had determined was $247,965.57. Claim #2: The Company determined an undisclosed liability, in accordance with Article 6.03 of the I-55 Internet Services, Inc. Merger Agreement (as amended), in the amount of $147,550 and on November 28, 2006, sent a claim for this amount. The Shareholder Representatives of I-55 Internet Services disputed the amounts in both claims submitted and so the parties entered into negotiations on May 2, 2007, where they agreed to reduce the amount claimed in Claim #1 to $143,017.11 to account for reconciliation of previously unconfirmed balances that had been applied in calculating the claim figure, and agreed to reduce the original Loss amount claimed in Claim #2 by $6,800.00, representing additional services purchased with Zipa, Inc. under the direction of Xfone USA during the Management Agreement period from October 2005 through March 2006. Upon settlement of the claims, two Joint Deposition Notices for the escrow agent, Trustmark National Bank, were delivered to the Shareholder Representatives of I-55 Internet Services for execution, however, a Shareholder Representative refused to execute the notices pending approval of the figures by the shareholders of I-55 Internet Services at a meeting.  On June 7, 2007, the shareholders met and rejected the figure agreed upon with respect to Claim #1, and accepted the figure agreed upon with respect to Claim #2.  There has been no further action taken with respect to Claim #2.  As a result of the rejection of the figure for Claim #1, the Company officially retracted the Joint Deposition of Escrow Claim, and consequently the original Pending Claim Notice dated March 27, 2007 in the amount of $247,965.57 is still claimed.

In conjunction with that certain Letter Agreement dated October 10, 2005 with MCG Capital Corporation, a major creditor of I-55 Internet Services, and upon the consummation of the merger on March 31, 2006, we issued to MCG Capital 667,998 shares of our common stock, valued at fair value of $2,010,006, in return for retiring its loan with I-55 Internet Services.

I-55 Internet Services provided Internet access and related services, such as installation of various networking equipment, website design, hosting and other Internet access installation services, throughout the Southeastern United States to individuals and businesses located predominantly in rural markets in Louisiana and Mississippi. As a result of the merger with and into Xfone USA, these services are now available in expanded markets throughout Louisiana and Mississippi. The Internet service offerings include dial-up, DSL, high speed dedicated Internet access, web services, email, the World Wide Web, Internet relay chat, file transfer protocol and Usenet news access to both residential and business customers. The I-55 Internet Services offerings provided various prices and packages that allowed I-55 Internet Services subscribers to customize their subscription with services that met customers’ particular requirements. Xfone USA now provides bundled services of voice and data (broadband Internet) to customers throughout its service areas.

On August 26, 2005, we entered into an Agreement and Plan of Merger to acquire I-55 Telecommunications, LLC, a Louisiana corporation (the “I-55 Telecom Merger Agreement”). On September 13, 2005, we filed a Form 8-K discussing the impact of Hurricane Katrina on the transaction contemplated by the I-55 Telecom Merger Agreement. In order to demonstrate our intention to continue on with the transaction contemplated by the I-55 Telecom Merger Agreement, the parties entered into on October 12, 2005 a Management Agreement (the “I-55 Telecom Management Agreement”) that provided that I-55 Telecommunications hired and appointed Xfone USA as manager to be responsible for the operation and management of all of I-55 Telecommunications’ business operations. In consideration of the management services provided under the I-55 Telecom Management Agreement, I-55 Telecommunications assigned and transferred to Xfone USA all revenues generated and expenses incurred in the ordinary course of business during the term of the I-55 Telecom Management Agreement. The term of the I-55 Telecom Management Agreement commenced on October 12, 2005 and continued until the consummation of the merger on March 31, 2006.

In conjunction with the consummation of the merger and in exchange for all of the capital stock of I-55 Telecommunications, LLC, we issued a total of 223,702 shares of our common stock valued at $671,687 and 79,029 warrants exercisable for a period of five years into shares of our common stock, with an exercise price of $3.38, valued based on the Black Scholes option-pricing model (the “Xfone Stock and Warrant Consideration”). A portion of the Xfone Stock and Warrant Consideration issued at closing was placed in an escrow. The Company determined a breach of the representations and warranties in the Merger Agreement resulting from the failure of I-55 Telecommunications to disclose the liability due and payable to the Louisiana Universal Service Fund (“LA USF”) through the period of October 2005, at which time Xfone USA undertook the management role of I-55 Telecommunications.  Pursuant to Section 1(g) of the Escrow Agreement dated as of March 31, 2006 by and among Xfone USA, the Escrow Agent, and the President and Sole Member of I-55 Telecommunications, and in accordance with Article 6.02 of the Merger Agreement, Xfone USA notified the other parties that it believed that it had suffered a Loss of $30,625.52, pursuant to the provisions of Article 6.02 of the Merger Agreement dated as of August 26, 2005. Having not received any response from the President and Sole Member of I-55 Telecommunications, nor from his counsel, on October 15, 2007, and after the allotted response time allowed, Xfone USA instructed the Escrow Agent (Trustmark National Bank) to deliver from the Escrow Fund of the President and Sole Member of I-55 Telecommunications, to the Company, 7,043 shares of Common Stock and 4,838 Xfone Stock Warrants.

In conjunction with certain Agreements to Purchase Promissory Notes dated October 31, 2005 / February 3, 2006 with Randall Wade James Tricou; Rene Tricou - Tricou Construction; Rene Tricou - Bon Aire Estates; Rene Tricou - Bon Aire Utility; and Danny Acosta, creditors of I-55 Telecommunications (the “Creditors”), and upon the consummation of the merger on March 31, 2006, we issued to the Creditors an aggregate of 163,933 restricted shares of common stock and an aggregate of 81,968 warrants, exercisable at $3.38 per share, at a total value of $492,220, in return for retiring their individual loans with I-55 Telecommunications.

I-55 Telecommunications provided voice, data and related services throughout Louisiana and Mississippi to both individuals and businesses. Prior to the merger with and into Xfone USA, I-55 Telecommunications was a licensed facility based CLEC operating in Louisiana and Mississippi with a next generation class 5 carrier switching platform. I-55 Telecommunications provided a complete package of local and long distance services to residential and business customers across both states. As a result of the merger, Xfone USA has now expanded its On-Net (facilities) service area, through I-55 Telecommunications, into New Orleans, Louisiana and surrounding areas, including Hammond, Louisiana and Baton Rouge, Louisiana. Xfone USA is expanding its sales offices to include New Orleans, in an effort to continue revenue growth and increase market share in the revitalized city, as well as into Biloxi, Mississippi, Hammond, Louisiana and Baton Rouge, Louisiana. Regulations affecting the telecommunications industry began in March 2006; conversions of all circuits affected were completed in April 2006. The competition in secondary markets, such as Jackson, Mississippi, Baton Rouge, Louisiana, and Biloxi, Mississippi, as opposed to Tier 1 markets such as Atlanta, Georgia, is also rapidly declining due to the removal of UNE-P and the decline in the competitive local exchange providers that had been dependent on UNE-P as their only source for providing competitive local telephone services in those markets. This provides for a unique opportunity for Xfone USA to gain market share, by utilizing its existing network and to expand its facilities into these opportunity areas becoming a primary alternative to the monopoly Incumbent Local Exchange Company.

On January 1, 2006, Xfone USA, Inc., our wholly owned subsidiary, entered into an Agreement with EBI Comm, Inc. (“EBI”), a privately held Internet Service Provider, to purchase the assets of EBI. EBI provided a full range of Internet access options for both commercial and residential customers in north Mississippi. Based in Columbus, Mississippi, EBI’s services included Dial-up, DSL, T1 Dedicated Access and Web Hosting. The customer base, numbering approximately 1,500 Internet users, is largely concentrated in the Golden Triangle area, which includes Columbus, West Point and Starkville, Mississippi. The acquisition was structured as an asset purchase, providing for Xfone USA to pay EBI total consideration equal to 50% of the monthly collected revenue from the customer base during the first 12 months, beginning January 2006. Acquired assets include the customer base and customer lists, trademarks and all related intellectual property, fixed assets and all account receivables. As a result of further negotiations between us and EBI, we have agreed to pay the total consideration of this acquisition in cash in the amount of $85,699 in monthly payments of $10,000 until paid in full, and we made the first of such payments on June 1, 2007. The acquisition was not significant from an accounting perspective.

On January 10, 2006 (effective as of January 1, 2006), Xfone USA, Inc., our wholly owned subsidiary, entered into an Asset Purchase Agreement with Canufly.net, Inc. (“Canufly.net”), an Internet Service Provider based in Vicksburg, Mississippi, and its principal shareholder, Mr. Michael Nassour. Canufly.net provided residential and business customers with high-speed Internet services and utilized the facilities-based network of Xfone USA, as an alternative to BellSouth, to provide Internet connectivity to its customers. Canufly.net also provided Internet services through a small wireless application in certain areas in Vicksburg, Mississippi. The transaction was closed on January 24, 2006. We agreed to pay a total purchase price of up to $710,633, payable as follows: (i) $185,000 in cash payable in twelve equal monthly payments, the first installment was paid at closing, and as of December 31, 2006, the entire amount was paid in full and in accordance with the Asset Purchase Agreement; (ii) $255,633 in cash, paid at closing, to pay off the loan with the B&K Bank; (iii) 33,768 restricted shares of common stock and 24,053 warrants exercisable at $2.98 per share for a period of five years were issued to the shareholders of Canufly.net during May 2006. Following the closing in 2006 and due to the satisfaction of certain earnout provisions in the Asset Purchase Agreement the Company issued in March 2007 an additional 20,026 restricted shares of common stock and 14,364 warrants exercisable at $2.98 per share for a period of five years to the shareholders of Canufly.net. The acquisition was not significant from an accounting perspective.

On May 10, 2006, we, Story Telecom, Inc., Story Telecom Limited, Story Telecom (Ireland) Limited, Nir Davison, and Trecastle Holdings Limited, a company controlled by Mr. Davison, entered into a Stock Purchase Agreement. Pursuant to the Stock Purchase Agreement, we increased our ownership interest in Story Telecom from 39.2% to 69.6% in a cash transaction valued at $1,200,000. $900,000 of the total consideration was applied to payables owed by Story Telecom to us and our subsidiary Swiftnet Limited for back-end telecommunications services. The balance of $300,000 was paid to Story Telecom to be used as working capital. Story Telecom, Inc., a telecommunication service provider, operated in the United Kingdom through its two wholly owned subsidiaries, Story Telecom Limited and Story Telecom (Ireland) Limited (which was dissolved on February 23, 2007). Story Telecom operates as a division of our operations in the United Kingdom. The stock purchase pursuant to the Stock Purchase Agreement was completed on May 16, 2006. The transaction contemplated by the Stock Purchase Agreement was not significant from an accounting perspective.

On May 25, 2006, we and the shareholders of Equitalk.co.uk Limited, a privately held telephone company based in the United Kingdom (“Equitalk”) entered into an Agreement relating to the sale and purchase of Equitalk (the “Equitalk Agreement”). The Equitalk Agreement provided for us to acquire Equitalk in a restricted common stock and warrant transaction valued at $1,650,000. The acquisition was completed on July 3, 2006, and on that date Equitalk became our wholly owned subsidiary. In conjunction with the completion of the acquisition and in exchange for all of the capital stock of Equitalk, we issued a total of 402,192 restricted shares of our common stock and a total of 281,872 warrants exercisable at $3.025 per share for a period of five years. Founded in December 1999, Equitalk, a VC-financed company, was the first fully automated e-telco in the United Kingdom. Equitalk provides both residential and business customers with low-cost IDA and CPS voice services, broadband and teleconferencing.

On August 15, 2007, the Company, Swiftnet Limited, our wholly owned U.K.-based subsidiary (Swiftnet”), and Dan Kirschner entered into a definitive Share Purchase Agreement to be completed on the same date, pursuant to which Swiftnet purchased from Mr. Kirschner the 67.5% equity interest in Auracall Limited (“Auracall”) that he beneficially owned, thereby increasing Swiftnet’s ownership interest in Auracall from 32.5% to 100%. Swiftnet had acquired the 32.5% interest in Auracall through several transactions that occurred since October 16, 2001. The purchase price for the shares was £810,917.64 (approximately $1,669,958), payable as follows: £500,000 (approximately $1,029,672) was paid in cash upon signing of the Share Purchase Agreement, and the remaining £304,000, plus interest of £6,917.64 (approximately $640,286), is payable in monthly installments beginning in September 2007 and continuing through March 2008. In connection with the acquisition, Auracall and Swiftnet entered into an Inter-Company Loan Agreement, pursuant to which Auracall agreed to lend Swiftnet £850,000 (approximately $1,750,442) for the sole purpose of and in connection with Swiftnet’s acquisition of the Auracall shares. The loan is unsecured, bears interest at a rate of 5% per annum, and is to be repaid in five years (i.e., August 15, 2012), but may be repaid earlier without charge or penalty. As a result of the terms of the transaction, Mr. Kirschner will no longer serve as Auracall’s Managing Director or as a member of its board of directors.

On August 22, 2007, the Company entered into a Stock Purchase Agreement (the “Agreement”) with NTS Communications, Inc. (“NTS”), a provider of integrated voice, data and video solutions headquartered in Lubbock, Texas, and the owners of approximately 85% of the equity interests in NTS (the “NTS Sellers”), to acquire NTS. Subsequently, all of the remaining shareholders of NTS executed the Agreement, bringing the total percentage of equity interests in NTS owned by NTS Sellers that entered into the Agreement to 100%. The aggregate purchase price is $42,000,000 (excluding acquisition related costs), plus (or less) (i) the difference between NTS’ estimated working capital and the working capital target for NTS as set forth in the Agreement, and (ii) the difference between amounts allocated by NTS for its fiber optic network build-out project anticipated in Texas and any indebtedness incurred by NTS in connection with this project, each of which is subject to Xfone’s advance written approval. The aggregate purchase price will be allocated to the NTS shareholders in accordance with each shareholder’s allocable share.

The Agreement also provided that the Company may offer to the NTS Sellers the opportunity to reinvest all or part of their allocable sale price in shares of the Company’s Common Stock, provided that the maximum number of shares of the Company’s Common Stock to be reinvested by all NTS Sellers in the aggregate does not exceed 30% of the total purchase price.

On September 19, 2007, the Company made this offer to the NTS Sellers, in accordance with the Agreement. Seventeen NTS Sellers elected to reinvest all or a portion of their allocable sale price in the Company’s Common Stock, and entered into Subscription Agreements with the Company. Pursuant to such subscriptions, the Company accepted offers by NTS Sellers to reinvest an aggregate of $6,587,426.76 in the Company’s Common Stock upon closing of the acquisition. The Company’s Board of Directors determined, in accordance with the Agreement, that the number of shares of the Company’s Common Stock to be delivered to each NTS Seller under this offering will be determined by dividing the portion of the NTS Seller’s allocable sale price that the NTS Seller elected to receive in shares of the Company’s Common Stock by 93% of the average closing price of the Company’s Common Stock on the American Stock Exchange for the ten consecutive trading days preceding the trading day immediately prior to the closing date of the acquisition.

The offering of the shares of Common Stock to the NTS Sellers was not registered under the Securities Act of 1933, as amended (the “Securities Act”), but was made in reliance upon the exemptions from registration requirements of the Securities Act set forth in Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder, insofar as such securities are to be issued only to “accredited investors,” within the meaning of Rule 501 of Regulation D, and up to 35 non-accredited investors. The NTS Sellers will not have any registration rights with respect to the shares they will receive pursuant to this offering in accordance with the Agreement. Upon issuance of the shares, the NTS Sellers will have the same rights as shareholders currently owning the Company’s Common Stock.

The Agreement provides that the closing must occur not later than January 15, 2008 (the “Expiration Date”), unless the Expiration Date is extended or changed by the parties in accordance with the terms of, and under the circumstances described in, the Agreement. The Agreement also provides for payment of certain liquidated damages, in the event that the Agreement is terminated under specific circumstances.Completion of the acquisition is subject to certain conditions, including receipt of regulatory approvals where relevant.

In connection with the consummation of the acquisition, it is anticipated that the parties will enter into additional related agreements, including a Release, an Escrow Agreement, an Amendment to Lease Agreement and a Noncompetition, Nondisclosure and Nonsolicitation Agreement. In addition, in connection with the transaction, the Company had entered into a Letter of Joint Venture dated June 15, 2007 with NTS Holdings, Inc. (“NTS Holdings”), an entity owned by Barbara Andrews (a/k/a Barbara Baldwin), who currently serves as NTS’ President and CEO, Jerry Hoover, who currently serves as NTS’ Executive Vice President – Chief Financial Officer, and Brad Worthington, who currently serves as NTS’ Executive Vice President – Chief Operating Officer. Pursuant to its terms, upon consummation of the acquisition, the Letter of Joint Venture will terminate, and it is anticipated that the Company will enter into a Free Cash Flow Participation Agreement with NTS Holdings, and that NTS will enter into Employment Agreements with each of Ms. Baldwin, Mr. Hoover and Mr. Worthington.

Recent Financings

On October 23, 2007, the Company  entered into Subscription Agreements with 15 investors affiliated with Gagnon Securities, Inc. who agreed to purchase an aggregate of 1,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”) at a price of $3.00 per share (the “Offering”), for a total subscription amount of $3,000,000 (the “Subscription Amount”). The Offering was made by the Company, acting without a placement agent, pursuant to the Company’s Registration Statement on Form SB-2 (File No. 333-143618) which was declared effective by the U.S. Securities and Exchange Commission on August 6, 2007. The Subscription Amount will be held in escrow for the benefit of the Company pending the receipt by the Company of approvals from the American Stock Exchange and the Tel Aviv Stock Exchange for the listing of the Shares, and until the Company’s transfer agent has confirmed that the Shares are available for issuance via the DWAC system, which the Company is in the process of implementing.

Our Principal Services and their Markets

We provide through our United Kingdom operations (Swiftnet, Equitalk, Story Telecom and Auracall) the following telecommunication products / services:

Services provided by Swiftnet

Telephony Services

·
Carrier Pre Select (CPS): CPS is a telephony service which enables customers to benefit from our low call usage charges, without having to make any changes to their existing telephone lines or numbers. The service allows customers to route all their outgoing calls over our network. This gives them access to competitive call rates and a wide range of services. Customers using CPS only pay line rental to their service operator, while we bill them for all call charges. CPS is available nationally provided the customer is connected to a BT local exchange.

·
Indirect Access: This is a telephony service which enables customers to benefit from our low call usage charges, without having to make any changes to their existing telephone lines or numbers. The service allows customers to route a specific outgoing call over our network by using the prefix code “1689”.

·
Calling Cards: This service is available to all our subscribers. The Calling Card works by using an access number and a PIN code, and offers a convenient and easy way to make calls virtually anywhere in the UK, as well as from 27 other destinations worldwide.

Messaging Services

·	Email2Fax: Allows users to send fax messages directly from their email or web software.

·	Cyber-Number: Allows users to receive fax messages directly to their email software via a personal number.

·	Email/Fax Broadcast: This service allows the user to send multiple personalized faxes and emails to thousands of users in minutes.

Internet Based Customer Service

·	Our Internet based customer service and on-line registration (found at www.swiftnet.co.uk) includes full details on all our products and services.

Our UK based subsidiary, Swiftnet Limited owns and operates its own facilities-based telecommunications switching system.

Services provided by Equitalk.co.uk

Telephony Services

·
Carrier Pre Select (CPS): CPS is a telephony service which enables customers to benefit from our low call usage charges, without having to make any changes to their existing telephone lines or numbers. The service allows customers to route all their outgoing calls over our network. This gives them access to competitive call rates and a wide range of services. Customers using CPS only pay line rental to their service operator, while we bill them for all call charges. CPS is available nationally provided the customer is connected to a BT local exchange.

·
Indirect Access: This is a telephony service which enables customers to benefit from our low call usage charges, without having to make any changes to their existing telephone lines or numbers. The service allows customers to route a specific outgoing call over our network by using the prefix code “1664”.

·
Internet/Data Service: We provide high-speed Internet access to residential customers utilizing the digital data network of Griffin Internet. Our ADSL service provides up to 8 Mbps of streaming speed combined with Static IP addresses, as well as multiple mailboxes. Our Internet/Data services are bundled with our voice services for residential and business customers.

·
Conference Service: We provide web-managed low cost teleconferencing services through our partnership with Auracall Limited. Up to 10 people can call in to a conference circuit and be joined together by dialing the same PIN. There is no need to reserve a conference call in advance and each caller pays for their own call.

Internet Based Customer Service and Billing Interface

·
Our Internet based customer service and billing interface (found at www.equitalk.co.uk) includes on-line registration, full account control, and payment and billing functions and information retrieval.

Services provided by Story Telecom

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Prepaid Calling Cards: Story Telecom initiates, markets and distributes Prepaid Calling Cards that are served by our switch and systems. Story Telecom supplies the Prepaid Calling Cards to retail stores through its network of dealers. The Calling Card enables the holder to call anywhere in the world by dialing either a toll free number or a local access number from any telephone that routes the holder’s call to our Interactive Voice Response System that automatically asks for the holder’s private PIN code, validates the code dialed by the customer, and tells the credit balance of the card. The holder is then instructed to dial to his or her desired destination, at which time our Interactive Voice Response System tells the holder how long he or she can speak according to the balance on the card and what the cost per minute is. The holder of the card can use the card repeatedly until the balance is zero.

·
Story Direct and Story Mobile: These services allow any individual with either a BT line or a mobile phone to make international calls at a lower cost and without prepayment for setting up an account with another carrier. These services can be accessed by any business or residential user through Story Telecom website, found at www.storytelecom.com. When customers need to make an international or national call they can dial the appropriate designed number for that country and save on calling rates over the current BT published rates or their network operator’s rates by gaining access to our switch and providing savings on a per minute basis.

Internet Based Customer Service and Billing Interface

·	Our Internet based customer service (found at www.storytelecom.co.uk) includes full details on all our products and services.

Services provided by Auracall Limited

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The Auracall Free Time service allows any individual with a BT line to make international calls at a lower cost and without prepayment for setting up an account with another carrier. The Auracall service can be accessed by any business or residential user through our website at www.auracall.com. When customers need to make an international or national call they can dial the appropriate designed number for that country and save on calling rates over the current BT published rates by gaining access to our switch and providing savings on a per minute basis.

·
The Auracall T-Talk service allows any individual with a mobile phone to make international calls at a lower cost by purchasing calling credit via a Premium Rate Text. When customers need to make an international or national call they can dial an access number followed by their destination number.

Internet Based Customer Service and Billing Interface

·	Our Internet based customer service (found at www.auracall.co.uk) includes full details on all our products and services.

We provide through our United States operations (Xfone USA) the following telecommunication products / services:

·
Local Telephone Service: Using our own network in concentrated local areas throughout Mississippi and Louisiana and utilizing the underlying network of BellSouth Telecommunications, Inc. (the new ATT), outside of our local areas, we provide local dial tone and calling features, such as hunting, call forwarding and call waiting to both business and residential customers throughout Alabama, Florida, Georgia, Louisiana and Mississippi, including T-1 and PRI local telephone services to business customers.

·
Long Distance Service: We use our own network where available and QWEST, a nationwide long distance carrier, as our underlying long distance network provider. In conjunction with Local Telephone Services, we provide Long Distance Services to our residential and business customers. We provide two different categories of long distance services - Switched Services to both residential and small business customers, which include 1+ Outbound Service, Toll Free Inbound Service and Calling Card Service. For larger business customers we also provide Dedicated Services such as T-1 and PRI Services. Our long distance services are only available to customers who use our local telephone services.

·
Internet/Data Service: We provide high-speed broadband Internet access to residential and business customers utilizing our own integrated digital data network and utilizing the broadband gateway network of the new ATT. Our DSL service provides up to 3 Mbps of streaming speed combined with Dynamic IP addresses, as well as multiple mailboxes and Web space. Our DSL services also include spam filter, instant messaging, pop-up blocking, web mail access, and parental controls. We also provide dial-up Internet access service for quick and dependable connection to the web. Our Internet/Data services are stand-alone products or are bundled with our voice services for residential and business customers.

·
Customer Service: Customer Service is paramount at Xfone USA and is one of our major differentiating characteristics, thus tantamount to being one of our product offerings. Customers have been conditioned to accept poor customer service from the larger monopoly companies because they have never had any real choice in service providers, especially in the residential market. Our attentive customer service department is an additional “product offering” which sells - as well as retains - customers. The full scope of communications service entails network service, customer service, and repair service.

·	Our US based subsidiary, Xfone USA, Inc. owns and operates its own facilities-based telecommunications carrier class switching platform.

We provide through our Israeli operations (Xfone 018) the following telecommunication products / services:

·
International Telephony Services: We provide international telephony services with the prefix code of “018”. We provide these services both to our subscribers and to subscribers of other Israeli carriers. The service is offered to both residential and business customers.

·
XFONECARD: We provide an international toll free calling card service, available in over 40 countries around the globe. XFONECARD has a unique feature which allows its user to receive messages to a personal message box.

·
SIMPLE: The SIMPLE is a pre programmed, rechargeable, mobile SIM card which can be used with any unlocked GSM (Global System for Mobiles) mobile phone virtually anywhere in the world. SIMPLE allows us to deliver call savings, by diverting the customer dialing command away from the local mobile operator that the phone is connected to, and instead, it sends the call to one of the UK’s largest mobile operators with whom we hold a special agreement. We offer for sale or rent two types of SIM Cards - a local SIM Card which may be used only from a specific country, and a global SIM Card which may be used from over 90 countries around the globe.

·	International Telephony Access: We provide international telephony access to the Israeli telephone network by selling incoming call minutes to various international operators across the globe.

·	Our Israel based subsidiary Xfone 018 owns and operates its own facilities-based telecommunications carrier class switching platform.

Our Distribution and Marketing Methods

We use the following distribution methods to market our services:

·
We use employed, direct sales executives to sell to medium to large size business customers; these sales executives have quota attainment requirements and receive a monthly salary, allowance and are paid commissions;

·
We actively recruit independent contractor agents and resellers who purchase telephone traffic directly from us at a discount, and who then resell this telephone traffic to their customers at a mark-up according to their own price lists;

·	We utilize agents that sell our services directly to customers at our established prices; these agents receive a commission of approximately 5%-12% of the total sale amount less any bad debts;

·	We use third party direct sales organizations (telesales and door-to-door) to register new customers;

·	We cooperate with major companies and worker’s councils;

·	We use direct marketing, including by newspaper and radio advertisements;

·	We attend telecommunications trade shows to promote our services; and

·	We utilize the Internet as an additional distribution channel for our services. We utilize Xfone.com as our brand name for our new e-commerce telecommunications operations.

Our Billing Practices

We charge our customers based on a monthly fixed amount or on actual usage by full or partial minutes. Our rates vary with distance, duration, time, and type of call, but are not dependent upon the facilities selected for the call transmission. The standard terms for our regular telephone customers require that payments are due 30 days from the date of the invoice, or 90 days when the invoice is issued by the local operator. Our supplier’s standard terms are payment within 30 to 90 days from invoice date; however, some new suppliers ask for shorter payment terms.

Carriers and Negotiating Lower Rates

Our increased sales in 2004, 2005 and 2006 have enabled us to negotiate significantly lower rates with the carriers we use to carry our international call traffic, which gives us the opportunity to increase our margins or offer significant reductions to secure deals with major clients. If our sales increase, we anticipate that we will continue to negotiate for lower rates. There can be no assurance that we will be successful in negotiating lower rates.

Divisions

We operate the following divisions:

·
Partner Division - Our Partner Division operates as a separate profit center by attempting to recruit new resellers and agents to market our products and services and to provide support and guidance to resellers and agents.

·
Customer Service Division - In the United Kingdom and the United States we operate a live customer service center that operates 24 hours a day, 7 days a week. In Israel our customer service center operates 6 days a week.

·
Operations Division - Our Operations Division provides the following operational functions to our business: (a) 24 hour/7 day a week technical support; (b) inter-company network; (c) hardware and software installations; and (d) operating switch and other platforms.

·	Administration Division - Our Administration Division provides the billing, collection, credit control, and customer support aspects of our business.

·	Research and Development - The function of our Research and Development Division is to develop and improve our billing system, switch and telephony platforms, websites and special projects.

·	Retail - Our Retail Division is responsible for our marketing and selling campaigns that target potential and existing retail customers.

Geographic Markets

Our primary geographic markets are the United States, the United Kingdom and Israel.  However, we serve customers across Europe, Asia, America, Australia and Africa.

Competitive Business Conditions

The U.K. Market

The communications and information services industry in the U.K. is highly competitive and varied. In 2006, we had only approximately 0.1% of the market share of the United Kingdom telecommunication market (not including mobiles revenues), based on our revenues of $17.0 million during 2006, compared with the approximately $10.1 billion telecommunication market (not including mobiles revenues) in the United Kingdom, according to the United Kingdom regulatory oversight of these companies, the Office of Communications - United Kingdom, otherwise known as Ofcom, the website of which may be accessed at www.ofcom.org.uk.

The U.S. Market

In 2006 we had approximately 13,500 End-User Switched Access telephone lines in the Alabama, Louisiana and Mississippi market through the combination of Xfone USA and I-55 Telecommunications, LLC or approximately 0.2% of market share. This total market size in 2006 represented 5,789,992 telephone lines, with BellSouth Telecommunications maintaining its monopoly market share with 4,877,791 telephone lines or approximately 84% of the market. All CLECs combined made up the remaining 921,201 telephone lines or approximately 16% of the tri-state market, according to the 2006 FCC Report - Trends in Local Telephone Competition.

The Israeli Market

Since the opening of the international telephony market in Israel to competition in 1996, and until 2004, only three companies have provided international telephony services in Israel. The market, estimated at that time to be 2 billion minutes per year, was more or less equally divided between the three companies. On July 4, 2004, the Ministry of Communications of the State of Israel granted our subsidiary, Xfone 018 a license to provide international telecom services in Israel. We started providing services in Israel through Xfone 018 as of mid-December 2004. In 2004, two other new providers of international telephony services launched their services. The international telephony market is highly competitive and therefore all six providers had to offer low prices in order to attract or retain subscribers and call minutes.

During 2006, two significant mergers occurred in the Israeli international telephony market, leaving only four companies in the competition. The implications of these two mergers are yet to be noticed. However, we believe that the mergers will result in a moderate rates increase which may raise Xfone 018 revenues in 2007. The aforementioned mergers enabled Xfone 018 to execute, as of December 2006, a new business strategy, according to which it re-priced its services by distinguishing the rates for its subscribed customers from the rates for its non-subscribed customers. We believe that the new strategy shall prove to be successful, and that in 2007 no significant market share will be lost as a result of its implementation.

In 2006, the Israeli international telephony market was estimated to be 2.6 billion minutes. We estimate our market share as of December 31, 2006, as approximately 5.5% of the Israeli market.

Principal Suppliers

In 2006, our principal suppliers of telephone routing and switching services according to the percentage of the costs of revenues were:

·	“the new ATT” (formerly BellSouth Telecommunications) - 31%

·	British Telecommunications - 28%

·	Bezeq The Israel Telecommunication Corp - 5%

We are dependent on several of our suppliers. However, these suppliers are required to provide us with services according to the relevant regulations and their licenses to operate as a telecommunications provider in the relevant jurisdictions.

Major Customers

We have six major types of customers:

·
Residential - in the U.S. - pre-subscribed customers; outside of the U.S. - pre-subscribed customers and customers who must dial a special code to access our switch or acquire a box that dials automatically.

·	Commercial - we serve small to complex business customers around the world.

·	Governmental agencies - Including the United Nations World Economic Forum, the Argentine Embassy, the Spanish Embassy and the Israeli Embassy.

·	Resellers - We provide them with our telephone and messaging services for a wholesale price.

·
Telecommunications companies - We provide our services through telecommunication companies (such as British Telecom and Bezeq The Israel Telecommunication Corp) which collect the fees relating to such services and forward them to us.

·
Mobile Users - including customers who can access our switch utilizing their free cross-network minutes and thereafter able to make low-cost international calls; customers who purchase, via a reversed billed SMS, pre-paid credit for international calls and those using our international roaming SIM cards.

Certain Telecommunication operators act as collection channels for the Company. In 2006 we had two major collection channels, one in the U.K. and one in Israel. Collections through these channels accounted to approximately 18% and 5% of our total revenues in 2006, and 23% and 19% of our total revenues in 2005. With respect to collection of monies for us, these Telecommunication operators are not deemed to be customers of the Company.

Our largest non affiliated reseller is WorldNet Global Communications Ltd. which generated approximately 1% of our total revenues during the year 2006. We provide WorldNet Global Communications with the billing system. We anticipate that WorldNet will continue to contribute approximately the same amount of UKP to our revenues in year 2007.

Collectively, in 2006 the United Kingdom accounts for approximately 44.7% of our revenues, the United States accounts for approximately 40.8% of our revenues and Israel accounts for approximately 14.5% of our revenues.

Our integrated revenue approach led to revenue from each source as described above and is partially driven by the activities of other revenue sources. Our revenues are dependent upon the following factors: price competition in telephone rates; demand for our services; individual economic conditions in our markets; and our ability to market our services.

Patents and trademarks

On September 14, 2000, Equitalk received notification from the Trademarks Registry Office of Great Britain that its trademark, “Equitalk”, was registered by that government agency.

On January 9, 2004, we received notification from the Trademarks Registry Office of Great Britain that as of August 8, 2003, our trademark, “Xfone”, was registered by that government agency.

On April 22, 2005, Xfone USA received notification from the United States Patent and Trademark Office that as of April 12, 2005, its Mark, “eXpeTel”, was registered by that government agency.

On August 6, 2007, Xfone 018 received notification from the Israeli Patent Office that as of March 30, 2007, its Mark, “Xfone 018”, was registered by that government agency.

We do not have any other patents or registered trademarks.

Regulatory Matters

In 1996, our subsidiary, Swiftnet Limited was granted a license to operate a telecommunications system from the Secretary of State for Trade and Industry of the United Kingdom. On July 25 2003 the regulatory situation within the United Kingdom changed dramatically with the ending of the licensing regime and the withdrawal and revocation of the Telecommunication Act.

The licensing regime has been replaced by a general authorization regime with the introduction of the General Conditions of Entitlement.

Swiftnet Limited, Equitalk.co.uk Limited, Auracall Limited and Story Telecom Limited are now affected by regulations introduced by the Office of Communications (“Ofcom”). Ofcom is the regulator for the UK communications industries, with responsibilities across television, radio, telecommunications and wireless communications services. Our UK businesses are also affected by the rules set by regulator for Premium Rate Services (Phonepay Plus - www.phonepayplus.org.uk). We do not believe that any regulations introduced by Ofcom or Phonepay Plus will significantly interfere with or substantially impair our business.

On April 15, 2004, we established Xfone Communication Ltd. and renamed it Xfone 018 Ltd in March 2005. On July 4, 2004 the Ministry of Communications of the State of Israel granted Xfone 018 a license to provide international telecom services in Israel. The license may be revoked by this agency in the occurrence of certain events such as breach of telecommunication laws and regulations or breach of certain provisions of the license.

On May 31, 2006, Xfone 018 was granted permission by the Ministry of Communications of the State of Israel to commence experimental deployment of Voice over Broadband (VoB) services. On May 31, 2007 the permission expired.

On August 21, 2006, the Ministry of Communications of the State of Israel granted Xfone 018 a license to operate in Israel as an ISP, thus enabling Xfone 018 to provide Internet access, Email and EDI (electronic data interchange) services.

Xfone USA is licensed as a CLEC and an Inter-exchange Carrier to provide local telephone and long distance services in the states of Alabama, Florida, Georgia, Louisiana and Mississippi. Internet and data services provided by Xfone USA are not regulated services.

As of March 10, 2005, and upon consummation of the merger of WS Telecom, with and into Xfone USA, Inc., we became subject to applicable US state and federal telecommunications laws and regulations. Compliance with such laws involved higher costs than we had in Europe during 2004.

On March 9, 2005, the Mississippi Public Service Commission (“Commission”) issued an Order opening a Generic Change of Law Proceeding (“Commission Proceeding”) to consider amendments to existing Interconnection Agreements between BellSouth Telecommunications, Inc. and all (CLECs) in Mississippi. As an interested party and as a CLEC, Xfone USA petitioned and was granted permission to intervene in the Commission Proceeding for regulatory purposes. On October 26, 2005, the Commission held its hearing on the Commission Proceeding and took the results of the Proceeding under advisement. On October 20, 2006 the Commission issued its Order in this matter, requiring various changes to Interconnection Agreements between BellSouth Telecommunications, Inc. and all CLECs in Mississippi, including the Interconnection Agreement under which Xfone USA operates. The issues addressed by the Commission in this Proceeding were regulatory in nature and did not involve monetary damages.

From time to time Xfone USA may be required to seek regulatory approval before applicable state public utility commissions of certain transactions, including business combinations with other telecommunications providers. During 2005, upon request of Xfone USA, the Mississippi Public Service Commission and the Louisiana Public Service Commission granted regulatory approval of the sale and transfer of the assets and the customer base of I-55 Telecommunications to Xfone USA. This transaction was closed on March 31, 2006.

We provide our services in many countries, all of which have different regulations, standards and controls related to licensing, telecommunications, import/export, currency and trade. We believe that we are in substantial compliance with these laws and regulations.

Research and Development Activities

During fiscal year 2005, we spent £6,896 ($14,060) on research and development activities. During fiscal year 2006, we spent £23,333 ($47,573) on research and development activities. During the first quarter of 2007 we spent $15,778 on research and development activities. Other than developing and expanding our telecommunications applications and our websites, we do not intend to undertake any significant research and development activities in 2007.

Cost of Compliance with Environmental Laws

We currently have no costs associated with compliance with environmental regulations. We do not anticipate any future costs associated with environmental compliance; however, there can be no assurance that we will not incur such costs in the future.

Employees

We currently have 30 employees in the United Kingdom, 77 employees in the United States, and 41 employees in Israel.

D. PENDING LEGAL MATTERS

I. MG Telecom Ltd.

In August 2002, Swiftnet Limited, the Company’s wholly-owned U.K. based subsidiary, filed a summary procedure lawsuit in the Magistrate Court of Tel - Aviv, Israel against MG Telecom Ltd. and its Chief Executive Officer, Mr. Avner Shur. In this lawsuit, we allege an unpaid debt due to us in the amount of $50,000 from MG Telecom for services rendered by us to MG Telecom. The debt arose from an agreement between us and MG Telecom, at that time a provider of calling card services, in which traffic originating from MG Telecom calling cards was delivered through our system in London, England. Mr. Shur signed a personal guarantee agreement to secure MG Telecom’s obligations under the agreement. On August 16, 2005, the Magistrate Court rendered a judgment in this matter, rejecting our claims. On October 16, 2005, we filed an appeal with the District Court of Tel - Aviv. On December 28, 2006, the District Court rescinded the judgment of the Magistrate Court. The case was returned to the Magistrate Court for writing a new reasoned judgment. On May 28, 2007, the Magistrate Court rendered a new judgment, rejecting our claims. On July 15, 2007 we filed an appeal with the District Court of Tel - Aviv.

 II. MCI WorldCom Limited (currently operating as “Verizon Business”)

Swiftnet Limited , the Company’s wholly-owned U.K. based subsidiary, was served with a claim on October 11, 2005 that was filed by MCI WorldCom Limited (“MCI”) in an English court for the sum of £1,640,440 ($3,377,324) plus interest accruing at a daily rate of £401 ($826) which at the date of claim had amounted to £92,317 ($190,112). MCI’s claim is for telecommunication services MCI claims it provided to Swiftnet. Swiftnet has been in dispute with MCI regarding amounts due to MCI for telecommunications services provided by MCI to Swiftnet. Swiftnet alleges that the disputed charges were improperly billed by MCI to its account for a long time and therefore MCI should credit Swiftnet for a certain amount of the claim. Swiftnet has defended the claim by stating that in relation to the invoices that MCI is claiming remain unpaid, £307,094 ($632,412) is not justified according to the rates agreed at various meetings and equates to an over-billing by such amount, although Swiftnet does not have written evidence for many of the agreed rates. Swiftnet has also submitted a counterclaim stating that it is owed a further £671,111 ($1,382,048) in credits in relation to amounts paid on account and wrongly attributed by MCI to over-billed invoices. Swiftnet is claiming that the amounts owed by MCI to Swiftnet in this regard should be set off against any amounts being claimed by MCI in the dispute. There is a further counterclaim for additional accounting costs and loss of management time incurred by Swiftnet due to the incorrect billing. Our financial statements carry the full amount Swiftnet has calculated that it owes to MCI based on the data held in Swiftnet’s billing systems.

III. Famous Telecommunications

In August 2006, Story Telecom Limited, the Company’s majority-owned U.K. based subsidiary, filed a lawsuit in the Barnet County Court, London, United Kingdom, against “Famous Telecommunications”, a reseller of calling cards, and its owner, Mr. Tanvir Babar. In this lawsuit, Story Telecom alleged an unpaid debt in the amount of £52,000 ($107,086) from Famous Telecommunications and/or Mr. Baber for services rendered by it. The debt arose from an agreement between Story Telecom and famous Telecommunications and/or Mr. Baber, in which Story Telecom supplied Famous Telecommunications and/or Mr. Baber with calling cards which they in turn distributed in the market. In September 2006, the court rendered a Judgment in Default in favor of Story Telecom. According to the judgment Famous Telecommunications and/or Mr. Baber must pay the debt plus interest forthwith, approximately £54,000 ($111,205). Famous Telecommunications and/or Mr. Baber failed to comply with the court’s order and as a result thereof Story Telecom applied for a Third Party Debt Order, requesting the court to order Mr. Baber’s bank, Halifax plc, to make available to Story Telecom any monies currently available within Mr. Baber’s account. In October 2006, the court made an Interim Order ordering Halifax plc to hold any amounts available within Mr. Baber’s account (up to the amount of the judgment being £54,000) in favor of Story Telecom until full hearing takes place. Full hearing took place on January 18, 2007, during which the court ordered Halifax plc to pay Story Telecom any monies held in Mr. Baber’s account. Halifax plc transferred approximately £1,200 ($2,471) to Story Telecom’s account as these were all the monies available. Story Telecom will request that the court order Mr. Baber to attend court for questioning regarding his financial situation, whereby he will also be required to detail all his assets. Following such questioning Story Telecom will look to pursue the most likely to succeed course of action in collecting the monies due.

IV. Gilad Amozeg

On June 4, 2007, the Company was informed that Gilad Amozeg, a former officer of the Company had filed a complaint with the United States Department of Labor - Occupational Safety and Health Administration ("OSHA") alleging discriminatory employment practices in violation of Section 806 of the Corporate and Criminal Fraud Accountability Act of 2002, Title VIII of the Sarbanes-Oxley Act of 2002.  The complaint alleged that Mr. Amozeg was terminated from his position as Chief Financial Officer of the Company as a result of his purportedly engaging in “protected activity” as defined under Section 806 of the Sarbanes-Oxley Act, and sought reinstatement of Mr. Amozeg’s position with the Company and damages from the Company.  On June 20, 2007, the Company notified OSHA, in writing through counsel, that because the statute in question does not apply extraterritorially to employees outside of the United States, OSHA has no jurisdiction over the complaint, which should be dismissed on that basis alone.  In addition, the Company denies that Mr. Amozeg’s termination was the result of any statutory “protected activities” or for any improper reason and asserts that the termination related to Mr. Amozeg's inability to properly perform his job responsibilities.  By letter dated July 18, 2007, OSHA dismissed the complaint, informing the parties that "[f]ollowing an investigation," it had found "no reasonable cause to believe that [the Company] violated [the statute in question]" because Mr. Amozeg was "not an employee covered under [the statute]."  Mr. Amozeg had thirty days from his counsel's receipt of that dismissal to file objections and request a hearing before a Department of Labor Administrative Law Judge. He did not do so and the dismissal therefore became final and not subject to judicial review.

V. Nir Davison

On July 25, 2007, the Company received notification of a claim filed on July 23, 2007 by Nir Davison with the United Kingdom Employment Tribunals, against Story Telecom Limited, the Company’s majority-owned subsidiary, alleging wrongful termination of his employment as Managing Director. The claim does not seek any specific damages. On August 21, 2007, the Company responded to the United Kingdom Employment Tribunal by rejecting Mr. Davison's claim. The Company intends to vigorously defend the claim.

GENERAL AND OTHER MATTERS

Management knows of no matters other than the matters described above that will be presented to the Meeting. However, if any other matters properly come before the Meeting, or any of its postponements or adjournments, the person or persons voting the proxies will vote them in accordance with his or their best judgment on such matters.

SOLICITATION OF PROXIES

The Company is making the mailing and will bear the costs associated therewith. There will be no solicitations made. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy material to beneficial owners of the Company’s common stock.

STOCKHOLDER PROPOSALS

The Board of Directors has not yet determined the date on which the next Annual Meeting of Stockholders of the Company will be held. Any proposal by a Stockholder intended to be presented at the Company’s next Annual Meeting of Stockholders must be received at the offices of the Company a reasonable amount of time prior to the date on which the information or proxy statement for that meeting are mailed to Stockholders in order to be included in the Company’s information or proxy statement relating to that meeting.

While you have the matter in mind, please complete, sign and return the enclosed proxy card.

By order of the Board of Directors,

Date: November 9, 2007	By:	/s/ Guy Nissenson
Guy Nissenson
President and Chief Executive officer

Appendix A

XFONE, INC.

MINUTES OF THE BOARD OF DIRECTORS MEETING

October 15, 2007

The Directors of Xfone, Inc. (the “Company”) held, by telephone conference, a meeting on October 15, 2007.

The following Directors participated and constituted a quorum pursuant to the Bylaws of the Company: Itzhak Almog, Guy Nissenson, Shemer S. Schwartz, Abraham Keinan (by proxy to Mr. Nissenson), and Eyal J. Harish (by proxy to Mr. Almog).

The following Participated by invitation: Alon Reisser, the Company’s General Counsel and Secretary.

Itzhak Almog presided as Chairman of the meeting and Alon Reisser acted as Secretary.

RESOLUTIONS

After discussion and upon motion duly made, seconded and carried, it was resolved as follows:

(i)
The Board of Directors calls for the 2007 Annual Meeting of shareholders of the Company to be held at 10:30 am on December 17, 2007, at the offices of Gersten Savage LLP located at 600 Lexington Avenue, 9th Floor, New York, NY 10022, United States (the "Annual Meeting").

(ii)	Only shareholders of record at the close of business on October 25, 2007, shall be entitled to vote at the Annual Meeting.

ADJOURNMENT

There being no further business the meeting was adjourned.

                                                                                              Respectfully Submitted,

/s/ Itzhak Almog
                                                                                              ___________________
                                                                                              Itzhak Almog
                                                                                              Chairman of the Meeting

/s/ Alon Reisser
                                                                                              ___________________
                                                                                              Alon Reisser
                                                                                              Secretary

Appendix A1

WRITTEN CONSENT TO ACTION WITHOUT MEETING
BY THE BOARD OF DIRECTORS OF
 XFONE, INC.

The undersigned, being all of the members of the Board of Directors of Xfone, Inc., a Nevada corporation (the “Corporation”), do hereby consent to and approve / adopt the following actions / resolutions by unanimous written consent in lieu of a meeting pursuant to Section 78.315 of the Nevada Revised Statutes:

RESOLVED, that, in accordance with the authority granted to the Board of Directors pursuant to Article 6.2 of the Corporation’s Bylaws, the Board of Directors hereby approves and adopts the following amendments to the Corporation’s Bylaws, which amendments are shown on Appendix A attached hereto:

(i)
to Articles 2.1 and 2.2, to provide for written notice of not less than ten (10) nor more than sixty (60) days for annual and special meetings of stockholders; to Articles 2.2, to exclude election of directors as a purpose for a special meeting;

(ii)	to Article 2.4, to clarify that the quorum threshold applies to any adjourned meeting as well;

(iii)	to Article 2.5, to provide for a record date for all meetings of shareholders of not less than ten (10) nor more than sixty (60) days before the date of the meeting;

(iv)
to Article 3.1, to provide for (a) the authorized number of directors on the Board of Directors to be not less than two (2) nor more than eight (8), (b) classification of the Corporation’s Board of Directors into three classes known as Class A, Class B and Class C with staggered terms of office; and (c) election of directors;

(v)
to Article 3.3, to provide that special meetings of the Board of Directors may be held upon not less than twenty-four (24) hours notice, and may be held at the Corporation’s Principal Executive Officers or at any other location where it or its subsidiaries do business;

(vi)	to Article 3.4, to conform the language to the applicable provision of the Nevada Revised States;

(vii)	to add Articles 3.7 and 3.8 relating to resignation and removal of directors, respectively;

(viii)	to Article 5.1, to provide that one officer may hold two or more offices at the same time;

(ix)	to Article 5.4, to provide that the Treasurer shall be the Corporation’s Chief Financial Officer and Principal Accounting Officer;

(x)	to Article 6.2 to provide that a vote of not less than eighty percent (80%) of the Board of Directors is required to alter, amend or repeal Articles 2.4, 3.1, 3.5, 3.8 and 6.2; and

(xi)	to insert the words “of Directors” throughout the Bylaws in order to use the term “Board of Directors” consistently throughout, and

(xii)	to make certain additional minor edits for clarification purposes; and be it further

Appendix A2

RESOLVED, that the Secretary of the Corporation, Alon Reisser, is hereby authorized and empowered to execute, in the name of and on behalf of the Corporation, the “Reamended and Restated Bylaws” of the Corporation attached hereto as Appendix B and incorporated herein by reference; and be it further

RESOLVED, that the following persons be, and each of them hereby is, appointed to the class of directors set forth below pursuant to Article 3.1.1 of the Corporation's Bylaws, to hold such offices until the 2007 Annual Meeting of the Shareholders of the Corporation, at which they will stand for re-election by the Corporation’s stockholders, to hold such offices until the expiration of their respective terms of office in 2008 (with respect to Class A directors), 2009 (with respect to Class B directors) and 2010 (with respect to Class C directors), and until their respective successors have been duly elected and qualified or until their earlier resignation, removal or death:

Class A	Class B	Class C
Abraham Keinan	Eyal Josef Harish	Morris Mansour
Guy Nissenson	Aviu Ben-Horrin	Israel Singer
Shemer Shimon Schwarz	Itzhak Almog;

and be it further
RESOLVED, that the proper officers and directors of the Corporation be, and each of them hereby is, authorized and empowered, in the name of and on behalf of the Corporation, to take all such further action as any such officer or director may deem necessary, proper, convenient or desirable in order to carry out each of the foregoing resolutions and in order to carry out each of the intents thereof; and be it further

RESOLVED, that the action taken by this consent shall have the same force and effect as if taken at a meeting of the Board of Directors of the Corporation, duly called; and be it further

RESOLVED, that this consent may be signed in one or more counterparts and via facsimile.

IN WITNESS WHEREOF, the undersigned, being all of the members of the Board of Directors of the Corporation, consent hereto in writing as of October 25, 2007, and direct that this instrument be filed with the minutes of proceedings of the Board of Directors of the Corporation.

/s/ Abraham Keinan	/s/ Guy Nissenson	/s/ Eyal Josef Harish
Abraham Keinan Chairman /s/ Aviu Ben-Horrin	Guy Nissenson Director /s/ Itzhak Almog	Eyal Josef Harish Director /s/ Shemer Shimon Schwarz
Aviu Ben-Horrin Director /s/ Morris Mansour	Itzhak Almog Director	Shemer Shimon Schwarz Director /s/ Israel Singer
Morris Mansour Director		Israel Singer Director
Appendix A3

XFONE, INC.

EXCERPT OF MINUTES

OF A MEETING OF THE BOARD OF DIRECTORS

October 28, 2007

The Directors of Xfone, Inc. (the “Company”) held a meeting on October 28, 2007, at the corporate offices of the Company's subsidiary, Xfone 018 Ltd., located at Haodem Street 1, Petach Tikva, Israel.

The following Directors participated and had the ability to hear and be heard by all participants, and constituted a quorum pursuant to the Bylaws of the Company: Abraham Keinan, Guy Nissenson, Shemer S. Schwartz, Eyal J. Harish (by telephone), Aviu Ben-Horrin, Itzhak Almog (by proxy to Guy Nissenson), Israel Singer (by telephone), and Morris Mansour (by telephone).

The following participated by invitation: Alon Reisser, the Company’s General Counsel and Secretary, and Niv Krikov, the Company's Chief Financial Officer.

Abraham Keinan presided as Chairman of the meeting and Alon Reisser acted as Secretary.

The meeting was called to order at 19:30 pm.

RESOLUTIONS

After discussion and upon motion duly made, seconded and carried, it was resolved as follows:

[Clause (i) intentionally omitted]

(ii)
Reference is made to the approval of the Board of Directors on July 31, 2007 of the acquisition by the Company of NTS Communications, Inc. (“NTS”). RESOLVED, that the Board of Directors hereby recommends that the Stockholders of the Company vote "FOR" the approval of the acquisition of NTS at the Company’s forthcoming Annual Meeting of Stockholders; and be it further

(iii)
RESOLVED, that in accordance with Section 2.2 (c) (i) of the Stock Purchase Agreement by and among the Company, NTS and the shareholders of NTS, dated August 22, 2007 (the “SPA”), the number of shares of Xfone Common Stock to be delivered at Closing to each electing Seller pursuant to the terms of the Xfone Subscription Agreements shall be determined by dividing such portion of the Allocable Sale Price such Seller has elected to reinvest in Xfone Common Stock by ninety-three percent (93%) of the average closing price on the American Stock Exchange of the Xfone Common Stock for the ten (10) consecutive trading days preceding the trading day immediately prior to the Closing Date and rounding the result to the nearest whole share (capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the SPA); and

(iv)
Reference is made to the approval of the Audit Committee of the Board of Directors of the Company of the appointment of Stark, Winter, Schenkein & Co., LLP (“SWS”) as the Company’s Independent Certified Public Accountants for the fiscal year ended December 31, 2007 and the first three quarters of the fiscal year ended December 31, 2008, pursuant to that certain Engagement Letter by and among the Company and SWS, dated October 25, 2007, attached hereto as Appendix C and incorporated herein by reference. RESOLVED, that the Board of Directors hereby recommends that the Stockholders of the Company vote "FOR" the approval of the appointment of SWS as the Company’s Independent Certified

Public Accountants for the ensuing year at the Company’s forthcoming Annual Meeting of Stockholders; and be it further

Appendix A4

(vi)
RESOLVED, that, subject to the approval of the Company’s Stockholders, the Company’s “2007 Stock Incentive Plan” (the “2007 Plan”) in the form attached hereto as Appendix D, and incorporated herein by reference with such changes thereto as an authorized officer executing the same shall approve, and all transactions contemplated thereby is hereby adopted, approved and confirmed in all respects; and that the President and CEO of the Company, Guy Nissenson, is hereby authorized and empowered to execute, in the name of and on behalf of the Corporation, the 2007 Plan and documents related thereto; and be it further

(vii)
RESOLVED, that, subject to such Stockholder approval, the Company reserve 8,000,000 shares of Common Stock for issuance upon exercise of awards granted under the 2007 Plan, and that such shares, when issued and paid for upon exercise of awards granted under the 2007 Plan, shall be validly issued, fully paid and non-assessable shares of the Company's Common Stock; and be it further

(viii)
RESOLVED, that the officers of the Company be, and hereby are, authorized and directed, to submit such 2007 Plan to the Company’s Stockholders for approval at the Company’s forthcoming Annual Meeting of Stockholders, and that the Board of Directors hereby recommends that the Stockholders of the Company vote "FOR" the approval of the 2007 Plan at the Company’s forthcoming Annual Meeting of Stockholders; and be it further

(ix)
RESOLVED, that the officers of the Company be, and they are or any one of them is, hereby authorized, empowered and directed, from time to time, in the name and on behalf of the Company to execute, make oath to, acknowledge and deliver, any and all agreements, orders, directives, certificates, notices, assignments and other documents, instruments and papers (including, without limitation, applications to the American Stock Exchange and the Tel Aviv Stock Exchange for the listing of the Company’s shares of common stock, and in connection with the preparation and filing of a Registration Statement with the Securities and Exchange Commission to register the issuance and offering of shares of common stock under the 2007 Plan, with any amendments, supplements and modifications thereto) and to take or cause to be taken such steps as they, with and upon the advice of legal counsel of the Company, may determine to be necessary, appropriate or advisable to carry out the intent and purposes of the foregoing resolutions, such determination to be evidenced conclusively by the execution and delivery of such documents and the taking of such steps.

ADJOURNMENT

There being no further business, and upon motion duly made and seconded, the meeting was adjourned at 21:30 pm.

                                                                                              Respectfully Submitted,

/s/ Abraham Keinan
                                                                                              ___________________
                                                                                              Abraham Keinan
                                                                                              Chairman of the Board

 /s/ Alon Reisser
                                                                                              ___________________
                                                                                              Alon Reisser
                                                                                              Secretary

Appendix A5

Appendix B

Xfone, Inc. and Subsidiaries

CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2006

CONTENTS

Appendix B1

Xfone, Inc. and Subsidiaries

BALANCE SHEET

	December 31,	December 31,
	2006	2006

		Convenience translation into U.S.$
CURRENT ASSETS:

Cash	£621,946	$1,218,392
Accounts receivable, net	3,871,620	7,584,504
Prepaid expenses and other receivables (Note 3)	759,867	1,488,579

Total current assets	5,253,433	10,291,475

INVESTMENTS (NOTE 5)	98,758	193,467

MINORITY INTEREST	155,717	305,050

LONG TERM RECEIVABLES	362,229	709,607

FIXED ASSETS, NET (NOTE 4)	2,279,759	4,466,048

OTHER ASSETS, NET (NOTE 6)	8,709,187	17,061,297

Total assets	£16,859,083	$33,026,944

The accompanying notes are an integral part of these consolidated financial statements

Appendix B2

Xfone, Inc. and Subsidiaries

BALANCE SHEET

	December 31,	December 31,
	2006	2006

		Convenience translation into U.S.$

CURRENT LIABILITIES:
Notes payable - current portion (Note 8)	£1,002,249	$1,963,406
Trade payables	3,425,244	6,710,053
Other liabilities and accrued expenses (Note 7)	1,233,368	2,416,168
Obligations under capital leases - current portion	66,988	131,229

Total current liabilities	5,727,849	11,220,856

DEFERRED TAXES (NOTE 10)	90,522	177,333

NOTES PAYABLE (NOTE 8)	989,411	1,938,256

OBLIGATIONS UNDER CAPITAL LEASES	60,249	118,028

SEVERANCE PAY	51,155	100,213

Total liabilities	£6,919,186	$13,554,686

COMMITMENTS AND CONTINGENT LIABILITIES (NOTE 11)

SHAREHOLDERS' EQUITY:
Preferred stock - 50,000,000 shares authorised, none issued
Common stock:
25,000,000 shares authorised, $.001 par value;
11,153,817 issued and outstanding	6,651	13,029
Contributions in excess of par value	9,702,817	19,007,819
Foreign currency translation adjustment	(704,799)	(1,380,701)
Deferred stock compensation	(261,048)	(511,393)
Retained earnings	1,196,276	2,343,505

Total shareholders' equity	9,939,897	19,472,259

Total liabilities and shareholders' equity	£16,859,083	$33,026,945

The accompanying notes are an integral part of these consolidated financial statements

Appendix B3

Xfone, Inc. and Subsidiaries

STATEMENT OF OPERATIONS

	Years Ended		Year Ended
	December 31		December 31
	2006	2005	2006
			Convenience translation into U.S.$

Revenues	£19,353,771	£14,113,748	$37,914,037
Cost of revenues	(11,214,394)	(9,254,597)	(21,968,998)

Gross profit	8,139,377	4,859,151	15,945,039

Operating expenses:
Research and development	(23,333)	(6,896)	(45,709)
Marketing and selling	(2,520,167)	(1,262,182)	(4,937,007)
General and administrative	(5,067,535)	(3,635,819)	(9,927,301)

Total operating expenses	(7,611,035)	(4,904,897)	(14,910,017)

Operating profit (loss)	528,342	(45,746)	1,035,022
Financing expenses, net	(276,002)	(122,338)	(540,688)
Equity in income of affiliated company	30,921	76,800	60,574
Loss from a change of holding of affiliated company	(29,848)	-	(58,472)
Loss from hurricane Katrina	-	(38,703)	-
Other income	43,248	104,646	84,723

Income (loss) before minority interest and taxes	296,661	(25,341)	581,159

Minority interest	41,757	113,960	81,802

Income before taxes	338,418	88,619	662,961

Taxes on income	(1,156)	(62,541)	(2,265)

Net income	£337,262	£26,078	$660,696

Basic net profit per share	£0.033	£0.004	£0.065

Diluted net profit per share	£0.033	£0.003	£0.065

Weighted average number of shares used for computing:
Basic profit per share	10,135,874	6,868,471	10,135,874

Diluted profit per share	10,135,874	7,943,184	10,135,874

The accompanying notes are an integral part of these consolidated financial statements
Appendix B4

Xfone, Inc. and Subsidiaries

STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

	Number of		Contributions	Foreign currency	Deferred		Total
	Ordinary	Share	in excess of	translation	Stock	Retained	Shareholders'
	Shares	Capital	par value	adjustments	Compensation	Earnings	Equity

Balance at January 1, 2005	6,220,871	£4,290	£1,373,556	£1,210	£-	£832,936	£2,211,992
Redemption of stock	(100,000)	(58)	(142,108)	-	-	-	(142,166)
Stock issued during the period, net of
issuance expenses:							-
For acquisition transaction	663,650	370	1,188,204	-	-	-	1,188,574
For services	3,150	2	(2)	-	-	-	-
For cash	885,000	496	832,665	-	-	-	833,161
Exercise of share options	500,000	290	115,129	-	-	-	115,419
Warrants issued during the period			756,322				756,322
Beneficial conversion feature
relating to convertible note	-	-	140,190	-	-	-	140,190
Currency translation	-	-	-	(117,618)	-	-	(117,618)
Net income	-	-	-	-	-	26,078	26,078

Balance at December 31, 2005	8,172,671	£5,390	£4,263,956	£(116,408)	£-	£859,014	£5,011,952

Balance at January 1, 2006	8,172,671	£5,390	£4,263,956	£(116,408)	£-	£859,014	£5,011,952
Deferred stock compensation, net	-	-	377,300	-	(377,300)	-	-
Amortization of deferred compensation	-	-	-	-	116,252	-	116,252
Redemption of stock	(100,000)	(51)	(137,704)	-	-	-	(137,755)
Stock issued during the period, net of
issuance expenses :
For services	40,629	24	13,977	-	-	-	14,001
For cash	663,825	362	521,040	-	-	-	521,402
For acquisitions	1,544,761	822	3,022,394	-	-	-	3,023,216
For loan repayment	831,931	104	1,424,529	-	-	-	1,424,633
Warrants granted to consultants
for services and others	-	-	217,325	-	-	-	217,325
Currency translation	-	-	-	(588,391)	-	-	(588,391)
Net income	-	-	-	-	-	337,262	337,262

Balance at December 31, 2006	11,153,817	£6,651	£9,702,817	£(704,799)	£(261,048)	£1,196,276	£9,939,897

Convenience translation into U.S.$:
Balance at January 1, 2006	8,172,671	$10,559	$8,353,089	$(228,043)	$-	$1,682,809	$9,818,414
Deferred stock compensation, net	-	-	739,131	-	(739,131)	-	-
Amortization of deferred compensation	-	-	-	-	227,738	-	227,738
Redemption of stock	(100,000)	(100)	(269,762)	-	-	-	(269,862)
Stock issued during the period, net of
issuance expenses :
For services	40,629	47	27,381	-	-	-	27,428

Appendix B5

Xfone, Inc. and Subsidiaries

STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY (Continued)

	Number of		Contributions	Foreign currency	Deferred		Total
	Ordinary	Share	in excess of	translation	Stock	Retained	Shareholders'
	Shares	Capital	par value	adjustments	Compensation	Earnings	Equity
For cash	663,825	709	1,020,717	-	-	-	1,021,426
For acquisitions	1,544,761	1,610	5,920,870	-	-	-	5,922,480
For loan repayment	831,931	204	2,790,652	-	-	-	2,790,856
Warrants granted to consultants
for services and others	-	-	425,740	-	-	-	425,740
Currency translation	-	-	-	(1,152,658)	-	-	(1,152,658)
Net income	-	-	-	-	-	660,696	660,696

Balance at December 31, 2006	11,153,817	$13,029	$19,007,818	$(1,380,701)	$(511,393)	$2,343,505	$19,472,258

The accompanying notes are an integral part of these consolidated financial statements

Appendix B6

Xfone, Inc. and Subsidiaries

STATEMENTS OF CASH FLOWS

	Years Ended		Years Ended
	December 31 ,		December 31 ,
	2006	2005	2006

			Convenience translation into U.S.$

Cash flow from operating activities:
Net income	£337,262	£26,078	$660,696
Adjustments required to reconcile net income
to net cash provided by (used in)
operating activities:
Depreciation and amortization	557,470	246,443	1,092,085
Stock, warrants and options issued for professional services	130,253	24,377	255,166
Minority Interest	(41,757)	(113,960)	(81,802)
Currency differences on convertible notes and loans	188	97,572	368
Loss from a change of holding of affiliated company	29,848	-	58,472
Changes in earnings of equity investments	(30,921)	(76,800)	(60,574)
Capital gain (loss) from the sale of fixed assets	-	(5,398)	-
(Increase) decrease in account receivables	(681,735)	(1,013,747)	(1,335,519)
Increase (decrease) in Severence pay	32,315	(4,565)	63,305
(Increase) decrease in other receivables	393,832	(11,361)	771,517
Decrease in shareholder loans receivable	123,965	123,966	242,847
Increase (decrease) in trade payables	(769,842)	957,861	(1,508,120)
Increase (decrease) in other payables	(230,454)	521,970	(451,460)
Increase (decrease) deferred taxes	(26,369)	82,079	(51,657)

Net cash provided by (used in) operating activities	(175,945)	854,515	(344,676)

Cash flow from investing activities:
Purchase of other assets	(642)	(117,348)	(1,258)
Purchase of equipment	(445,124)	(388,580)	(871,998)
Change in long-term receivables	(54,239)	(87,000)	(106,254)
Proceeds from sale of fixed assets	-	57,971	-
Repayment of capital lease obligation	-	(229,358)	-
Net cash acquired through purchase of WS Telecom	-	(167,614)	-
Acquisition of EBI	(50,726)	-	(99,372)
Acquisition of Canufly	(258,644)	-	(506,684)
Acquisition of I-55 Internet Services	(53,374)	-	(104,560)
Acquisition of I-55 Telecommunications	(15,414)	-	(30,196)
Net cash acquired from the acquisition of Equitalk	74,976	-	146,878
Net cash acquired from the acquisition of Story Telecom	33,476	-	65,579

Net cash (used in) investing activities	(769,711)	(931,929)	(1,507,865)

Appendix B7

Xfone, Inc. and Subsidiaries

STATEMENTS OF CASH FLOWS (Continued)

	Years Ended		Years Ended
	December 31,		December 31,
	2006	2005	2006

			Convenience translation into U.S.$
Cash flow from financing activities:
Repayment of long term loans from banks and others	(1,299,104)	(72,773)	(2,544,945)
Increase in capital lease obligation	26,805	-	52,511
Increase (decrease) in short-term bank credit, net	122,842	-	240,647
Proceeds from long term loans from banks	156,923	-	307,412
Repayment of convertible notes	(318,434)	-	(623,812)
Proceeds from issuance of convertable notes, net	-	842,889	-
Proceeds from issuance of shares
and detachable warrants, net of issuance expenses	383,647	1,005,123	751,564

Net cash provided by (used in) financing activities	(927,321)	1,775,239	(1,816,623)

Net (decrease) increase in cash and cash equivalents	(1,872,977)	1,697,825	(3,669,164)

Cash and cash equivalents at the beginning of year	2,494,923	797,098	4,887,556

Cash and cash equivalents at the end of year	£621,946	£2,494,923	$1,218,392
The accompanying notes are an integral part of these consolidated financial statements

Supplemental disclosure of non cash investing and financing activities:

Cash paid for:

Interest paid	£148,241	£92,023	$290,404

Tax paid	£57,100	£23,490	$111,859

Acquisision of WS Telecom	£-	£1,862,000	$-

Acquisition of communication license	£-	£61,256	$-

Acquisition of EBI	£90,008	£-	$176,326

Acquisition of Canufly	£180,915	£-	$354,412

Acquisition of I-55 Internet Services	£1,631,087	£-	$3,195,299

Acquisition of I-55 Telecommunication	£417,822	£-	$818,513

Acquisition of Equitalk	£142,662	£-	$279,475

The accompanying notes are an integral part of these consolidated financial statements

Appendix B8

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2006

Note 1 - Organization and Nature of Business

A.
Xfone, Inc. ("Xfone") was incorporated in Nevada, U.S.A. in September 2000 and is a provider of voice, video and data telecommunications services, including: local, long distance and international telephony services; prepaid and postpaid calling cards; cellular services; Internet services; messaging services (Email/Fax Broadcast, Email2Fax and Cyber-Number); and reselling opportunities, with operations in the United Kingdom, the United States and Israel.

Xfone's holdings in subsidiaries are as follows:

-	Swiftnet Limited ("Swiftnet") - wholly owned U.K. subsidiary.

-	Equitalk.co.uk Limited ("Equitalk") - wholly owned U.K. subsidiary.

-	Xfone USA, Inc. and its two wholly owned subsidiaries, eXpeTel Communications, Inc. and Gulf Coast Utilities, Inc. (collectively, " Xfone USA ") - wholly owned U.S. subsidiary.

-
Story Telecom, Inc. and its two wholly owned subsidiaries, Story Telecom Limited and Story Telecom (Ireland) Limited (which was dissolved on February 23, 2007) (collectively, " Story Telecom ") - majority owned U.S. subsidiary, in which Xfone holds a 69.9% ownership share.

-	Xfone 018 Ltd. ("Xfone 018") - wholly owned Israeli subsidiary in which Xfone holds a 69% ownership share.

B.
On October 4, 2000, Xfone acquired Swiftnet Limited which had a business plan to provide comprehensive telecommunication services and products by integrating new and old products, services and ideas through one website. Swiftnet was incorporated in 1990 under the laws of the United Kingdom and is headquartered in London, England. Until 1999, the main revenues for Swiftnet were derived from messaging and fax broadcast services. During 2000, Swiftnet shifted its business focus and its focus has remained on telephony voice services offering comprehensive support packages to resellers and new services. Utilizing automation and proprietary software packages, Swiftnet's strategy is to grow without the need for heavy investments and with lower expenses for operations and registration of new customers.

C.
On April 15, 2004, Xfone established an Israel based subsidiary, Xfone Communication Ltd. (which changed its name to Xfone 018 Ltd. in March 2005). On July 4, 2004, the Ministry of Communications of the State of Israel granted Xfone 018 a license to provide international telecom services in Israel. Xfone started providing services in Israel through Xfone 018 as of mid-December 2004. Headquartered in Petach Tikva, Israel, Xfone 018 Ltd. is a telecommunications service provider that owns and operates its own facilities-based telecommunications switching system.

D.
On May 28, 2004, Xfone entered into an agreement and Plan of Merger to acquire WS Telecom, Inc., a Mississippi corporation, and its two wholly owned subsidiaries, eXpeTel Communications, Inc. and Gulf Coast Utilities, Inc., through the merger of WS Telecom into Xfone's wholly owned U.S. subsidiary Xfone USA, Inc. On July 1, 2004, Xfone USA entered into a management agreement with WS Telecom which provided that Xfone USA provide management services to WS Telecom pending the consummation of the merger. The management agreement provided that all revenues generated from WS Telecom business operations would be assigned and transferred to Xfone USA. The term of the management agreement commenced on July 1, 2004, and continued until the consummation of the merger on March 10, 2005.  Headquartered in Jackson, Mississippi, Xfone USA. is an integrated telecommunications service provider that owns and operates its own facilities-based, telecommunications switching system and network. Xfone USA provides residential and business customers with high quality local, long distance and high-speed broadband Internet services, as well as cable television services in certain planned residential communities in Mississippi. Xfone USA is licensed to provide telecommunications services in Alabama, Florida, Georgia, Louisiana and Mississippi. Xfone USA utilizes integrated multi-media offerings - combining digital voice, data and video services over broadband technologies - all on one single itemized bill.

Appendix B9

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2006

E.
On August 18, 2005, Xfone entered into an Agreement and Plan of Merger to acquire I-55 Internet Services, Inc., a Louisiana corporation (the “I-55 Internet Merger Agreement”). On September 13, 2005, Xfone filed a Form 8-K discussing the impact of Hurricane Katrina on the transaction contemplated by the I-55 Internet Merger Agreement. On October 10, 2005, Xfone entered into a First Amendment to the Merger Agreement, by and among I-55 Internet Services, Xfone, Inc, Xfone USA, Inc. and Hunter McAllister and Brian Acosta, key employees of I-55 Internet Services, in order to induce Xfone and Xfone USA not to terminate the I-55 Internet Merger Agreement due to the material adverse effect that Hurricane Katrina has had on the assets and business of I-55 Internet Services. As part of the amendment and since, at that time, the merger of I-55 Internet Services with and into Xfone USA had not been consummated yet, in the interim, the parties agreed and entered into on October 11, 2005 a Management Agreement (the "I-55 Internet Management Agreement") that provided that I-55 Internet Services hired and appointed Xfone USA as manager to be responsible for the operation and management of all of I-55 Internet Services business operations, including among other things personnel, accounting, contracts, policies and budget. In consideration of the management services provided under the I-55 Internet Management Agreement, I-55 Internet Services assigned and transferred to Xfone USA all revenues generated and expenses incurred in the ordinary course of business during the term of the I-55 Internet Management Agreement. The term of the I-55 Internet Management Agreement commenced on October 11, 2005 and continued until the consummation of the merger on March 31, 2006.

In conjunction with the consummation of the merger and in exchange for all of the capital stock of I-55 Internet Services, Xfone issued a total of 789,863 shares of its common stock valued at $2,380,178 and 603,939 warrants exercisable for a period of five years into shares of its common stock, with an exercise price of $3.31, valued based on the Black Scholes option-pricing model (the "Xfone Stock and Warrant Consideration"). A portion of the Xfone Stock and Warrant Consideration issued at closing was placed in an escrow. The First Amendment to the I-55 Merger Agreement provides for an adjustment to the consideration paid based on changes in customer billings as determined pursuant to a certain formula (the "Customer Billing Adjustment Amount"). Xfone has determined that the Customer Billing Adjustment Amount is $247,965 and on March 27, 2007, sent a claim for this amount against the escrowed portion of the Xfone Stock and Warrant Consideration.

I-55 Internet Services provided Internet access and related services, such as installation of various networking equipment, website design, hosting and other Internet access installation services, throughout the Southeastern United States to individuals and businesses located predominantly in rural markets in Louisiana and Mississippi. As a result of the merger with and into Xfone USA, these services are now available in expanded markets throughout Louisiana and Mississippi. The Internet service offerings include dial-up, DSL, high speed dedicated Internet access, web services, email, the World Wide Web, Internet relay chat, file transfer protocol and Usenet news access to both residential and business customers. The I-55 Internet Services offerings provided various prices and packages that allowed I-55 Internet Services subscribers to customize their subscription with services that met customers' particular requirements. Xfone USA now provides bundled services of voice and data (broadband Internet) to customers throughout its service areas.

Appendix B10

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2006

 The following table summarizes the fair values of the assets acquired and liabilities assumed, as of March 31, 2006:

I-55 Internet Services, Inc.
		US$
Current Assets, excluding cash acquired	£516,602	$955,197
Fixed Assets	117,227	216,753
Other Assets	459	849
Total Assets acquired	634,288	1,242,570

Current Liabilities	862,123	1,688,899
Long-term Liabilities	1,083,083	2,121,760
Total liabilities	1,945,206	3,810,659
Net liabilities assumed	£(1,310,918)	$(2,568,089)

Purchase price:
Cash acquired, net	£(6,673)	$(13,072)
Acquisition costs	60,047	117,632
Fair market value of stock and warrant issued	1,631,087	3,195,299
Total	£1,684,461	$3,299,859

Goodwill	2,732,257	5,352,492
Customer relations	128,655	252,035
Stock and warrants redeemable	134,467	263,421

The value assigned to the customer relations is amortized on a straight-line basis over 6 or 7 years.

F.
On August 26, 2005, Xfone entered into an Agreement and Plan of Merger to acquire I-55 Telecommunications, LLC, a Louisiana corporation (the “I-55 Telecom Merger Agreement”). On September 13, 2005, Xfone filed a Form 8-K discussing the impact of Hurricane Katrina on the transaction contemplated by the I-55 Telecom Merger Agreement. In order to demonstrate Xfone's intention to continue on with the transaction contemplated by the I-55 Telecom Merger Agreement, the parties entered into on October 12, 2005 a Management Agreement (the “I-55 Telecom Management Agreement”) that provided that I-55 Telecommunications hired and appointed Xfone USA as manager to be responsible for the operation and management of all of I-55 Telecommunications' business operations. In consideration of the management services provided under the I-55 Telecom Management Agreement, I-55 Telecommunications assigned and transferred to Xfone USA all revenues generated and expenses incurred in the ordinary course of business during the term of the I-55 Telecom Management Agreement. The term of the I-55 Telecom Management Agreement commenced on October 12, 2005 and continued until the consummation of the merger on March 31, 2006.

In conjunction with the consummation of the merger and in exchange for all of the capital stock of I-55 Telecommunications, Xfone issued a total of 223,702 shares of its common stock valued at $671,687 and 79,029 warrants exercisable into shares of its common stock, with an exercise price of $3.38, valued based on the Black Scholes option-pricing model.

I-55 Telecommunications provided voice, data and related services throughout Louisiana and Mississippi to both individuals and businesses. Prior to the merger with and into Xfone USA, I-55 Telecommunications was a licensed facility based CLEC operating in Louisiana and Mississippi with a next generation class 5 carrier switching platform. I-55 Telecommunications provided a complete package of local and long distance services to residential and business customers across both states. As a result of the merger, Xfone USA has now expanded its On-Net (facilities) service area, through I-55 Telecommunications, into New Orleans, Louisiana and surrounding areas, including Hammond, Louisiana and Baton Rouge, Louisiana. Xfone USA is expanding its sales offices to include New Orleans, in an effort to continue revenue growth and increase market share in the revitalized city, as well as into Biloxi, Mississippi, Hammond, Louisiana and Baton Rouge, Louisiana. Regulations affecting the telecommunications industry began in March 2006; conversions of all circuits affected were completed in April 2006. The competition in secondary markets, such as Jackson, Mississippi, Baton Rouge, Louisiana, and Biloxi, Mississippi, as opposed to Tier 1 markets such as Atlanta, Georgia, is also rapidly declining due to the removal of UNE-P and the decline in the competitive local exchange providers that had been dependent on UNE-P as their only source for providing competitive local telephone services in those markets. This provides for a unique opportunity for Xfone USA to gain market share, by utilizing its existing network and to expand its facilities into these opportunity areas becoming a primary alternative to the monopoly Incumbent Local Exchange Company.
Appendix B11

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2006

 The following table summarizes the fair values of the assets acquired and liabilities assumed, as of March 31, 2006:

I-55 Telecommunication, LLC.
		US$
Current Assets, excluding cash acquired	£989,339	1,938,115
Fixed Assets	1,869	3,661
Other Assets	-	-
Total Assets acquired	991,208	1,941,776

Current Liabilities	1,061,757	2,079,982
Long-term Liabilities	417,822	818,513
Total liabilities	1,479,579	2,898,495
Net liabilities assumed	£(488,371)	$(956,719)

Purchase price:
Cash acquired, net	£-	$-
Acquisition costs	15,414	30,196
Fair market value of stock and warrant issued	418,677	820,188
Total	£434,091	$850,384

Goodwill	682,544	1,337,103
Customer relations	239,918	470,000

The value assigned to the customer relations is amortized on a straight-line basis over 6 or 7 years.

G.
On January 1, 2006, Xfone USA, Inc., entered into an Agreement with EBI Comm, Inc. (“EBI”), a privately held Internet Service Provider, to purchase the assets of EBI. EBI provided a full range of Internet access options for both commercial and residential customers in north Mississippi. Based in Columbus, Mississippi, EBI's services included Dial-up, DSL, T1 Dedicated Access and Web Hosting. The customer base, numbering approximately 1,500 Internet users, is largely concentrated in the Golden Triangle area, which includes Columbus, West Point and Starkville, Mississippi. The acquisition was structured as an asset purchase, providing for Xfone USA to pay EBI total consideration equal to 50% of the monthly collected revenue from the customer base during the first 12 months, beginning January 2006. Acquired assets include the customer base and customer lists, trademarks and all related intellectual property, fixed assets and all account receivables. As of December 31, 2006, Xfone paid $85,699 (£43,746) in consideration of this acquisition, recorded as other assets.

The following table summarizes the fair values of the assets acquired and liabilities assumed, as of January 1, 2006:

EBI Comm, Inc.		U.S.$
Current Assets, excluding cash acquired	£-	$-
Total Assets acquired	-	-

Total liabilities	90,008	176,326
Net liabilities assumed	£90,008	$176,326

Purchase price:
Cash paid	£43,746	$85,698
Acquisition costs	6,980	13,674
	£50,726	$99,372

Goodwill	140,734	275,698

Appendix B12

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2006

H.
On January 10, 2006 (effective as of January 1, 2006), Xfone USA, Inc., entered into an Asset Purchase Agreement with Canufly.net, Inc. (“Canufly.net”), an Internet Service Provider based in Vicksburg, Mississippi, and its principal shareholder, Mr. Michael Nassour. Canufly.net provided residential and business customers with high-speed Internet services and utilized the facilities-based network of Xfone USA, as an alternative to BellSouth, to provide Internet connectivity to its customers. Canufly.net also provided Internet services through a small wireless application in certain areas in Vicksburg, Mississippi. The transaction was closed on January 24, 2006. Xfone agreed to pay a total purchase price of up to $710,633, payable as follows: (i) $185,000 in cash payable in twelve equal monthly payments, the first installment was paid at closing, and as of December 31, 2006, the entire amount was paid in full and in accordance with the Asset Purchase Agreement; (ii) $255,633 in cash, paid at closing, to pay off the loan with the B&K Bank; (iii) 33,768 restricted shares of common stock and 24,053 warrants exercisable at $2.98 per share for a period of five years were issued to the shareholders of Canufly.net during May 2006. Following the closing in 2006 and due to the satisfaction of certain earnout provisions in the Asset Purchase Agreement Xfone issued in March 2007 additional 20,026 restricted shares of common stock and 14,364 warrants exercisable at $2.98 per share for a period of five years to the shareholders of Canufly.net.

Canufly.net, Inc.		US$
Current Assets, excluding cash acquired	£-	$-
Fixed Assets	18,761	36,753
Total Assets acquired	18,761	36,753

Current Liabilities	-	-
Long-term Liabilities	-	-
Total liabilities	-	-
Net Assets assumed	£18,761	$36,753

Purchase price:
Cash acquired or commitment in cash, net	£252,947	$495,524
Acquisition costs	5,697	11,160
Fair market value of stock and warrant issued	99,005	193,951
Total	357,649	700,635

Goodwill	£338,888	$663,882

I.
On May 10, 2006, Xfone, Story Telecom, Inc., Story Telecom Limited, Story Telecom (Ireland) Limited, Nir Davison, and Trecastle Holdings Limited, a company controlled by Mr. Davison, entered into the Stock Purchase Agreement. Pursuant to the Stock Purchase Agreement, Xfone increased its ownership interest in Story Telecom from 39.2% to 69.6% in a cash transaction valued at $1,200,000. $900,000 of the total consideration was applied to payables owed by Story Telecom to Xfone and its subsidiary Swiftnet Limited for back-end telecommunications services. The balance of $300,000 was paid to Story Telecom, and is being used as working capital. Story Telecom, Inc., a telecommunication service provider, operated in the United Kingdom through its two wholly owned subsidiaries, Story Telecom Limited and Story Telecom (Ireland) Limited (which was dissolved on February 23, 2007). Story Telecom operates as a division of Xfone's operations in the United Kingdom. Founder and CEO of Story Telecom, Nir Davison, remained as Managing Director of the division. The stock purchase pursuant to the Stock Purchase Agreement was completed on May 16, 2006.

Pursuant to the above-mentioned Stock Purchase Agreement, at certain dates and provided Story Telecom meets certain business and financial covenants, Nir Davison and Trecastle Holdings Limited shall have the option to sell to the Company all of their shares in Story Telecom for U.S. $450,000 in cash, or equivalent in the Company's common stock (to be decided by the Company). In addition, at certain dates and provided Story Telecom meets certain business and financial covenants, the Company shall have the option to buy from Nir Davison and Trecastle Holdings Limited all of their shares in Story Telecom for U.S. $900,000 in cash, or equivalent in the Company's common stock (to be decided by the Company). The Stock Purchase Agreement further provides that upon request from Story Telecom, and provided certain conditions are met, the Company shall provide all consents necessary to make Story Telecom a publicly traded company through a distribution of its shares as a dividend to the shareholders of the Company, or a similar transaction. If the Company will fail to provide all necessary consents it shall have to buy from Nir Davison and Trecastle Holdings Limited all their shares of Story Telecom for $1,000,000, paid 70% in the Company's shares, valued at market price on an average of 30 trading days, and 30% in cash.
Appendix B13

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2006

 The following table summarizes the fair values of the assets acquired and liabilities assumed, as of May 10, 2006:

Story Telecom, Inc.
		In U.S.$
Current Assets, excluding cash acquired	£362,529	$710,194
Fixed Assets	1,123	2,200
Other Assets	-	-
Total Assets acquired	363,652	712,394

Current Liabilities	1,807,922	3,541,719
Long-term Liabilities	-	-
Total liabilities	1,807,922	3,541,719
Net liabilities assumed	£1,444,270	$2,829,325

Purchase price:
Cash acquired, net	£(33,476)	$(65,579)
Acquisition costs	-	-
Total	£(33,476)	$(65,579)

Goodwill	1,383,286	2,690,786
Trade name	37,508	72,960

The value assigned to the trade name is amortized on a straight-line basis over 7 years.

J.
As of May 10, 2006 the Company had a £1,010,030 receivable from Global VOIP Services Limited ("Global VOIP"), an Irish company which provided telecom services. Story Telecom, Inc. and/or its subsidiaries owed £1,010,030 to Global VOIP. In separate agreements, subsequent to the May 10, 2006 Stock Purchase Agreement, Story Telecom, Inc and/or its subsidiaries were assigned the £1,010,030 receivable and payable on Global VOIP's books. The assignment of Global VOIP's receivable and payable resulted in a non-cash transaction that removed Globe VOIP's receivable from the books of the Company and results in inter-company receivables and payables that eliminate in consolidation. There is no income statement effect to these transactions.

K.
On May 25, 2006, Xfone and the shareholders of Equitalk.co.uk Limited, a privately held telephone company based in the United Kingdom ("Equitalk") entered into an Agreement relating to the sale and purchase of Equitalk (the "Equitalk Agreement"). The Equitalk Agreement provided for Xfone to acquire Equitalk in a restricted common stock and warrant transaction valued at $1,650,000. The acquisition was completed on July 3, 2006, and on that date Equitalk became Xfone's wholly owned subsidiary. In conjunction with the completion of the acquisition and in exchange for all of the capital stock of Equitalk, Xfone issued a total of 402,192 restricted shares of its common stock and a total of 281,872 warrants exercisable at $3.025 per share for a period of five years. Founded in December 1999, Equitalk, a VC-financed company, was the first fully automated e-telco in the United Kingdom. Equitalk provides both residential and business customers with low-cost IDA and CPS voice services, broadband and teleconferencing.

Appendix B14

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2006

 The following table summarizes the fair values of the assets acquired and liabilities assumed, as of July 3, 2006:

Equitalk.co.uk Limited
		In U.S.$
Current Assets, excluding cash acquired	£146,836	$276,442
Fixed Assets	2,258	4,251
Other Assets	-	-
Total Assets acquired	149,094	280,693

Current Liabilities	237,153	446,478
Long-term Liabilities	75,000	141,200
Total liabilities	312,153	587,678
Net liabilities assumed	£(163,059)	$(306,985)

Purchase price:
Cash acquired, net	£(82,346)	$(155,030)
Acquisition costs	7,370	13,875
Fair market value of stock and warrant issued	754,553	1,420,567
Total	£679,577	$1,279,412

Goodwill	741,245	1,395,513
Customer relations	101,391	190,884
The value assigned to the customer relations is amortized on a straight-line basis over 7 years.

The financial statements consolidate the operations of Xfone, Swiftnet, Equitalk, Xfone USA, Story Telecom, and Xfone 018 - (collectively the " Company ").

L.
The financial statements of the Company have been prepared in Sterling ("£") since this is the currency of the prime economic environment, the U.K., in which the majority of the operations of the Company are conducted.

M.
The financial statements have been translated into U.S. dollars using the rate of exchange of the U.S. dollar at December 31, 2006. The translation was made solely for the convenience of the readers. It should be noted that the £ figures do not necessarily represent the current cost amounts of the various elements presented and that the translated U.S. dollars figures should not be construed as a representation that the £ currency amounts actually represented, or could be converted into, U.S. dollars. The representative rate of exchange of the £ at December 31, 2006 was £1 = $1.959.

Note 2 -  Significant Accounting Policies

The financial statements are prepared in accordance with generally accepted accounting principles in the United States. The significant accounting policies followed in the preparation of the financial statements, applied on a consistent basis, are as follows:

A.	Principles of Consolidation and Basis of Financial Statement Presentation

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (GAAP) and include the accounts of the Company and its wholly-owned subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation. A minority interest in the loss of a subsidiary will be recorded according to the respective equity interest of the minority and up to its exposure and/or legal obligation to cover the subsidiary losses in case of equity reduced to zero or below.

B.	Accounts Receivable

Accounts receivable are recorded at net realizable value consisting of the carrying amount less the allowance for uncollectible accounts.
Appendix B15

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2006

The Company uses the allowance method to account for uncollectible accounts receivable balances. Under the allowance method, estimate of uncollectible customer balances is made using factors such as the credit quality of the customer and the economic conditions in the market. An allowance for doubtful accounts is determined with respect to those amounts that the Company has determined to be doubtful of collection. When an account balance is past due and attempts have been made to collect the receivable through legal or other means the amount is considered uncollectible and is written off against the allowance balance.

As of December 31, 2006 the accounts receivable are presented net of an allowance for doubtful accounts of £1,286,548.

C.	Investments

Investments in affiliates over which the Company have a significant influence, but not a controlling interest, are accounted for using the equity method of accounting. All equity investments are periodically reviewed to determine if declines in fair value below cost basis are other than temporary. If the decline in fair value is determined to be other than temporary, an impairment loss is recorded and the investment is written down to a new carrying value. In case of losses the equity of such investments is reduced to zero.

D.	Fixed Assets

Fixed Assets are stated at cost. Depreciation is calculated based on a straight-line method over the estimated useful lives of the assets. Annual rates of depreciation are as follows:

Useful Life
Switching equipment	10 years
Machinery and equipment	3-4 years
Furniture and fixtures	4-14 years
Motor vehicles	4 years

E.	Other intangible assets

Other intangible assets with determinable lives consist of license for communication services and are amortized over the 20 year term of the license.

Customer base and trade name related to merger and acquisitions are amortized over a period between 6-7 years from the date of the purchase.

F.	Long-Lived Assets

The Company periodically evaluate the recoverability of the carrying amount of long-lived assets (including property, plant and equipment, and intangible assets with determinable lives) whenever event or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. The Company evaluates events or changes in circumstances based on a number of factors including operating results, business plans and forecasts, general and industry trends and, economic projections and anticipated cash flows. Impairment, if any, is assessed when the undiscounted expected future cash flows derived from an asset are less than its carrying amount. Impairment losses are measured as the amount by which the carrying value of an asset exceeds its fair value and are recognized in earnings. The Company also continually evaluates the estimated useful lives of all long-lived assets and periodically revises such estimates based on current events.

G.	Revenue Recognition

The Company's source of revenues results from charges to customers for the call minutes they use while on the Company's telecommunications system. Such revenues are recognized at the time this service is rendered. Amounts prepaid by customers are deferred and recorded as a liability and then recorded as revenue when the customer utilizes the service. Messaging services customers are being charged on a per minute basis, per fax page or email. Commissions to agents are accounted as marketing costs for the Company.

Revenue for services is recognized when the related services are provided. Payments received in advance are deferred until the service is provided.

Appendix B16

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2006

H.	Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

I.	Earnings Per Share

Basic earning per share (EPS) is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

J.	Income Taxes

Deferred tax liabilities or assets reflect temporarily differences between amounts of assets and liabilities for financial and tax reporting and are adjusted, as appropriate, to reflect changes in tax rates expected to be in effect when the temporary differences reverse.

K.	Stock-Based Compensation

The Company accounts for equity-based compensation arrangements in accordance with the provisions of Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations, and complies with the disclosure provisions of SFAS No. 123, “Accounting for Stock-Based Compensation.” All equity-based awards to non-employees are accounted for at their fair value in accordance with SFAS No. 123. Under APB No. 25, compensation expense is based upon the difference, if any, on the date of grant, between the fair value of the Company's stock and the exercise price. Pro forma information (see Note 14) regarding the Company's net income and net earnings per share is required by SFAS No. 123 and has been determined as if the Company had accounted for its employee stock options under the fair value method prescribed by SFAS No. 123.

Effective the beginning of the first quarter of fiscal year 2006, the Company adopted the provisions of SFAS 123R using the modified prospective transition method. Under this method, prior periods are not restated. The Company use the Black-Scholes option pricing model which requires extensive use of accounting judgment and financial estimates, including estimates of the expected term participants will retain their vested stock options before exercising them, the estimated volatility of its common stock price over the expected term, and the number of options that will be forfeited prior to the completion of their vesting requirements. Application of alternative assumptions could produce significantly different estimates of the fair value of stock-based compensation and consequently, the related amounts recognized in the Consolidated Statements of Operations. The provisions of SFAS 123R apply to new stock options and stock options outstanding, but not yet vested, on the date the Company adopted SFAS 123R. Stock-based compensation expense was included in applicable departmental expense categories in the Consolidated Statements of Operations.

L.	Foreign Currency Translation

Assets and liabilities of subsidiaries operating outside United Kingdom with a functional currency other than Pound are translated into Pounds using year end exchange rates, costs and expenses are translated at the average exchange rate effective during the year. Foreign currency translation gains and losses are included in the shareholders equity section.

M.	Goodwill and Indefinite-Lived Purchased Intangible Assets

In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets", goodwill acquired in business combination is assigned to reporting units that are expected to benefit from the synergies of the combination as of the acquisition date. The company assesses goodwill and indefinite-lived intangible assets for impairment annually at the end of each year and more frequently if events and circumstances indicate impairment may have occurred in accordance with SFAS No. 142. SFAS 142 also requires that the fair value of indefinite-lived purchased intangible assets be estimated and compared to the carrying value. The Company recognizes an impairment loss when the estimated fair value of the indefinite-lived purchased intangible assets is less than the carrying value. No impairment was recorded at December 31, 2006 and 2005.

Appendix B17

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2006

N.	Recent Accounting Pronouncements
1) FIN 48
In June 2006, the Financial Accounting Standards Board (“FASB”) issued FIN 48, "Accounting for Uncertainty in Income Taxes--an interpretation of FASB Statement No. 109," which seeks to reduce the diversity in practice associated with the accounting and reporting for uncertainty in income tax positions. This Interpretation prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in an income tax return. FIN 48 presents a two-step process for evaluating a tax position. The first step is to determine whether it is more-likely-than-not that a tax position will be sustained upon examination, based on the technical merits of the position. The second step is to measure the benefit to be recorded from tax positions that meet the more-likely-than-not recognition threshold, by determining the largest amount of tax benefit that is greater than 50 percent likely of being realized upon ultimate settlement, and recognizing that amount in the financial statements. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company is currently in the process of evaluating the effect, if any, the adoption of FIN 48 will have on its consolidated results of operations, financial position, or cash flows.

2) FAS 157
In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements," which provides enhanced guidance for using fair value to measure assets and liabilities. SFAS No. 157 provides a common definition of fair value and establishes a framework to make the measurement of fair value in generally accepted accounting principles more consistent and comparable. SFAS No. 157 also requires expanded disclosures to provide information about the extent to which fair value is used to measure assets and liabilities, the methods and assumptions used to measure fair value, and the effect of fair value measures on earnings. SFAS No. 157 is effective for financial statements issued in fiscal years beginning after November 15, 2007 and to interim periods within those fiscal years. The Company is currently in the process of evaluating the effect, if any, the adoption of SFAS No. 157 will have on its consolidated results of operations, financial position, or cash flows.

3) SAB 108
In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB") No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements". SAB No. 108 was issued in order to eliminate the diversity in practice surrounding how public companies quantify financial statement misstatements. SAB No. 108 requires that registrants quantify errors using both a balance sheet (iron curtain) approach and an income statement (rollover) approach then evaluate whether either approach results in a misstated amount that, when all relevant quantitative and qualitative factors are considered, is material. SAB No. 108 is effective for fiscal years ending after November 15, 2006. The Company has adopted the bulletin during 2006. The adoption did not have a material effect on its consolidated results of operations, financial position, or cash flows.

Note 3 - Prepaid Expenses, Other Receivables and Deposits

	December 31,	December 31,
	2006	2006
		US$

Deferred Taxes	£31,246	$61,211
Prepaid acquisition costs	77,534	151,889
Due from Swift Global Limited (non-affiliated entity)	5,243	10,271
Prepaid expenses	129,041	252,792
Accrued income	171,209	335,398
Tax authorities	50,264	98,467
Income receivable	74,352	145,656
Other receivables	220,978	432,895

	£759,867	$1,488,579

Appendix B18

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2006

Note 4 - Fixed Assets

	December 31,	December 31,
	2006	2006
		US$
Cost
Equipment held under capital lease	£555,150	$1,087,539
Office furniture and equipment	1,019,450	1,997,103
Development costs	232,737	455,931
Computer equipment	1,333,028	2,611,401
Motor vehicles	116,069	227,380
Building and Plant	646,399	1,266,296

	3,902,833	7,645,650

Accumulated Depreciation
Equipment held under capital lease	157,548	308,636
Office furniture and equipment	510,107	999,300
Development costs	134,849	264,169
Computer equipment	381,205	746,781
Motor vehicles	12,889	25,249
Building and Plant	426,476	835,467

	1,623,074	3,179,602

	£2,279,759	$4,466,048

Note 5 - Investments

As of December 31, 2005, Swiftnet had an equity investments of 47.5% of Auracall Limited (“Auracall”), which operates in the U.K. Auracall is a reseller of Swiftnet's telecommunications services. On January 1, 2006 and in compliance with an agreement dated August 21, 2003, Auracall issued shares to a current shareholder of Auracall. As a result of this issuance, Swiftnet's equity in Auracall was reduced from 47.5% to 32.5%.

On September 27, 2006, a Shareholders Loan Agreement was entered by and between Auracall, Swiftnet, and the Managing Director of Auracall who holds 67.5% of Auracall. As part of this agreement, Swiftnet agreed to provide a loan of £24,000 ($47,016) to Auracall, free of interest, to be repaid within one year. The loan was funded on October 13, 2006.

The income that was recorded in the Company's statement of operations for the year ended December 31, 2006 which was related to the holding in Auracall amounted to £30,921 ($60,574).

Appendix B19

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2006

 Note 6 - Other Assets

	December 31,	December 31,
	2006	2006
		US$
Cost:
Goodwill	£8,074,242	$15,817,438
Customer relations	501,505	982,448
Trade name	37,508	73,478
License	168,639	330,364
	8,781,894	17,203,728

Accumulated amortization:
Customer relations	49,036	96,057
Trade name	3,426	6,716
License	20,245	39,658
	72,707	142,431

Other assets, net	£8,709,187	$17,061,297

Note 7 - Other Liabilities and Accrued Expenses

	December 31,	December 31,
	2006	2006
		US$

Related party	£32,494	$63,656
Corporate taxes	93,898	183,946
Government authorities	529,230	1,036,762
Payroll and other taxes	85,924	168,325
Accrued expense	322,972	632,701
Others	168,850	330,778

	£1,233,368	$2,416,168

Appendix B20

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2006

 Note 8 - Notes Payable

		December 31,	December 31,
	Annual Interest rate	2006	2006
			US$

Short term bank credit	Prime + 0.0% - 1.0%	£330,555	$647,557
Convertible note	Prime + 1.5%	714,603	1,399,907
Note payable to others, due on demand, monthly interest payments only	5%-7%	284,197	556,742
Bank loans	8.5%	58,333	114,274
Loans payable over 5 years	Prime + 1.0%	382,109	748,552
Loan	Israeli Consumer Price Index + 4.0%	221,863	434,630

		1,991,660	3,901,662
less current portion		1,002,249	1,963,406

Long term portion		£989,411	$1,938,256

The notes payable matures as follows:

Year
2007	£1,002,249	$1,963,406
2008	729,357	1,428,810
2009	166,505	326,182
2010	72,018	141,084
2011	21,531	42,180

	£1,991,660	$3,901,662

Appendix B21

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2006

 Note 9 - Capital Lease Obligations

The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The assets are depreciated over their estimated productive lives. Depreciation of assets under capital leases is included in depreciation expense.

Future minimum lease payments under capital leases as of December 31, 2006 are:

	December 31,	December 31,
	2006	2006
		U.S.$

2007	£66,984	$131,221
2008	60,248	118,026
2009	16,328	31,987

Total	£143,560	$281,234

Total minimum lease payments	£157,459	$308,462
Less: amount representing interest	(13,899)	(27,228)

Present value of net minimum lease payment	£143,560	$281,234

Note 10 - Income Taxes

The Company accounts for income taxes under the provisions of SFAS 109. SFAS No. 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forward. The Company does not file consolidated tax returns.

 The following table reflects the Company's deferred tax assets and (liabilities):

	December 31, 2006
		U.S.$
Deferred Tax Liabilities:
Accelerated tax write off of fixed assets	£90,522	$177,333

Deferred Tax Assets:
Carry forward losses	31,246	61,211
Accrued Vacation and severance pay	9,450	18,513

Net deferred taxes liabilities	£49,826	$97,609

Appendix B22

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2006

The provision for income taxes differs from the amount computed by applying the statutory income tax rates to income before taxes as follows:

	Years Ended	Year Ended
	December 31,	December 31,
	2006	2006
		U.S.$

Income tax computed at statutory rate	£106,296	$208,234

Effect of tax authority adjustments	(1,328)	(2,602)
Current income (losses) for which no deferred tax expense (benefit) has been recorded	(153,871)	(301,432)
Difference between income reported for tax purposes and income for financial reporting purposes - net	43,694	85,596
Taxes in respect of prior years	6,365	12,469
Provision for income taxes	£1,156	$2,265

Note 11 - Commitments contingent liabilities

LEGAL PROCEEDINGS

A.
In August 2002, Swiftnet filed a summary procedure lawsuit in the Magistrate Court of Tel - Aviv, Israel against MG Telecom Ltd. and its Chief Executive Officer, Mr. Avner Shur. In this lawsuit, Swiftnet alleged an unpaid debt due to Swiftnet in the amount of $50,000 from MG Telecom for services rendered by Swiftnet to MG Telecom. The debt arose from an agreement between Swiftnet and MG Telecom, at that time a provider of calling card services, in which traffic originating from MG Telecom calling cards was delivered through our system in London, England. Mr. Shur signed a personal guarantee agreement to secure MG Telecom's obligations under the agreement. On August 16, 2005, the Magistrate Court rendered a judgment in this matter, rejecting our claims. On October 16, 2005, Swiftnet filed an appeal with the District Court of Tel - Aviv. On December 28, 2006, the District Court rescinded the judgment of the Magistrate Court. The case was returned to the Magistrate Court for writing a new reasoned judgment.

B.
Swiftnet was served with a claim on October 11, 2005 that was filed by MCI WorldCom Limited (“MCI”) in an English court for the sum of £1,640,440 ($3,213,622) plus interest accruing at a daily rate of £401 ($786) which at the date of claim had amounted to £92,317 ($180,849). MCI's claim is for telecommunication services MCI claims it provided to Swiftnet. Swiftnet has been in dispute with MCI regarding amounts due to MCI for telecommunications services provided by MCI to Swiftnet. Swiftnet alleges that the disputed charges were improperly billed by MCI to its account for a long time and therefore MCI should credit Swiftnet for a certain amount of the claim.  Swiftnet has defended the claim by stating that in relation to the invoices that MCI is claiming remain unpaid, £307,094 ($601,597) is not justified according to the rates agreed at various meetings and equates to an over-billing by such amount, although Swiftnet does not have written evidence for many of the agreed rates. Swiftnet has also submitted a counterclaim stating that it is owed a further £671,111 ($1,314,706) in credits in relation to amounts paid on account and wrongly attributed by MCI to over-billed invoices. In addition, MCI continues to send traffic to Swiftnet for termination via Xfone 018's network. Swiftnet is claiming that the amounts owed by MCI to Swiftnet in this regard should be set off against any amounts being claimed by MCI in the dispute. There is a further counterclaim for additional accounting costs and loss of management time incurred by Swiftnet due to the incorrect billing. Our financial statements carry the full amount Swiftnet has calculated that it owes to MCI based on the data held in Swiftnet's billing systems.

Appendix B23

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2006

C.
In August 2006, Story Telecom Limited filed a lawsuit in the Barnet County Court, London, United Kingdom, against “Famous Telecommunications”, a reseller of calling cards, and its owner, Mr. Tanvir Babar. In this lawsuit, Story Telecom alleged an unpaid debt in the amount of £52,000 ($101,868) from Famous Telecommunications and/or Mr. Baber for services rendered by it. The debt arose from an agreement between Story Telecom and famous Telecommunications and/or Mr. Baber, in which Story Telecom supplied Famous Telecommunications and/or Mr. Baber with calling cards which they in turn distributed in the market. In September 2006, the court rendered a Judgment in Default in favor of Story Telecom. According to the judgment Famous Telecommunications and/or Mr. Baber must pay the debt plus interest forthwith, approximately £54,000 ($105,786). Famous Telecommunications and/or Mr. Baber failed to comply with the court's order and as a result thereof Story Telecom applied for a Third Party Debt Order, requesting the court to order Mr. Baber's bank, Halifax plc, to make available to Story Telecom any monies currently available within Mr. Baber's account. In October 2006, the court made an Interim Order ordering Halifax plc to hold any amounts available within Mr. Baber's account (up to the amount of the judgment being £54,000) in favor of Story Telecom until full hearing takes place. Full hearing took place on January 18, 2007, during which the court ordered Halifax plc to pay Story Telecom any monies held in Mr. Baber's account. Halifax plc transferred approximately £1,200 ($2,351) to Story Telecom's account as these were all the monies available. On March 3, 2007, the court, following Story Telecom's request, ordered Mr. Baber to attend court on April 3, 2007, for questioning regarding his financial situation whereby he will also be required to detail all his assets. Following such questioning Story Telecom will look to pursue the most likely to succeed course of action in collecting the monies due.

Note 12 - Capital Structure, Stock Options

Shares and Warrants

A.
The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The common stock has no pre-emptive or conversion rights or other subscription rights. There are no sinking fund provisions applicable to the common stock.

B.	In February 2005, Xfone granted 11,400 shares to employees, agents and subcontractors from its compensation fund stock pool the shares value as of the granting day was: £18,171.
C.
In March 2005 Xfone granted 8,419 warrants for consulting services, valued £4,505. Each Warrant is valid for 5 years and exercisable into one share of restricted common stock at an exercise price of $5.50 per share.

D.
During May 2005 and in connection with the acquisition of W.S. Telecom, Xfone issued 663,650 restricted shares of its common stock representing a market value of £1,170,400, and 561,216 warrants with a value £691,600. Each Warrant is valid for 5 years and exercisable into one share with a strike price that is 10% above the closing price of Xfone's common stock at the date of the acquisition.

E.	During July 2005, Xfone granted 3,150 shares to a subcontractor. The value at the granting day was: £5,478.
F.
In connection with Xfone's September 28, 2005 financing transaction with Laurus Master Fund, Ltd. Xfone issued 157,500 warrants with a value of £21,740 (see also Note 9). Each warrant is valid for 5 years and exercisable into one share of common stock at $3.80 per share.

G.
On September 28, 2005 a Securities Purchase Agreement was entered for a financial transaction by and among Xfone, Crestview Capital Master, LLC, Burlingame Equity Investors, LP, Burlingame Equity Investors II, LP, Burlingame Equity Investors (Offshore), Ltd. and Mercantile Discount - Provident Funds. The proceeds of the financial transaction were used for general working capital and/or investment in equipment and/or for acquisitions and/or business development. Upon the closing of the financial transaction on October 31, 2005, Xfone issued to the investors an aggregate of 885,000 shares of common stock at a purchase price of $2.50 per share together with, 221,250 warrants at $3.00 per share and 221,250 warrants at $3.25 per share.

H.
On September 28, 2005, Xfone sold to Laurus Master Fund Ltd. in return for $2,000,000 a Secured Convertible Term Note for 574,713 shares of common stock, and 157,500 warrants which are exercisable at $3.80 per share. The warrants are exercisable for a period of 5 years

I.
During November 2005, Xfone granted 320,370 warrants to service providers and subcontractors valued £77,671 according to Black-Scholes option pricing model. Each Warrant is valid for 5 years and exercisable into one share of restricted common stock at an exercise price of $3.15 to $6.80 per share.

J.
In connection with a Stock Purchase Agreement, clarified on July 30, 2001, Campbeltown Business Limited (“Campbeltown”), an entity owned by the Nissenson family including Xfone's President and Chief Executive Officer, a shareholder, holds options from Xfone and one of its directors to purchase 500,000 additional shares of Xfone for the amount of $200,000 (£115,942). This option was exercised on December 29, 2005.

Appendix B24

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2006

K.
On December 29, 2005, the Board of Directors of Xfone entered into an oral Stock Purchase Agreement with Mr. Keinan pursuant to which it repurchased 100,000 restricted shares of its common stock at a price of $2.50 per share (market price at that day was $2.75 per share). The 100,000 shares were returned to Xfone for cancellation. The Agreement was approved by a majority of the non-interested members of the Board of Directors of Xfone.

L.	On March 28, 2006, Xfone issued to Gersten Savage, LLP 755 restricted shares of its common stock as consideration for legal services with a value of £1,480 ($2,900).
M.
On March 28, 2006, Xfone issued to Oberon Securities, LLC 30,144 shares of its common stock pursuant to that certain Letter Agreement dated November 15, 2005, between Xfone and Oberon Securities with a value of £54,302 ($106,378).

N.
On March 31, 2006, and in conjunction with a Letter Agreement dated October 10, 2005 with MCG Capital Corporation, a major creditor of I-55 Internet Services, Xfone issued to MCG Capital 667,998 shares of its common stock, valued at fair value of $2,010,006, in return for retiring its loan with I-55 Internet Services.

O.
On April 6, 2006, Xfone sold 80,000 restricted shares of its common stock, 20,000 warrants exercisable at $3.00 per share, and 20,000 warrants exercisable at $3.25 per share to Mercantile Discount-Provident Funds. The warrants are exercisable for a period of 5 years. The total value of the shares and warrants is £110,072 ($215,630).

P.
On April 6, 2006, Xfone sold 90,000 restricted shares of its common stock, 22,500 warrants exercisable at $3.00 per share, and 22,500 warrants exercisable at $3.25 per share to Hadar Insurance Company Ltd. The warrants are exercisable for a period of 5 years. The total value of the shares and warrants is £123,831 ($242,584).

Q.
On April 6, 2006, Xfone sold 110,000 restricted shares of its common stock, 27,500 warrants exercisable at $3.00 per share, and 27,500 warrants exercisable at $3.25 per share to the Israeli Phoenix Assurance Company Ltd. The warrants are exercisable for a period of 5 years. The total value of the shares and warrants is £151,348 ($296,492).

R.
On April 6, 2006, Xfone sold 44,000 restricted shares of its common stock, 11,000 warrants exercisable at $3.00 per share, and 11,000 warrants exercisable at $3.25 per share to Gaon Gemel Ltd. The warrants are exercisable for a period of 5 years. The total value of the shares and warrants is £60,539 ($118,597).

S.
During May 2006, and in conjunction with a January 10, 2006 Asset Purchase Agreement by and among Xfone USA, Inc. and Canufly.net, Inc., Xfone issued to the shareholders of Canufly.net 33,768 restricted shares of its common stock and 24,053 warrants, exercisable at $2.98 per share for a period of five years. The total value of the shares and warrants is £60,752 ($112,330).

T.
On May 10, 2006, Xfone issued in exchange for services 25,000 warrants exercisable at $4.00 per share, 25,000 warrants exercisable at $4.50 per share, 25,000 warrants exercisable at $5.00 per share, and 25,000 warrants exercisable at $5.50 per share to Elite Financial Communications Group, LLC. The term of the warrants shall expire at the later of: (i) 36 months from the day of grant; (ii) 6 months after the underlying shares are effective. In the event Xfone elects early termination of its agreement with Elite Financial Communications Group, then any warrants that have not yet reached their vesting date will be deemed null and void.

U.
During May 2006, and in conjunction with the merger that consummated on March 31, 2006, Xfone issued to the shareholders of I-55 Internet Services, Inc. 789,863 restricted shares of its common stock valued at $2,380,178 and 603,939 warrants valued at $1,284,722, based on the Black Scholes option-pricing model. The warrants are convertible on a one to one basis into restricted shares of Xfone's common stock at an exercise price of $3.31 per share, and have a term of five years.

V.
During May 2006, and in conjunction with the merger that consummated on March 31, 2006, Xfone issued to the sole shareholder of I-55 Telecommunications, LLC. 223,702 restricted shares of its common stock valued at $671,687 and 79,029 warrants valued at $166,667, based on the Black Scholes option-pricing model. The warrants are convertible on a one to one basis into restricted shares of Xfone's common stock at an exercise price of $3.38 per share, and have a term of five years.

W.
During May 2006, and in conjunction with Agreements to Purchase Promissory Notes dated October 31, 2005 / February 3, 2006 with certain creditors of I-55 Telecommunications, LLC, Xfone issued to the creditors of I-55 Telecommunications 163,933 restricted shares of its common stock and 81,968 warrants at a total value of $492,220, in return for retiring their individual loans with I-55 Telecommunications. The warrants are convertible on a one to one basis into restricted shares of Xfone's common stock at an exercise price of $3.38 per share, and have a term of five years.

X.	On May 30, 2006, Xfone issued 2,736 restricted shares of its common stock to Elite Financial Communications Group, LLC in exchange for services. The value of the shares is £4,955 ($9,707).

Appendix B25

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2006

Y.
On June 28, 2006, Xfone cancelled 5,000 restricted shares of its common stock which were issued in 2000 to Ofer Weisglass. The shares were issued to Mr. Weisglass in return for services; however Mr. Weisglass failed to provide the services to Xfone.

Z.	On July 3 2006, Xfone issued to Preiskel & Co LLP 5,236 restricted shares of its common stock as consideration for legal services. The value of the shares is £7,500 ($1,469).
AA.
On July 5, 2006, and in conjunction with the acquisition that was completed on July 3, 2006, Xfone issued to the shareholders of Equitalk.co.uk Limited a total of 402,192 restricted shares of its common stock and a total of 281,872 warrants exercisable at $3.025 per share for a period of five years. The total value of the shares and warrants is £717,167 ($1,404,930).

BB.
On July 11, 2006, and in conjunction with a March 10, 2005 Employment Agreement between Xfone USA, Inc. and Wade Spooner, its President and Chief Executive Officer, Xfone issued to Mr. Spooner an “Acquisition Bonus” of 32,390 warrants. Xfone was advised by AMEX that the approval of the shareholders of Xfone is required in order to allow the issuance and listing of the shares underlying said warrants. The required approval was obtained on December 28, 2006. The warrants are convertible on a one to one basis into restricted shares of Xfone's common stock at an exercise price of $3.285, and have a term of five years. The value of the warrants is £11,010 ($21,569).

CC.
On July 11, 2006, and in conjunction with a March 10, 2005 Employment Agreement between Xfone USA, Inc. and Ted Parsons, its Vice President and Chief Marketing Officer, Xfone issued to Mr. Parsons an “Acquisition Bonus” of 16,195 warrants. Xfone was advised by AMEX that the approval of the shareholders of Xfone is required in order to allow the issuance and listing of the shares underlying said warrants. The required approval was obtained on December 28, 2006. The warrants are convertible on a one to one basis into restricted shares of Xfone's common stock at an exercise price of $3.285, and have a term of five years. The value of the warrants is £5,506 ($10,785).

DD.
On July 11, 2006, and in conjunction with a Letter Agreement dated June 15, 2006 between Xfone and Oberon Securities, LLC, Xfone issued to Oberon Securities 243,100 warrants at an exercise price of $2.86 and 37,200 warrants at an exercise price of $3.34. The warrants are convertible on a one to one basis into restricted shares of Xfone's common stock, and have a term of five years. The value of the warrants is £180,140 ($352,895).

EE.
On July 11, 2006, and in conjunction with a June 19, 2006 Securities Purchase Agreement Xfone issued to several investors an aggregate of 172,415 warrants. The warrants are convertible on a one to one basis into restricted shares of Xfone's common stock, at an exercise price of $3.40, and have a term of five years. The value of the warrants is £91,186 ($178,633).

FF.
On September 5, 2006, and in conjunction with a June 19, 2006 Securities Purchase Agreement Xfone issued to several investors an aggregate of 344,825 restricted shares of common stock. The value of the shares is £531,163 ($1,040,549).

GG.
On September 19, 2006, and in conjunction with a Letter Agreement dated June 15, 2006 between Xfone and Oberon Securities, LLC, Xfone issued to Oberon Securities 90,000 restricted shares of common stock. The value of the shares is £119,512 ($234,124).

HH.
On September 19, 2006, and pursuant to the Service Agreement dated December 6, 2005, that was terminated on August 28, 2006, Xfone cancelled 64,360 of the 100,000 warrants which were issued to Elite Financial Communications Group, LLC on May 10, 2006.

II.	On November 1, 2006, Xfone issued 6,994 restricted shares of its common stock to Elite Financial Communications Group, LLC in exchange for services. The value of the shares is £9,044 ($17,717).
JJ.
On November 20, 2006, Xfone issued in exchange for services 36,000 warrants exercisable at $3.50 per share, 36,000 warrants exercisable at $4.00 per share, and 36,000 warrants exercisable at $4.50 per share to Institutional Marketing Services, Inc. The warrants have a term of five years. In the event Xfone elects early termination of its agreement with Institutional Marketing Services, then any warrants that have not yet reached their vesting date will be cancelled. The value of the warrants is £27,341($53,561).

KK.
On November 27, 2006, Xfone issued in exchange for services 117,676 warrants exercisable at $3.50 per share to Crestview Capital Master, LLC. The warrants have a term of five years and shall vest as follows: 29,419 warrants immediately, 29,419 warrants on February 10, 2007, 29,419 warrants on May 10, 2007, and 29,419 warrants on August 10, 2007. The value of the warrants is £89,662 ($175,648).

LL.
On December 26, 2006, and in conjunction with a December 25, 2006 oral stock purchase agreement, Xfone repurchased from Abraham Keinan, its Chairman of the Board, 100,000 restricted shares of its common stock at a price of $2.70 per share (market price at that day was $2.80 per share). The 100,000 shares were returned to Xfone for cancellation. The Agreement was approved by all non-interested members of the Board of Directors, following a review and discussion by Xfone's Audit Committee.

Appendix B26

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2006

Stock Option Plan

A.
In November 2004, Xfone's board of directors approved the adoption of the principal items forming Xfone's 2004 stock option plan (The “Plan”) for the benefit of employees, officers, directors, consultants and subcontractors of the Company including its subsidiaries. This plan was approved by a special meeting of shareholders on March 13, 2006. The purpose of the Plan is to enable the Company to attract and retain the best available personnel for positions of substantial responsibility, to provide an incentive to such persons presently engaged with the Company and to promote the success of the Company business. The Plan will provide for the grant of options an aggregate of 5,500,000 shares of Xfone's common stock. The Plan shall be administered by the board to determine the persons to whom options are granted, the number of options that are granted, the number of shares to be covered by each option, the options may be exercised and whether the options is an incentive or non-statutory option.

B.
At November 24, 2004 3,200,000 options were granted under the plan described above according to the following terms: Option exercise price - $3.50, vesting date - 12 month from the date of grant, expiration date - 5 years from the vesting date.

C.
On February 6, 2005, Xfone's board of directors approved a grant to employees of 730,000 options under and subject to the 2004 Stock Option Plan of Xfone according to the following terms: Option exercise price of $3.50; Vesting Date  - the vesting of the options will be over a period of 4 years as follows: 25% of the options are vested after a year from the Date of Grant. Thereafter, 1/16 of the options are vested every 3 months for the following 3 years; Expiration Date  -  5.5 years from the Grant Date.

D.
On November 13, 2005, Xfone's Board of Directors ratified the grant of 600,000 options to Wade Spooner and 300,000 options to Ted Parsons on March 10, 2005, under its 2004 Stock Option Plan, pursuant to the terms described in their March 10, 2005 employment agreements. The stock options will provide for a five (5) year term from the vesting date, a strike price that is 10% above the closing price of the Registrant's common stock on the date of issue of the Options.

E.
On June 8, 2005, Xfone's board of directors approved a grant to Xfone's Chief Financial Officer, of 300,000 options under and subject to the 2004 Stock Option Plan of Xfone according to the following terms: Option exercise price of $3.50; Vesting Date  -  the vesting of the options will be over a period of 4 years as follows: 25% of the options are vested after a year from the Date of Grant. Thereafter, 1/16 of the options are vested every 3 months for the following 3 years; Expiration Date  - 5.5 years from the grant date.

F.
On July 11, 2006, and in conjunction with a July 3, 2006 Service Agreement between Xfone, Swiftnet Limited and John Mark Burton, the Managing Director of Xfone's UK based subsidiaries, Swiftnet Limited and Equitalk.co.uk Limited Xfone's Board of Directors approved the grant of 300,000 options, under and subject to its 2004 Stock Option Plan, to Mr. Burton. The options are convertible on a one to one basis into restricted shares of Xfone's common stock, at an exercise price of $3.50, and have a term of ten years. The vesting of the options will be over a period of 4 years as follows: 75,000 options are vested on July 3, 2007. Thereafter, 18,750 options are vested every 3 months for the following 3 years.

G.
On October 30, 2006, Xfone's Board of Directors approved a grant of 25,000 options to Itzhak Almog under and subject to Xfone's 2004 Stock Option Plan. The options were granted according to the following terms: Date of Grant - October 30, 2006; Option exercise price - $3.50; Vesting Date - 12 months from the Date of Grant; Expiration Date - 5 years from the Vesting Date.

H.
As of December 31, 2006 there are 5,350,000 options outstanding out of this plan, of which 325,000 options were granted in 2006. Transactions related to the above Plan during the year ending December 31, 2006 were as follows:

Appendix B27

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2006

	Year Ended December 31, 2006
	Number of options	Weighted average exercise price
Options outstanding at the beginning of the year	5,130,000	$3.70
Granted	325,000	$3.50
Forfeited	(105,000)	$3.50
Options outstanding at the end of the year	5,350,000	$3.69

Options vested as exercisable	3,665,625	$3.50

Weighted average fair value of options granted		$1.21

 The following table summarizes information about options outstanding and exercisable at December 31, 2006:

	Options Outstanding
Range price ($)	Number of options	Weighted average remaining contractual life (years)	Weighted average exercise price

3.50 - 4.62	5,350,000	4.8	$3.69

Note 13 - Earnings Per Share

			Year Ended December 31 , 2006
			Weighted Average
			Income	Shares	Per Share	Per Share
					Amounts	Amounts
						U.S.$
Net Income			£337,262
Basic EPS:
Income available to common stockholders			£337,262	10,135,874	£0.033	$0.065
Effect of dilutive securities:
Options and warrants	(	*)	-	-	-	-
Diluted EPS:
Income available to common stockholders			£337,262	10,135,874	£0.033	$0.065
(*) Anti-diluted

	Year Ended December 31 , 2005
	Weighted Average
	Income	Shares	Per Share	Per Share
			Amounts	Amounts
				U.S.$
Net Income	£26,078
Basic EPS:
Income available to common stockholders	£26,078	6,868,471	£0.004	$0.007
Effect of dilutive securities:
Options and warrants	-	1,074,713	(0.001)	(0.001)
Diluted EPS:
Income available to common stockholders	£26,078	7,943,184	£0.003	$0.006

Appendix B28

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2006

 Note 14 - Related Party Transactions

	Years ended		Years ended
	December 31,		December 31,
	2006	2005	2006
			US$

Campbeltown Business:

Fees	£83,400	£83,400	$163,381
Accrued Expenses	6,950	6,950	13,615

Vision Consultants Limited:

Fees	-	83,400	163,381
Accrued expenses	-	6,950	-

Abraham Keinan

Fees	51,409	-	100,710
Accrued expenses	5,905	-	11,568

Story Telecom Limited:

Revenues (*)	1,472,150	3,203,663	2,883,942
Commissions (*)	159,418	172,144	312,300
Due from related Story Telecom (net)	627,528	1,290,702	1,229,327

Auracall Limited:

Related revenues	766,254	211,099	1,501,092
Commissions	541,735	143,364	1,061,259
Due to Auracall (net)	72,809	120,395	142,633
Short-term loan from Auracall Limited	24,000	-	47,016

Dionysos Investments (1999) Limited:
Fees	36,000	36,000	70,524
Accrued Expenses	3,000	3,000	5,877

Balance:
Loan to Abraham Keinan	-	123,965	-
Guy Nissenson	-	(11,542)	(22,611)
Abraham Keinan	-	(18,201)	(62,670)

(*) Amount represents the period for which Story Telecom Limited was not consolidated into the Company's financial reports.

Appendix B29

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2006

 Note 15 - Financial Commitments

A.
The Company leases its facilities in the UK, USA and Israel under operating lease agreement, which will expire in 2009 through 2012. The minimum lease payments under non-cancelable operating leases are as follows:

Year ended December 31,

2007	£223,887
2008	166,612
2009	108,818
2010	49,134
2011	49,134
2012	49,134

B.
On April 2, 2002, Xfone's Board of Directors approved a bonus and success fee whereby if the Company receives monthly revenues in excess of $485,000 then Mr. Keinan and Campbeltown Business shall receive 1% of such monthly revenues, up to a maximum of one million dollars (the “Bonus and Success Fee”). On April 10, 2003, Mr. Keinan and Campbeltown Business waived their right to receive 1% of the revenues generated by Story Telecom. This bonus and success fee was separate from our consulting agreement with Campbeltown Business, involving a monthly payment of £2000, along with an additional monthly performance bonus. On February 8, 2007, an Agreement was entered by and between Xfone, Swiftnet, Campbeltown Business, and Mr. Keinan (the “February 8, 2007 Agreement”). The February 8, 2007 Agreement provides that effective as of January 1, 2007, the Bonus and Success Fee is cancelled, and that Mr. Keinan and Campbeltown Business shall have no further right to any percentage of our revenue.

C.
On May 11, 2000, Swiftnet Limited, which is now our wholly owned subsidiary, and our Chairman of the Board of Directors, Abraham Keinan, entered into an 18-month renewable consulting agreement with Campbeltown Business Ltd., a private company incorporated in the British Virgin Island which is owned by Guy Nissenson, our President, Chief Executive Officer, Treasurer, Chief Financial Officer, Principal Accounting Officer and Director and other family members of Mr. Nissenson. This agreement provided that Swiftnet will hire Campbeltown Business as its financial and business development consultant and will pay Campbeltown Business £2,000 per month, along with an additional monthly performance bonus based upon Swiftnet attaining the following revenue levels, for consulting services in the area of business development and management activities:

TARGET AMOUNT OF REVENUES PER MONTH	ADDITIONAL MONTHLY BONUS
Less than £125,000	£0
Between £125,000 - £150,000 (approximately $244,875 - $293,850)	£1,250 (approximately $2,449)
Between £150,000 - £175,000 (approximately $293,850 - $342,825)	£2,500 (approximately $4,898)
Over £175,000 (approximately $342,825)	£2,750 (approximately $5,387)

The agreement with Campbeltown Business involving the aforementioned monthly payment of £2000, along with an additional monthly performance bonus, was separate from a bonus and success fee arrangement that was approved by our Board of Directors on April 2, 2002.
Appendix B30

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2006

The May 11, 2000 agreement was for 18 months, but provided that it will be renewed by mutual agreement of Swiftnet and Campbeltown Business. On November 5, 2001, May 11, 2003, November 10, 2004, and May 11, 2006 this agreement was renewed for additional 18 month periods. On February 8, 2007, an Agreement was entered by and between Xfone, Swiftnet, Campbeltown Business, and Mr. Keinan (the “February 8, 2007 Agreement”). The February 8, 2007 Agreement provides that effective as of January 1, 2007, the aforementioned consulting agreement is terminated.

Stock Purchase Agreement

On June 19, 2000, Swiftnet Limited entered into a Stock Purchase Agreement with Abraham Keinan and Campbeltown Business Ltd. a company owned and controlled by Guy Nissenson and his family. This agreement provides that:

•
Abraham Keinan confirmed that all his businesses activities and initiatives in the field of telecommunications are conducted through Swiftnet, and would continue for at least 18 months after the conclusion of this transaction.

•	Campbeltown Business declared that it is not involved in any business that competes with Swiftnet and would not be involved in such business at least for 18 months after this transaction is concluded.
•	Campbeltown Business would invest $100,000 in Swiftnet, in exchange for 20% of the total issued shares of Swiftnet;
•
Campbeltown Business would also receive 5% of our issued and outstanding shares following our acquisition with Swiftnet. In June 2000, Campbeltown Business invested the $100,000 in Swiftnet. Xfone acquired Swiftnet and Campbeltown received 720,336 shares of our common stock for its 20% interest in Swiftnet.

•
Swiftnet and Abraham Keinan would guarantee that Campbeltown Business' 20% interest in the outstanding shares of Swiftnet would be exchanged for at least 10% of our outstanding shares and that Campbeltown Business would have in total at least 15% of our total issued shares after our acquisition occurred.

•
Campbeltown Business would have the right to nominate 33% of the members of our board of directors and Swiftnet's board of directors. When Campbeltown Business ownership in our common stock was less than 7%, Campbeltown Business would have the right to nominate only 20% of our board members but always at least one member. In the case that Campbeltown Business ownership in our common stock was less than 2%, this right would expire.

•
Campbeltown Business would have the right to nominate a vice president in Swiftnet. Mr. Guy Nissenson was nominated as of the time of the June 19, 2000 agreement. If for any reason Guy Nissenson will leave his position, Campbeltown Business and Abraham Keinan will agree on another nominee. The Vice President will be employed with suitable conditions.

•
Campbeltown Business will have the right to participate under the same terms and conditions in any investment or transaction that involve equity rights in Swiftnet or us conducted by Abraham Keinan at the relative ownership portion.

•	Keinan and Campbeltown Business have signed a right of first refusal agreement for the sale of their shares.

Until Xfone conducts a public offering or is traded on a stock market, we are not permitted to issue any additional shares or equity rights without a written agreement from Campbeltown Business. This right expires when Campbeltown no longer owns any equity interest or shares in Xfone or Swiftnet.

D.	The Company has commission agreements with various agents that are entitled to commission of approximately 5%-12% of the total sale amount less any bad debts.

Note 16 - Economic Dependency and Credit Risk

A. Certain Telecommunication operators act as collection channels for the Company. In 2006 the Company had two major collection channels, one in the U.K. and one in Israel. Collections through these channels accounted to approximately 18% and 5% of the Company's total revenues in 2006, and 23% and 19% of the Company's total revenues in 2005. With respect to collection of monies for the Company, these Telecommunication operators are not deemed to be customers of the Company.

Appendix B31

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2006

B.
Approximately, 31%, 28% and 5% of the Company's purchases are from three suppliers for the year ended December 31, 2006, and 21%, 16%, 15% and 14% are from four suppliers for the year ended December 31, 2005.

Note 17 - Segment Information

The percentage of the Company's revenues is derived from the following Geographical segments:

	Years Ended		Years Ended
	December 31,		December 31,
	2006	2005	2006
			US$
Revenues:
England	£8,652,945	£8,141,765	$16,951,119
United states	7,899,033	4,516,472	15,474,206
Israel	2,801,793	1,455,511	5,488,712

Total revenues	19,353,771	14,113,748	37,914,037

Cost of revenues
England	6,041,075	6,104,496	11,834,466
United states	3,922,771	2,146,386	7,684,708
Israel	1,250,548	1,003,715	2,449,824

Total cost of revenues	11,214,394	9,254,597	21,968,998

Direct gross Profit:
England	2,611,870	2,037,269	5,116,653
United states	3,976,262	2,370,086	7,789,497
Israel	1,551,245	451,796	3,038,889

	8,139,377	4,859,151	15,945,039

Operating expenses:
England	1,828,572	1,826,754	3,582,173
United states	3,398,811	(*) 1,707,604	6,658,270
Israel	1,638,303	823,048	3,209,436

	6,865,686	(*) 4,357,406	13,449,879

Operating Profit:
England	783,298	210,515	1,534,480
United states	577,451	(*) 662,482	1,131,227
Israel	(87,058)	(371,252)	(170,547)

	1,273,691	(*) 501,745	2,495,160

Expenses related to Headquarter in the US	745,349	(*) 547,491	1,460,138

Operating Profit	£528,342	£(45,746)	$1,035,022

(*) Amounts were reclassified in order to present segment information without the effect of expenses related to operating a Headquarter in the US.
Appendix B32

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2006

 Note 18 - Subsequent Events

A.On January 16, 2007, and in conjunction with a December 24, 2006 Securities Purchase Agreement we issued an aggregate of 344,828 restricted shares of our common stock to Halman-Aldubi Provident Funds Ltd. and Halman-Aldubi Pension Funds Ltd.

B. On February 2, 2007, and in conjunction with a December 24, 2006 Securities Purchase Agreement we issued an aggregate of 172,414 warrants to Halman-Aldubi Provident Funds Ltd. and Halman-Aldubi Pension Funds Ltd. The warrants are exercisable on a one to one basis into restricted shares of our common stock, at an exercise price of $3.40, and have a term of five years.

C.On February 23, 2007, Story Telecom (Ireland) Limited, a wholly-owned subsidiary of Story Telecom, Inc., the Company's majority-owned subsidiary, was dissolved.

D. Following the closing in 2006, and due to the satisfaction of certain earnout provisions in the Asset Purchase Agreement with Canufly.net and Mr. Michael Nassour, the Company issued on March 20, 2007 an additional 20,026 restricted shares of its common stock and 14,364 warrants exercisable at $2.98 per share for a period of five years to the shareholders of Canufly.net.

Appendix B33

Xfone, Inc. and Subsidiaries

CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

June 30, 2007

Appendix B34

Xfone, Inc. and Subsidiaries

CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

June 30, 2007

CONTENTS	PAGE

Consolidated Balance Sheet	B-35 - B-36

Consolidated Statements of Income	B-37
Consolidated Statements of Cash Flows	B-38

Notes to Consolidated Financial Statements	B-39 – B44

Appendix B35

Xfone, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEET

	June 30,	December 31,
	2007	2006
	Unaudited
CURRENT ASSETS:

Cash	$1,202,086	$1,218,392
Accounts receivable, net	9,255,511	7,584,504
Prepaid expenses and other receivables	1,722,420	1,488,579

Total current assets	12,180,017	10,291,475

INVESTMENTS	306,052	193,467

MINORITY INTEREST	131,919	305,050

LONG TERM RECEIVABLES	564,905	709,607

FIXED ASSETS, NET	5,439,965	4,466,048

OTHER ASSETS, NET	16,977,759	17,061,297

Total assets	$35,600,617	$33,026,944

The accompanying notes are an integral part of these consolidated financial statements.

Appendix B36

Xfone, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEET

	June 30,	December 31,
	2007	2006
	Unaudited

CURRENT LIABILITIES:
Short-term bank credit and current maturities of notes payable	$2,013,892	$1,963,406
Trade payables	7,748,994	6,710,052
Other liabilities and accrued expenses	2,701,835	2,416,168
Current maturities of obligations under capital leases	92,635	131,229

Total current liabilities	12,557,356	11,220,855

DEFERRED TAXES	182,330	177,333

NOTES PAYABLE	1,318,191	1,938,256

OBLIGATIONS UNDER CAPITAL LEASES	155,694	118,028

SEVERANCE PAY	148,601	100,213

Total liabilities	14,362,172	13,554,685

COMMITMENTS AND CONTINGENT LIABILITIES

SHAREHOLDERS' EQUITY:
Common stock of $0.001 par value:
25,000,000 and 75,000,000 shares authorized at December 31, 2006 and June 30, 2007, respectively;
11,153,817 issued and outstanding at December 31, 2006 and 11,524,971 issued and outstanding at June 30, 2007	11,525	11,154
Additional paid-in capital	19,885,022	19,009,694
Foreign currency translation adjustment	(1,467,658)	(1,380,701)
Deferred stock compensation	(389,783)	(511,393)
Retained earnings	3,199,339	2,343,505

Total shareholders' equity	21,238,445	19,472,259

Total liabilities and shareholders' equity	$35,600,617	$33,026,944

The accompanying notes are an integral part of these consolidated financial statements.

Appendix B37

Xfone, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Six months ended		Three months ended
	June 30,		June 30,
	2007	2006	2007	2006

Revenues	$23,153,522	$16,690,082	$11,629,806	$8,367,198
Cost of revenues	10,323,243	10,510,433	5,130,021	5,206,666

Gross profit	12,830,279	6,179,649	6,499,785	3,160,532

Operating expenses:
Research and development	31,796	20,801	16,018	10,401
Marketing and selling	5,474,506	1,513,832	2,742,530	792,328
General and administrative	5,846,730	4,225,081	2,959,944	2,107,007

Total operating expenses	11,353,032	5,759,714	5,718,492	2,909,736

Operating profit	1,477,247	419,935	781,293	250,796

Financing expenses, net	(306,695)	(196,055)	(166,826)	(50,962)
Equity in income of affiliated company	112,585	133,827	33,449	38,759
Loss from a change of holding of affiliated company	-	(55,189)	-	-

Income before minority interest and taxes	1,283,137	302,518	647,916	238,593

Minority interest	(173,131)	12,346	(80,996)	(9,299)

Income before taxes	1,110,006	314,864	566,920	229,294

Tax benefits (expenses)	(254,172)	32,478	(155,481)	(85)

Net income	$855,834	$347,342	$411,439	$229,209

Earnings Per Share:
Basic	$0.075	$0.038	$0.036	$0.023

Diluted	$0.075	$0.036	$0.036	$0.022

Weighted average shares outstanding:
Basic	11,481,080	9,033,069	11,521,916	9,800,069

Diluted	11,481,080	9,607,782	11,531,220	10,374,782

The accompanying notes are an integral part of these consolidated financial statements.

Appendix B38

Xfone, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
	2007	2006
Cash flow from operating activities
Net income	$855,834	$347,342
Adjustments required to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	526,688	464,195
Compensation in connection with the issuance of warrants and options	121,610	97,161
Minority interest	173,131	(12,346)
Loss from a change of holding of affiliated company	-	55,189
Equity in earnings of affiliated company	(112,585)	(133,827)
Decrease (increase) in account receivables	(1,548,524)	(590,345)
Decrease (increase) in prepaid and other receivables	(173,028)	757,273
Increase (decrease) in trade payables	906,804	(687,342)
Increase (decrease) in other payables	259,037	(502,556)
Increase in severance pay	66,313	11,443
Increase in deferred taxes	1,083	-

Net cash provided by (used in) operating activities	1,076,363	(193,813)

Cash flow from investing activities
Purchase of equipment	(598,246)	(676,022)
Net cash acquired from the acquisition of Story Telecom	-	61,897
Change in other assets and long-term receivables	128,203	(435,611)
Acquisition of EBI Comm, Inc.	-	(12,906)
Acquisition of Canufly.net, Inc.	-	(326,781)
Acquisition of I-55 Internet Services, Inc.	-	(98,689)
Acquisition of I-55 Telecommunications, LLC	-	(28,500)

Net cash used in investing activities	(470,043)	(1,516,612)

Cash flow from financing activities
Repayment of long term loans from banks and others	(881,195)	(1,180,300)
Proceeds from issuance of shares and detachable warrants, net of issuance expenses	853,649	481,065
Proceeds from long term loans from banks	20,466	178,064
Proceeds from exercise of options	22,050	-
Decrease (increase) in capital lease obligation	22,545	(64,918)
Increase (decrease) in short term loan and bank credit	(584,786)	72,414

Net cash used in financing activities	(547,271)	(513,675)

Effect of exchange rate changes on cash and cash equivalents	(75,355)	(137,699)

Net decrease in cash	(16,306)	(2,361,799)

Cash at the beginning of the period	1,218,392	4,613,112

Cash at the end of the period	$1,202,086	$2,251,313

The accompanying notes are an integral part of these consolidated financial statements.
Appendix B39

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS JUNE 30, 2007 (Unaudited)

Note 1 - Organization and Nature of Business

A.
Xfone, Inc. ("Xfone" or the "Company") was incorporated in the State of Nevada, U.S.A. in September 2000 and is a provider of voice, video and data telecommunications services, including: local, long distance and international telephony services; prepaid and postpaid calling cards; cellular services; Internet services; messaging services (Email/Fax Broadcast, Email2Fax and Cyber-Number); and reselling opportunities, with operations in the United Kingdom, the United States and Israel.

Xfone's holdings in subsidiaries are as follows:

-	Swiftnet Limited ("Swiftnet") - wholly owned U.K. subsidiary.

-	Equitalk.co.uk Limited ("Equitalk") - wholly owned U.K. subsidiary.

-	Xfone USA, Inc. and its two wholly owned subsidiaries, eXpeTel Communications, Inc. and Gulf Coast Utilities, Inc. - wholly owned U.S. subsidiary.

-
Story Telecom, Inc. and its two wholly owned subsidiaries, Story Telecom Limited and Story Telecom (Ireland) Limited (which was dissolved on February 23, 2007) (collectively, "Story Telecom") - majority owned U.S. subsidiary, in which Xfone holds a 69.6% ownership share.

-	Xfone 018 Ltd. ("Xfone 018") - majority owned Israeli subsidiary in which Xfone holds a 69% ownership share.

Note 2 - Significant Accounting Policies

The financial statements are prepared in accordance with generally accepted accounting principles in the United States. The significant accounting policies followed in the preparation of the financial statements, applied on a consistent basis, are as follows:

A.	Principles of Consolidation and Basis of Financial Statement Presentation

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (GAAP) and include the accounts of the Company and its subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation. A minority interest in the loss of a subsidiary will be recorded according to the respective equity interest of the minority and up to its exposure and/or legal obligation to cover the subsidiary losses in case of equity reduced to zero or below.

Appendix B40

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS JUNE 30, 2007 (Unaudited)

Note 2 - Significant Accounting Policies (Cont.)

B.	Foreign Currency Translation

Effective January 1, 2007, the Company changed its functional and reporting currency from the Great Britain Pound ("GBP") to the U.S. dollar for the reason that a majority of the Company's transactions and balances are denominated in U.S. dollars. Consistent with SFAS No. 52, "Foreign Currency Translation" ("SFAS No. 52") the change in functional currency will be accounted for prospectively; therefore, there is no effect on the historical consolidated financial statements. The translated amounts for non-monetary assets at December 31, 2006 became the accounting basis for those assets as of January 1, 2007.

The determination of the functional currency for the Company's foreign subsidiaries is made based on the appropriate economic factors. In addition a substantial portion of the Company's costs are incurred in U.S. dollars. The Company's management believes that the U.S. dollar is the primary currency of the economic environment in which it operates. Thus, the Company's functional and reporting currency and the functional and reporting currency of certain of its subsidiaries is the U.S. dollar.

Accordingly, monetary accounts maintained in currencies other than the U.S. dollar are re-measured into U.S. dollars in accordance with SFAS No. 52. All gains and losses of the re-measurement of monetary balance sheet items are reflected in the consolidated statements of operations as financial income or expenses as appropriate. The Company's functional currency is US dollars, the Company's financial records are maintained in US dollars, and the Company's financial statements are prepared in US dollars. The functional currency of Swiftnet, Equitalk and Story Telecom is GBP, the financial records of these subsidiaries are maintained in GBP and the financial statements of these subsidiaries are prepared in GBP. The functional currency of Xfone 018 is New Israeli Shekels ("NIS"), the financial records of Xfone 018 are maintained in NIS, and the financial statements of Xfone 018 are prepared in NIS.

Foreign currency transactions during the period are translated into each company's denominated currency at the exchange rates ruling at the transaction dates. Gains and losses resulting from foreign currency transactions are included in the Company's consolidated statement of operations. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated into each company's denominated currency at period-end exchange rates. All exchange differences are dealt with in the consolidated statements of operations. The financial statements of the Company's operations based outside of the United States have been translated into US dollars in accordance with SFAS No. 52. When translating functional currency financial statements into US dollars, period-end exchange rates are applied to the consolidated balance sheet, while average period rates are applied to consolidated statements of operations. Translation gains and losses are recorded in translation reserve as a component of shareholders' equity.

C.	Accounts Receivable

Accounts receivable are recorded at net realizable value consisting of the carrying amount less the allowance for uncollectible accounts.

The Company uses the allowance method to account for uncollectible accounts receivable balances. Under the allowance method, estimate of uncollectible customer balances is made using factors such as the credit quality of the customer and the economic conditions in the market. An allowance for doubtful accounts is determined with respect to those amounts that the Company has determined to be doubtful of collection. When an account balance is past due and attempts have been made to collect the receivable through legal or other means the amount is considered uncollectible and is written off against the allowance balance.

Accounts receivable are presented net of an allowance for doubtful accounts of $1,589,905 and $2,520,348 at June 30, 2007 and December 31, 2006, respectively.

Appendix B41

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS JUNE 30, 2007 (Unaudited)

Note 2 - Significant Accounting Policies (Cont.)

D.	Other Intangible Assets

Other intangible assets with determinable lives consists of a license to provide communication services in Israel and are amortized over the 20 year term of the license.

Customer base and trade name related to mergers and acquisitions are amortized over a period ranging between 6-7 years from the date of the purchase.

E.	Earnings Per Share

Basic earning per share (EPS) is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

F.	Stock-Based Compensation

Effective as of the beginning of the first quarter of fiscal 2006, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment ("SFAS 123R")  using the modified prospective transition method. SFAS 123R is a revision of SFAS No. 123, "Accounting for Stock-Based Compensation," and supercedes Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Under this method, prior periods are not restated. The Company uses the Black-Scholes option pricing model which requires extensive use of accounting judgment and financial estimates, including estimates of the expected term for which participants will retain their vested stock options before exercising them, the estimated volatility of the Company's common stock price over the expected term, and the number of options that will be forfeited prior to the completion of their vesting requirements. Application of alternative assumptions could produce significantly different estimates of the fair value of stock-based compensation and consequently, the related amounts recognized in the Consolidated Statements of Operations. The provisions of SFAS 123R apply to new stock options and stock options outstanding, but not yet vested, on the date the Company adopted SFAS 123R. Stock-based compensation expense was included in applicable departmental expense categories in the Consolidated Statements of Operations.

G.	Reclassification

Certain prior period balances in the consolidated statement of cash flows were reclassified to appropriately present net cash used in operating activities and effect of exchange rate changes on cash and cash equivalents. The reclassification had no effect on previously reported net income and shareholders' equity.

Appendix B42

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS JUNE 30, 2007 (Unaudited)

Note 3 - Capital Structure

On January 16, 2007, and in conjunction with a December 24, 2006 Securities Purchase Agreement, the Company issued an aggregate of 172,414 warrants to Halman-Aldubi Provident Funds Ltd. and Halman-Aldubi Pension Funds Ltd. The warrants are exercisable on a one to one basis into restricted shares of the Company's common stock, at an exercise price of $3.40 per share, and have a term of five years.

On February 1, 2007, and in conjunction with a December 24, 2006 Securities Purchase Agreement, the Company issued an aggregate of 344,828 restricted shares of its common stock, at a purchase price of $2.90 per share, to Halman-Aldubi Provident Funds Ltd. and Halman-Aldubi Pension Funds Ltd.

The financial transaction contemplated by the aforementioned Securities Purchase Agreement was closed on February 8, 2007. The net proceeds of the financial transaction were $853,649.

During May 2007, 6,300 options under the Company's 2004 Stock Option Plan were exercised at an exercise price of $3.50 per share.

Note 4 - Commitment and Contingent Liabilities

A.
In August 2002, Swiftnet Limited, the Company's wholly-owned U.K. based subsidiary, filed a summary procedure lawsuit in the Magistrate Court of Tel - Aviv, Israel against MG Telecom Ltd. and its Chief Executive Officer, Mr. Avner Shur. In this lawsuit, Swiftnet alleges an unpaid debt due to it in the amount of $50,000 from MG Telecom for services rendered by Swiftnet to MG Telecom. The debt arose from an agreement between Swiftnet and MG Telecom, which at the time was a provider of calling card services, in which traffic originating from MG Telecom calling cards was delivered through our system in London, England. Mr. Shur signed a personal guarantee agreement to secure MG Telecom's obligations under the agreement. On August 16, 2005, the Magistrate Court rendered a judgment in this matter, rejecting Swiftnet's claims. On October 16, 2005, Swiftnet filed an appeal with the District Court of Tel - Aviv. On December 28, 2006, the District Court rescinded the judgment of the Magistrate Court. The case was returned to the Magistrate Court for writing a new reasoned judgment. On May 28, 2007, the Magistrate Court rendered a new judgment, rejecting Swiftnet's claims. On July 15, 2007 Swiftnet filed an appeal with the District Court of Tel - Aviv.

B.
Swiftnet Limited, the Company's wholly-owned U.K. based subsidiary, was served with a claim on October 11, 2005 that was filed by MCI WorldCom Limited (“MCI”) in an English court for the sum of £1,640,440 ($3,300,897) plus interest accruing at a daily rate of £401 ($807) which at the date of claim had amounted to £92,317 ($185,810). MCI's claim is for telecommunication services MCI claims it provided to Swiftnet. Swiftnet has been in dispute with MCI regarding amounts due to MCI for telecommunications services provided by MCI to Swiftnet. Swiftnet alleges that the disputed charges were improperly billed by MCI to its account for a long time and therefore MCI should credit Swiftnet for a certain amount of the claim. Swiftnet has defended the claim by stating that in relation to the invoices that MCI is claiming remain unpaid, £307,094 ($618,101) is not justified according to the rates agreed at various meetings and equates to an over-billing by such amount, although Swiftnet does not have written evidence for many of the agreed rates. Swiftnet has also submitted a counterclaim stating that it is owed a further £671,111 ($1,305,773) in credits in relation to amounts paid on account and wrongly attributed by MCI to over-billed invoices. Swiftnet is claiming that the amounts owed by MCI to Swiftnet in this regard should be set off against any amounts being claimed by MCI in the dispute. There is a further counterclaim for additional accounting costs and loss of management time incurred by Swiftnet due to the incorrect billing. Our financial statements carry the full amount Swiftnet has calculated that it owes to MCI based on the data held in Swiftnet's billing systems.

Appendix B43

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS JUNE 30, 2007 (Unaudited)

Note 4 - Commitment and Contingent Liabilities (Cont.)

C.
In August 2006, Story Telecom Limited, the Company's majority-owned U.K. based subsidiary, filed a lawsuit in the Barnet County Court, London, United Kingdom, against “Famous Telecommunications”, a reseller of calling cards, and its owner, Mr. Tanvir Baber. In this lawsuit, Story Telecom alleged an unpaid debt in the amount of £52,000 ($104,663) from Famous Telecommunications and/or Mr. Baber for services rendered by it. The debt arose from an agreement between Story Telecom and Famous Telecommunications and/or Mr. Baber, in which Story Telecom supplied Famous Telecommunications and/or Mr. Baber with calling cards which they in turn distributed in the market. In September 2006, the court rendered a Judgment in Default in favor of Story Telecom. According to the judgment Famous Telecommunications and/or Mr. Baber must pay the debt plus interest forthwith, approximately £54,000 ($108,688). Famous Telecommunications and/or Mr. Baber failed to comply with the court's order and as a result thereof Story Telecom applied for a Third Party Debt Order, requesting the court to order Mr. Baber's bank, Halifax plc, to make available to Story Telecom any monies currently available within Mr. Baber's account. In October 2006, the court made an Interim Order ordering Halifax plc to hold any amounts available within Mr. Baber's account (up to the amount of the judgment of £54,000) in favor of Story Telecom until a full hearing takes place. The full hearing took place on January 18, 2007, during which the court ordered Halifax plc to pay Story Telecom any monies held in Mr. Baber's account. Halifax plc transferred approximately £1,200 ($2,415) to Story Telecom's account as these were all the monies available. Story Telecom intends to request that the court order Mr. Baber to attend court for questioning regarding his financial situation, whereby he would also be required to detail all his assets. Following such questioning Story Telecom intends to take every effort to collect the monies due.

D.
On June 4, 2007, the Company was informed that Gilad Amozeg, a former officer of the Company had filed a complaint with the United States Department of Labor - Occupational Safety and Health Administration ("OSHA") alleging discriminatory employment practices in violation of Section 806 of the Corporate and Criminal Fraud Accountability Act of 2002, Title VIII of the Sarbanes-Oxley Act of 2002.  The complaint alleged that Mr. Amozeg was terminated from his position as Chief Financial Officer of the Company as a result of his purportedly engaging in “protected activity” as defined under Section 806 of the Sarbanes-Oxley Act, and sought reinstatement of Mr. Amozeg's position with the Company and damages from the Company.  On June 20, 2007, the Company notified OSHA, in writing through counsel, that because the statute in question does not apply extraterritorially to employees outside of the United States, OSHA has no jurisdiction over the complaint, which should be dismissed on that basis alone.  In addition, the Company denies that Mr. Amozeg's termination was the result of any statutory “protected activities” or for any improper reason and asserts that the termination related to Mr. Amozeg's inability to properly perform his job responsibilities. By letter dated July 18, 2007, OSHA dismissed the complaint, informing the parties that "[f]ollowing an investigation," it had found "no reasonable cause to believe that [the Company] violated [the statute in question]" because Mr. Amozeg was "not an employee covered under [the statute]."  Mr. Amozeg has thirty days from his counsel's receipt of that dismissal to file objections and request a hearing before a Department of Labor Administrative Law Judge, and if he does not do so within that period the dismissal will become final and not subject to judicial review.

E.
On July 25, 2007, the Company received notification of a claim filed on July 23, 2007 by Nir Davison with the United Kingdom Employment Tribunals, against Story Telecom Limited, the Company's majority-owned subsidiary, alleging wrongful termination of his employment as Managing Director. The claim does not seek any specific damages. The Company intends to vigorously defend such action.

Note 5 - Marketing and Selling

Marketing and selling expenses consists of commissions to agents and resellers. Other marketing and selling expenses are related to compensation attributed to employees engaged in marketing and selling activities, promotion, advertising and related expenses.

Commission expenses to Auracall Limited were $1,388,082 and $2,735,658 for the three and six month periods ended June 30, 2007, respectively.

Appendix B44

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

Note 6 - Segment Information

Geographical segments

	Six months ended		Three months ended
	June 30,		June 30,
	2007	2006	2007	2006

Revenues:
United Kingdom	$12,574,190	$6,955,045	$6,478,252	$3,601,887
United States	6,610,958	7,269,042	3,191,865	3,501,294
Israel	3,968,374	2,465,995	1,959,689	1,264,017

Total revenues	23,153,522	16,690,082	11,629,806	8,367,198

Cost of revenues:
United Kingdom	5,751,199	5,399,405	2,871,329	2,676,008
United States	3,145,489	3,491,004	1,551,663	1,692,778
Israel	1,426,555	1,620,024	707,029	837,880

Total cost of revenues	10,323,243	10,510,433	5,130,021	5,206,666

Direct gross profit:
United Kingdom	6,822,991	1,555,640	3,606,923	925,879
United States	3,465,469	3,778,038	1,640,202	1,808,516
Israel	2,541,819	845,971	1,252,660	426,137

	12,830,279	6,179,649	6,499,785	3,160,532

Operating expenses:
United Kingdom	5,834,126	1,059,508	3,011,607	558,489
United States	3,129,573	3,038,030	1,602,168	1,401,286
Israel	1,314,942	990,253	655,956	533,059

	10,278,641	5,087,791	5,269,731	2,492,834

Operating Profit (Loss)
United Kingdom	988,865	496,132	595,316	367,390
United States	335,896	740,008	38,034	407,230
Israel	1,226,877	(144,282)	596,704	(106,922)

	2,551,638	1,091,858	1,230,054	667,698

Operating expenses related to the Headquarters in the US	1,074,391	671,923	448,761	416,902

Operating Profit	$1,477,247	$419,935	$781,293	$250,796

Appendix B45

Appendix C

NTS COMMUNICATIONS, INC.
AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED JULY 31, 2007 AND 2006

Appendix C1

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES

TABLE OF CONTENTS

Page

Auditor’s report	C3

Financial statements

Consolidated balance sheets	C4

Consolidated statements of income	C6

Consolidated statements of stockholders’ equity	C7

Consolidated statements of cash flows	C8

Notes to consolidated financial statements	C10

Supplementary information

Consolidated schedules of revenues earned	C23

Consolidated schedules of cost of communication services	C24

Consolidated schedules of selling, general and administrative
expenses	C25

Appendix C2

INDEPENDENT AUDITOR’S REPORT

The Board of Directors
NTS Communications, Inc. and Subsidiaries
Lubbock, Texas

We have audited the accompanying consolidated balance sheets of NTS Communications, Inc. and subsidiaries as of July 31, 2007 and 2006 and the related consolidated statements of income, stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NTS Communications, Inc., and subsidiaries as of July 31, 2007 and 2006, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles in the United States of America.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole.  The supplementary information presented in the accompanying schedules is presented for purposes of additional analysis and is not a required part of the basic financial statements.  Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements as a whole.

Phillips & Associates, CPA’s
CERTIFIED PUBLIC ACCOUNTANTS
SEPTEMBER 17, 2007

Appendix C3

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
JULY 31, 2007 AND 2006
ASSETS

	2007	2006
Current assets
Cash and cash equivalents	$6,635,181	$5,387,759
Accounts receivable - trade	3,041,221	3,039,745
Allowance for bad debts	(202,735)	(216,181)
Other receivables	224,550	221,864
Unbilled revenue	1,399,650	1,776,210
Prepaid expenses	664,082	723,248
Accrued interest	251	142,940
Inventory	508,042	605,811
Deferred tax benefit	1,154,897	237,265

Total current assets	13,425,139	11,918,661

Investments	4,998	639,958

Property, equipment and improvements	100,700,076	97,394,616
Less accumulated depreciation & amortization	(72,327,212)	(68,536,765)
	28,372,864	28,857,851
Property, equipment and improvements in
development	838,345	1,206,023

Total property, equipment and improvements	29,211,209	30,063,874

Other assets
Note receivable – Shareholder Value, Ltd.	-	1,983,192
Goodwill	5,686,997	5,686,997
Less amortization of goodwill	(1,278,809)	(1,278,809)
Deferred tax benefit	-	438,403
Other assets	23,717	29,406

Total other assets	4,431,905	6,859,189

Total assets	$47,073,251	$49,481,682

The accompanying notes are an integral part of these statements.

Appendix C4

LIABILITIES AND STOCKHOLDERS’ EQUITY

	2007	2006
Current liabilities
Accounts payable – trade and carrier charges	$2,445,915	$3,000,197
Note payable	-	1,155,365
Current maturities of long-term debt	445,397	693,258
Accrued other liabilities	2,131,113	2,187,241
Deferred revenues	898,469	844,591
Customer deposits	50,142	50,047

Total current liabilities	5,971,036	7,930,699

Long-term liabilities
Long-term debt, less current portion	421,432	764,999
Deferred income taxes	1,501,474

Total long-term liabilities	1,922,906	764,999

Total liabilities	7,893,942	8,695,698

Stockholders’ equity
Common stock, no par value, authorized
11,000,000 shares, 1,962,029 shares issued
in 2007 and 2006	4,959,938	4,959,938
Additional paid-in capital	1,814,620	1,814,620
Retained earnings – unrestricted	55,149,546	56,756,221

	61,924,104	63,530,779

Treasury stock at cost, 702,878 shares in 2007
and 2006	(22,744,795)	(22,744,795)

Total stockholders’ equity	39,179,309	40,785,984

Total liabilities and stockholders’ equity	$47,073,251	$49,481,682

The accompanying notes are an integral part of these statements.
Appendix C5

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED JULY 31, 2007 AND 2006
	2007	2006

Revenues earned	$67,421,984	$67,340,912

Cost of communication services	42,348,164	43,579,013

Gross profit	25,073,820	23,761,899

Selling, general and administrative expenses	23,676,789	24,410,455

Income (loss) from operations	1,397,031	(648,556)

Other income (expenses)
Interest income	382,364	401,805
Building lease	779,777	695,140
Other income	63,749	88,182
Gain on sale of assets	23,696	11,031
Gain on sale of investments	410,702	-
Interest expense	(141,750)	(183,779)

Total other income (expenses)	1,518,538	1,012,379

Income from continuing operations
before income taxes	2,915,569	363,823

Income tax provision	1,022,245	140,681

Net income	$1,893,324	$223,142

The accompanying notes are an integral part of these statements.
Appendix C6

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED JULY 31, 2007 AND 2006

	Common Stock	Additional Paid-In Capital	Retained Earnings	Treasury Stock	Total Stock-holders' Equity

Balance, July 31, 2005	$4,959,938	$1,814,620	$56,533,079	$(22,744,795)	$40,562,842
Net income			223,142		223,142

Balance, July 31, 2006	4,959,938	1,814,620	56,756,221	(22,744,795)	40,785,984
Dividend			(3,499,999)		(3,499,999)
Net income			1,893,324		1,893,324

Balance, July 31, 2007	$4,959,938	$1,814,620	$55,149,546	$(22,744,795)	$39,179,309

The accompanying notes are an integral part of these statements

Appendix C7

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED JULY 31, 2007 AND 2006

	2007	2006

Cash flows from operating activities:
Net income	$1,893,324	$223,142
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization of fixed assets	6,084,457	6,855,241
Capitalized depreciation	90,210	82,412
Increase (decrease) in deferred taxes	1,022,245	140,681
(Gain) loss on sale or disposal of assets	(23,696)	(11,031)
(Gain) loss on sale of investments	(410,702)	-
(Increase) decrease:
Accounts receivable – trade	(14,922)	(1,492,338)
Other receivables	(2,686)	(160,984)
Unbilled revenue	376,560	2,149,444
Accrued interest	142,689	(42,049)
Prepaid expenses	59,166	(296,548)
Inventory	97,769	(244,568)
Other assets	5,689	6,406
Increase (decrease):
Accounts payable – trade	(554,282)	(361,670)
Customer deposits	95	419
Deferred revenue	53,878	(352,408)
Accrued other liabilities	(56,128)	(244,494)
Accrued settlement	-	(218,487)

Net cash provided (used) by operating activities	8,763,666	6,033,168

Cash flows from investing activities:
Purchase of property, equipment and improvements	(5,238,717)	(10,062,401)
Proceeds from sale of assets	48,730	23,697
Change in partnership investment	1,777	(2,527)
Proceeds from sale of investments	1,043,885	-
Collection of note receivable	1,983,192	-

Net cash provided (used) by investing activities	(2,161,133)	(10,041,231)

The accompanying notes are an integral part of these statements.
Appendix C8

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED JULY 31, 2007 AND 2006
(Continued)

	2007	2006

Cash flows from financing activities:
Principal payments on long-term debt	(699,747)	(1,556,745)
Dividends paid	(3,499,999)
Change in line of credit note payable	(1,155,365)	1,155,365

Net cash provided (used) by financing activities	(5,355,111)	(401,380)

Net increase (decrease) in cash	1,247,422	(4,409,443)
Cash/Cash equivalents, beginning of year	5,387,759	9,797,202

Cash/Cash equivalents, end of year	$6,635,181	$5,387,759

Supplementary disclosures of cash flow information:

Cash paid during the year for:
Interest	$141,750	$183,779

Income taxes	$0	$0

Non cash investing and financing activities:

Equipment acquired by issuance of long-term debt	$108,319	$416,820

The accompanying notes are an integral part of these statements.
Appendix C9

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JULY 31, 2007 AND 2006

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Company

NTS Communications, Inc. (NTS) and its wholly owned subsidiaries provide telecommunication services which are primarily engaged in selling or reselling long distance telephone service and providing local telephone, internet and video services to the general public, both commercial and residential.  These services are mainly provided within the continental United States with a concentration in the Southwestern United States.

NTS Communications, Inc. is a consolidated subsidiary of its majority-owned stockholder Telephone Electronics Corporation.

Principles of consolidation

The financial statements include the consolidated accounts of NTS Communications, Inc. and its four wholly-owned subsidiaries, Garey M. Wallace Company, Inc. dba GMW Company (inactive), NTS Properties, L.C., NTS Management Company, L.L.C., and NTS Construction Company.  All significant intercompany transactions have been eliminated in the consolidated financial statements.

Revenue recognition

Revenues for long distance services are derived primarily from tolls charged to customers and to other long distance carriers.  Deferred revenues result from billing for local service in advance.  Revenues are recognized as telecommunication services are provided.

Allowance for bad debts

An allowance for bad debts for trade accounts receivable is computed on the reserve method and is considered adequate to absorb potential losses.  Trade receivables are charged off when management believes, after considering economic conditions, business conditions and collection efforts, that the collection of the account is doubtful.

Unbilled revenue

Unbilled revenue represents units of service provided by the Company prior to the end of the fiscal year, but not included in accounts receivable due to the timing of routine billing cycles.  Each month’s unbilled revenue is converted to accounts receivable by the end of the following month.

Appendix C10

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JULY 31, 2007 AND 2006
(Continued)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

Inventory

Inventories consist primarily of telephone equipment and are stated at cost using the first-in, first-out method.

Cash equivalents

For purposes of the consolidated statements of cash flows, cash equivalents include all temporary cash investments with maturities of three months or less.

Notes Receivable and Allowance for Note Losses

Notes receivable are stated at unpaid principal balances, less an allowance, if deemed necessary, for note losses.  Interest on notes is recognized over the term of the note and is calculated using the simple-interest method on principal amounts outstanding.

Notes are placed on nonaccrual when management believes, after considering economic conditions, business condition, and collection efforts, that the notes are impaired or collection of interest is doubtful.  Uncollectible interest previously accrued is charged off, or an allowance is established by a charge to interest income.  Interest income on nonaccrual notes is recognized only to the extent cash payments are received.

Property, equipment and improvements

Communication systems and other property and equipment are recorded at cost.  Maintenance, repairs and minor renewals are expensed as incurred. Betterments and improvements which substantially increase the useful lives of existing assets are capitalized.  When properties are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts and any profit or loss is credited or charged to income.

Depreciation and amortization are calculated using the straight-line method over the estimated service lives of assets.

Long-lived Assets

The Company evaluates long-lived assets for impairment using a discounted cash flows method whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  There was no impairment charged to expense during fiscal years ended July 31, 2007 and 2006.

Appendix C11

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JULY 31, 2007 AND 2006
(Continued)

1.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICES, Continued

Goodwill

Goodwill represents the excess cost of companies acquired over the fair value of their identifiable net assets at the date of acquisition.  Goodwill is not amortized pursuant to Financial Accounting Standards No. 142.  The fair value of goodwill is estimated annually by using the expected present value of future cash flows.  There was no impairment charged to expense in 2007 and 2006.

Income taxes

Deferred income taxes are recorded to reflect the tax consequences on future years of differences between the tax basis of depreciable assets and their financial reporting amounts at each year-end.  Income taxes of future periods are calculated using current tax structure, rates, and credits which have been applied prospectively.  Deferred income tax liability results primarily from the excess of tax over book depreciation and the amortization of section 197 intangibles for book over tax.  Deferred tax asset results primarily from certain accrued expenses recorded per books not tax deductible until paid.

Advertising costs

The Company expenses the costs of advertising as incurred.  Total advertising costs expensed in 2007 and 2006 were $313,409 and $868,313, respectively.

Reclassifications

Certain accounts in the prior-year financial statements have been reclassified for comparative purposes to conform with the presentation in the current-year financial statements.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Appendix C12

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JULY 31, 2007 AND 2006
(Continued)

2.	OTHER RECEIVABLES

	2007		2006

Current portion of employee advances	$		$1,360
Health insurance refund			99,601
Vender credit receivable		9,079	97,554
Miscellaneous receivables		1,670	3,474
Receivable from Shareholder Value Ltd.		26,239	19,875
Sales tax refund receivable		187,562

		$224,550	$221,864

3.	INVESTMENTS

	2007	2006

Shareholder Value Ltd.	$4,998	$6,775
Land		633,183

	$4,998	$639,958

NTS Properties, L.C., a wholly owned subsidiary, is the managing partner with a 1% interest in Shareholder Value, Ltd., a Texas partnership formed to manage nonresidential real estate.

Appendix C13

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JULY 31, 2007 AND 2006
(Continued)

4.	PROPERTY, EQUIPMENT AND IMPROVEMENTS

			Estimated
			Useful
	2007	2006	Lives

Land	$440,608	$440,608
Communications system in service	53,059,478	52,043,496	3-15 years
Building	2,100,779	2,044,684	20 years
Leasehold improvements	1,928,760	1,923,817	5-15 years
Office equipment	1,684,976	1,892,489	5-10 years
Computer hardware/software	9,459,519	11,283,564	5- 7 years
Construction equipment	393,915	383,064	5 years
Vehicles	883,759	911,869	5 years
Data, telephone and video equipment -
fiber network	2,854,657	2,935,684	3-15 years
Capitalized installation charges	3,422,369	3,376,539	5 years
Fiber optic system	24,471,256	20,158,802	18-20 years

Total property, equipment and improvements	$100,700,076	$97,394,616

Total depreciation and amortization expense on property, equipment and improvements for the years ended July 31, 2007 and 2006 was $6,084,457 and $6,855,241, respectively.  Total depreciation expense capitalized for the years ended July 31, 2007 and 2006 was $90,210 and $82,412, respectively.

5.	NOTE PAYABLE

The Company has a $3,500,000 revolving line of credit from City Bank.  The note is secured by an assignment of all accounts receivable, with interest equal to the Wall Street Journal prime, maturing January 2008.  As of July 31, 2007, there were no funds advanced against this line of credit.  At July 31, 2006, the total amount advanced on this line of credit was $1,155,365.

Appendix C14

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JULY 31, 2007 AND 2006
(Continued)

6.	LONG-TERM DEBT
	2007		2006
GE Capital Corporation

Note for the purchase of the CLEC equipment with a face
value of $727,276, with monthly payments of $14,590,
including interest at 7.42% through August, 2006, secured
by the purchased equipment.	$		$14,942

Note for the purchase of equipment with a face
amount of $108,319, with monthly payments of $3,468,
including interest at 9.31% through July, 2010, secured by
the purchased equipment.		105,728

Note for the purchase of a DRM faststart telephone switch
with a face amount of $1,353,202, payable in monthly
installments of $25,518 including interest at 4.970% through
September, 2007, secured by the purchased equipment.		50,727	346,475

Note for the purchase of equipment with a face value of $62,835, with monthly payments of $1,232, including interest at 9.30%
through April, 2011, secured by the purchased equipment.		50,390	59,822

GE Commercial Finance

Note for the purchase of equipment with a face value of $256,219, with monthly payments of $7,568, including interest at 9.30%
through March, 2009, secured by the purchased equipment.		161,615	233,655

City Bank

Note for the purchase of a tractor, backhoe, trailer, and boring machine with a face amount of $126,575, payable in monthly
installments of $2,637, including interest at 4.25% through
May, 2007, secured by the purchased equipment.			26,412

Note for the purchase of vehicles with a face value of $73,471, payable in monthly installments of $1,677, including interest at
4.49% through May, 2009, secured by the purchased equipment.		35,333	53,403

Note for the purchase of equipment with a face amount of
$1,064,230, payable in monthly installments of $17,750,
plus interest at prime through April, 2009, secured by the
purchased equipment.		376,050	584,980

Appendix C15

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JULY 31, 2007 AND 2006
(Continued)

6. LONG-TERM DEBT, Continued
	2007	2006
Note for the purchase of a pickup with a face amount of $16,628 payable in monthly installments of $509, including interest at
6.29% through April, 2009, secured by the purchased pickup.	10,082	15,360

Note for the purchase of a pickup with a face amount of $13,000 payable in monthly installments of $306, including interest at
6.39% through February, 2010, secured by the purchased pickup.
This note was retired prior to maturity.		11,797

Note for the purchase of a dump truck with a face amount of
$18,000 payable in monthly installments of $438, including
interest at 7.75% through February, 2010, secured by the
purchased dump truck.	12,258	16,376

Note for the purchase of a pickup with a face amount of $17,244 payable in monthly installments of $402, including interest at
5.49% through October, 2009, secured by the purchased pickup.	10,167	14,295

Note for the purchase of two pickups with a face amount of
$32,894 payable in monthly installments of $763, including
interest at 5.49% through August, 2009, secured by the
purchased pickups.	17,960	25,230

CitiCapital

Note for the purchase of a trencher and trailer with a face amount of $93,800, payable in monthly installments of $1,849, including interest at 6.75% through April, 2009, secured by the purchased
equipment and guaranty by NTS Communications, Inc.	36,519	55,510

	$866,829	$1,458,257

The aggregate maturities of the long-term debt for the five years ending July 31, are as follows:

2008	$445,397
2009	349,291
2010	56,638
2011	15,503
2012

$866,829

Appendix C16

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JULY 31, 2007 AND 2006
(Continued)

7.      LEASES

Lessee

The Company is obligated under various operating leases for office facilities and equipment rooms that expire at various times through 2013.  Certain leases contain contingent rental provisions keyed to the consumer price index.

Future minimum lease payments under noncancellable operating leases as of July 31, 2007, for each of the next five years in the aggregate are:

July 31,	Amount

2008	$1,386,871
2009	1,285,334
2010	933,293
2011	786,886
2012	771,714
Thereafter	771,714

Total minimum lease payments	$5,935,812

Rent expense for operating leases in fiscal years ending 2007 and 2006, was $1,649,039 and $1,643,743, respectively.

Lessor

NTS Management Company, L.L.C. (a consolidated subsidiary) is the lessor of the Metro Tower building located in Lubbock, Texas. The building was acquired in February, 1997 and has a capitalized amount of $1,661,262 and $1,605,167 with corresponding accumulated depreciation of $825,955 and $711,907 at July 31, 2007 and 2006, respectively.

Minimum future rentals to be received on noncancellable leases as of July 31, 2007, for each of the next five years in the aggregate are:

July 31,	Amount

2008	$281,101
2009	135,200
2010	51,983
2011	17,854
2012	4,000

Total minimum future rentals	$490,138

Appendix C17

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JULY 31, 2007 AND 2006
(Continued)

8.      INCOME TAXES

The following is an analysis reconciling taxable income per books with taxable income per the corporate return.

	2007	2006

Income (loss) from continuing operations
before taxes	$2,915,569	$363,823
50% meals and entertainment	21,923	21,661
Penalties		7,142

Taxable income (loss) – financial	2,937,492	392,626

Increase (decrease) in provision for bad debts	(8,072)	(615,392)
Increase (decrease) in provision for accrued vacation	(84,631)	3,261
Book depreciation greater (lesser) than tax	414,314	958,276
Excess tax gain (loss) on asset disposals		4,196
Book amortization of section 197 intangibles
greater(lesser) than tax amortization	(512,468)	(512,468)
Excess book income over partnership K-1	(230)
Utilization of contribution carryover		(4,101)
Utilization of net operating loss carryover	(2,746,405)	(226,398)

Taxable income (loss)	$0	$0

Appendix C18

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JULY 31, 2007 AND 2006
(Continued)

8.      INCOME TAXES, Continued

	2007	2006

Federal income tax liability at 34%	$0	$0
Increase (decrease) in deferred income taxes	1,022,245	140,681

Income tax provision	$1,022,245	$140,681

All subsidiaries are filed on the consolidated Form 1120 of NTS Communications, Inc.

The following is an analysis of the components of deferred taxes:

	2007			2006
	Current		Long-term	Current		Long-term
Difference in financial and
tax depreciation	$		$7,277,209	$		$7,622,182
Provision for bad debts		(202,735)			(210,807)
Provision for accrued
vacation		(402,400)			(487,030)
Difference in financial and
tax goodwill amortization			(2,861,109)			(3,373,576)
Net operating loss carryforward		(2,791,620)				(5,538,024)

		(3,396,755)	4,416,100		(697,837)	(1,289,418)
		x34%	x34%		x34%	x34%

Deferred tax (benefit)
payable		$(1,154,897)	$1,501,474		$(237,265)	$(438,403)

The net operating loss carryforward will begin to expire in 2024.

9.      EMPLOYEE BENEFIT PLAN

The Company maintains an employees’ savings and retirement plan under Section 401(k) of the Internal Revenue Code.  All full-time employees who have completed six months of service become eligible to participate upon the nearest semi-annual plan entry date.  The Company’s contribution to the plan, as determined by the board of directors, is discretionary and is limited to a portion of the employee’s contribution.  The Company contributed $425,380 and $404,042 during the years ended July 31, 2007 and 2006, respectively.  All contributions were fully funded as of the report date.

Appendix C19

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JULY 31, 2007 AND 2006
(Continued)

10.    RELATED PARTY TRANSACTIONS

Shareholder Value, Ltd., leases office space to NTS Communications, Inc. The partners of Shareholder Value, Ltd., consist of stockholders of NTS Communications, Inc., and NTS Properties, L.C., the managing partner.  NTS Properties, L.C., is a wholly owned subsidiary of NTS Communications, Inc.  Total lease payments made to Shareholder Value, Ltd. for the years ended July 31, 2007 and 2006 was $771,714 for each year.

NTS Communications, Inc. also extended Shareholder Value Ltd., a line of credit in the amount of $2,000,000.  This note matures on October 31, 2014, with interest payments at 6.55% due annually on October 31.  At July 31, 2006, the principle balance outstanding was $1,983,192 with accrued interest of $97,098.  During 2007, this note was collected in its entirety along with all accrued interest.  Total interest received for the years ended July 31, 2007 and 2006 was $125,984 and $129,899, respectively.

NTS Communications, Inc. has provided long distance switching service to companies owned by NTS stockholders and directors, including Telephone Electronics Corporation, a stockholder, owning 63.47% of NTS common stock.  The service is provided at a price equal to that charged to unrelated dealers.

11.	CONCENTRATION OF RISK

The Company customarily grants credit to its customers and generally does not require collateral.  A substantial portion of credit sales is to other long distance service providers.  Accordingly, conditions in the long distance telephone service industry, including actions by regulatory authorities, may significantly influence the ability to collect a substantial portion of its trade accounts receivable.

The Company maintained cash in excess of the federally insured limit of $100,000.  At July 31, 2007 and 2006, uninsured deposits were $7,214,581 and $6,342,595, respectively.

Appendix C20

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JULY 31, 2007 AND 2006
(Continued)

12.	SUBSEQUENT EVENTS

On August 2, 2007, the Company declared a cash dividend of $2.40 per share payable on August 15, 2007, to stockholders of record on July 31, 2007.

In August, 2007, the Company announced that it had entered into a definitive agreement to sell at least 95% of the issued and outstanding shares of its common stock to Xfone, Inc.  The agreement’s expiration date is January 15, 2008 with an option to extend the date to February 15, 2008.  The effective closing date is tentatively set for January 15, 2008.

Appendix C21

SUPPLEMENTARY INFORMATION

Appendix C22

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
CONSOLIDATED SCHEDULES OF REVENUES EARNED
YEARS ENDED JULY 31, 2007 AND 2006

	2007	2006

Long distance, toll, and operator assistance	$17,166,703	$17,811,076
Private lines	17,080,956	17,492,527
Local service	20,370,117	20,028,633
Data services	6,987,319	6,606,434
Universal service fee	1,224,633	1,095,492
PICC cost recovery	263,570	294,879
Regulatory cost recovery	376,387	25,328
Carrier access billing	1,292,968	1,849,088
Paging	691	2,403
Telephone systems sales & services	1,836,388	1,729,985
Conference calls	48,536	43,099
Video	982,758	480,669
Other credits	(209,042)	(118,701)

	$67,421,984	$67,340,912

Appendix C23

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
CONSOLIDATED SCHEDULES OF COST OF COMMUNICATION SERVICES
YEARS ENDED JULY 31, 2007 AND 2006

	2007	2006

Access and termination	$1,029,596	$1,518,241
Usage	9,473,694	8,838,517
Transport	3,493,832	3,742,851
Private line	8,317,820	8,366,757
Local service access	2,335,553	2,591,832
CLEC local service	9,494,346	10,309,165
Conference calls	20,486	19,722
Universal service fund	1,365,518	1,145,060
PICC fund	89,731	44,234
Amortization of capitalized Installation charges	95,988	188,616
Circuit establishment and maintenance	14,131	22,451
Video services	490,147	236,731
Depreciation and amortization of
telecommunications equipment	4,786,055	5,354,699
Data services	332,208	253,233
Payphone service charge	45,385	67,467
800 access & administration fees	37,528	53,109
Telephone equipment and warranty	886,943	808,522
Operator assistance	38,723	16,883
Paging services	480	923

	$42,348,164	$43,579,013

Appendix C24

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
CONSOLIDATED SCHEDULES OF SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
YEARS ENDED JULY 31, 2007 AND 2006

	2007	2006

Advertising	$313,409	$868,313
Automobile and truck expense	183,470	199,627
Bad debt expense	249,433	257,156
Bank charges	141,723	104,110
Business meals	43,619	42,825
Collection agency fees	16,128	15,803
Commissions	890,198	885,051
Computer expense	540,307	393,124
Contract labor	63,327	80,061
Depreciation	1,202,414	1,311,926
Directors fees	39,000	54,000
Dues and subscriptions	50,311	58,693
Employee benefits	425,380	404,042
Engineering fees	7,120	6,213
Entertainment and promotional	111,327	143,480
Freight	30,029	32,798
Insurance	2,204,707	1,765,040
State infrastructure assessment	293,531	189,272
Internet expenses	11,700	11,700
Legal and accounting	250,741	202,280
Licenses and fees	37,008	35,372
Management fees	26,019	23,921
Miscellaneous	30,488	17,102
Office supplies and expense	192,216	265,199
Postage	271,670	323,393
Rent	1,649,039	1,643,743
Repairs and maintenance	337,756	322,797
Salaries	11,436,642	12,011,601
Taxes – other	472,988	468,461
Taxes – payroll	922,607	973,558
Telephone	188,317	251,100
Travel	185,097	218,712
Training	12,725	26,730
Trust and loan fees		185
Utilities	846,343	803,067

	$23,676,789	$24,410,455

Appendix C25

Appendix D

Xfone, Inc.
Pro Forma Combined Condensed Balance Sheet and Statements of Operations (Unaudited)

The unaudited pro forma condensed combined financial information reflecting the combination of Xfone, Inc., Auracall Limited ("Auracall") and NTS Communications, Inc. ("NTS") is provided for informational purposes only. The pro forma information is not necessarily indicative of what the companies’ results of operations actually would have been had the merger been completed at the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future operating results of the combined company.

The amounts allocated to acquired assets and liabilities of NTS in the unaudited pro forma financial statements are based on management’s preliminary valuation estimates. Definitive allocations will be performed and finalized upon closing of the acquisition of NTS. Accordingly, the purchase price allocation pro forma adjustments included in the unaudited financial statements are preliminary and have been made for the purpose of providing unaudited pro forma condensed combined financial information and are subject to revision based on a final determination of fair value. In the opinion of management of the Company, all adjustments have been made that are necessary to present fairly the pro forma data.

The unaudited pro forma financial statements also include certain purchase accounting adjustments, including items expected to have a continuing impact on the consolidated results, such as decreased depreciation expense on acquired tangible assets and interest payment on debt. The unaudited pro forma statements do not include the impacts of any revenue, cost or other operating synergies that may result from the merger.

The pro forma combined Balance Sheet reflects the result of combining the consolidated balance sheet of Xfone, Inc and its subsidiaries and Auracall as of June 30, 2007 with the balance sheet of NTS as of July 31, 2007.

The Xfone, Inc. pro forma Statements of Operations for the six months ended June 30, 2007 have been combined with the Auracall Statement of Operations for the six months ended June 30, 2007 and with NTS Statements of Operations for six months ended July 31, 2007.

The pro forma Statements of Operations for the year ended December 31, 2006 is presented in GBP ("£") to conform with Xfone's financial reporting for the same period. The pro forma report was translated to U.S. dollars for convenience.

Xfone, Inc. and Subsidiaries
PRO FORMA BALANCE SHEETS
JUNE 30, 2007
(Unaudited)

	Xfone Inc. June 30		Auracall Limited June 30	NTS Communications July 31	Pro forma adjustments		Pro form Consolidated

CURRENT ASSETS:
Cash	$1,202,086		$1,086,609	$6,635,181	5,411,213	(b)	$3,512,663
Account Receivables, net	8,942,459	(a)	662,041	4,238,136	(467,084)	(c)	13,375,552
Prepaid expenses and other receivables	1,722,420		-	2,043,780			3,766,200
Inventory	-		-	508,042	-		508,042
Total current assets	11,866,965		1,748,650	13,425,139	5,878,297		21,162,457

INVESTMENTS	306,052		-	4,998	(306,052)	(d)	4,998

MINORITY INTEREST	131,919		-	-	-		131,919

LONG TERM LIABILITIES	564,905		-	-	-		564,905

FIXED ASSETS, NET	5,439,965		29,532	29,211,209	3,605,210	(h)	38,285,916

OTHER ASSETS, NET	16,977,759		-	4,431,905	12,216,220	(e)	33,625,884

Total Assets	$35,287,565		$1,778,182	$47,073,251	$9,637,081		$93,776,079

CURRENT LIABILITIES
Short- term bank credit and current portion of notes payables	$2,013,892		$-	$-	$-		$2,013,892
Trade Payables	7,435,942	(a)	668,107	2,445,915	(467,084)	(c)	10,082,880
Other liabilities and accrued income	2,701,835		222,011	3,525,121	(193,527)	(f)	6,255,440
Current maturities of obligations under leases	92,635		-	-	-		92,635

Total current liabilities	12,244,304		890,118	5,971,036	(660,611)		18,444,847

DEFFERED TAXES	182,330		-	1,501,474	(201,597)	(h)	1,482,207

NOTES PAYABLE	1,318,191		-	421,432	42,400,000	(i)	44,139,623

OBLIGATIONS UNDER CAPITAL LEASES	155,694		-	-	-		155,694

SEVERANCE PAY	148,601		-	-			148,601
TOTAL SHAREHOLDERS' EQUITY	21,238,445		888,064	39,179,309	31,900,712	(g)	29,405,106

Total liabilities and shareholders' equity	$35,287,565		$1,778,182	$47,073,251	$9,637,079		$93,776,078

(a).   Balance sheet was reclassified to present the net amount owed to Auracall.
(b).  The net change in cash and cash equivalents resulted from long- term financing less purchase price paid in cash, acquisition costs, financing costs and adjustments to working-capital as per the stock purchase agreement signed between Xfone Inc. and NTS.
(c).  To cancel inter company balances
(d).  To cancel investment in Auracall as of June 30, 2007
(e).  To record the arise of a Goodwill
(f).   To record deferred purchase price
(g).  To eliminate acquired equity and record issuance of common stock for the acquisition financing
(h).  To allocate the cost of an acquired entity to assets acquired and assumed liabilities
(i).   To record long-term debt to finance the acquisition of NTS
(j).    In connection with the acquisition, Auracall has agreed to lend the sum of GBP 850,000 (approximately $1,700,000) to Swiftnet Limited for the sole purposes of and in connection with the acquiring of the 987 ordinary shares of Auracall.

Appendix D1

Xfone, Inc. and Subsidiaries
PRO FORMA STATEMENTS OF OPERATIONS
(Unaudited)
SIX MONTHS ENDED JUNE 30 2007

	Xfone Inc. June 30	Auracall Limited June 30	NTS Communications July 31		Pro forma adjustments		Pro forma Consolidated

Revenues	$23,153,522	$5,381,990	$34,090,032	(f)	$(5,521,133)	(a)	$57,104,411
Cost of Revenues	(10,323,243)	(2,549,629)	(20,795,520)		6,886,170	(a) (c)	(26,782,222)

Gross profit	12,830,279	2,832,361	13,294,512		1,365,037		30,322,189

Operating expenses:
Research and development	31,796	-	-		-		31,796
Marketing and selling	5,474,506	2,104,884	2,269,282		-		9,848,672
General and administrative	5,846,730	408,270	9,013,147		(344,465)	(c)	14,923,682

Total operating expenses	11,353,032	2,513,154	11,282,429		(344,465)		24,804,150

Operating profit	1,477,247	319,207	2,012,083		1,709,502		5,518,039

Financing income (expenses), net	(306,695)	19,815	149,744		(2,400,000)	(d)	(2,537,136)
Equity in income of affiliated company	112,585	-	6,093		(112,585)	(b)	6,093
Other income (expenses)	-	-	311,436	(f)	-		311,436

Income before minority interest and taxes	1,283,137	339,022	2,479,356		(803,083)		3,298,432

Minority interest	(173,131)	-	-		-		(173,131)

Income before taxes	1,110,006	339,022	2,479,356		(803,083)		3,125,301

Taxes on income	(254,172)	(64,414)	(820,899)		234,769	(e)	(904,716)

Net Income	$855,834	$274,608	$1,658,457		$(568,314)		$2,220,585

Earning per share:
Basic	$0.075						$0.150

Diluted	$0.075						$0.150

 (a).  To eliminate intercompany charges
 (b).  To eliminate equity in income of Auracall for the six months ended June 30, 2007
 (c).  (1) Elimination of NTS's historical depreciation expense.
 (2) Depreciation expense based on estimated fair value and useful lives of NTS's assets.
 (d).  To record interest on a debt
 (e).  To apply the Company’s effective tax rate of 34% to the pretax earnings of the pro forma adjustments
 (f).   Reclassification of Income from rent of office spaces in NTS's building in Lubbock

Appendix D2

Xfone, Inc. and Subsidiaries
PRO FORMA STATEMENTS OF OPERATIONS
(Unaudited)
YEAR ENDED DECEMBER 31 2006
IN GBP

	Xfone Inc. June 30	Auracall Limited	NTS Communications		Pro forma adjustments		Pro forma Consolidated	Convenient translation to USD

Revenues	£19,353,771	£2,411,508	£33,858,632	(g)	£(245,233)	(a)	£55,378,678	$108,486,830
Cost of Revenues	(11,214,394)	-	(21,476,679)		1,775,579	(a) (d)	(30,915,494)	(60,563,454)

Gross profit	8,139,377	2,411,508	12,381,953		1,530,346		22,463,184	47,923,376

Operating expenses:
Research and development	23,333	-	-		-		23,333	45,709
Marketing and selling	2,520,167	1,827,811	2,638,502		-		6,986,480	13,686,515
General and administrative	5,067,535	475,328	9,620,470		(379,721)	(d)	14,783,612	28,961,096

Total operating expenses	7,611,035	2,303,139	12,258,972		(379,721)		21,793,425	42,693,320

Operating profit	528,342	108,369	122,981		1,910,067		2,669,759	5,230,056

Financing income, net	(276,002)	7,896	93,394		(2,436,644)	(e)	(2,611,356)	(5,115,647)
Equity in income of affiliated company	30,921	-	-		(30,921)	(b)	-	-
Loss from a change in holding in affiliated company	(29,848)	-	-		29,848	(c)	-	-
Other income (expenses)	43,248	-	184,747		-		227,995	446,642
Income before minority interest and taxes	296,661	116,265	401,122		(527,650)		286,398	561,051

Minority interest	41,757	-	-		-		41,757	81,802

Income before taxes	338,418	116,265	401,122		(527,650)		328,155	642,853

Taxes on income	(1,156)	(21,122)	(151,620)		179,036	(f)	5,138	10,066

Net Income	337,262	95,143	249,502		(348,614)		333,293	652,919

Earning per share:
Basic	£0.033						£0.02475	$0.048

Diluted	£0.033						£0.02475	$0.048

(a).  To eliminate intercompany charges
(b).  To eliminate equity in income of Auracall for the year ended December 2006
(c).  To eliminate loss from a change of holding of Auracall
(d)   (1) Elimination of NTS's historical depreciation expense.
(2) Depreciation expense based on estimated fair value and useful lives of NTS's assets.
(e).  To record interest on a debt
(f).   To apply the Company’s effective tax rate of 34% to the pretax earnings of the pro forma adjustments
(g).  Reclassification of Income from rent of office spaces in NTS's building in Lubbock

Appendix D3

Appendix E

XFONE, INC.

2007 STOCK INCENTIVE PLAN

1.Purpose

The Xfone, Inc. 2007 Stock Incentive Plan is intended to promote the best interests of the Corporation, and its stockholders by (i) assisting the Corporation and its Affiliates in the recruitment and/or retention of persons with ability and initiative, (ii) providing an incentive to such persons to contribute to the growth and success of the Corporation’s businesses by affording such persons equity participation in the Corporation, and (iii) associating the interests of such persons with those of the Corporation and its Affiliates and stockholders.

2.Definitions

As used in this Plan the following definitions shall apply:

A. “Affiliate” means (i) any Subsidiary of the Corporation, (ii) any Parent of the Corporation, (iii) any corporation, or trade or business (including, without limitation, a partnership, limited liability company or other entity) which is directly or indirectly controlled fifty percent (50%) or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Corporation or one of its Affiliates, (iv) any other entity in which the Corporation or any of its Affiliates has a material equity interest and which is designated as an “Affiliate” by resolution of the Committee; and (v) any executive officer, director or ten percent (10%) shareholder of the Corporation;

B. “Award” means any Option or Stock Award granted hereunder.

C. “Board” means the Board of Directors of the Corporation.

D. “Code” means the Internal Revenue Code of 1986, and any amendments thereto.

E. “Committee” means the Board or any Committee of the Board to which the Board has delegated any responsibility for the implementation, interpretation or administration of this Plan.

F. “Common Stock” means the common stock, $0.001 par value, of the Corporation.

G. “Consultant” means any natural person performing consulting or advisory services for the Corporation or any Affiliate.

H. “Corporation” means Xfone, Inc., a Nevada corporation.

I. “Corporation Law” means the Nevada Revised Statutes.

Appendix E1

J. “Date of Grant” means the date that the Committee approves an Option grant; provided, that all terms of such grant, including the amount of shares subject to the grant, exercise price and vesting are defined at such time.

K. “Deferral Period” means the period of time during which Deferred Shares are subject to deferral limitations under Section 7.D of this Plan.

L. “Deferred Shares” means an award pursuant to Section 7.D of this Plan of the right to receive shares of Common Stock at the end of a specified Deferral Period.

M. “Director” means a member of the Board.

N. “Eligible Person” means an employee of the Corporation or an Affiliate (including a corporation that becomes an Affiliate after the adoption of this Plan), a Director or a Consultant to the Corporation or an Affiliate (including a corporation that becomes an Affiliate after the adoption of this Plan).

O. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

P. “Fair Market Price” means, on any given date, the current fair market price of the shares of Common Stock as determined as follows:

(i) If the Common Stock is traded on a national securities exchange, including the American Stock Exchange, the closing price for the day of determination as quoted on such market or exchange, whichever is the primary market or exchange for trading of the Common Stock (provided that the Common Stock continues to be listed on the American Stock Exchange it shall be deemed to be the primary market or exchange) or if no trading occurs on such date, the last day on which trading occurred, or such other appropriate date as determined by the Committee in its discretion, as reported by such market or exchange or such other source as the Committee deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Price shall be the mean between the high and the low asked prices for the Common Stock for the day of determination; or

(iii) In the absence of an established market for the Common Stock, Fair Market Price shall be determined by the Committee in good faith.

Q. “Family Member” means a parent, child, spouse or sibling.

R. “Incentive Stock Option” means an Option (or portion thereof) intended to qualify for special tax treatment under Section 422 of the Code.

S. “Nonqualified Stock Option” means an Option (or portion thereof) which is not intended or does not for any reason qualify as an Incentive Stock Option.

T. “Option” means any option to purchase shares of Common Stock granted under this Plan.

Appendix E2

U. “Parent” means any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation if each of the corporations (other than the Corporation) owns stock possessing of at least fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in such chain.

V. “Participant” means an Eligible Person who (i) is selected by the Committee or a delegated officer of the Corporation to receive an Award and (ii) is party to an agreement setting forth the terms of the Award, as appropriate.

W. “Performance Agreement” means an agreement described in Section 8 of this Plan.

X. “Performance Objectives” means the performance objectives established by the Committee pursuant to this Plan for Participants who have received grants of Stock Awards. Performance Objectives may be described in terms of Corporation-wide objectives or objectives that are related to the performance of the individual Participant or the Affiliate, division, department or function within the Corporation or Affiliate in which the Participant is employed or has responsibility. Any Performance Objectives applicable to Awards to the extent that such an Award is intended to qualify as “Performance Based Compensation” under Section 162(m) of the Code shall be limited to specified levels of or increases in the Corporation’s or a business unit’s return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets, economic value added, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, sales growth, gross margin return on investment, increase in the Fair Market Price of the shares,  net operating profit, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investments (which equals net cash flow divided by total capital), internal rate of return, increase in net present value or expense targets. The Awards intended to qualify as “Performance Based Compensation” under Section 162(m) of the Code shall be pre-established in accordance with applicable regulations under Section 162(m) of the Code and the determination of attainment of such goals shall be made by the Committee. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Corporation (including an event described in Section 9), or the manner in which it conducts its business, or other events or circumstances render the Performance Objectives unsuitable, the Committee may modify such Performance Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable; provided, however, that no such modification shall be made to an Award intended to qualify as “Performance Based Compensation” under Section 162(m) of the Code unless the Committee determines that such modification will not result in loss of such qualification or the Committee determines that loss of such qualification is in the best interests of the Corporation.

Y. “Performance Period” means a period of time established under Section 8 of this Plan within which the Performance Objectives relating to a Stock Award are to be achieved.

Z. “Performance Share” means a an award pursuant to Section 8 of this Plan of the right to receive shares of Common Stock upon the achievement of specified Performance Objectives.

AA. “Plan” means this Xfone, Inc. 2007 Stock Incentive Plan.

BB. “Repricing” means, other than in connection with an event described in Section 9 of this Plan, (i) lowering the exercise price of an Option or Stock Appreciation Right after it has been granted or (ii) canceling an Option or Stock Appreciation Right at a time when the exercise price exceeds the then Fair Market Price of the Common Stock in exchange for another Option or Stock Award.

CC. “Restricted Stock Award” means an award of Common Stock under Section 7.B.

DD. “Securities Act” means the Securities Act of 1933, as amended.

EE. “Stock Award” means a Stock Bonus Award, Restricted Stock Award, Stock Appreciation Right, Deferred Shares, or Performance Shares.

Appendix E3

FF. “Stock Bonus Award” means an award of Common Stock under Section 7.A.

GG. “Stock Appreciation Right” means an award of a right of the Participant under Section 7.C to receive a payment in cash or shares of Common Stock (or a combination thereof) based on the increase in Fair Market Price of the shares of Common Stock covered by the award between the date of grant of such award and the Fair Market Price of the Common Stock on the date of exercise of such Stock Appreciation Right.

HH. “Stock Award Agreement” means a written agreement between the Corporation and a Participant setting forth the specific terms and conditions of a Stock Award granted to the Participant under Section 7. Each Stock Award Agreement shall be subject to the terms and conditions of this Plan and shall include such terms and conditions as the Committee shall authorize.

II. “Stock Option Agreement” means a written agreement between the Corporation and a Participant setting forth the specific terms and conditions of an Option granted to the Participant. Each Stock Option Agreement shall be subject to the terms and conditions of this Plan and shall include such terms and conditions as the Committee shall authorize.

JJ. “Subsidiary” means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing at least fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in such chain.

KK. “Ten Percent Owner” means any Eligible Person owning at the time an Option is granted more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of a Parent or Subsidiary. An individual shall, in accordance with Section 424(d) of the Code, be considered to own any voting stock owned (directly or indirectly) by or for such Eligible Person’s brothers, sisters, spouse, ancestors and lineal descendants and any voting stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its stockholders, partners, or beneficiaries.

3. implementation. interpetation and Administration

A. Delegation to Board Committee. The Board shall have the sole authority to implement and/or interpret and/or administer this Plan unless the Board delegates all or any portion of its authority to implement and/or interpret and/or administer this Plan to a committee of the Board. To the extent not prohibited by the Articles of Incorporation or Bylaws of the Corporation, the Board may delegate all or a portion of its authority to implement and/or interpret and/or administer this Plan to a committee of the Board appointed by the Board and constituted in compliance with the applicable Corporation Law. Such committee shall consist of two (2) or more Directors who are (i) Non-Employee Directors (within the meaning of Rule 16b-3 under the Exchange Act) for purposes of exercising administrative authority with respect to Awards granted to Eligible Persons who are subject to Section 16 of the Exchange Act; (ii) to the extent required by the rules of the market on which the Corporation’s shares are traded or the exchange on which the Corporation’ shares are listed, “independent” within the meaning of such rules; and (iii) at such times as an Award under this Plan by the Corporation is subject to Section 162(m) of the Code (to the extent relief from the limitation of Section 162(m) of the Code is sought with respect to Awards and administration of the Awards by a committee of “outside directors” is required to receive such relief) “outside directors” within the meaning of Section 162(m) of the Code.

B. Delegation to Officers. The Committee may delegate to one or more officers of the Corporation the authority to grant Awards to Eligible Persons who are not Directors or executive officers of the Corporation or its Affiliates; provided that the Committee shall have fixed the total number of shares of Common Stock that may be subject to such Awards. No officer holding such a delegation is authorized to grant Awards to himself or herself or to any Family Member. In addition to the Committee, the officer or officers to whom the Committee has delegated the authority to grant Awards shall have all powers delegated to the Committee with respect to such Awards.

C. Powers of the Committee. Subject to the provisions of this Plan, and in the case of a committee appointed by the Board, the specific duties delegated to such committee, the Committee (and the officers to whom the Committee has delegated such authority) shall have the authority:

Appendix E4

(i) To construe and interpret all provisions of this Plan and all Stock Option Agreements, Stock Award Agreements, Performance Agreements, or any other agreements under this Plan.

(ii) To determine the Fair Market Price of Common Stock in the absence of an established market for the Common Stock.

(iii) To select the Eligible Persons to whom Awards are granted from time to time hereunder, upon the recommendation of the Corporation’s management.

(iv) To determine the number of shares of Common Stock covered by an Award; to determine whether an Option shall be an Incentive Stock Option or Nonqualified Stock Option; and to determine such other terms and conditions, not inconsistent with the terms of this Plan, of each such Award. Such terms and conditions include, but are not limited to, the exercise price of an Option, purchase price of Common Stock subject to a Stock Award, the time or times when Options or Stock Awards may be exercised or Common Stock issued thereunder, the right of the Corporation to repurchase Common Stock issued pursuant to the exercise of an Option or a Stock Award and other restrictions or limitations (in addition to those contained in this Plan) on the forfeitability or transferability of Options, Stock Awards or Common Stock issued upon exercise of an Option or pursuant to a Stock Award. Such terms may include conditions which shall be determined by the Committee and need not be uniform with respect to Participants.

(v) To accelerate the time at which any Option or Stock Award may be exercised, or the time at which a Stock Award or Common Stock issued under this Plan may become transferable or non-forfeitable.

(vi) To determine whether and under what circumstances an Option may be settled in cash, shares of Common Stock or other property under Section 6.I instead of Common Stock.
(vii) To waive, amend, cancel, extend, renew, accept the surrender of, modify or accelerate the vesting of or lapse of restrictions on all or any portion of an outstanding Award. Except as otherwise provided by this Plan, the Stock Option Agreement, Stock Award Agreement or Performance Agreement or as required to comply with applicable law, regulation or rule, no amendment, cancellation or modification shall, without a Participant’s consent, adversely affect any rights of the Participant; provided, however, that (x) an amendment or modification that may cause an Incentive Stock Option to become a Nonqualified Stock Option shall not be treated as adversely affecting the rights of the Participant and (y) any other amendment or modification of any Stock Option Agreement, Stock Award Agreement or Performance Agreement that does not, in the opinion of the Committee, adversely affect any rights of any Participant, shall not require such Participant’s consent. Notwithstanding the foregoing, the restrictions on the Repricing of Options and Stock Appreciation Rights, as set forth in this Plan, may not be waived.

(viii) To prescribe the form of Stock Option Agreements, Stock Award Agreements, Performance Agreements, or any other agreements under this Plan; to adopt policies and procedures for the exercise of Options or Stock Awards, including the satisfaction of withholding obligations; to adopt, amend, and rescind policies and procedures pertaining to the administration of this Plan; and to make all other determinations necessary or advisable for the administration of this Plan. Except for the due execution of the award agreement by both the Corporation and the Participant, the Award’s effectiveness will not be dependent on any signature unless specifically so provided in the award agreement.

The express grant in this Plan of any specific power to the Committee shall not be construed as limiting any general power or authority of the Committee; provided that the Committee may not exercise any right or power expressly reserved to the Board. Any decision made, or action taken, by the Committee or in connection with the implementation, interpretation and administration of this Plan shall be final, conclusive and binding on all persons or entities having an interest in this Plan.

Appendix E5

4.Eligibility

A. Eligibility for Awards. Awards, other than Incentive Stock Options, may be granted to any Eligible Person selected by the Committee, upon the recommendation of the Corporation’s management. Incentive Stock Options may be granted only to employees of the Corporation or a Parent or a Subsidiary, upon the recommendation of the Corporation’s management.

B. Eligibility of Consultants. A Consultant shall be an Eligible Person only if the offer or sale of the Corporation’s securities would be eligible for registration on Form S-8 Registration Statement (or any successor form) because of the identity and nature of the service provided by such Consultant, unless the Corporation determines that an offer or sale of the Corporation’s securities to such Consultant will satisfy another exemption from the registration under the Securities Act and complies with the securities laws of all other jurisdictions applicable to such offer or sale.  Awards to Consultants shall be granted upon the recommendation of the Corporation’s management.

C. Substitution Awards. The Committee may make Awards under this Plan by assumption, in substitution or replacement of performance shares, phantom shares, stock awards, stock options, stock appreciation rights or similar awards granted by another entity (including an Affiliate) in connection with a merger, consolidation, acquisition of property or stock or similar transaction. Notwithstanding any provision of this Plan (other than the maximum number of shares of Common Stock that may be issued under this Plan), the terms of such assumed, substituted, or replaced Awards shall be as the Committee, in its discretion, determines is appropriate.

5.Common Stock Subject to Plan

A. Share Reserve and Limitations on Grants. The maximum aggregate number of shares of Common Stock that may be (i) issued under this Plan pursuant to the exercise of Options, (ii) issued pursuant to Stock Awards shall be eight million (8,000,000). The number of shares of Common Stock subject to this Plan shall be subject to adjustment as provided in Section 9.  Subject to adjustment as provided in Section 9 and notwithstanding any provision hereto to the contrary, shares subject to this Plan shall include shares forfeited in a prior year as provided herein.  No single Participant may receive more than twenty-five percent (25%) of the total shares awarded in any single year.

B. Reversion of Shares. If an Option or Stock Award is terminated, expires or becomes unexercisable, in whole or in part, for any reason, the unissued or unpurchased shares of Common Stock (or shares subject to an unexercised Stock Appreciation Right) which were subject thereto shall become available for future grant under this Plan. Shares of Common Stock that have been actually issued under this Plan shall not be returned to the share reserve for future grants under this Plan; except that shares of Common Stock issued pursuant to a Stock Award which are forfeited to the Corporation or repurchased by the Corporation at the original purchase price of such shares, shall be returned to the share reserve for future grant under this Plan.

C. Source of Shares. Common Stock issued under this Plan may be shares of authorized and unissued Common Stock or shares of previously issued Common Stock that have been reacquired by the Corporation.

6.Options

A. Award. In accordance with the provisions of Section 4, the Committee will designate each Eligible Person to whom an Option is to be granted, upon the recommendation of the Corporation’s management, and will specify the number of shares of Common Stock covered by such Option. The Stock Option Agreement shall specify whether the Option is an Incentive Stock Option or Nonqualified Stock Option, the exercise price of the such Option, the vesting schedule applicable to such Option, the expiration date of such Option, events of termination of such Option, and any other terms of such Option. The terms and conditions of Stock Option Agreements may change from time to time and need not be uniform with respect to Participants, and the terms and conditions of separate Options need not be identical. No Option that is intended to be an Incentive Stock Option shall be invalid for failure to qualify as an Incentive Stock Option but instead shall be deemed a Nonqualified Stock Option.

B. Option Price. The exercise price per share for Common Stock subject to an Option shall be determined by the Committee, but shall comply with the following:

Appendix E6

(i) The exercise price per share for Common Stock subject to an Option shall not be less than one hundred percent (100%) of the Fair Market Price on the Date of Grant.

(ii) The exercise price per share for Common Stock subject to an Incentive Stock Option granted to a Participant who is deemed to be a Ten Percent Owner on the date such option is granted, shall not be less than one hundred ten percent (110%) of the Fair Market Price on the Date of Grant.

C. Maximum Option Period. Unless a shorter period is provided by the Stock Option Agreement, the maximum period during which an Option may be exercised shall be seven (7) years from the Date of Grant of such Option. In the case of an Incentive Stock Option that is granted to a Participant who is or is deemed to be a Ten Percent Owner on the Date of Grant, such Option shall not be exercisable after the expiration of five (5) years from the Date of Grant.

D. Maximum Value of Options which are Incentive Stock Options. To the extent that the aggregate Fair Market Price of the Common Stock with respect to which Incentive Stock Options granted to any Participant are exercisable for the first time during any calendar year (under all stock option plans of the Corporation or any Parent or Subsidiary) exceeds $100,000 (or such other amount provided in Section 422 of the Code), the Options shall not be deemed to be Incentive Stock Options. For purposes of this section, the Fair Market Price of the Common Stock will be determined as of the time the Incentive Stock Option with respect to the Common Stock is granted. This section will be applied by taking Incentive Stock Options into account in the order in which they are granted.

E. Nontransferability. Options granted under this Plan which are intended to be Incentive Stock Options shall be nontransferable except by will or by the laws of descent and distribution and during the lifetime of the Participant shall be exercisable by only the Participant to whom the Incentive Stock Option is granted. Except to the extent transferability of a Nonqualified Stock Option is provided for in the Stock Option Agreement or is approved by the Committee, during the lifetime of the Participant to whom the Nonqualified Stock Option is granted, such Option may be exercised only by the Participant. If the Stock Option Agreement so provides or the Committee so approves, a Nonqualified Stock Option may be transferred by a Participant through a gift or domestic relations order to the Participant’s Family Members to the extent in compliance with applicable securities laws and regulations and provided that such transfer is not a transfer for value (within the meaning of applicable securities laws and regulations). The holder of a Nonqualified Stock Option transferred pursuant to this section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant, unless such obligation is to the Corporation itself or to an Affiliate.

F. Vesting. Options will vest as provided in the Stock Option Agreement. The Stock Option Agreement shall provide for specific vesting provisions.

G. Termination. Options will terminate as provided in the Stock Option Agreement. The Stock Option Agreement shall provide for specific events of termination.

H. Exercise. Subject to the provisions of this Plan and the applicable Stock Option Agreement, an Option may be exercised to the extent vested in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Stock Option Agreement with respect to the remaining shares subject to the Option. The Participant may face certain restrictions on his/her/its ability to exercise Options and/or sell underlying shares when such Participant is potentially in possession of insider information. The Corporation will make the Participant aware of any formal insider trading policy it adopts, and the provisions of such insider trading policy (including any amendments thereto) shall be binding upon the Participant.

I. Payment. Unless otherwise provided by the Stock Option Agreement, payment of the exercise price for an Option shall be made in cash or a cash equivalent acceptable to the Committee or if the Common Stock is traded on an established securities market, by payment of the exercise price by a broker-dealer or by the Option holder with cash advanced by the broker-dealer if the exercise notice is accompanied by the Option holder’s written irrevocable instructions to deliver the Common Stock acquired upon exercise of the Option to the broker-dealer or by delivery of the Common Stock to the broker-dealer with an irrevocable commitment by the broker-dealer to forward the exercise price to the Corporation. With the consent of the Committee, payment of all or a part of the exercise price of an Option may also be made (i) by surrender to the Corporation (or delivery to the Corporation of a properly executed form of attestation of ownership) of shares of Common Stock that have been held for such period prior to the date of exercise as is necessary to avoid adverse accounting treatment to the Corporation, or (ii) any other method acceptable to the Committee, including without limitation, the withholding of shares receivable upon settlement of the option in payment of the exercise price. If Common Stock is used to pay all or part of the exercise price, the sum of the cash or cash equivalent and the Fair Market Price (determined as of the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.

Appendix E7

J. Stockholder Rights. No Participant shall have any rights as a stockholder with respect to shares subject to an Option until the date of exercise of such Option and the certificate for shares of Common Stock to be received on exercise of such Option has been issued by the Corporation.

K. Disposition and Stock Certificate Legends for Incentive Stock Option Shares. A Participant shall notify the Corporation of any sale or other disposition of Common Stock acquired pursuant to an Incentive Stock Option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of the Common Stock to the Participant. Such notice shall be in writing and directed to the Chief Financial Officer of the Corporation or in his/her absence, the Chief Executive Officer. The Corporation may require that certificates evidencing shares of Common Stock purchased upon the exercise of Incentive Stock Option issued under this Plan be endorsed with a legend in substantially the following form:

THE SHARES EVIDENCED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED PRIOR TO ___, 20___, IN THE ABSENCE OF A WRITTEN STATEMENT FROM THE CORPORATION TO THE EFFECT THAT THE CORPORATION IS AWARE OF THE FACTS OF SUCH SALE OR TRANSFER.

The blank contained in this legend shall be filled in with the date that is the later of (i) one year and one day after the date of the exercise of such Incentive Stock Option or (ii) two years and one day after the grant of such Incentive Stock Option.
L. No Repricing. In no event shall the Committee permit a Repricing of any Option without the approval of the stockholders of the Corporation.

7.Stock Awards

A. Stock Bonus Awards. Stock Bonus Awards shall be granted by the Committee upon the recommendation of the Corporation’s management. Each Stock Award Agreement for a Stock Bonus Award shall be in such form and shall contain such terms and conditions (including provisions relating to consideration, vesting, reacquisition of shares following termination, and transferability of shares) as the Committee shall deem appropriate. The terms and conditions of Stock Award Agreements for Stock Bonus Awards may change from time to time and need not be uniform with respect to Participants, and the terms and conditions of separate Stock Bonus Awards need not be identical.

B. Restricted Stock Awards. Restricted Stock Awards shall be granted by the Committee upon the recommendation of the Corporation’s management. Each Stock Award Agreement for a Restricted Stock Award shall be in such form and shall contain such terms and conditions (including provisions relating to purchase price, consideration, vesting, reacquisition of shares following termination, and transferability of shares) as the Committee shall deem appropriate. The terms and conditions of the Stock Award Agreements for Restricted Stock Awards may change from time to time and need not be uniform with respect to Participants, and the terms and conditions of separate Restricted Stock Awards need not be identical. Vesting of any grant of Restricted Stock Awards may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 8 of this Plan regarding Performance Shares.

C. Stock Appreciation Rights. Stock Awards for Stock Appreciation Rights shall be granted by the Committee upon the recommendation of the Corporation’s management.  Each Stock Award Agreement for Stock Appreciation Rights shall be in such form and shall contain such terms and conditions (including provisions relating to vesting, reacquisition of shares following termination, and transferability of shares) as the Committee shall deem appropriate. The terms and conditions of Stock Award Agreements for Stock Appreciation Rights may change from time to time and need not be uniform with respect to Participants, and the terms and conditions of separate Stock Appreciation Rights need not be identical. No Stock Appreciation Right shall be exercisable after the expiration of seven (7) years from the date such Stock Appreciation Right is granted. The base price per share for each share of Common Stock covered by an award of Stock Appreciation Rights shall not be less than one hundred percent (100%) of the Fair Market Price of a share of Common Stock on the date of grant. In no event shall the Committee permit a Repricing of any Stock Appreciation Right without the approval of the stockholders of the Corporation. The Participant shall not have any rights as a stockholder with respect to the shares of Common Stock covered by an award of Stock Appreciation Rights and shall not have any right to vote such shares until the exercise of the Stock Appreciation Right.  If the payment made to reflect the increase in Fair Market Price is made in shares of Common Stock then the Participant will have all rights as a stockholder with respect to such shares.
Appendix E8

D. Deferred Shares. The Committee may authorize grants of Deferred Shares to Participants upon the recommendation of the Corporation’s management, and upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(i) Each grant shall constitute the agreement by the Corporation to issue or transfer shares of Common Stock to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify.

(ii) Each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Price on the date of grant.

(iii) Each grant shall provide that the Deferred Shares covered thereby shall be subject to a Deferral Period, which shall be fixed by the Committee on the date of grant, and any grant or sale may provide for the earlier termination of such period in the event of a change in control of the Corporation or other similar transaction or event.

(iv) During the Deferral Period, the Participant shall not have any right to transfer any rights under the subject Award, shall not have any rights of ownership in the Deferred Shares and shall not have any right to vote such shares, but the Committee may on or after the date of grant, authorize the payment of dividend or other distribution equivalents on such shares in cash or additional shares on a current, deferred or contingent basis.

(v) Any grant, or the vesting thereof, may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 8 of this Plan regarding Performance Shares.

(vi) Each grant shall be evidenced by an agreement delivered to and accepted by the Participant and containing such terms and provisions as the Committee may determine consistent with this Plan. The terms and conditions of the agreements for Deferred Shares may change from time to time and need not be uniform with respect to Participants, and the terms and conditions of separate Deferred Shares need not be identical.

8.Performance Shares

A. The Committee may authorize grants of Performance Shares upon the recommendation of the Corporation’s management, which shall become payable to the Participant upon the achievement of specified Performance Objectives, upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(i) Each grant shall specify the number of Performance Shares to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors.

(ii) The Performance Period with respect to each Performance Share shall commence on the date established by the Committee and may be subject to earlier termination in the event of a change in control of the Corporation or similar transaction or event.

(iii) Each grant shall specify the Performance Objectives that are to be achieved by the Participant.

Appendix E9

(iv) Each grant may specify in respect of the specified Performance Objectives a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

(v) Each grant shall specify the time and manner of payment of Performance Shares that shall have been earned, and any grant may specify that any such amount may be paid by the Corporation in cash, shares of Common Stock or any combination thereof and may either grant to the Participant or reserve to the Committee the right to elect among those alternatives.

(vi) Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee on the date of grant.

(vii) Any grant of Performance Shares may provide for the payment to the Participant of dividend or other distribution equivalents thereon in cash or additional shares of Common Stock on a current, deferred or contingent basis.

(viii) If provided in the terms of the grant and subject to the requirements of Section 162(m) of the Code (in the case of awards intended to qualify for exception therefrom), the Committee may adjust Performance Objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the date of grant that are unrelated to the performance of the Participant and result in distortion of the Performance Objectives or the related minimum acceptable level of achievement.

(ix) Each grant shall be evidenced by an agreement that shall be delivered to and accepted by the Participant, which shall state that the Performance Shares are subject to all of the terms and conditions of this Plan and such other terms and provisions as the Committee may determine consistent with this Plan. The terms and conditions of the agreements for Performance Shares may change from time to time and need not be uniform with respect to Participants, and the terms and conditions of separate Performance Shares need not be identical.

(x) Until the achievement of the Performance Objectives and the resulting issuance of the Performance Shares, the Participant shall not have any rights as a stockholder in the Performance Shares and shall not have any right to vote such shares, but the Committee may on or after the date of grant, authorize the payment of dividend or other distribution equivalents on such shares in cash or additional shares on a current, deferred or contingent basis.

9.Changes in Capital Structure

A. No Limitations of Rights. The existence of outstanding Awards shall not affect in any way the right or power of the Corporation or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation’s capital structure or its business, or any merger or consolidation of the Corporation, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

B. Changes in Capitalization. If the Corporation shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving consideration therefore in money, services or property, then (i) the number, class, and per share price of shares of Common Stock subject to outstanding Options and other Awards hereunder and (ii) the number and class of shares then reserved for issuance under this Plan and the maximum number of shares for which Awards may be granted to a Participant during a specified time period shall be appropriately and proportionately adjusted. The conversion of convertible securities of the Corporation shall not be treated as effected “without receiving consideration.” The Committee shall make such adjustments, and its determinations shall be final, binding and conclusive.
Appendix E10

C. Merger, Consolidation or Asset Sale. If the Corporation is merged or consolidated with another entity or sells or otherwise disposes of substantially all of its assets to another entity while Options or Stock Awards remain outstanding under this Plan, unless provisions are made in connection with such transaction for the continuance of this Plan and/or the assumption or substitution of such Options or Stock Awards with new options or stock awards covering the stock of the successor entity, or parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, then all outstanding Options and Stock Awards which have not been continued, assumed or for which a substituted award has not been granted shall, whether or not vested or then exercisable, unless otherwise specified in the Stock Option Agreement or Stock Award Agreement, terminate immediately as of the effective date of any such merger, consolidation or sale.

D. Limitation on Adjustment. Except as previously expressly provided, neither the issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, nor the increase or decrease of the number of authorized shares of stock, nor the addition or deletion of classes of stock, shall affect, and no adjustment by reason thereof shall be made with respect to, the number, class or price of shares of Common Stock then subject to outstanding Options or Stock Awards.

10.Withholding of Taxes

The Corporation or an Affiliate (including through its brokers or agents) shall have the right, before any certificate for any Common Stock is delivered, to deduct or withhold from any payment owed to a Participant any amount that is necessary in order to satisfy any withholding requirement that the Corporation or Affiliate in good faith believes is imposed upon it in connection with U.S. (or any other country’s) federal, state, or local taxes, including transfer taxes, as a result of the issuance of, or lapse of restrictions on, such Common Stock, or otherwise require such Participant to make provision for payment of any such withholding amount. Subject to such conditions as may be established by the Committee, the Committee may permit a Participant to (i) have Common Stock otherwise issuable under an Option or Stock Award withheld to the extent necessary to comply with minimum statutory withholding rate requirements, (ii) tender back to the Corporation shares of Common Stock received pursuant to an Option or Stock Award to the extent necessary to comply with minimum statutory withholding rate requirements for supplemental income, (iii) deliver to the Corporation previously acquired Common Stock, (iv) have funds withheld from payments of wages, salary, fee or other cash compensation due the Participant, (v) pay the Corporation or its Affiliate in cash, in order to satisfy part or all of the obligations for any taxes required to be withheld or otherwise deducted and paid by the Corporation or its Affiliate with respect to the Option or Stock Award; or (vi) establish a 10b5-1 trading plan for withheld stock designed to facilitate the sale of stock in connection with the vesting of such shares, the proceeds of which shall be utilized to make all applicable withholding payments in a manner to be coordinated by the Corporation’s Chief Financial Officer.

11.Compliance with Law and Approval of Regulatory Bodies

A. General Requirements. No Option or Stock Award shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Corporation is a party, and the rules of all domestic stock exchanges or quotation systems on which the Corporation’s shares may be listed, including but not limited to the American Stock Exchange and the Tel Aviv Stock Exchange.  The Corporation shall have the right to rely on an opinion of its counsel as to such compliance. In the absence of an effective and current registration statement on an appropriate form under the Securities Act, or a specific exemption from the registration requirements of the Securities Act, shares of Common Stock issued under this Plan shall be restricted shares. Any share certificate issued to evidence Common Stock when a Stock Award is granted or for which an Option is exercised may bear such restrictive legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Option or Stock Award shall be exercisable, no Stock Award shall be granted, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Corporation has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

Appendix E11

B. Participant Representations. The Committee may require that a Participant, as a condition to receipt or exercise of a particular award, execute and deliver to the Corporation a written statement, in form satisfactory to the Committee, in which the Participant represents and warrants that the shares are being acquired for such Participant’s own account, for investment only and not with a view to the resale or distribution thereof. The Participant shall, at the request of the Committee, be required to represent and warrant in writing that any subsequent resale or distribution of shares of Common Stock by the Participant shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the shares being sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer of sale or sale of such shares, obtain a prior favorable written opinion of counsel, in form and substance satisfactory to counsel for the Corporation, as to the application of such exemption thereto.

12.General Provisions

A. Effect on Employment and Service. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall (i) confer upon any individual any right to continue in the employ or service of the Corporation or an Affiliate, (ii) in any way affect any right and power of the Corporation or an Affiliate to change an individual’s duties or terminate the employment or service of any individual at any time with or without assigning a reason therefore or (iii) except to the extent the Committee grants an Option or Stock Award to such individual, confer on any individual the right to participate in the benefits of this Plan.

B. Use of Proceeds. The proceeds received by the Corporation from the sale of Common Stock pursuant to this Plan shall be used for working capital and/or investment in equipment and/or acquisitions and/or business development.

C. Unfunded Plan. This Plan, insofar as it provides for grants, shall be unfunded, and the Corporation shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Corporation to any Participant with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Corporation shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Corporation.

D. Rules of Construction. Headings are given to the Sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

E. Choice of Law. This Plan and all Stock Option Agreements, Stock Award Agreements, and Performance Agreements (or any other agreements) entered into under this Plan shall be interpreted under the Corporation Law excluding (to the greatest extent permissible by law) any rule of law that would cause the application of the laws of any jurisdiction other than the Corporation Law.

F. Fractional Shares. The Corporation shall not be required to issue fractional shares pursuant to this Plan. The Committee may provide for elimination of fractional shares or the settlement of such fraction shares in cash.

G. Foreign Employees. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals, or who are employed by the Corporation or any Affiliate outside of the United States, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Corporation.

Appendix E12

13.Amendment and Termination

The Committee may amend or terminate this Plan from time to time; provided, however, that stockholder approval shall be required for any amendment that (i) increases the aggregate number of shares of Common Stock that may be issued under this Plan, except as contemplated by Section 5.A or Section 9.B; (ii) changes the class of Participants eligible to receive Incentive Stock Options; (iii) modifies the restrictions on Repricings set forth in this Plan; or (iv) is required by the terms of any applicable law, regulation or rule, including the rules of any market on which the Corporation shares are traded or exchange on which the Corporation shares are listed. Except as specifically permitted by this Plan, Stock Option Agreement or Stock Award Agreement or as required to comply with applicable law, regulation or rule, no amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any Option or Stock Award outstanding at the time such amendment is made; provided, however, that an amendment that may cause an Incentive Stock Option to become a Nonqualified Stock Option shall not be treated as adversely affecting the rights of the Participant. Any amendment requiring stockholder approval shall be approved by the stockholders of the Corporation within twelve (12) months of the date such amendment is adopted by the Committee.

14.Effective Date of Plan; Duration of Plan

A. This Plan shall be effective upon adoption by the Board, subject to approval within twelve (12) months by the stockholders of the Corporation. Unless and until this Plan has been approved by the stockholders of the Corporation, no Option or Stock Award may be exercised, and no shares of Common Stock may be issued under this Plan. In the event that the stockholders of the Corporation shall not approve this Plan within such twelve (12) month period, this Plan and any previously granted Options or Stock Awards shall terminate.

B. Unless previously terminated, this Plan will terminate ten (10) years after the date this Plan is adopted by the Board, except that Awards that are granted under this Plan prior to its termination will continue to be administered under the terms of this Plan until the Awards terminate, expire or are exercised.

IN WITNESS WHEREOF, the Corporation has caused this Plan to be executed by a duly authorized officer as of the date of adoption of this Plan by the Board.

Xfone, Inc.

/s/ Guy Nissenson
By:           ________________________
Guy Nissenson
President and CEO

Date of adoption: October 28, 2007

Appendix E13

Appendix F
CHARTER OF THE AUDIT COMMITTEE

 OF THE BOARD OF DIRECTORS OF

XFONE, INC.

I. PURPOSE

The Audit Committee will assist the Board of Directors by overseeing the integrity of the Company’s financial statements and reporting process, overseeing the Company’s compliance with legal and regulatory requirements, overseeing the independent auditor’s qualifications and independence, and overseeing the performance of the Company’s internal audit function and independent auditors. The Board of Directors recognizes that the Audit Committee will rely on the advice and information it receives from the Company’s management and its internal and outside auditors. The Board of Directors does, however, expect the Audit Committee to exercise independent judgment in assessing the quality of the Company’s financial reporting process and its internal controls. In doing so, the Board of Directors expects that the Audit Committee will maintain free and open communications with the other directors, the Company’s independent and internal auditors and the financial management of the Company. The Audit Committee will prepare a report as required by the Securities and Exchange Commission (“SEC”) to be included in the Company’s annual proxy statement.

The Committee has the authority to conduct any investigation appropriate to fulfilling its investigations. It shall have direct access to the independent auditors as well as to anyone in the Corporation as deemed necessary by the Committee. The Committee has the authority to retain, at the Corporation’s expense, special legal, accounting or other experts, consultants and advisors, as it deems necessary in the performance of its duties.

The Committee shall have a clear understanding with the independent auditors that they must maintain an open and transparent relationship with the Committee, that the ultimate accountability of the independent auditors is to the Committee and that the independent auditors must report directly to the Committee. The Committee shall make regular reports to the Board concerning its activities.

The Corporation shall provide the Committee with appropriate funding, as determined by the Committee, (i) to compensate the independent auditors engaged for purposes of rendering an audit report or related work or performing other audit, review or attest services, (ii) to compensate any experts, consultants or advisors engaged by the Committee and (iii) for the ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee shall give prompt notice to the Corporation’s Chief Financial Officer of all expenditures by the Committee.

II.COMPOSITION

The Audit Committee shall be comprised of three directors, each of whom shall meet the independence requirements of the SEC and the American Stock Exchange (“AMEX”). No member of the Committee, other than in his or her capacity as a member of the Board or of a committee of the Board, shall (i) accept any consulting, advisory or other fee from the Corporation or any subsidiary of the Corporation or (ii) be an affiliated person of the Corporation or any subsidiary of the Corporation.

All members of the Committee shall meet the expertise requirements of the SEC and the AMEX, and at least one member of the Committee shall qualify as an “audit committee financial expert” under Section 401(e) of Regulation S-B.

Appendix F1

The members of the Committee shall be elected or reappointed by the Board annually for a one-year term. The Board shall appoint a Chairperson.

III. MEETINGS

The Committee will meet with management and the independent auditors at least four times annually and be available to meet more frequently as circumstances dictate. In addition to these regularly scheduled meetings, the Committee should meet, at its discretion, with management and the independent auditors in separate executive sessions to discuss any matters that the Committee and each of these groups believe should be discussed privately.

IV. COMPENSATION

The members of the Audit Committee shall be compensated for participation at Committee meetings as provided by the Board, and shall be reimbursed for expenses incurred in connection with their service on the Committee. No additional fees (other than for service as a director) may be paid to members of the Committee.

V.RESPONSIBILITIES AND DUTIES

The responsibilities and duties of the Audit Committee shall include the following:

Documents/Reports Review

1)Review with financial management and the independent auditors, prior to filing, the Corporation’s annual financial statements, the 10-KSB report and other reports, including the Management’s Discussion and Analysis contained in these reports, the year-end earnings release and other financial information and earnings guidance provided to analysts or rating agencies, the public, or in certain circumstances governmental bodies, including any certification, report, opinion or review rendered by the independent auditors.

2)Review with financial management and the independent auditors each quarterly earnings release and 10-QSB quarterly reports, including the Management’s Discussion and Analysis contained in these reports, prior to their filing. The Chairperson of the Committee may represent the entire Committee for purposes of this review.

3)Review with independent auditors and senior management the recommendations of the independent auditors included in their management letter, if any, and their informal observations regarding the adequacy of overall financial and accounting procedures of the Corporation. On the basis of this review, make recommendations to senior management for any changes that seem appropriate.

4)Review and discuss with management all Section 302 and 906 certifications and Section 404 internal control reports (including the attestation of the independent auditors) required by the S-O Act.

Independent Auditors

5)Appoint, retain or terminate, and oversee the independent auditors. Although the Committee has the sole authority to appoint the independent auditors, the Committee shall recommend that the Board ask the Corporation’s stockholders at their annual meeting to approve the Committee’s selection of independent auditors. The Committee shall also approve the compensation of the independent auditors.

Appendix F2

6)On a periodic basis, at least annually, the Committee will review and discuss with the auditors all significant relationships, including non-audit services, proposed or performed, the auditors have with the Corporation to determine the auditors’ independence. In connection with each such review, the Committee shall request that the independent auditors submit a formal written statement delineating all relationships (including non-audit services performed) between the independent auditors and the Corporation and its officers and directors, describing the Independent Auditor Firm’s internal quality control procedures and the particulars of any material issues raised by reviews of these procedures during the preceding five years.

7)Meet with the independent auditors prior to the audit to review the planning and scope of the audit.

8) In addition to approving the engagement of the independent auditors to audit Corporation’s consolidated financial statements, approve, in accordance with Section 202 of the S-O Act, all use of the Corporation’s independent auditors for non-audit services, other than non-audit services prohibited by Section 10A(g) of the Securities Exchange Act of 1934, as amended. Audit and non-audit services must be approved either (i) explicitly in advance or (ii) pursuant to a pre-approved policy established by the Committee detailed as to the services that may be pre-approved, that does not permit delegation of approval authority to the Corporation’s management, and requires management to inform the Committee of each service approved and performed under the policy. The Committee will also set clear hiring policies for employees or former employees of the Independent Auditor.

9)Prior to releasing year-end earnings, discuss the results of the audit with the independent auditors. In this regard, the Committee shall obtain, review and discuss with the independent auditors reports and analyses from the independent auditors concerning: (i) all critical accounting policies and practices used by the Corporation, (ii) significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including all alternative treatment of financial information within generally accepted accounting principles (GAAP) that have been discussed with management, the ramifications of the use of alternative disclosures and treatments and the treatments preferred by the independent auditors,

(iii) significant issues regarding accounting principles and estimates.

(iv) off-balance sheet items, (v) related party transactions, (vi) any other material written communications between the independent auditors and management. In addition, the Committee shall discuss certain matters required to be communicated to the Committee by the independent auditors in accordance with generally accepted accounting standards.

10) Ensure that the lead audit partner assigned by the independent auditors to the Corporation, as well as the reviewing or concurring partner and the other audit engagement team partners be rotated in accordance with Section 203 of the S-O Act.

11) Annually consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the Corporation’s financial statements.

Financial Reporting Process

12) In consultation with the independent auditors, review the integrity of the Corporation’s financial reporting process, both internal and external.

Appendix F3

13) Following completion of the annual audit, review separately with management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

14) Review any significant disagreement among management and the independent auditors in connection with the preparation of the financial statements. In cases where any such disagreement cannot be resolved to the mutual satisfaction of management and the independent auditors, the Committee shall have the responsibility for making the final determination of the Corporation’s position.

15) Establish regular reporting to the Audit Committee by management and the independent auditors regarding any principal/critical risks, emerging or developing issues and significant judgments made or to be made in management’s preparation of the financial statements.

16) Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

Ethical and Legal Compliance

17) Review management’s programs and processes for risk assessment and risk management for protection of the Corporation’s assets and business.

18) Review, with the Corporation’s counsel, legal compliance matters, including corporate Securities Trading Policy and Code of Business Conduct.

19) Review, with the Corporation’s counsel, any legal matter that could have a significant impact on the Corporation’s financial statements.

Other Committee Responsibilities

20) Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, and auditing matters and confidential, anonymous submissions by employees of the Corporation of concerns regarding questionable accounting or auditing matters, consistent with the Corporation’s Code of Business Conduct.

21) Annually prepare a report to stockholders as and to the extent required by SEC regulations. This report should be included in the Corporation’s proxy statement to the extent required by SEC regulations.

22) Annually provide for a review of the Committee’s performance.

23) Assure that minutes of each meeting are prepared and distributed to all members of the Board of Directors and provide periodic summary reports to the Board of Directors. The Secretary of the Corporation will maintain the permanent file of the minutes.

24) Review and approve the Corporation’s Code of Business Conduct.

25) Review and update this Charter annually, as conditions dictate. Revisions to this Charter should be submitted to the Board for approval and published as required by SEC regulations.

26) Perform any other activities consistent with this Charter, the Corporation’s By-Laws and government law, as the Committee or the Board deems necessary or appropriate.

Appendix F4